Exhibit 99.D

CERTAIN DEFINED TERMS AND CONVENTIONS

Statistical information included in this prospectus is the latest official data publicly available at the date of this prospectus. Financial data provided in this prospectus may be subsequently revised in accordance with the Republic’s ongoing maintenance of its economic data, and that revised data will not be distributed by the Republic to any holder of the Republic’s securities. As used in this prospectus, the term “N/A” identifies statistical or financial data that is not available.

All references in this prospectus (a) to the “Republic” or the “Philippines” are to the Republic of the Philippines, (b) to the “Government” are to the national government of the Philippines and (c) to “Bangko Sentral” or “BSP” are to Bangko Sentral ng Pilipinas, the central bank of the Philippines.

“GOCCs” are corporations at least 51% of the capital stock of which is owned by the Government, directly or indirectly, through its instrumentalities.

The fiscal year of the Government commences on January 1 of each year and ends on December 31 of such year.

Unless otherwise indicated, all references in this prospectus to “Philippine Pesos,” “pesos” or “₱” are to the lawful national currency of the Philippines, those to “dollars,” “U.S. dollars” or “$” are to the lawful currency of the United States of America, those to “euro” and “€” are to the currency introduced on January 1, 1999 at the start of the third stage on European Economic and Monetary Union and those to “Japanese yen,” “yen” or “JPY” are to the lawful national currency of Japan. References to “SDR” are to Special Drawing Rights of the International Monetary Fund (the “IMF”).

This prospectus contains translations of some peso amounts into U.S. dollars for the convenience of the reader. Unless otherwise specified, the translations were made at the exchange rate as stated in the Bangko Sentral Reference Exchange Rate Bulletin published by the Treasury Department of Bangko Sentral on the relevant date. No representation is made that the peso amounts actually represent the U.S. dollar amounts or could have been converted into U.S. dollars at the rates indicated, at any particular rate or at all.

Economists show Gross Domestic Product (“GDP”) and Gross National Income (“GNI”) in both current and constant market prices. GDP and GNI at current market prices value a country’s output using the actual prices for each year, whereas GDP and GNI at constant market prices (also referred to as “real” GDP and GNI) value output using the prices from a base year, thereby eliminating the distorting effects of inflation and deflation. In the first quarter of 2011, the standards under the Philippine System of National Accounts (the “PSNA”) for the calculation of GDP and GNI (known as gross national product (“GNP”) prior to the 2011 revisions) were revised, changing the constant base year for these calculations from 1985 to 2000. The revision of the base year for GDP and GNI was part of a number of changes to the PSNA methodology, which also included changes to the Republic’s classification systems and the designation of economic categories and subcategories. See “REPUBLIC OF THE PHILIPPINES—GDP and Major Financial Indicators.” In this prospectus, unless otherwise specified, data has been presented on the basis of the PSNA standards as revised in 2011. Unless otherwise specified, growth figures for GDP and GNI in this prospectus and any prospectus supplement are period-on-period comparisons of real GDP and GNI, respectively, using the year ended December 31, 2000 as the base year.

The balance of payments statistics released by Bangko Sentral are based on the trade-in-goods statistics compiled by the National Statistics Office (the “NSO”). However, for purposes of inclusion in the overall balance of payments, the trade-in-goods statistics reported by the NSO are adjusted by Bangko Sentral to exclude temporary exports and imports and returned goods. This adjustment is intended to bring the balance of payments results in line with the fifth edition of the IMF’s Balance of Payments Manual (“BPM5”). In March 2013, Bangko Sentral adopted the sixth edition of the IMF’s Balance of Payments Manual (“BPM6”) framework covering balance of payments statistics for 2011 onwards, pursuant to which the property income and expense accounts have been revised. The key changes in these restated balance of payment statistics from the BPM5 methodology to the BPM6 methodology include (i) reclassification of goods for processing and other consigned items from the trade in goods account to the trade in services account; (ii) reclassification of repairs on goods from the trade in goods account to the trade in services account; (iii) reclassification of goods under merchanting from the trade in services account to the trade in goods account; (iv) reclassification of financial intermediation services indirectly measured data from the primary income account to the trade in services account; (v) exclusion of migrants’ transfers in both receipts and payments under the capital account; (vi) change in the computation of balances in the financial account from liabilities less assets to assets less liabilities; and (vii) organization of data under the direct investment account according to whether the investment relates to an asset or a liability, as opposed to the prior approach under which direct investment was shown as either direct investment abroad or direct investment in the reporting economy.

Unless otherwise specified, balance of payments statistics in this prospectus and any prospectus supplement are presented on a BPM6 basis. As a result, these statistics may be different from data previously reported by the Republic.

In May 2013, the National Statistical Coordination Board (the “NSCB”) revised GNI and net primary income figures from 2010 onward. These revisions were part of the NSCB’s periodic updates of the Republic’s National Income Accounts in response to new data, in particular the latest data from the Philippine Overseas Employment Agency in relation to compensation inflow, which includes salaries from overseas foreign workers (“OFWs”). As a result, estimates of GNI and net primary income presented in this prospectus and any prospectus supplement are not presented on the same basis as GNI and net primary income figures previously reported for years prior to 2010.

In July 2013, Bangko Sentral adopted a new system for compiling and reporting monetary statistics called the Standardized Report Forms (the “SRF”) format as part of Bangko Sentral’s adherence to international best practices in statistical compilation. The SRF is a unified international framework for reporting monetary and financial statistics to the IMF. Under the SRF, foreign and domestic assets reported by Bangko Sentral are no longer presented net of liabilities; rather, liabilities are reported separately. The presentation of general Government assets, however, remains net of liabilities. The adoption of the SRF system did not result in any change to overall monetary balances. However, Bangko Sentral has, in connection with the adoption of the SRF, also implemented certain recommendations from the IMF pertaining to the inclusion of unsecured subordinated debt and accrued interest expense, which has given rise to minor changes in amounts previously reported.

Any discrepancies in the tables included herein between the amounts listed and the totals thereof are due to rounding.

SUMMARY

REPUBLIC OF THE PHILIPPINES

General

The Philippine archipelago has over 7,000 islands with a total land area of approximately 300,000 square kilometers. The islands are grouped into three geographic regions: Luzon, the largest island, in the north, covering an area of 141,395 square kilometers; Visayas in the central region, covering an area of 56,606 square kilometers; and Mindanao in the south, covering an area of 101,999 square kilometers. Manila is the Republic’s capital. As of the 2015 Census of Population and Housing (the “2015 Census”) conducted by the NSO, the Republic’s population was estimated at approximately 101.0 million.

Government and Politics

The Republic’s current constitution (the “Constitution”) was adopted by plebiscite in 1987. The ratification of the new Constitution in 1987 restored a presidential form of government consisting of three branches: executive, legislative and judiciary. Executive power is vested in the President, who is elected by direct popular vote and who may serve one term of six years. Legislative authority is vested in the Congress of the Philippines, which consists of the Senate and the House of Representatives. Judicial power is vested in the Supreme Court and in various lower courts.

Economy

The Philippines has a mixed economy in which the Government is directly engaged in certain economic activities through GOCCs and Government financial institutions (“GFIs”). The Government actively encourages domestic and foreign private investment. The Philippines has undertaken liberalization of trade and investment in tandem with the deregulation of the financial system, foreign exchange liberalization, tax reforms, acceleration of privatization, enhancement of competition in the provision and operation of public utilities, and deregulation of the oil and power industries.

Selected Economic Information of the Republic of the Philippines

	2014	2015	2016	2017	2018		2019(1)
	(₱ in billions, except as indicated)
GDP (at then-current market prices)	12,634.2	13,322.0	14,480.3	15,807.6	17,426.2			13,336.1
GDP (at constant 2000 prices)	7,165.5	7,600.2	8,123.4	8,665.8	9,206.9			7,099.2
GDP per capita, PPP concept (in $ at then-current market prices)(2)	$6,972	$7,348	$7,806	$8,348	$8,943			$9,417	(12)
GDP growth rate (at constant 2000 prices)	6.1%	6.1%	6.9%	6.7%	6.2%			5.8%
Consumer Price Inflation rate(3)	3.6%	0.7%	1.3%	2.9%	5.2%			2.5	(16)
Government surplus/(deficit) as % of GDP (at then-current market prices)	(0.6)%	(0.9)%	(2.4)%	(2.2)%	(3.2)%			(2.2)%
Government debt at end of period as % of GDP (at then-current market prices)	45.4%	44.7%	42.1%	42.1%	41.8%			43.3%
Public sector borrowing requirement(4)	(41)	(115)	(320)	(321)	(553	)(13)		N/A
Consolidated public sector financial position(5)	167.3	135.5	(25.6)	(6.7)	(186.0	)(14)		N/A
Current account surplus/(deficit) as % of GDP	3.8%	2.5%	(0.4)%	(0.7)%	(2.6)%			(0.4	)%(14)
Overall balance of payments position at end of period as % of current GDP(6)	(1.0)%	0.9%	(0.3)%	(0.3)%	(0.7)%			2.2%
Direct domestic debt of the Government(7)	3,820.6	3,884.4	3,934.1	4,441.3	4,776.9			5,115.6	(15)
Direct external debt of the Government (in billion $)(7)(8)	$42.8	$43.9	$43.3	$44.3	$47.9			$51.1	(15)
Public sector domestic debt(9)	5,009.1	5,125.5	5,006.1	5,830.5	6,064.7			N/A
Public sector external debt (in billion $)(8)(10)	$47.8	$48.5	$49.2	$50.1	$53.7		$	N/A
Public sector external debt	2,131.4	2,285.5	2,451.3	2,502.6	2,830.5			N/A
Unemployment rate (%)	6.8	6.3	5.5	5.7	5.3	(17)		5.1	(17)
Gross international reserves ($ billion)(8)(11)	$79.5	$80.7	$80.7	$81.6	$79.2			$87.9	(13)

Sources: Philippine Statistics Authority; Bureau of the Treasury; Department of Finance, Bangko Sentral.

Notes:

(1)	Preliminary data as of or for the nine months ended September 30, 2019 unless otherwise indicated.
(2)	Amounts in pesos have been translated into U.S. dollars using the average Bangko Sentral reference exchange rates for the applicable period.
(3)

Effective March 6, 2018, the Philippine Statistics Authority (PSA), rebased the Consumer Price Index (CPI) from 2006 to 2012. Methodological changes were also introduced in the 2012-based CPI. In the new series, the chain method is used as it will provide timely indicators since this method allows the inclusion of new commodities in the market basket that are frequently purchased because of the changing consumer taste and preferences and technological changes. The chain method also allows the exclusion of commodities as a result of obsolescence.

(4)

Represents the aggregate deficit or surplus of the Government, the Central Bank-Board of Liquidation (the “CB-BOL”), the Oil Price Stabilization Fund and the 14 major GOCCs (as defined below), the debt of which comprises virtually all the debt incurred by GOCCs.

(5)

Comprises the aggregate deficit or surplus of the Government, the CB-BOL’s accounts, the 14 major GOCCs, the Social Security System, the Government Service Insurance System, Bangko Sentral, the GFIs and local government units.

(6)

Overall balance of payments has been revised to reflect late reports, post-audit adjustments and final data from companies. See “Republic of the Philippines—Balance of Payments—Revisions” for a more detailed discussion of recent and pending revisions to previously reported data.

(7)

Represents debt of the Government only, and does not include other public sector debt. Includes direct debt obligations of the Government, the proceeds of which are on-lent to GOCCs and other public sector entities, but excludes debt guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government.

(8)	Amounts in original currencies were translated into U.S. dollars or pesos, as applicable, using the Bangko Sentral reference exchange rates at the end of each applicable period.
(9)	Represents debt of the Government, the 14 major GOCCs, the CB-BOL, Bangko Sentral and the GFIs.
(10)	Includes public sector debt, whether or not guaranteed by the Government.
(11)	Comprises the holdings by Bangko Sentral of gold reserves, foreign investments, foreign exchange and SDRs, including Bangko Sentral’s reserve position in the IMF.
(12)	Figure is annualized.
(13)	Preliminary figure as of December 31, 2019.
(14)	Preliminary figure as of January, 2020.
(15)	Data as of November 30, 2019.
(16)	Data for the full year 2019.
(17)	Figure represents annual estimates based on the average of the four quarterly rounds of the Labor Force Survey for each applicable year.

REPUBLIC OF THE PHILIPPINES

History, Land and People

History

Spain governed the Philippines as a colony from 1521 until 1898. On June 12, 1898, during the Spanish-American War, the Filipinos declared their independence. The United States claimed sovereignty over the Philippines under the 1898 Treaty of Paris, which ended the Spanish-American War, and governed the Philippines as a colony until 1935, when the Philippines became a self-governing commonwealth. On July 4, 1946, the Philippines became an independent republic.

Geography and General Information

The Philippine archipelago, located in Southeast Asia, comprises over 7,000 islands and a total land area of approximately 300,000 square kilometers. The Republic groups the islands into three geographic regions: Luzon in the north, covering an area of 141,395 square kilometers, Visayas in the center, covering an area of 56,606 square kilometers, and Mindanao in the south, covering an area of 101,999 square kilometers. The Republic is also divided into 17 administrative regions.

Note:	For a discussion of territorial disputes over certain islands in the West Philippine Sea, see “—Government —Territorial Dispute over the West Philippine Sea.”

In 2016, classified forest lands covered 15.8 million hectares or approximately 52.7% of the Philippines, and approximately 47.3% of the country was under agricultural cultivation. In 2017, approximately 25.4% of the workforce was employed in the agriculture sector. Agriculture, hunting, forestry and fishing provided approximately 7.7% and 6.7% of the Republic’s export earnings (including exports of agriculture-based products) in 2017 and the first six months of 2018, respectively. Although the Republic is a major exporter of certain agricultural products, manufactured goods comprise the most important category of the Republic’s exports, accounting for 84.0% of the Republic’s exports in the first six months of 2018. Electronics, machinery and transport equipment, garments and wood manufacturing have historically been the Republic’s leading manufactured exports.

2015 Census

The Republic’s population was 101.0 million according to the 2015 Census, representing an increase of 9.4% or 8.6 million people as compared to the 2010 Census and an increase of 32.0% or 24.5 million people as compared to the 2000 Census. The Republic’s population increased by 1.7% annually, on average, during the period from 2010 to 2015, which was lower than the 1.9% average annual growth rate during the period from 2000 to 2010. Of the Republic’s 17 administrative regions, Region IV-A (Calabarzon) had the largest population in 2015 at 14.4 million, followed by the National Capital Region with 12.9 million and Region III (Central Luzon) with 11.2 million. The combined population of these three regions accounted for approximately 38.5% of the Republic’s population in 2015. The Autonomous Region in Muslim Mindanao (the “ARMM”) was the fastest growing region during the period from 2010 to 2015, with an average annual population growth rate of 2.9%. Of the Republic’s 81 provinces, Cavite was the most populous in 2015 at 3.7 million, followed by Bulacan at 3.3 million and Laguna at 3.0 million. In total, 27 provinces had populations in excess of 1.0 million. The Republic has a relatively young population, with about 40% of the population under the age of 20 and a median age of 24.3, according to the 2015 Census. The following table shows the population of the Republic, by age group, according to the 2015 Census.

2015 HOUSEHOLD POPULATION BY AGE

Age group	Total household population	Percentage of total population in age group
Under 1	2,075,441	2.1%
1-4	8,740,557	8.7%
5-9	10,838,875	10.8%
10-14	10,480,412	10.4%
15-19	10,120,312	10.1%
20-24	9,396,155	9.3%
25-29	8,304,461	8.3%
30-34	7,290,536	7.2%
35-39	6,704,923	6.7%
40-44	5,813,169	5.8%
45-49	5,262,005	5.2%
50-54	4,415,193	4.4%
55-59	3,597,370	3.6%
60-64	2,755,608	2.7%
65-69	1,912,908	1.9%
70-74	1,218,065	1.2%
75-79	857,534	0.9%
80 and over	790,191	0.8%

Total	100,573,715	100.0%

Median Age	24.3

Source: Philippine Statistics Authority, 2015 Census.

The majority of Filipinos have Malay ethnic origins. Filipino culture also includes strong Spanish, Chinese and American influences. Filipino is the national language, but English is the primary language used in business, government and education. The population speaks over 80 other dialects and languages, including Chinese and Spanish. As of 2015, the Republic’s literacy rate was 98.3%, ranking among the highest in Asia.

Christianity, primarily Roman Catholicism, is the predominant religion in the Philippines. A significant Muslim minority lives in Mindanao.

Government

Governmental Structure

Since 1935, the Republic has had three constitutions. The country adopted the current Constitution by plebiscite in February 1987 after Ferdinand Marcos, who had ruled for 20 years, was ousted a year earlier in favor of Corazon Aquino (who opposed Marcos in the 1986 presidential election) following a people’s uprising. The new Constitution restored a presidential form of government composed of three branches: executive, legislative and judicial.

The principal features of each branch are as follows:

•

Executive—The President, elected by popular vote for a single, six-year term, exercises executive power. If the President dies, becomes permanently disabled, is removed from office or resigns, the Vice President acts as President for the remainder of the term. If the Vice President cannot serve, the President of the Senate or, if he or she cannot serve, the Speaker of the House of Representatives acts as President until the election and qualification of a new President or Vice President. The person acting as President for any remaining term may, if elected, serve a six-year term as President. President Duterte commenced serving his current six-year term on July 1, 2016, and his term will end on June 30, 2022.

•

Legislative—Congress, comprising the Senate and the House of Representatives, exercises the Republic’s legislative authority. The Constitution mandates a Senate of 24 members and a House of Representatives of not more than 250 members (excluding sectoral representatives), all elected by popular vote. Senators serve for a term of six years and members of the House of Representatives for a term of three years. Senate and House of Representatives seats are subject to two consecutive term and three consecutive term limits, respectively. In May 2019, elections were held for 12 Senators and all members of the House of Representatives, who, together with the 12 Senators who did not face reelection, constitute the 18th Congress of the Republic.

•

Judicial—The Supreme Court and any lower courts established by law exercise the Republic’s judicial authority. The Republic’s court system is a multi-tiered system of courts of general jurisdiction that includes the Supreme Court and the Court of Appeals. Below these are the Regional Trial Courts, Metropolitan Trial Courts, Municipal Trial Courts and Municipal Circuit Trial Courts, which are all courts of original jurisdiction.

National Elections

On May 9, 2016, national and local elections were held throughout the Philippines, including the election of the president and vice president of the Republic, and elections for 12 senators and all members of the House of Representatives. President Rodrigo Duterte of the PDP-Laban Party and Vice President Maria Leonor Robredo of the Liberal Party were elected and took office on July 1, 2016, marking the end of former President Benigno S. Aquino III’s six-year term.

On May 13, 2019, elections were held in the Philippines for 12 senators, all members of the House of Representatives and all city and municipal-level elected positions. Following the election, the leading party in the House of Representatives is PDP-Laban, holding 83 seats, followed by Nacionalista Party, holding 42 seats, NPC, holding 36 seats, National Unity Party, holding 25 seats, and the rest are held by other political parties. The Senate and the House of Representatives opened the first regular session of the 18th Congress of the Republic on July 22, 2019.

Recent Political Developments

On November 18, 2011, former President Arroyo was arrested on charges of electoral sabotage related to the 2007 Senate elections. At the time of her arrest, Mrs. Arroyo had been admitted to a hospital, claiming a rare bone disease. On November 15, 2011, Mrs. Arroyo attempted to leave the Philippines to receive medical treatment abroad, citing the Supreme Court’s decision granting her the right to leave the country. However, Government officials, pursuant to a watch list order, prevented her from departing. An arrest warrant was issued on November 18, 2011 by a lower court after the Philippine Commission on Elections filed charges alleging Mrs. Arroyo had ordered large-scale tampering with official election returns in the 2007 Senate elections, which helped win a seat in the Senate for one of her supporters. Mrs. Arroyo had initially challenged the legality of the charges but the Supreme Court overruled the challenge on July 23, 2013. On July 16, 2012, Mrs. Arroyo was also charged with plunder by the Office of the Ombudsman for the alleged misuse of Philippine Charity Sweepstakes Office funds while serving as President. Mrs. Arroyo, who was released on bail on July 25, 2012, was elected to a second term as a member of the House of Representatives on May 13, 2013 despite the charges pending against her. In October 2013, Mrs. Arroyo was arrested again on charges of misusing state lottery funds. In October 2015, the United Nations Working Group on Arbitrary Detention ruled that Mrs. Arroyo’s continuous detention violated international law for being arbitrary under the categories of arbitrariness recognized by the Working Group. In July 2016, the Supreme Court acquitted Mrs. Arroyo of plunder, and she was released from hospital arrest. In July 2018, Mrs. Arroyo was elected as the Speaker of the House of Representatives of the Philippines.

On December 12, 2011, the House of Representatives impeached Chief Justice Corona. The impeachment followed a series of decisions by the Supreme Court that hindered the Government’s efforts to prevent former President Arroyo from leaving the Philippines for medical care. The impeachment complaint accused Mr. Corona of, among other charges, improperly issuing decisions that favored Mrs. Arroyo, including the decision to allow Mrs. Arroyo to leave the Philippines. The complaint also accused Mr. Corona of failing to disclose all of his properties, in violation of the rules applicable to all public officers requiring the declaration of their assets, liabilities and net worth. On May 29, 2012, the Senate voted to convict Mr. Corona. On August 24, 2012, former President Aquino appointed Associate Justice Sereno as the new Chief Justice. Chief Justice Sereno is the first woman appointed to the position and can hold office for 18 years until she reaches the retirement age of 70. On November 23, 2017, the House of Representatives Committee on Justice began hearings on an impeachment complaint brought against Chief Justice Sereno accusing her of misdeclaring her finances, tampering with a restraint order issued by another justice, and manipulating the nomination process of the Judicial and Bar Council, among other offenses. Concurrently with the impeachment proceedings, Solicitor General Jose Calida filed a quo warranto petition seaking to nullify Chief Justice Sereno’s appointment. The petition argued that she was holding office unlawfully due to her alleged failure to fully comply with required financial disclosures when she applied for her position. In May 2018, the Supreme Court granted the petition to cancel Chief Justice Sereno’s appointment and she was consequently removed from her position. In August 2018, President Duterte appointed Associate Justice Teresita De Castro as Chief Justice. Chief Justice De Castro served as Chief Justice of the Supreme Court until October 8, 2018, when she reached the mandatory retirement age of 70. She was succeeded by Associate Justice Lucas P. Bersamin, who served as Chief Justice until his retirement on October 18, 2019. On October 23, 2019, President Duterte appointed Associate Justice Diosdado Peralta as Chief Justice.

In June and July 2014, three senators were charged with plunder and graft for misuse and misappropriation of congressional funds amounting to billions of pesos. The three senators, Juan Ponce Enrile, Ramon Revilla Jr. and Jose Estrada, had been found to have amassed the funds through illegal kickbacks schemes. A not guilty plea was entered in the arraignment of Juan Ponce Enrile, who was subsequently released on bail on humanitarian grounds in August 2015, pursuant to a decision by the Supreme Court. The Sandiganbayan’s Special Fifth Division denied Jose Estrada’s bail petition in January 2016. However, on September 15, 2017, the same court permitted Mr. Estrada to post bail after he filed a motion citing the Supreme Court decision that dismissed the plunder case against Mrs. Arroyo. Mr. Revilla was acquitted in December 2018.

On August 12, 2014, the AFP arrested former general Jovito Palparan in connection with the disappearance of two student activists who had alleged ties to leftist organizations. On September 17, 2018, the Regional Trial Court found Palparan guilty of kidnapping and serious illegal detention.

On January 25, 2015, 67 Filipinos, including 44 members of the Philippine National Police (the “PNP”) Special Action Force (the “SAF”), died in Mamasapano, Maguindanao during a mission to arrest two terrorists. The operation involved fighting between the PNP and members of the Bangsamoro Islamic Freedom Fighters and the Moro Islamic Liberation Front (the “MILF”), which are rebel groups based in southern Philippines. The chief of the PNP resigned two weeks after the incident. See also “—Internal Conflict with Rebel Groups—The Moro Islamic Liberation Front.”

Since taking office on July 1, 2016, President Duterte has made fighting the illegal drug trade a central focus of his administration. In the first week of the Duterte administration, President Duterte named three alleged leaders of illegal drug syndicates in the Republic, two of whom are incarcerated at the New Bilibid Prison but are alleged to continue to operate their respective syndicates from within the prison with the assistance of certain public officials. On August 25, 2016, based on investigations by the Philippine Drug Enforcement Agency and the PNP, President Duterte released a matrix outlining the alleged drug trade operations run from the New Bilibid Prison, and linking Francisco Baraan III, the former Undersecretary of the Department of Justice, Franklin Bucayo, the Regional Director of the PNP Region I, Leila de Lima, Senator and former Secretary of Justice, Senator de Lima’s former driver and bodyguard Ronnie Dayan, and Amado Espino Jr., member of the House of Representatives and former Governor of Pangasinan, among others. On September 27, 2016, President Duterte announced that Representative Espino and certain others had been cleared of wrong-doing; however, enquiries into other public figures connected to the alleged New Bilibid Prison drug operations are still ongoing, including investigations by the Senate Ethics Committee and the House Committee on Justice.

As of March 31, 2019, the PNP has estimated that 5,375 people have died and 182,061 people have been arrested in anti-narcotics operations by the PNP since President Duterte took office on July 1, 2016. Representatives of certain international organizations and foreign nations, including the Office of the High Commissioner for Human Rights of the United Nations and the United States, have expressed concern over reports of extrajudicial killings in the Republic in connection with these operations. On September 24, 2016, in a speech to the United Nations General Assembly, Perfecto Yasay, then Secretary for Foreign Affairs of the Republic, stressed that President Duterte is committed to the rule of law and respect for due process and that the campaign of the Duterte administration to rid the Philippines of illicit drugs will be executed strictly in accordance with the Philippine Constitution, international norms and human rights treaties. In October 2016, the Government invited a United Nations rapporteur to investigate allegations of extrajudicial killings; however, then Secretary Yasay announced on December 14, 2016 that the mission would not proceed due to a failure to reach an agreement on the conditions of the rapporteur’s trip. In September 2017, during the United Nations Human Rights Council’s 36th Session in Geneva, 39 countries, including the United States, expressed alarm through a joint statement over the situation in the Philippines, particularly in light of the reported drug-related killings. In December 2019, lawmakers in the United States proposed legislation that would impose travel restrictions and financial sanctions on officials found to be involved in extrajudicial killings and the imprisonment of Philippine Senator De Lima, a prominent critic of the Government’s operations against illegal drugs.

On October 10, 2017, almost 15 months since President Duterte took office, President Duterte issued a memorandum directing the PNP, the AFP and other agencies to withdraw from the operations against illegal drugs and placing the Philippine Drug Enforcement Agency (the “PDEA”) in charge. However, on December 5, 2017, observing that illegal drug activities had increased since the PNP withdrew from operations in October, President Duterte issued another memorandum directing the PNP, the AFP and other agencies to support the PDEA in the conduct of its operations against illegal drugs.

On August 23, 2017, an impeachment complaint was filed against then Commission on Elections Chairman Andres Bautista. The complaint alleged a failure to be truthful in his Statement of Assets, Liabilities, and Net Worth, as well as betrayal of public trust for failing to prevent a hacking incident in 2016 which exposed data on millions of voters. Mr. Bautista filed his resignation on October 11, 2017, intending to continue to serve for the remainder of the year. However, on October 23, 2017, Executive Secretary Salvador Medialdea accepted Mr. Bautista’s resignation effective immediately. On November 22, 2017, President Duterte appointed Commission on Elections Commissioner Sheriff Abas as Chairman to serve what would have been the remaining term of Mr. Bautista, expiring on February 2, 2022.

In July 2018, the National Bureau of Investigation (“NBI”) recommended that graft and other criminal charges be filed against former President Aquino, secretary Florencio Abad, and former health secretary Janette Garin in connection with the funding of a dengue vaccine program. A series of criminal complaints have been filed against Garin and other health officials in connection with the deaths of over 60 people who had been inoculated with the vaccine. Aquino currently faces charges of negligence over the deaths of 44 police commandos in a 2015 failed counter-insurgency operation.

Political violence is not uncommon in the Republic. In July and September 2018, Tanauan City Mayor Antonio Halili, General Tinio Mayor Ferdinand Bote and Rhonda Mayor Mariano Blanco were murdered. Jonah John Ungab, the vice-mayor of Ronda, was also murdered in February 2018. As of September 2019, more than 20 mayors and vice-mayors in the Philippines have been killed, some of these officials were alleged to have been involved in the illegal drug trade. In December 2019, a special court in Taguig City convicted eight members of the Ampatuan family, which governed the southern province of Maguindanao for decades, along with 20 other defendants on multiple counts of murder for their roles in an ambush on an election motorcade, killing 57 people including political opponents of the Ampatuan family and 30 journalists.

Disbursement Acceleration Program

In 2011, the administration of the former President Aquino introduced a disbursement acceleration program (the “Disbursement Acceleration Program”) as a mechanism to support high impact and priority programs and projects by using savings from the discontinuation or abandonment of other programs, unpaid compensation and the implementation of efficiency measures and unprogrammed funds, enabling the Government to increase public spending to encourage economic growth.

In December 2013, former President Aquino terminated the Disbursement Acceleration Program. On July 1, 2014, the Supreme Court ruled unanimously that the Disbursement Acceleration Program was unconstitutional on the grounds that its use of unreleased appropriations to fund projects for which they were not originally appropriated by the Congress violated Section 25(5), Article VI of the Constitution and the doctrine of separation of powers of the executive and legislative branches. In July 2014, the Office of the President filed a motion for reconsideration; however, the Supreme Court upheld its ruling on February 3, 2015.

On September 30, 2015, the Field Investigation Office of the Office of the Ombudsman completed an investigation into the uses of the Disbursement Acceleration Program funds for the period from 2011 to 2012. Secretary Florencio “Butch” Abad and Undersecretary Mario Relampagos of the Department of Budget and Management are facing preliminary investigation for technical malverzation and administration charges. The technical malverzation charges were dismissed on March 7, 2017.

On July 8, 2016, shortly after the end of former President Aquino’s term, left-leaning activists including the non-governmental organization Bagong Alyansang Makabayan, filed suit with the Office of the Ombudsman alleging malverzation, usurpation of powers and graft charges against former President Aquino and Budget Secretary Florencio Abad in connection with the Disbursement Acceleration Program.

On March 7, 2017, administrative charges against former President Aquino were dropped due to lack of jurisdiction as the lawsuit was filed after Aquino’s term as President. The administrative charges against Undersecretary Relampagos were dismissed for lack of merit. However, the Ombudsman found probable cause to charge Abad with usurpation of legislative powers. On March 13, 2017, a motion for reconsideration was filed before the Ombudsman, asking the Ombudsman to reconsider the charges against Aquino. On June 14, 2018, the Ombudsman found probable cause to charge Aquino with usurpation of legislative powers, reversing its 2017 decision to clear the charges against Aquino.

On November 23, 2017, then Justice Secretary Vitaliano Aguirre II signed two Department Orders authorizing the NBI to form a special task force to handle the investigation into the Disbursement Acceleration Program. As of December 31, 2019, the investigation is ongoing.

Administrative Organization

As of June 30, 2019, the Republic had 17 administrative regions and 43,760 local government units. Local government units included 81 provinces, 145 cities, 1,489 municipalities (subdivisions of provinces) and 42,045 barangays. Highly urbanized cities function independently of any province, while other cities are subject to the administrative supervision of the provinces in which they are located.

The Government is organized primarily around the various departments and department-equivalent agencies of the executive branch, which implement the various programs and projects of the Government. The departments and department-equivalent agencies are grouped into the following five sectors.

Sector	Major Departments

Social services	Health; Education, Culture and Sports; Labor and Employment; Social Welfare and Development

Economic services	Agriculture; Agrarian Reform; Energy; Environment and Natural Resources; Tourism; Trade and Industry; Public Works and Highways; Transportation and Communications; Science and Technology

Defense	National Defense

General public services	Foreign Affairs; Finance; Budget and Management; Interior and Local Government; Justice; National Economic and Development Authority; Office of the Press Secretary; Autonomous Region of Muslim Mindanao; Cordillera Administrative Region

Constitutional offices	General Public Services (Elections, Audit, Civil Service, Public Order and Safety, Office of the Ombudsman); Social Services (Human Rights)

Government Corporations

The Government owns or controls a number of corporations that provide essential goods and services to the public and work with the private sector to encourage economic growth and development. Originally restricted to basic public services and national monopolies, the number of GOCCs grew from 13 in the 1930s to 301 by 1984.

As of December 31, 2017, there were 125 government-owned and controlled corporations. These corporations included 28 GFIs (comprising eight banking institutions, 14 non-banking institutions and six social security institutions), 14 institutions that are supervised by the Governance Commission for GOCCs (the “Governance Commission”) (comprising savings and investment corporations, realty and land development corporations, chemical and energy corporations and others) and other institutions.

GOCCs, including GFIs, currently account for a significant proportion of the public sector’s domestic and external debt. The Government closely monitors the contribution to the public sector deficit or surplus, and other financial indicators, of three GFIs that provide credit to enterprises in support of public policies. These three GFIs and their areas of activity are as follows:

Government Financial Institution	Business Activity

Banking Institutions:

Development Bank of the Philippines (“DBP”)(1)(2)	provides banking services to meet the medium and long-term needs of small and medium-sized agricultural and industrial enterprises, particularly in rural areas

Land Bank of the Philippines (“LBP”)(1)(3)	provides financial support for agriculture and all phases of the Republic’s agrarian reform program

Non-Banking Institutions:

Trade and Investment Development Corporation(4)	guarantees foreign currency loans to exporters and contractors

Notes:

(1)	The DBP and the LBP also operate as universal banks. For a further description of the DBP and the LBP, see “—The Philippine Financial System—Structure of the Financial System.”
(2)	The DBP includes its subsidiary, DBP Data Center, Inc.
(3)	The LBP includes its two subsidiaries: Land Bank Countryside Development Foundation, Inc. and LBP Resources and Development Corporation.
(4)	Formerly known as the Philippine Export and Foreign Loan Guarantee Corporation.

Based on audited financial statements, as of December 31, 2017, the 28 GFIs had aggregate domestic and external liabilities of ₱1.8 trillion, an increase of 14.0% in their total liabilities. As of December 31, 2017, the three closely monitored GFIs listed above had aggregate domestic and external liabilities of ₱2.1 trillion, which represented 47.4% of the liabilities owed by GOCCs.

Banking institutions represented ₱1.8 trillion of the aggregate domestic and external liabilities of GFIs as of December 31, 2017, while non-banking institutions and social security institutions represented the remaining. As of December 31, 2017, LBP was the largest contributor to the liabilities owed by GFIs and to the liabilities owed by all GOCCs, with liabilities of ₱1,509.8 billion representing 73.5% of the liabilities owed by GFIs and 34.8% of the liabilities owed by all GOCCs. DBP was the second largest contributor to the liabilities owed by GFIs and the third largest contributor to the liabilities owed by all GOCCs, with liabilities of ₱544.3 billion representing 26.5% of the liabilities owed by GFIs and 12.6% of the liabilities owed by all GOCCs.

The Government also closely monitors 14 major GOCCs engaged in various major business activities by recording their individual contributions to the public sector deficit or surplus position and other financial indicators. These 14 corporations (the “14 major GOCCs”) and their areas of activity are as follows:

Government Corporation	Business Activity
National Power Corporation (“NPC”)(1)	off-grid and island grid power generation and transmission

National Transmission Corporation (“Transco”)(1)	ownership of power transmission infrastructure

Power Sector Assets and Liabilities Management Corporation (“PSALM”)(1)	power generation and privatization of legacy NPC assets

National Electrification Administration	lending to electric cooperatives

Metropolitan Waterworks and Sewerage System	water utilities (Metro Manila and neighboring provinces); regulation of private concessionaires

Local Water Utilities Administration	lending to water utilities

Philippine Economic Zone Authority	economic zone development

National Food Authority	agriculture

National Irrigation Administration	agriculture

Philippine National Railways	transportation

Light Rail Transit Authority	transportation

Philippine Ports Authority	transportation

National Development Company	financing/investment

Philippine National Oil Company(3)	energy exploration and development

National Housing Authority	housing

Home Guaranty Corporation	housing insurance

Notes:

(1)

In accordance with the Electric Power Industry Reform Act of 2001 (the “EPIRA”), the Government reorganized the power sector among NPC, and two new entities, PSALM and Transco. PSALM is in the process of privatizing the remaining NPC power generation assets. Transco, which is wholly owned by PSALM, is responsible for privatizing the electrical transmission system. For certain financial monitoring purposes, these three corporations are together treated as a single entity. See “REPUBLIC OF THE PHILIPPINES—Philippine Economy— Restructuring of the Electric Power Industry” for a more detailed discussion of the EPIRA and the privatization of NPC’s assets.

(2)	The National Development Company and the Home Guaranty Corporation are also GFIs.
(3)	The Philippine National Oil Company includes its three subsidiaries: the PNOC Energy Development Corporation; the PNOC Exploration Corporation; and the PNOC Shipping and Transport Corporation.

Based on audited financial statements, as of December 31, 2018, the 14 major GOCCs listed above had aggregate domestic and external liabilities of approximately ₱1.43 trillion, which represented 33.1% of the liabilities owed by GOCCs and 9.1% of GDP, a decrease compared to the 9.6% of GDP in 2016. PSALM was the largest contributor to the liabilities owed by the 14 major GOCCs and the second largest contributor to the liabilities owed by all GOCCs, with liabilities of ₱757.0 billion representing 52.7% of the liabilities owed by the 14 major GOCCs and 17.5% of the liabilities owed by all GOCCs.

The Government has in recent years implemented a general policy to improve the corporate governance and financial performance of GOCCs by encouraging adequate contribution by these GOCCs to the Government’s fiscal consolidation efforts, integrity, efficient and effective delivery of public services, sustainability, transparency and accountability. Further to its privatization strategies, the Government has also sought decreased intervention in the business affairs of other GOCCs in view of its policy objective for GOCCs to be self-sustaining; however, in certain instances, the Government supports the transactions of such corporations by acting as guarantor for obligations and providing such other assistance as it deems necessary and as may be allowable under law.

On June 6, 2011, former President Aquino signed into law Republic Act No. 10149, known as the GOCC Governance Act of 2011 (the “GOCC Act”), which provides, among other things, for the standardization and rationalization of salaries and benefits of officials and employees of GOCCs. One of the main provisions of the GOCC Act created the Governance Commission, with five members appointed from relevant Government agencies and the private sector. One of the Governance Commission’s primary functions is to review and determine which GOCCs should be reorganized, merged, streamlined, abolished or privatized. This review is ongoing, and several GOCCs have already been abolished or privatized in 2014 and 2015. In addition to the creation of the Governance Commission, the GOCC Act also applies stricter standards for the retention of directors, officials and employees of GOCCs, requiring all directors of GOCCs to serve under one-year renewable terms with “fit and proper” performance-based reviews conducted prior to each renewal. The GOCC Act prohibits GOCCs from performing regulatory functions.

In 2017, 54 GOCCs remitted a total of ₱30.5 billion of dividends to the Republic with respect to income earned in 2016. The dividend remittances received in 2017 represented an increase of 9.8% compared to total dividend remittances of ₱27.7 billion received in 2016. As of July 31, 2018, a total of ₱32.0 billion of dividends has been remitted to the Republic by 54 GOCCs.

As of December 31, 2017, 27 GOCCs had been abolished by the Governance Commission, and the Governance Commission had further classified 26 additional GOCCs as inactive or non-operational and privatized or otherwise disposed of one GOCC.

Duterte Administration Policy

In his first State of the Nation address on July 26, 2016, President Duterte announced his agenda for his six-year term in office. The President reiterated the commitment he expressed in his inauguration address to wage a relentless and sustained fight against criminality, illegal drugs and corruption, and he called on the PNP, barangay chairmen, mayors, governors and other public figures to join him in the fight. In furtherance of this effort, he committed to the creation of an inter-agency committee on illegal drugs to assist in integrating the efforts and strengthening the partnership among various branches of the Government to combat illegal drugs. President Duterte committed to prioritizing the rehabilitation of drug users by increasing treatment and rehabilitation facilities across the Republic.

President Duterte also stated his policy to improve the welfare of Filipinos in the areas of healthcare, education, adequate food and housing, environmental preservation and respect for culture. In particular, he highlighted the importance of fighting terrorism and lawlessness by ensuring that the fundamental needs of all Filipinos for security, development, fair access to decision-making and the acceptance of identities are met. President Duterte expressed his desire to continue the macroeconomic policies of the administration of former President Aquino of prudent fiscal and monetary policies to help translate high economic growth rates into better job creation and poverty reduction.

On infrastructure, President Duterte described his goal of increasing road development projects to benefit overall economic growth and tourism and to help modernize agriculture with improved irrigation techniques and modern harvest and post-harvest facilities to minimize losses. Similarly, in the area of environmental regulation, President Duterte directed the military to intensify its supporting role in fighting illegal logging, illegal mining and other destructive practices that devastate the natural resources of the Republic.

Finally, President Duterte committed to running a transparent and corruption-free administration. In particular, President Duterte encouraged the PNP to execute their tasks responsibly and not to abuse their authority. In this regard, he directed the National Police Commission to efficiently investigate and adjudicate any reports of wrong doing by police officers and to ensure that the PNP is a valuable ally in the Duterte administration’s fight against the illegal drug trade in the Philippines.

Recent State of the Nation Addresses

On July 23, 2018, President Duterte delivered his third State of the Nation Address. He spoke on a wide range of subjects, including the war on drugs, corruption, the Bangsamoro Autonomous Region, the Republic’s relationship with China and the economy. The President emphasized his resolve to continue the country’s war against drugs. He also stressed his opposition to corruption and its waste of government resources. Addressing the creation of the Bangsamoro Autonomous Region, the President pledged his commitment to guaranteeing the region’s autonomy within the constitutional framework of the Republic. The President also spoke about the Republic’s improved relationship with China, balanced by the Republic’s continued commitment to defend its interests in the West Philippine Sea. The President praised Congress for the passage of the TRAIN law and expressed support for its implementation. Finally, he noted that he did not have any intention of occupying his office longer than permitted by the current Constitution or under any newly adopted constitution.

On July 22, 2019, President Duterte delivered his fourth State of the Nation Address. He spoke on a wide range of subjects, including the war on drugs, corruption, the Bangsamoro Autonomous Region, environmental protection, the West Philippine Sea and the economy. The President reiterated his resolve to continue the country’s war against drugs. He stressed his opposition to corruption and urged government agencies to be more responsive to citizens’ needs. On national security, the President repeated his pledge to guarantee the Bangsamoro Autonomous Region’s autonomy within the constitutional framework of the Republic. He also vowed that the Republic will continue its commitment to defend its interests in the West Philippine Sea. In addition, he spoke about a number of initiatives to improve the economy and the livelihood of citizens, including the Build, Build, Build Program in emerging economic hubs outside Metro Manila, tax reforms to fund poverty reduction programs, the entry of a third telecommunications provider in the market and the full implementation of the Rice Tariffication Law and the Rice Competitiveness Enhancement Fund.

Comprehensive Tax Reform Program

On December 19, 2017, President Duterte signed TRAIN into law as Republic Act No. 10963. TRAIN, also known as Package 1 under the Comprehensive Tax Reform Program, is the first comprehensive tax reform program in the Republic in over two decades.

The key features of TRAIN include (i) lowering the personal income tax rate; (ii) simplifying the estate and donor’s tax; (iii) expanding the value-added tax base; (iv) increasing the excise tax of petroleum products; (v) increasing the excise tax of automobiles; and (vi) introducing an increase in the tax of sugar-sweetened beverages. In particular, under TRAIN, those who earn an annual taxable income of ₱250,000 or less will be exempt from personal income tax. For those who earn ₱250,000 or more, the tax brackets have also been adjusted to a lower range. The highest tax rate of 35% will only apply to those earning ₱8.0 million or more annually. TRAIN was implemented in January 2018. According to the Bureau of the Treasury (the “BTr”), tax collection in the first quarter in 2018 increased by 16.4% compared to the first quarter in 2017, indicating an expansion in fiscal space that supported increased Government spending.

As part of Package 1B of the Comprehensive Tax Reform Program, President Duterte signed into law the Tax Amnesty Act of 2019, while vetoing the general amnesty provision on February 14, 2019. The Tax Amnesty Act of 2019 covers 2017 and prior years and originally contained three parts: first, a general amnesty, which is an amnesty covering all various taxes; second, an estate tax amnesty, which is an amnesty covering delinquent estates; and third, an amnesty on delinquent accounts, which covers tax obligations that have already become final, due and demandable. President Duterte vetoed the general amnesty provision, but approved the estate tax and delinquent account amnesties.

On September 10, 2018, the House of Representatives approved House Bill No. 8083, or the Tax Reform for Attracting Better and Higher Quality Opportunities (“TRABAHO”). TRABAHO is the second package of tax reforms under the Duterte administration and it seeks to encourage investments by lowering the corporate income tax rate from 30% to 20% by 2029 and rationalizing investment tax incentives. However, the Senate did not pass the TRABAHO bill before the close of the 17th Congress. The TRABAHO bill was resubmitted in the 18th Congress as House Bill No. 4157 and renamed as the Corporate Income Tax and Incentives Rationalization Act (“CITIRA”). The House of Representatives approved CITIRA on September 10, 2019 and is still awaiting approval of the Senate.

Other ongoing proposed reforms under the Comprehensive Tax Reform Program include Package 2 Plus, Package 3 and Package 4. Package 2 Plus includes proposed reforms on mining and sin taxes. Package 3 aims to introduce vital reforms to promote the development of a just, equitable, and efficient real property valuation system. Package 4 will focus on making passive income and financial intermediary taxes simpler, fairer, more efficient, and more competitive regionally.

Philippine Development Plan

On October 11, 2016, President Duterte signed Executive Order No. 5, series of 2016 approving and adopting a 25-year long-term vision entitled AmBisyon Natin 2040 as a guide for the development planning of the Philippines. The Philippine Development Plan 2017-2022, the final version of which was approved by NEDA on February 20, 2017, is the first medium-term plan developed out of this national long-term vision. The plan aims to lay a stronger foundation for inclusive growth, a high-trust society and a globally competitive economy with the aim of realizing the vision described in AmBisyon Natin 2040. The Philippine Development Plan 2017-2022 aims to reduce the incidence of poverty from 21.6% in 2015 to 14.0% by 2022 by targeting poverty among those in the agriculture sector and in regions with high a poverty incidence. As of April 2019, the total required investments to implement the Philippine Development Plan 2017-2022 were estimated to be ₱11.0 trillion.

Ratings Upgrade

In December 2014, Moody’s Investor Service, Inc. (“Moody’s”) upgraded the Republic’s credit ratings to Baa2, citing ongoing debt reduction, aided by improvements in fiscal management, continued favorable prospects for strong economic growth and limited vulnerability to the common risks affecting emerging markets as key drivers for the decision to upgrade the Republic’s rating. Moody’s also upgraded the Republic’s foreign currency shelf rating to (P)Baa2. In July 2018, Moody’s confirmed the Government of the Philippines’ Baa2 credit rating, mentioning the Republic’s limited vulnerability to external shocks. However, Moody’s noted the Republic’s low per capita incomes and low revenue-raising capacity compared to similarly rated peer countries, as well as controversial government policies on law and order which may have a negative impact on the attractiveness of the Republic to investors. Finally, Moody’s observed that a 2018 Supreme Court ruling increases the share of local government units’ internal revenue allotments, which, along with a proposed shift toward federalism, could have negative implications for public finances. Secretary Benjamin Diokno of the Department of Budget estimated that this Supreme Court ruling may increase the Republic’s deficit by ₱1.2 trillion to ₱6.0 trillion. The Supreme Court affirmed its decision in April 2019.

In December 2017, Fitch Ratings Ltd. (“Fitch”) upgraded the Republic’s credit ratings to BBB, citing strong and consistent macroeconomic performance, underpinned by sound policies. Fitch noted that there was no evidence that reports of violence associated with the campaign against the illegal drug trade in the Philippines had undermined investor confidence. In July 2018, Fitch maintained its BBB rating, noting the Republic’s favorable growth outlook, government debt levels below peer medians, a net external creditor position and policies geared toward maintaining macro stability against lower income per capita, weaker governance and business environment indicators compared to its similarly rated peers. However, Fitch also observed overheating risks evident from inflation, credit growth and a widening trade deficit. Despite these risks, Fitch expected the Republic to continue leading growth in the region.

In May 2019, Fitch affirmed the Republic’s BBB rating, balancing the country’s prospects of strong sustainable growth and high levels of foreign-exchange reserves against relatively low per-capita income, governance indicators, and government revenue. Fitch expected downside risks to growth could come from the slowdown in China and spillovers from escalating US-China trade tensions. Similar to Moody’s, Fitch also added that the 2018 Supreme Court ruling, affirmed in April 2019, allowing a larger share of local government units’ internal revenue allotments could create challenges for effective public finance management.

In April 2019, Standard & Poor’s upgraded the Republic’s rating to BBB+ with a stable outlook, citing the above-average economic growth, a healthy external position, and sustainable public finance. The stable outlook on the rating reflected Standard & Poor’s view that the economy will maintain its momentum over the medium term, in combination with contained fiscal deficits and stable public indebtedness.

Internal Conflict with Rebel Groups and Peace Negotiations

For over 40 years, various rebel groups in the Republic have periodically fought against Government forces. The purported objective of many of these rebel groups is to effect the separation of the traditionally Muslim portions of Mindanao from the Republic. However, other groups such as the Communist Party of the Philippines (the “CPP”) are ostensibly focused on ideological objectives rather than territorial ambitions.

The original Muslim separatist group, the Moro National Liberation Front (the “MNLF”), has existed since at least the early 1970s and has splintered twice, leading to the formation of the MILF in 1976, which is today the largest Muslim separatist group in the Philippines, and Abu Sayyaf in 1991. Despite this fragmentation, the original MNLF persists to this day.

In July 2010, the administration of former President Aquino constituted and appointed the Government Peace Negotiating Panel to continue the peace negotiations with the MILF. On January 1, 2011, a new AFP security plan called “Oplan Bayanihan” (meaning “spirit of unity”) took effect. Bayanihan replaced “Oplan Bantay Laya” (meaning “operation freedom watch”) launched in 2002. The new campaign focuses on non-combat operations targeted to eliminate poverty and other causes of rebellion, while pursuing peace talks with various rebel groups and the transition of internal security functions from the AFP to the PNP. The plan remained in effect until 2016.

On January 6, 2017, the AFP announced a new Development Support and Security Plan “Oplan Kapayapaan” (meaning “peace”), replacing “Oplan Bayanihan.” Under the new plan, the AFP’s priority will be the destruction of the terrorist group Abu Sayyaf and other local and foreign terrorist groups. The AFP will also be committed to supporting the peace process set by President Duterte, including the President’s war on drugs.

In July 2018, the United States government promised to provide $26.5 million to assist the Philippines’ counterterrorism efforts over the next two years. The United States and the Republic signed an agreement in August 2019 to advance cooperation to establish a new counterterrorism training facility at the Philippine National Police Academy in Silang, Cavite. Following its establishment, the center will provide counterterrorism training for law enforcement units and personnel from the Philippines and regional partner nations.

The Moro Islamic Liberation Front

In April 2012, the Government and the MILF agreed to a set of principles to guide the substantive agenda of future negotiations and to work for the creation of a new autonomous political entity that will share power with the Government. On July 19, 2012, the Government concluded the 29th formal exploratory peace talks with the MILF. Over the course of the three days of talks, the two sides discussed the realization of a new autonomous political entity to replace the ARMM. Both sides agreed to hold further discussions in August 2012. In exploratory talks held from August 7 to 11, 2012, the Government and the MILF both organized their respective technical working groups on power sharing and wealth sharing. The technical working groups reached consensus on certain issues relating to power sharing, revenue generation and wealth generation. Both parties noted progress in the discussion of a framework agreement and agreed to hold further discussions.

On October 7, 2012, the Government and the MILF concluded the 32nd formal exploratory peace talks with the release of a draft framework peace agreement (the “Framework Agreement”), which provides a framework for replacing the ARMM with Bangsamoro, a new autonomous political entity. Bangsamoro is the historical name for the traditionally Muslim portions of Mindanao. The Framework Agreement defines the powers and structures of the new Bangsamoro entity and describes the principles, processes and mechanisms that will shape relations between the Government and Bangsamoro. The Framework Agreement provides that the new entity will, subject to certain limitations, have the power to levy taxes, borrow funds from foreign and domestic lenders and share in the revenues generated through the development of natural resources within its jurisdiction. The Framework Agreement reserves the powers of defense and security, foreign policy, monetary policy and coinage, citizenship, and naturalization to the Government. The Government and the MILF signed the Framework Agreement on October 15, 2012.

On December 17, 2012, former President Aquino signed an executive order providing for the creation of the Transition Commission tasked with drafting the Bangsamoro Basic Law. On February 27, 2013, during the course of the 35th round of exploratory peace talks between the Government and the MILF, the parties signed the “Annex on Transitional Arrangements and Modalities,” a document that outlines plans to create Bangsamoro. Also signed in 2013 were the “Annex on Revenue Generation and Wealth Sharing”, which was signed on July 13, 2013, and the “Annex on Power Sharing”, which was signed on December 8, 2013.

Over the course of 2013, peace negotiations with the MILF led to extending the tours of duty of the Malaysian-led International Monitoring Team until March 2014 and the Ad Hoc Joint Action Group, which comprises states and non-governmental organizations, until February 2014. The Government and the MILF held the 41st round of exploratory peace talks on October 31, 2013, in Kuala Lumpur, Malaysia, wherein substantial progress was made on the remaining aspects of the power-sharing arrangements in connection with the creation of Bangsamoro.

The Government and the MILF signed, on January 25, 2014, the “Annex on Normalization” (the “Annex on Normalization”), the last of four annexes to the Framework Agreement, and the Addendum on Bangsamoro Waters and Zones of Joint Cooperation. The Annex on Normalization addresses the security arrangements for the autonomous Bangsamoro political entity and includes agreements on the police force in Bangsamoro, the decommissioning of the MILF’s Bangsamoro Islamic Armed Forces and redeployment of AFP forces in Bangsamoro, among other matters.

On March 27, 2014, the Comprehensive Agreement on the Bangsamoro (the “Comprehensive Agreement”) was signed by the Government and the MILF. The Comprehensive Agreement comprises 12 documents, including in particular the previously agreed Framework Agreement, its four annexes, the Addendum on Bangsamoro Waters and Zones of Joint Cooperation and all previous commitments between the Government and the MILF. The Comprehensive Agreement is the result of a 17-year-long peace process facilitated by the International Monitoring Team and supported by the Ad Hoc Joint Action Group. The Government expects the completion of the peace process to pay significant dividends for Bangsamoro and the Republic, as resources can increasingly be focused on funding gaps in the development of local infrastructure and governmental capacity in Bangasmoro.

Following the completion of the Comprehensive Agreement, the Transition Commission formally submitted its draft Bangsamoro Basic Law to the Office of the President in April 2014, and following review and revision, it was submitted by the Transition Commission to Congress on September 10, 2014. The peace panels of the Government and of the MILF agreed to organize a body called the Coordination Team for the Transition to the Bangsamoro Transition Authority on November 24, 2014, during a special meeting in Malaysia. According to the terms of reference signed by the panels, the Coordination Team shall serve as the primary mechanism for coordination between parties and concerned agencies to ensure that the necessary steps are undertaken in preparation for the transition leading to the installation of the Bangsamoro Transition Authority. According to the road map signed by the two parties, the ARMM shall be abolished once the Bangsamoro Basic Law is ratified and the Bangsamoro Transition Authority is established. The Bangsamoro Transition Authority shall serve as the interim government in Bangsamoro during the period between the ratification of the Bangsamoro Basic Law and the assumption into office of the elected members of the Bangsamoro Parliament.

The Bangsamoro Development Plan (the “BDP”), an initiative of the MILF, with support from the Government and the World Bank, defines a short, medium and long-term vision and strategy for the recovery and development of Bangsamoro. The BDP comprises three phases—the transitional development plan, which defines the direction for existing and planned quick-impact interventions of the Government until mid-2016 to promote a smooth transition from the ARMM to the Transition Commission; the medium-term development plan, which focuses on strategic interventions and investments promoting inclusive growth from mid-2016 through 2022; and the long-term development plan, which focuses on achieving sustainable economic development in the future. The BDP is structured around the following seven focus areas: economy and livelihood; infrastructure; social services; environment and natural resources; culture and identity; governance and justice; and security and normalization.

Pursuant to the Comprehensive Agreement, the Republic and the MILF have also agreed to focus efforts on “normalization”, which is defined in the Comprehensive Agreement as the process whereby conflict-affected communities can “return to conditions where they can achieve their desired quality of life, which includes the pursuit of sustainable livelihoods and political participation within a peaceful deliberative society.” The normalization process includes the rehabilitation, reconstruction and development of conflict-affected areas, in particular creating programs to address the needs of decommissioned members of the MILF armed forces, internally displaced persons and local poverty stricken communities. To support this focus, the Government has formed a number of advisory entities to recommend an appropriate police force for the Bangsamoro, to recommend mechanisms to address historical grievances and human rights violations in the region, to oversee the process of decommissioning the MILF armed forces and to coordinate security, among other initiatives. Likewise, the AFP supports the normalization process through the assignment of personnel to the different normalization advisory entities and the employment of AFP personnel in various joint peace and security teams.

On January 25, 2015, the PNP’s SAF conduced law enforcement operations against two terrorists, Zulkipli bin Hir, also known as “Marwan,” leader of the terrorist group Jema’ah Islamiyah, and Abdulbasit Usman, a local bomber, along the border of Barangays Pimbalkan and Mamasapano, Maguindanao in Mindanao. During the operation, the SAF encountered the MILF armed forces in Mamasapano. There was no prior coordination between the SAF and the MILF. The encounter resulted in a clash that contributed to the death of 44 and wounding of 12 SAF members. The MILF reported that 18 MILF members died and 14 were wounded during the clashes. Despite the two groups’ efforts to effect a cease fire by forming a “Joint Ceasefire Crisis Team,” fighting continued after cease fire communications had been dispatched to each group. After the incident, the Department of Justice conducted an investigation of the incident through the Joint National Bureau of Investigation—National Prosecution Service Special Investigation Team, which recommended the filing of charges of direct assault with murder against at least 90 members of the MILF.

On May 29, 2017, President Duterte approved the creation of a “Peace Corridor,” jointly implemented by the Republic and MILF, as a safe and secured pathway for the elderly, women, children and others fleeing the conflict zones in Marawi City. See “—Abu Sayyaf” for more details on the conflicts in Marawi. The Peace Corridor was opened on June 4, 2017.

On July 17, 2017, the final Bangsamoro Basic Law was officially submitted by the Transition Commission to President Duterte. The President confirmed his support for the legislation. On August 14, 2017, the Bangsamoro Basic Law was again submitted to Congress. On September 20, 2017, President Duterte agreed to certify as urgent the proposed Bangsamoro Basic Law during the third Legislative-Executive Development Advisory Council (“LEDAC”), and he urged Congress to expedite the passage of the proposed Bangsamoro Basic Law. In his 2018 State of the Nation Address, President Duterte emphasized his commitment to the Bangsamoro Autonomous Region’s autonomy within the constitutional framework of the Republic. In July 2018, the Bangsamoro Basic Law was passed as the Bangsamoro Organic Law, or Republic Act No. 11054. The law’s contributions to peace are expected to include the disarmament of 30,000 MILF fighters and the admission of MILF and MNLF fighters to the Philippine National Police as regular members.

The Bangsamoro Organic Law was ratified in January 2019, meaning that the ARMM will be abolished and the process for the formal establishment of the Bangsamoro Autonomous Region will begin. The ARMM will be gradually phased out as the Bangsamoro Autonomous Region of Muslim Mindanao is established. Following the ratification of the Bangsamoro Organic Law, the inauguration of the Bangsamoro Autonomous Region took place in March 2019. President Duterte has named 76 members out of the 80-member Bangsamoro Transition Authority. MILF Chairman Ahod Balawag Murad Ebrahim was appointed as the interim Chief Minister of the Bangsamoro Autonomous Region in Muslim Mindanao (“BARMM”). The Bangsamoro Transition Authority will govern the newly-established BARMM until elections in 2022.

The Moro National Liberation Front

In 1996, the Government signed a Final Peace Agreement with the MNLF outlining a framework for the creation of the ARMM. On April 20, 2010, a Memorandum of Understanding to continue working on the implementation of the 1996 Final Peace Agreement between the Government and the MNLF was signed in Tripoli, Libya, under which all the parties concerned agreed to undertake a process to monitor the implementation of the 1996 Peace Agreement and the security, governance and economic activities, including the delivery of social services, in the conflict-affected areas.

On June 2 and 3, 2010, exploratory talks between the Government and the MNLF concluded with the signing of the Declaration of Continuity for Peace Negotiation. The joint declaration contained major points on the continuing engagement by the Government and the MNLF panels on the peace process with the goal of reaching a comprehensive compact. Meetings were held on February 22 and 23, 2011 in Saudi Arabia to explore ways of resolving the remaining issues blocking the full establishment of the ARMM. At meetings in Solo City, Indonesia in June 2012, the MNLF agreed to take part in the ARMM governance reforms of the Government.

In August 2012, the MNLF Chairman Nur Misuari unilaterally declared an Independent Bangsamoro Republik and appointed himself president, which contributed to rising tensions. Since the Solo City meetings until early 2012, there had been sporadic violence in the ARMM involving the MNLF, which was largely limited to clan wars. Despite these developments, the Government continued to carry out its development programs in the region.

In August 2013, a series of bombings occurred in the cities of Cagayan de Oro and Cotabato City, as well as other areas in Maguindanao and North Cotabato provinces in Mindanao. While a faction of the MNLF claimed responsibility for certain of the bombings, authorities have not yet confirmed the identity of the perpetrators, nor have they determined the relationship, if any, between the bombing incidents.

On September 9, 2013, Chairman Misuari and his Commander Khabir Malik led a faction of the MNLF in attacks against Zamboanga City in Mindanao. Over the course of the incident, hundreds of civilians were taken hostage by MNLF forces. Government forces brought an end to the attack, and 195 hostages were rescued, 394 individuals displaced, at least 245 persons killed (including 13 civilians, 24 Government forces and 208 MNLF operatives), 426 persons wounded (including 72 civilians, 192 Government forces and 162 MNLF operatives), 236 firearms recovered, 24 Chairman Misuari loyalists surrendered and 269 other MNLF operatives captured or apprehended. The Government declared the crisis over on September 28, 2013, and following recommendations from local police and military officials, the Zamboanga City Crisis Management Committee approved the lifting of curfew hours on December 2, 2013.

On January 27, 2014, in an operation coordinated with the MILF, the AFP and the PNP began an operation against a faction of the MNLF known as the Bangsamoro Islamic Freedom Fighters, two days after the signing of the Annex on Normalization. Thirty seven members of the Bangsamoro Islamic Freedom Fighters were killed in the operation.

On February 3, 2014, Abul Khayr Alonto was elected Chairman of the MNLF, following the disappearance of Chairman Misuari, who is believed to have gone into hiding following the issuance of a warrant for his arrest as a result of the siege and temporary occupation of Zamboanga City. Following Alonto’s election as Chairman, the MNLF re-affirmed its commitment to the peace process and the establishment of the independent Bangsamoro.

In a meeting on October 13, 2014, the MNLF and the MILF formally activated the Bangsamoro Coordination Forum (the “BCF”). The meeting was attended by Egyptian Ambassador Mahmoud Mostafa, who chaired the Peace Committee on Southern Philippines of the Organization of Islamic Cooperation (the “OIC”), Hassan Abdein, OIC Department of Minorities and Communities, Office of the Presidential Adviser on the Peace Process Undersecretary Jose Lorena, National Security Council Deputy Director General Zenonida Brosas and Department of Foreign Affairs Assistant Secretary Julius Torres. The terms of reference signed by the parties to the October 2014 meeting call for a venue to discuss issues and concerns confronting the Bangsamoro people, the coordination of efforts of the MILF and the MNLF in order to consolidate their efforts towards achieving a lasting peace and consultations with other sectors of the Bangsamoro society, such as the Ulama. The first meeting of the BCF was held on October 13 and 14, 2014 in Manila, and a second meeting took place November 12 through 14, 2014. In April 2015, MNLF and MILF leaders held another meeting with the OIC Secretary General through the BCF to discuss the peace agreements that each group separately signed with the Government.

In September 2015, the Government and the MNLF met to discuss the replacement of the ARMM with Bangsamoro and the replacement of the 1996 Final Peace Agreement, the prior 1976 peace agreement and all other prior peace pacts between the Government and the MNLF with the Bangsamoro Basic Law. Notwithstanding such replacement, the Aquino administration reiterated its commitment to completing the tripartite review process between the Government, the MNLF and the OIC pursuant to the 1996 Final Peace Agreement. A ministerial-level tripartite meeting was held at OIC headquarters in Jeddah, Saudi Arabia on January 25, 2016, and on January 26, 2016, the Government, the MNLF and the OIC formally signed a Joint Communique marking the conclusion of the tripartite review process. Under the Joint Communique, the parties committed to the establishment of a Bangsamoro Development Assistance Fund, the implementation of an agreement on co-management of strategic minerals, the participation of the MNLF in the Transition Commission and the creation of a Tripartite Implementation Monitoring Committee to oversee the implementation of the foregoing.

Similar to and concurrently with the normalization process with the MILF pursuant to the Comprehensive Agreement, the Government is also pursuing normalization with the MNLF by, among other measures, establishing community security management in strategic MNLF communities, both within and outside the Bangsamoro, in order to reduce the supply of firearms and build resilient and economically-developed communities, providing social protection services including health insurance and study grants, and constructing new roads, bridges, warehouses, water supply systems, health care centers, community peace centers and irrigation systems.

On October 27, 2016, the Pasig Regional Trial Court suspended the court hearings and enforcement of the arrest warrant against Nur Misuari, former chairman of the MNLF, for his involvement in the siege and occupation of Zamboanga City in 2013. On November 4, 2016, Misuari met with President Duterte as part of MNLF’s participation in the peace process, and expressed his support for President Duterte’s anti-drug policy.

On November 10, 2016, Presidential Adviser on the Peace Process Dureza announced that the concerns of the MNLF will be handled separately from the peace process with MILF. Specifically, followers of Misuari will constitute their own five-member panel in order to engage with the Government to work on the completion of the remaining commitments under the 1996 Final Peace Agreement. Inputs from the Misuari panel will be submitted to Congress to be reconciled with the enabling law proposed by the Transition Commission.

In June 2017, President Duterte accepted the offer of MNLF for 2,000 of their members to join the fight against Islamic State-linked terrorists in Marawi City. See “—Abu Sayyaf” for more details.

On July 18, 2017, the Chairman of MNLF met with President Duterte and declared that he will no longer be submitting his proposed amendatory law to enhance the Autonomous Region in Muslim Mindanao but will instead push for federalism. Peace Implementing Panel Chairman Parcasio clarified that this does not mean they have abandoned the 1996 Final Peace Agreement, but they are trying to reconcile it with the other peace agreements, particularly the Jeddah Accord.

On November 12, 2017, fighters of the MILF and MNLF clashed in a village of Matalam after an MNLF member shot and killed a member of the rival organization. Four fighters were left injured. The clash ended when leaders of both organizations intervened and declared a ceasefire.

In January 2018, MNLF leadership announced that they had joined government forces in the fight against rebel groups, terrorist groups, and drug syndicates. In August 2018, the MNLF chair Yusop Jikiri condemned a deadly car bomb attack in Lamitan City, saying that such an attack was “un-Islamic”. The attack was reportedly carried out by a foreign militant.

MNLF has continued to push for federalism. MNLF leader Nur Misuari communicated to President Duterte in March 2019 that MNLF will go to war if a federal government will not be established. In response, President Duterte informed the media that he would like to form a panel to publicly discuss the form of the federal government. In August 2019, President Duterte ordered the creation of a coordinating committee with MNLF to demonstrate efforts to bring peace to Mindanao and to fight against the Abu Sayyaf. The newly-established Government-MNLF Peace Coordinating Committee convened in December 2019. During the committee meeting, the Government and MNLF agreed to implement the remaining commitments contained in the Tripartite Review Process of the 1996 Final Peace Agreement. Such commitments include the establishment of the Bangsamoro Development Assistance Fund and the creation of the Tripartite Implementation Monitoring Committee.

Abu Sayyaf

In 2002, the United States and the European Union placed Abu Sayyaf on their lists of “foreign terrorist organizations.” Moreover, the United States has in the past sent troops and military advisors to assist the AFP in its conflict with Abu Sayyaf. In July 2002, the United States and the Republic entered into a sustained military cooperation agreement that provides for annual training exercises involving both Philippine and U.S. soldiers.

In the years that followed since 2002, there has been ongoing violence relating to Abu Sayyaf, including various kidnappings and hostage incidents, hostilities and fighting, woundings and both civilian and AFP deaths that have resulted. The AFP has simultaneously been successful throughout the period in capturing or killing while in combat Abu Sayyaf militants.

Abu Sayyaf continued violent attacks in 2019. In February 2019, twin blasts were carried out at a cathedral in Jolo, Sulu, killing 23 people and leaving over a hundred people injured. In the same month, Abu Sayyaf demanded ransom in exchange for three foreigners who were abducted. The Government rejected the demand, citing their policy against ransom payments. In April 2019, a clash between Government troops and around 80 Abu Sayyaf members broke out in Patikul, Sulu, leaving seven dead and 21 wounded. In May 2019, a Dutch national was killed in a firefight between Abu Sayyaf and the Government. In June 2019, two bomb attacks took place in a military camp in Indadnan, Sulu, killing 8 people and wounding 22 others. The Islamic State of Iraq and Syria (“ISIS”) has claimed that the attacks were carried out by Abu Sayyaf, its local affiliate. In September 2019, a female suicide bomber, who later was identified as an Abu Sayyaf member, attacked a military checkpoint in Indanan, Sulu.

Marawi Siege

A military raid to capture Isnilon Hapilon, a Filipino leader of the Abu Sayyaf group and also a designated commander of ISIS in Southeast Asia, in Marawi City on May 23, 2017 led to an almost six-month siege of the city. Upon the capture of Isnilon Hapilon, reinforcements from members of the Maute group, a local Islamist militant organization that has pledged allegiance to ISIS, poured into Marawi City. Massive violence took place in Marawi City including killings of over a hundred people, setting fire to buildings, taking hostages and running street battles with Government forces. A mass evacuation of the city was ordered, and the whole city was put on lockdown. On the same day, President Duterte signed Proclamation No. 216 declaring a state of martial law in Mindanao. The Department of National Defense stated that President Duterte’s imposition of martial law was imperative, stressing it is necessary to solve the security concerns in the region. According to the 1987 Constitution, the state of martial law initially lasted for 60 days until July 22, 2017. Since the crisis in Marawi City, the Republic has established a “Peace Corridor” with the MILF as part of the rescue effort. See “—The Moro Islamic Liberation Front.” The Republic has undertaken various initiatives to respond to the crisis, including organizing focus groups, discussion platforms and programs to identify issues and to provide aid to relocated families.

On July 22, 2017, the Senate and the House of Representatives convened a joint session to approve the extension of Proclamation No. 216 until December 31, 2017, arguing that the extension was necessary to maintain public safety and to continue work on the recovery, reconstruction and rehabilitation of Marawi City.

On October 17, 2017, President Duterte declared Marawi “liberated from terrorist influence.” His declaration came after the reported death of terrorist leaders Isnilon Hapilon and Omar Maute the day before. However, he did not mention when the martial law declaration would be lifted. On October 23, 2017, a presidential spokesperson announced the end of the Marawi crisis and the shift in focus to the enormous and challenging task of rebuilding, reconstruction and rehabilitation of Marawi City.

On November 17, 2017, an AFP spokesman declared that given the ongoing operations against threat groups following the liberation of Marawi City from ISIS-affiliated groups in October 2017, the military might consider extending martial law in Mindanao. On November 26, 2017, the Moro Consensus Group urged the lifting of martial law in the region, since such lifting would hasten the return of the affected residents to their respective homes.

On November 26, 2017, the military intensified its operations aimed at recovering remaining hostages from Abu Sayyaf by integrating the participation of local government units in Sulu.

In December 2017, Congress approved the request by President Duterte to extend martial law in Mindanao for another year in order to combat armed groups there. From May to December 2017, over 1,200 people were killed in Marawi City, posing the greatest security threat to the Republic since President Duterte took office in 2016. On December 31, 2019, martial law in Mindanao ended, marking an end to two and a half years of heightened military tension, but a state of national emergency in the region remains in effect as of December 31, 2019.

According to unofficial data provided by the Office of Task Force Marawi, the total cost of damages of the Marawai Siege was approximately ₱11.5 billion. In 2018, the Government has focused on rebuilding Marawi City. In August 2018, the Government and the MILF revived a cooperation agreement, originally entered into during the siege for the purposes of rescuing civilians. Under the revived pact, MILF and the Government will work together in an effort to rehabilitate Marawi City.

Communists and Affiliated Groups

The Philippines has experienced over 40 years of communist insurgency. In 2002, the United States and the European Union placed the CPP and the CPP’s armed affiliate, the New People’s Army (the “NPA”), on their lists of “foreign terrorist organizations.” As a result, the United States and European governments have frozen financial accounts linked to these groups and restricted travel of CPP and NPA members in the United States and the European Union. The Government and the National Democratic Front (the “NDF”), a political organization closely aligned with the CPP and the NPA, held three rounds of peace talks in Oslo, Norway, from February 2004 to August 2004. However, sporadic fighting between the NPA and the AFP continues.

Although formal peace talks with communist-affiliated groups have been suspended since August 2004, the peace process has nevertheless proceeded through “informal engagements” designed to allow both parties to speak informally and with no pre-agreed agenda. As a result, from 2004 to 2015, there have been various failed formal and informal peace negotiations and meetings held. Throughout the period, violence continued (such as in 2010 when 10 AFP soldiers were killed in a raid by suspected members of the NPA and in 2013 when NPA guerrillas attacked an army convoy killing at least 11 AFP soldiers and one civilian) though at times, the parties agreed to certain ceasefires, such as the one that lasted from December 20, 2012 to January 15, 2013.

The Government, through the Office of the Presidential Adviser on the Peace Process in coordination with concerned Government agencies, has pursued alternative modes of addressing the problems posed by rebel groups. These include: implementing peace and development projects in conflict-affected communities to address the root causes of the insurgency; addressing human rights violations in relation to the conflict; implementing a formal agenda with respect to indigenous peoples; addressing the situation of internally displaced persons; enhancing the re-integration program for rebels returning to society; and laying an administrative framework for good governance in the ARMM. The Government has constructed farm-to-market roads, school buildings and electrical and water facilities in an effort to improve conditions in many of the conflict-affected communities. The Government also launched the “AFP Guns for Peace Program” in April 2013, which allows former rebels to trade in their firearms for immediate cash assistance from local government units (“LGUs”) and the opportunity to participate in certain Government programs, such as the Technical Education and Skills Development Authority’s skills and livelihood programs. The AFP has also focused on normalization of areas affected by the NDF, the NPA and the CPP through collaborative efforts between the AFP, the PNP and local organizations to clear affected provinces or localities of threats to the safety and well-being of the people from the NDF, the NPA or the CPP.

On June 15, 2016, preliminary talks were held in Oslo, Norway on the resumption of peace negotiations between the administration of then President-elect Duterte and the Communist Party of the Philippines (the “CPP”), the New People’s Army (the “NPA”) and the National Democratic Front (the “NDF”). Shortly thereafter, on July 25, 2016, President Duterte announced in his first State of the Nation Address a unilateral ceasefire with the CPP, the NPA and the NDF in order to provide an enabling environment for the resumption of peace talks. He also encouraged the NPA and the NDF to respond in kind, and on July 30, the NDF announced its corresponding ceasefire. President Duterte’s six-point peace and development agenda includes an accelerated timeline for the peace negotiations with the CPP, the NPA and the NDF.

On August 22, 2016, the Government resumed its formal negotiations to seek peace with the NDF with the aim of forging a political settlement anchored in social, economic and political reforms. Two members of President Duterte’s cabinet led the five-member Government panel that met in Oslo with top leaders of the NDF, some of whom were detained NDF consultants who were released on bail for the negotiations.

The negotiations resulted in the reaffirmation of previously signed agreements between the Government and the NDF and a resolution to conduct formal talks and consultations in accordance with such agreements. The parties also agreed to accelerate the peace process and set a timeline for the completion of remaining substantive agenda items, including socio-economic reforms, political and constitutional reforms and an end to hostilities. Finally, it was agreed that the AFP, the CPP, the NPA and the NDF would all commit to an indefinite ceasefire.

From October 6-10, 2016 a second round of formal negotiations were held in Oslo that focused particularly on the negotiation of a Comprehensive Agreement on Socio-Economic Reforms (“CASER”). The parties agreed on the following objectives for CASER: (i) rural equality and development to achieve food self-sufficiency; (ii) a sovereign, self-reliant and industrialized national economy; (iii) protection and rehabilitation for the environment, with just compensation for affected populations and sustainable development; (iv) the upholding of social, economic and cultural rights of working people and the elimination of discrimination; (v) sustainable living incomes for all; (vi) affordable, accessible and quality social services and utilities; (vii) sovereign foreign economic policies and trade relations that support rural development and national industrialization; and (viii) monetary and fiscal policy to support national development.

As part of the peace negotiation process, the Office of the Presidential Adviser on the Peace Process submitted a draft amnesty proclamation to President Duterte covering over 400 political prisoners. Since then, the Republic has released political prisoners, including 22 consultants of the NDF.

The negotiation panels of the Government and the NDF held the third round of formal talks in Rome City from January 19 to 25, 2017. The NDF approved President Duterte’s proposal for a federal form of government provided certain safeguards were put in place. The Government and the NDF agreed to strictly comply with the Comprehensive Agreement on Respect for Human Rights and International Humanitarian Law, the first major agreement signed by the parties in accordance with the four item substantive agenda as provided for in The Hague Joint Declaration. The NDF ceasefire committee also formally acknowledged receiving the Government cease fire committee’s draft Agreement on an Interim Bilateral Cessation of Hostilities Between the Government and the NDF. The NDF said that it will seriously study the proposal, submit comments and may provide its own updated version of its proposed draft agreement for an interim bilateral ceasefire.

After the killing of three soldiers by the NPA in Bukidnon on the termination date of the NPA’s unilateral ceasefire, President Duterte stated on February 6, 2017 that he will no longer consider the CPP, NPA and NDF as communist groups but as terrorist groups and suspended the peace talks.

On March 3, 2017, President Duterte declared that in pursuit of peace, he was once again open to the resumption of the peace talks with the CPP, NPA and NDF, insisting, however, that any bilateral ceasefire shall be respected by the militants and that necessary guidelines and mechanisms shall be determined accordingly by the two parties. He stated that his plans for peace negotiations would include three requests: release of hostages, halt to revolutionary taxes and halt to favors.

From April 2-6, 2017, a fourth round of formal negotiations were held in Oslo, focusing on the implementation of the Comprehensive Agreement on Respect for Human Rights and International Humanitarian Law and the unification of the drafts of CASER and Comprehensive Agreement on Political and Constitutional Reforms, as well as the prospective bilateral ceasefire. In addition, the Government and NDF agreed to formulate an interim joint ceasefire agreement that will boost trust and confidence in the peace negotiations.

The fifth round of peace talks were to be held in Noordwijk in the Netherlands from May 27 to June 1, 2017, with the main objective to work on the draft of CASER. However, before the start of the talks, the Government’s negotiation panel announced that they would not participate in the light of the latest public announcement by the CPP to accelerate and intensify its attacks against the Government due to the President’s declaration of martial law in Mindanao.

Several localized peace negotiations have been carried out, in particular in Davao City with the creation of the Davao City Peace Committee to negotiate with local forces of the NPA, or in Eastern Visayas with the eighth Infantry Division of the Philippine Army; however, on November 2, 2017, the CPP rejected local peace negotiations, stating that the NPA is united under the central leadership of the CPP and that the intended division of revolutionary forces would fail.

The NPA claimed 27 attacks across Northern Mindanao in November 2017, leading to the death of nearly 13 and the wounding of 12 others. On November 23, 2017, President Duterte issued Proclamation No. 360, which declared the termination of all peace negotiations with the NDF, CPP and NPA.

The Government traditionally declares a suspension of military operations against the NPA during the holiday season. On December 20, 2017, despite President Duterte’s declaration to cease all peace negotiations with the NDF, CPP and NPA, President Duterte announced that a suspension of military operations will be held from December 24, 2017 to January 2, 2018. NPA also declared a ceasefire around the holiday season.

Despite attempts to resume localized peace negotiations in 2018, no talks have been successfully arranged. In July 2018, the CPP announced that it would not participate in peace talks. However, in August 2018, CPP leader Jose Maria Sison said that the NDF would be willing to negotiate.

President Duterte issued Executive Order No. 70 in December 2018 establishing a “Whole of Nation” approach to ending local communist armed conflict through the creation of a national task force that will take the lead in institutionalizing a national peace framework. Under the Whole of Nation approach, local peace engagements have been carried out throughout the country. The local peace engagements aim to address the needs of communities and prevent them from being exploited by insurgents.

In Mindanao, local peace engagements have resulted in the mass surrender of members of the CPP-NPA Southern, Northeastern, and Western Mindanao Regional Party Committees operating in Regions IX, X, XI and CARAGA. Through the efforts of local chief executives, the Regional Task Force – Ending Local Communist Armed Conflict IX, and the CPP-NPA’s Western Committee, the parties forged an agreement in which they committed to jointly carry out socio-economic programs and projects in their communities. Moreover, local peace engagements have enabled the parties to utilize non-traditional measures in convincing members of the rebel group to give up armed struggle. Local peace engagements are anchored in the concept of “Normalization” which include the transformation of armed fighters to peaceful civilians, the delivery of socio-economic programs to the affected communities and the provision of amnesty programs.

International Relations

The Philippines places a high priority on expanding global trade through a multilateral framework of principles and rules that respect individual countries’ policy objectives and levels of economic development. The Republic’s participation in various international organizations, such as the World Trade Organization, the IMF, the World Bank and the ADB, allows it to encourage liberalized trade and investment and to discuss global issues that affect the Republic’s economy.

The following table shows the Republic’s capital participation in, and loans obtained from, major international financial organizations.

Membership in International Financial Organizations
Name of Organization	Date of Admission	Subscribed	Capital Share	Capital Paid In	Loans Outstanding
	(in millions, except for percentages)
International Monetary Fund(1)	December 27, 1945	SDR2,042.9	0.43%	—	—
International Bank for Reconstruction and Development(2)	December 27, 1945	$990.3	0.43%	$63.9	$4,957.6	(3)
Asian Development Bank(4)	December 22, 1966	$3,600	2.38%	$180.1	$6,071.8

Sources: The IMF, the World Bank, the ADB and the Bureau of the Treasury.

Notes:

(1) As of September 24, 2018

(2) As of June 30, 2018, unless otherwise noted.

(3) As of July 31, 2018

(4) As of July 31, 2018

The Philippines also promotes its economic interests through membership in the following regional organizations:

•	The Association of Southeast Asian Nations (“ASEAN”);

•	ASEAN Free Trade Area;

•	Southeast Asia, New Zealand and Australia Central Banks;

•	Southeast Asian Central Banks;

•	Asia-Pacific Economic Cooperation (“APEC”); and

•	Executives Meeting of East Asia and Pacific Central Banks.

Relationship with the IMF

The IMF historically maintained relations with the Republic within the context of a regular IMF program monitoring arrangement and a subsequent post-program monitoring arrangement. Under its regular program monitoring arrangement, the IMF was allowed to influence the Republic’s fiscal policies through stabilization and structural adjustment programs. In contrast, the post-program monitoring arrangement involves program assessments based on a regular review of economic developments and policies rather than the attainment of specific quantitative targets and does not include a financing component.

In July 2014, the Executive Board of the IMF concluded its Article IV consultation with the Republic. In its report with respect to the consultation, the IMF observed that the Philippine economy continued to perform robustly in 2013. The IMF noted that the Republic’s strong macroeconomic fundamentals, financial sector buffers and flexible policy responses cushioned the impact of volatile capital flows and that domestic monetary and financial conditions are now very accommodative. The IMF expected that the Republic’s macroeconomic prospects will remain favorable and that reconstruction from Typhoon “Yolanda,” infrastructure spending and remittance-driven private consumption will support continued GDP growth. Risks to the IMF’s forecasts include tightening monetary policy abroad, a slowdown in China or other emerging markets and a disproportionate flow of resources into the property sector, which could heighten volatility. The IMF called on the Republic to further reduce bottlenecks to investment and formal sector employment, to diversify the production structure and to improve domestic job opportunities. The IMF also encouraged the Republic to continue to proactively tighten monetary conditions to address potential inflation and generalized financial stability risks and to focus on mobilizing stable sources of revenue.

In March 2015, IMF staff visited the Republic. The mission conducted a series of meetings with Government officials and private sector representatives and focused on recent economic developments. At the conclusion of the visit, IMF officials noted that real GDP continued to grow briskly and unemployment fell in 2014. The IMF noted that risks to the outlook for the Philippines going forward include asynchronous monetary policies in advanced economies and weaker external demand from advanced economies and key emerging markets. Finally, the IMF encouraged the Republic to move toward a fiscal deficit target of 2% of GDP.

In August 2015, the Executive Board of the IMF concluded its Article IV consultation with the Republic. In its report with respect to the consultation, the IMF commended the Republic for its prudent macroeconomic management. The IMF welcomed the Government’s plan to increase infrastructure investment and social spending and to return to the medium-term fiscal deficit target of 2% of GDP. While encouraging continued vigilance to guard against overheating, the IMF also observed that the Republic’s current monetary policy is appropriate in light of low inflation, moderating and more balanced credit growth and moderating economic activity. The IMF emphasized continued exchange rate flexibility in order to smooth excessive volatility. Finally, the IMF noted that the financial system remains sound but that more stringent regulation may be needed should systemic risks develop in the future. The IMF encouraged the Republic to continue to raise infrastructure spending, facilitate public-private partnerships, improve the business climate and enhance human capital and social services for the poor.

In February 2016, IMF staff visited the Republic. The mission conducted a series of meetings with the Governor of Bangko Sentral, senior government officials, private sector representatives and representatives of the financial community. The IMF noted that the Philippine economy has performed remarkably well in the face of a weaker external environment and global financial turbulence in 2015, citing in particular a strong increase in private investment and public construction throughout 2015. The IMF expected continued strong domestic demand in 2016 to offset weakening net exports. The IMF also noted that the peso had depreciated less against the U.S. dollar in 2015 than other regional currencies had. While the IMF maintained a favorable economic outlook for the Philippines, it cited risks including lower growth in China and the region, global financial volatility, capital outflows and weather-related disruptions. The IMF encouraged the Republic to continue to implement structural reforms to support growth.

In September 2016, the Executive Board of the IMF concluded its Article IV consultation with the Republic. In its report with respect to the consultation, the IMF commended the Republic for continued strong macroeconomic management, with robust growth and low inflation. The IMF noted that the Philippine economy continues to perform strongly. Both consumption and investment grew rapidly; however, net exports were held back by weak external demand. The IMF also noted that job creation was strong and that inflation has remained moderate, falling below Bangko Sentral’s target band due to lower commodity prices. The Republic’s external and fiscal positions remain robust. The outlook for the Philippine economy remained favorable despite external headwinds. It was noted that the strong macroeconomic performance of the Republic has not led to corresponding improvements in poverty reduction, inequality and unemployment and that the new Duterte administration should focus on putting the economy on a higher and more equitable growth path. The IMF encouraged efforts to increase investments in infrastructure and human capital, improve targeting of social spending, enhance competitiveness and foreign direct investment and making the financial system deeper and more inclusive.

In August 2017, the IMF staff completed its 2017 Article IV Mission to the Philippines. In October 2017, the Executive Board of the IMF concluded the Article IV consultation with the Philippines, and considered and endorsed the staff appraisal without a meeting. The appraisal concluded that strong performance of the economy has continued, with rapid economic growth and low inflation. Economic growth is projected to remain high, supported by robust domestic demand, while inflation is expected to remain near the center of the target band. The appraisal notes that credit growth has accelerated, and although most indicators find no evidence of credit booms so far, some indicators suggest that credit gaps could approach early warning levels between 2017 and 2018. Risks to the outlook arise mainly from external sources. According to the staff appraisal, the external sector remains moderately stronger than warranted by fundamentals and desirable policies. Foreign reserves remain sizable, but the staff believes this is broadly justified by the country’s exposure to natural disasters and capital flow volatility. The appraisal supported the authorities’ plans to gradually scale up productive infrastructure and targeted social spending, while keeping a broadly neutral fiscal stance. The staff appraisal welcomed the first tax reform package designed to create additional fiscal space, and encouraged the authorities to consider additional revenue measures.

The main systemic risks to financial stability according to the staff appraisal are high credit growth and concentration. According to the appraisal, macro prudential policies should be used to address systemic risks to financial stability. The appraisal recommended amendments to the BSP Charter that (i) introduce a financial stability mandate; (ii) extend the supervisory perimeter; (iii) establish legal protection for supervisors; (iv) increase the BSP’s capital; and (v) allow the BSP to issue its own securities. The staff supported ongoing reforms aimed at lowering poverty and maximizing the demographic dividend. Finally, the appraisal welcomed amendments to anti-money laundering laws to include casinos.

In July 2018, the IMF staff completed its 2018 Article IV Mission to the Philippines. The IMF staff’s preliminary findings suggested that the Republic’s economy is performing well, underpinned by strong consumption and investment. The preliminary findings warned, however, of rising inflation and other short-term risks such as continued rapid credit growth, higher U.S. interest rates and the strength of the U.S. dollar, volatile capital flows and trade tensions. The staff’s preliminary findings suggested maintaining a broadly unchanged fiscal deficit in 2018 and 2019 at around 2.4% of GDP, further tightening the monetary policy to anchor inflation expectations, maintaining exchange rate flexibility, pursuing measures to safeguard financial stability amid continued rapid credit growth and rising corporate debt, and sustaining or deepening the government’s reform program in a range of areas. In September 2018, the IMF staff published its report based on these findings and presented it to the IMF Executive Board for discussion and decision.

In November 2019, the IMF staff completed its 2019 Article IV Mission to the Philippines. The IMF staff’s preliminary findings noted that closer-to-target Government spending and the recent monetary policy easing is expected to result in GDP growth throughout 2020. Macroeconomic policies, including the recent cuts in the BSP’s policy rate, were said to be an appropriate response to the slowing growth and easing inflationary pressures. The preliminary findings suggested that there is room to expand and better target social spending and infrastructure. With economic growth expected to pick up, rapid credit growth may reemerge and macro prudential policy responses may be required. The staff’s findings also noted that structural reform progress has been strong and important legislation has passed, including rice Tariffication, tax reform, a national digital ID, and BSP charter amendments. However, further steps could be taken to promote inclusive growth, including continued tax reform, the relaxation of restrictions on foreign investment, broadening poverty reduction efforts, easing the banking secrecy law, and upgrading the capacity of public administration. The preliminary findings warned of global trade tensions, shifts in global financial conditions, and natural disasters, which affects the short-term outlook.

World Bank Financing and Projects

For 2014, the World Bank committed to three active projects in the Philippines with an aggregate amount exceeding $1.2 billion, including projects to support the development of a learning, equity and accountability program, the development of a national community drive development project to improve services to targeted municipalities and to provide support for post typhoon recovery. The World Bank also committed to a future pipeline of seven projects with an aggregate commitment amount exceeding $2 billion. These projects include a public health enhancement project, a harvest project, a social welfare development and reform project, a disaster risk management development project, a flood management project and an inclusive partnerships for agricultural development.

On November 13, 2014, the Second Implementation Support Mission of the World Bank and the ADB on Operations of Kapit-Bisig Laban sa Kahirapan Comprehensive and Integrated Delivery of Social Services-National Community-Driven Development Program was launched. This community-driven development mission comprises two parts: first, a $3 million grant from the Japan Social Development Fund-Livelihood Opportunities for vulnerable urban communities focused on providing income-generating activities and opportunities for urban poor communities; and second, the implementation of part of a World Bank Additional Financing loan, addressing issues that cause or worsen poverty in urban poor communities.

In 2015, the World Bank committed to four active projects in the Philippines with an aggregate amount exceeding $924 million, including projects for the development of Cebu Bus Rapid Transit and the Philippine Rural Development Project. The World Bank also committed to a future pipeline of seven projects with an aggregate commitment amount exceeding $2 billion. The projects include the development of a public health system, welfare development and reform, flood management and development for agricultural competiveness.

In 2016, the World Bank committed to two projects in the Philippines with an aggregate amount of approximately $950 million, including the Second Social Welfare Development and Reform Project, which will contribute to the Republic’s financing in health and education from 2016 to 2019, and the Second Disaster Risk Management Development Policy Loan, which aims at helping the Republic in improving its technical and financial capacity in managing disaster risks and economic and fiscal impacts of natural disasters. In addition, the World Bank also committed to a future pipeline of six projects with an aggregate commitment amount exceeding $700 million. The commitment amount is primarily related to a flood management project in Manila and a development policy loan.

In 2017, the World Bank committed to four projects in the Philippines with an aggregate amount of $347.8 million, namely (i) $40.7 million for the Metro Manila BRT Line 1 Project, which aims to improve the efficiency, effectiveness and safety of the public transport system along the project corridor in Metro Manila in an environmentally sustainable manner, (ii) $0.2 million for the Philippines Program for Climate Resilience: TA for the Risk Resiliency and Sustainability Program, (iii) $99.3 million for the Inclusive Partnerships for Agricultural Competitiveness program, which aims to improve access to markets and to enhance the competitiveness of smallholder farmers in the targeted agrarian reform community clusters, and (iv) $207.6 million for the Metro Manila Flood Management Project, which aims to improve flood management in selected areas of Metro Manila.

In 2018, the World Bank committed to two projects in the Philippines with an aggregate amount of approximately $173.2 million, including (i) $170.0 million additional financing for the Rural Development Project, which aims to increase rural incomes and enhance farm and fishery productivity in the targeted areas and (ii) $3.2 million for the Mindanao Trust Fund-Reconstruction and Development Project Phase II, which aims to improve literacy and access to socio-economic infrastructure in terms of time, distance and cost in targeted communities in conflict-affected areas in Mindanao.

In 2019, the World Bank committed to three projects in the Philippines with an aggregate amount of $1,150 million, namely (i) $450.0 million for the Improving Fiscal Management Development Policy Loan Project, which aims to improve fiscal management to strengthen tax policy, enhance public finance management and budget planning and strengthen fiscal risk management of public assets, (ii) $300.0 million for the Second Social Welfare Development and Reform Project, which aims to support the National Program Support for Social Protection of the Department of Social Welfare and Development to improve the use of health and education services of poor children, and (iii) $400.0 million for the Promoting Competitiveness and Enhancing Resilience to Natural Disasters DPL Sub-program 1, which aims to promote competitiveness, enhance fiscal sustainability and strengthen financial resilience to natural disasters and climate change.

Asian Development Bank Financing and Projects

In 2014, the ADB approved five pipeline loans to the Republic totaling $1.8 billion, including loans for K-12 education reform, assistance for inclusive growth and poverty reduction, the Philippines Development Plan, emergency support for areas affected by Typhoon “Yolanda,” and the national community-driven development project.

In 2015, the ADB approved four pipeline loans to the Republic with an aggregate amount exceeding $3 billion, comprising (i) two program loans amounting to approximately $1.1 million to fund various programs, including programs for the modernization of public transport and a program to strengthen the support of public sector investments in infrastructure, and (ii) two project loans amounting to approximately $2.8 billion to fund various projects, including projects for the construction and operation of a wind farm in the province of Ilocos Norte, and an initiative to provide a project loan to the Republic for the issuance of its first peso-dominated green project bond.

In 2016, the ADB committed to seven projects with an aggregate amount exceeding $1.4 billion, comprising (i) $1.3 million in secondary education support program, (ii) approximately $850 million of additional financing in social protection support projects focusing on the education, health and public sector management sectors, (iii) $123 million of project loans to a water transmission improvement project in the Angat area, (iv) $63 million for the expansion and rehabilitation of water supply systems outside of the Manila metropolitan area, (v) $600,000 for the financing projects for housing, insurance and small and medium enterprises finance and leasing, (vi) $2 million for the development of a tax and fiscal policy in the Republic, and (vii) $400 million for the financing local government units programs.

In 2017, the ADB committed to seven projects in the Philippines with an aggregate amount exceeding $1.1 billion, comprising (i) $300.0 million for the Facilitating Youth School-to-Work Transition Program, (ii) $5.0 million for the Strengthening Infrastructure Capacity and Innovation for Inclusive Growth Program, (iii) $100 million on an Infrastructure Preparation and Innovation Facility, (iv) $300.0 million for the Encouraging Investment through a Capital Market Reforms Program, (v) $1.5 million for the Metro Manila Transport Project, (vi) $380.0 million for the Improving Growth Corridors in Mindanao Road Sector Project, and (vii) $0.6 million for the Islamic Finance for the Philippines project. The Philippines is also included in various regional projects receiving funding from the ADB. The Facilitating Youth School-to-Work Transition Program and Metro Manila Transport Project were completed in February 2018 and the loan for a subprogram of $400.0 million was approved in December 2019.

In 2018, the ADB committed to six projects with an aggregate amount exceeding $1.3 billion, comprising: (i) $2.0 million to support a natural gas development project in the Republic; (ii) $1.3 million to assist the Government to reduce flood risks; (iii) $479.0 million to promote, develop and efficiently implement PPP projects; (iv) $2.9 million to support construction of the 51-kilometer section of a new railway line connecting Metro Manila and the regional center in Clark and the Clark International Airport; (v) $474.0 million to promote financial inclusion and (vi) $408.0 million to provide the Government with immediate and flexible financing to implement programs, projects and activities included in the Bangon Marawi Comprehensive Rehabilitation and Recovery Program.

Japan International Cooperation Agency Financing and Projects

In 2018, the JICA has been active on a wide range of projects in the Philippines. For example, (i) in early 2018, the JICA and the Philippine Coast Guard launched a 1.5 billion yen vessel traffic management system as part of an ongoing development cooperation to boost the maritime safety in the Philippines; (ii) in February 2018, the JICA and the Department of Finance signed a 9.399 billion yen loan agreement for the Arterial Road Bypass project (Phase III) to upgrade and expand the existing bypass road from a two-lanes road to a four-lanes road to help ease the traffic congestion in a town in the northern suburbs of Metro Manila; (iii) in March 2018, the JICA and the Department of Finance signed a 104.53 billion yen loan agreement (first tranche) supporting the construction of the phase I of the country’s first subway to help address Metro Manila’s traffic troubles; (iv) in May 2018, the JICA and the Department of Finance signed a 2.0 billion yen Official Development Assistance grant agreement to support the rehabilitation and reconstruction of Marawi City; and (v) in November 2018, the JICA signed a 38.1 billion yen Official Development Assistance loan agreement with the Government to improve the safety and service level of Metro Rail Transit Line 3 in order to mitigate the serious traffic congestion in Metro Manila.

JICA continued to be involved in a number of projects in the Philippines in 2019. In January 2019, JICA entered into loan agreements with the Government to provide 205.1 billion yen for North-South Commuter Railway Extension Project (I) and Pasig-Marikina River Channel Improvement Project (Phase IV) with the aim to alleviate traffic congestion and flood damage in Metro Manila. In June 2019, another Official Development Assistance loan agreement was signed to provide a loan of up to $202.04 million to develop the transportation and logistics capacity and enhance the connectivity in conflict-affected areas in Mindanao through the construction and improvement of access roads to urban arterials. In the same month, the JICA signed a Record of Discussions with the Government to memorialize a technical cooperation in the project titled The Capacity Development Project for Bangsamoro. The project aims to enhance the administrative management of the government by reinforcing the human resources and organizational capabilities of the Bangsamoro Transition Authority and strengthening activities to improve living conditions in the agricultural sector.

Chiang Mai Initiative Multilateralization

On March 24, 2010, the Chiang Mai Initiative Multilateralization (the “CMIM”), a reserve pooling arrangement designed to address short-term liquidity difficulties in the Southeast Asian region and supplement other existing international financing arrangements, came into effect. Under the CMIM, member countries of the ASEAN, as well as the People’s Republic of China (the “PRC”), the Hong Kong Special Administrative Region (“Hong Kong”), Japan and the Republic of Korea (together with ASEAN, the “ASEAN Plus Three”), are able to draw on the CMIM’s reserve pool up to a specified percentage of their contribution, with smaller countries able to draw higher proportionate amounts. The CMIM was originally conceptualized alongside the Chiang Mai Initiative, a bilateral currency swap arrangement established in 2000 to assist the ASEAN Plus Three in mitigating the impact of the 1997 Asian financial crisis and averting similar crises in the future. The total initial amount of the CMIM was $120.0 billion, with the PRC, Japan, the Republic of Korea and Hong Kong contributing approximately $96.0 billion and other members of ASEAN collectively contributing approximately $24.0 billion.

A periodic review of the CMIM Agreement was undertaken from 2016 to 2018. The resulting proposed amendments were approved by the Finance Ministers and Central Bank Governors on May 2, 2019 in Nadi, Fiji. Such amendments are pending completion of domestic approval processes and signing of all CMIM Parties.

The 15th ASEAN Plus Three meeting was held in Manila on May 3, 2012, wherein the finance ministers of each of the ASEAN Plus Three nations approved a revised CMIM Agreement which provides for: (1) doubling the size of the CMIM reserve pool from $120.0 billion to $240.0 billion; (2) increasing the de-linked portion of the IMF’s contribution; (3) increasing the maturity periods; (4) introducing a crisis prevention loan facility for members countries called the “CMIM Precautionary Line”; and (5) including the central bank governors of each of the ASEAN Plus Three nations in the Ministerial Level Decision Making Body of the CMIM. The Republic, through Bangko Sentral, has contributed $9.1 billion to the CMIM. Under the CMIM, the Republic is able to borrow up to 2.5 times its contribution to the CMIM, or $22.8 billion. The revised CMIM Agreement became effective on July 17, 2014.

Territorial Dispute over the West Philippine Sea

In the first eight months of 2011, tensions rose in relation to long-standing territorial disputes involving the Republic, other Southeast Asian nations (including Vietnam, Malaysia and Brunei) and China over certain islands in the West Philippine Sea, also known as the South China Sea. The increased tensions were brought about by allegations of more aggressive measures being taken by certain nations to assert their claims in these disputes. In July 2011, representatives of the claimant nations, along with other members of ASEAN, met in Bali, Indonesia to discuss how to advance the negotiations with respect to the competing claims. At this meeting, these nations, including China, agreed on basic guidelines for drafting the Code of Conduct to implement the 2002 ASEAN-China Declaration on the Conduct of Parties in the South China Sea. The Republic maintains that its claim over the disputed territories is supported by recognized principles of international law consistent with the 1982 United Nations Convention on the Law of the Sea (the “UNCLOS”).

The Republic reiterated its position in November 2011 during the ASEAN and East Asia summits in Bali, Indonesia, where China, the United States and representatives from a number of Asian countries were in attendance. The Republic also proposed a new peace plan for the disputed waters, which it labeled the “Zone of Peace, Freedom, Friendship and Cooperation.” The plan aims to clearly define the territorial claims of different countries in the region and then to cooperate in respecting those parts of the region where certain countries have undisputed claims, leaving the disputed territories for later resolution. No agreement has been reached to implement this plan.

On April 8, 2012, during one of its regular maritime patrols, a Philippine Navy surveillance aircraft identified eight Chinese fishing vessels anchored inside and around Bajo de Masinloc (Scarborough Shoal), an area in the Municipality of Masinloc, Province of Zambales that the Republic regards as an integral part of its territory. The area is located 124 nautical miles west of Zambales and is within the Republic’s 200 nautical-mile Exclusive Economic Zone and the Philippine Continental Shelf. On April 10, 2012, the BRP Gregorio del Pilar dispatched an inspection team that reported that large amounts of illegally collected coral, clams and sharks were found in the compartments of the fishing vessels. The arrival of Chinese maritime surveillance vessels resulted in a standoff.

On January 22, 2013, the Republic submitted a “Notification and State of Claim against China” to an arbitral tribunal in The Hague pursuant to Article 287 and Annex VII of the UNCLOS in order to achieve a peaceful solution to the dispute over the West Philippine Sea. Despite China’s decision not to participate in the proceedings, a five-member arbitral tribunal has been constituted (the “Tribunal”). On August 27, 2013, the Tribunal released its “Rules of Procedure and Procedural Order No. 1,” setting a timetable for the submission of written arguments by each of China and the Republic. The Republic submitted its written arguments on March 30, 2014, in which it addressed matters relating to jurisdiction, admissibility and the merits of the disputes. On March 16, 2015, the Republic submitted a supplemental written submission, responding to questions posed by the Tribunal relating to issues concerning the Tribunal’s jurisdiction over and the merits of the Philippines’ claims. Between July 7 and 13, 2015, the Republic participated in oral hearings on the Tribunal’s jurisdiction over and admissibility of the Republic’s claim against China, and on July 23, 2015, the Republic filed a written submission responding to questions posed by the Tribunal at the hearing. On October 29, 2015, the Tribunal unanimously ruled that it has jurisdiction to consider the Republic’s claims and that such claims are admissible to arbitration. In addition, the Tribunal ruled that China’s decision not to participate in these proceedings does not deprive the Tribunal of jurisdiction and that the Republic’s decision to commence arbitration unilaterally was not an abuse of the UNCLOS’s dispute settlement procedure. The Republic also continues to pursue the conclusion of the Code of Conduct to implement the 2002 ASEAN-China Declaration on the Conduct of Parties in the South China Sea as a complementary approach to the arbitral proceedings.

On May 10, 2013, the Republic formally lodged a protest with China concerning vessels that arrived on or around May 8, 2013 escorting a fleet of 30 fishing boats in another disputed area – the Second Thomas Shoal. The Second Thomas Shoal is near the Spratly Islands, a chain of resource-rich islands, islets and reefs which are claimed in part or in whole by each of China, Brunei, Malaysia, the Philippines, Taiwan and Vietnam.

From May to August 2013, China unilaterally imposed a three-month fishing ban on the northern area of the West Philippine Sea, including Bajo de Masinloc, by placing makeshift barriers. In the first half of 2013, China Marine Surveillance and Fisheries Law Enforcement Command vessels maintained their presence in the area. Beginning in August 2013, China also started deploying Chinese Coast Guard vessels in the West Philippine Sea, after the formation of China’s Unified Coast Guard Agency in July 2013. The Chinese Coast Guard vessels took over the task of the China Marine Surveillance and Fisheries Law Enforcement Command to maintain Chinese presence in the area.

Beginning in November 2013, China took certain unilateral actions to advance its claims in the West Philippine Sea, including (i) the imposition of annual fishing bans and the issuance of “Nansha Special Fishing Permits” to its fishing vessels allowing them to fish in the Spratly Islands, (ii) the issuance of new fishing regulations that require non-Chinese fishing vessels to obtain approval from Chinese authorities before fishing or surveying in the West Philippine Sea, (iii) the frequent conduct of military exercises and patrols in the West Philippine Sea, (iv) the blockade of Philippine vessels re-supplying provisions to Philippine personnel stationed in the Second Thomas Shoal, (v) the deployment of an oil rig off the continental shelf of Vietnam and (vi) large scale reclamation activities at Johnson Reef, Cuarteron Reef, McKennan/Hughes Reef, Gaven Reef and Fiery Cross Reef.

On March 30, 2014, the Philippines submitted a memorial to the Tribunal regarding these actions, and the Tribunal set December 15, 2014 as the deadline for China’s submission of its Counter-Memorial. On December 16, 2014, a spokesman for the Chinese foreign ministry announced that China will not participate in the arbitration. On April 4, 2014, the Philippines Department of Foreign Affairs also lodged a protest with China regarding these actions. The Republic also raised these issues at the ASEAN summit meeting, held in May 2014 in Myanmar.

In August 2014, the Republic proposed a “triple-action plan” which sought a moratorium on activities that could escalate tensions in the West Philippine Sea while pushing for a speedy conclusion of a code of conduct in the West Philippine Sea and urging that disputes be resolved through arbitration under international law.

Throughout 2015, the Republic monitored Chinese vessels conducting exploration and other activities within the Exclusive Economic Zone of the Philippines, including cargo vessels, China Coast Guard vessels and vessels potentially intended for oil drilling operations. On May 28, 2015, the Chinese Navy challenged a Philippine Air Force plane.

As a part of its reclamation activities in the West Philippine Sea, on October 9, 2015, China’s Ministry of Transport announced the completion of two lighthouses in disputed areas. Airstrips have been constructed by China on Fiery Cross, Mischief and Subi Reefs. The United States and the Republic have expressed concern that China’s land reclamation projects in that area could be used to base military planes and navy ships to intimidate other claimants. On October 27, 2015, the United States, in a “freedom of navigation” patrol, sailed a guided missile destroyer within the 12 nautical mile territorial limit claimed by China around one of the artificial islands built as a part of China’s reclamation efforts in the West Philippine Sea. This action has been criticized by China. The United States conducted similar patrols near islands claimed by Vietnam and the Republic during the same patrol. On November 3, 2015, the head of the United States Pacific military command stated that the United States will continue to conduct such operations in the West Philippine Sea.

On July 12, 2016, the Tribunal issued its decision pursuant to the dispute settlement procedures established under the UNCLOS. The Tribunal determined that as between the Philippines and China, the UNCLOS defines the scope of maritime entitlements in the West Philippine Sea and that such entitlements may not extend beyond the limits imposed therein. Accordingly, the Tribunal determined that China’s claims to historic rights, or other sovereign rights or jurisdiction, with respect to the relevant maritime areas of the West Philippine Sea are contrary to UNCLOS and without lawful effect to the extent that they exceed the geographic and substantive limits of China’s maritime entitlements under the UNCLOS. The Tribunal concluded that the UNCLOS superseded any historic rights or other sovereign rights or jurisdiction in excess of the limits imposed under the UNCLOS.

The Tribunal classified the shoals and reefs in the West Philippine Sea according to their natural condition at high tide and low tide. It was determined that although Scarborough Shoal, Johnson Reef, Cuarteron Reef, Fiery Cross Reef, Gaven Reef (north), McKennan Reef and the Spratly Islands all contain features that remain above water during high tide, these high tide features cannot sustain human habitation or economic life and thus are not entitled to an exclusive economic zone or continental shelf under the UNCLOS. Similarly, it was determined that Mischief Reef and Second Thomas Shoal are both low tide elevations that generate no maritime zones of their own. Accordingly, in respect of the foregoing, there is no possible entitlement by China to any maritime zone. Finally, the Tribunal found that both Mischief Reef and Second Thomas Shoal are located within 200 nautical miles of the Philippines’ coast on the island of Palawan and are located in an area that is not overlapped by the entitlements generated by maritime features claimed by China; therefore, Mischief Reef and Second Thomas Shoal form part of the exclusive economic zone and continental shelf of the Philippines.

Regarding interference in the Republic’s exclusive economic zone, the Tribunal found that China has, through the operation of its marine surveillance vessels, breached Article 77 of the UNCLOS with respect to the Philippines’ sovereign rights over its continental shelf, and that China has, by promulgating its 2012 moratorium on fishing in the West Philippine Sea, without exception for areas of the West Philippine Sea falling within the exclusive economic zone of the Philippines and without limiting the moratorium to Chinese flagged vessels, breached Article 56 of the UNCLOS with respect to the Philippines’ sovereign rights over the living resources of its exclusive economic zone. Similarly, the Tribunal found that in failing to prevent fishing by Chinese-flagged vessels at Mischief Reef and Second Thomas Shoal in May 2013 and its failure to prevent Chinese fishing vessels from engaging in harmful harvesting activities of endangered species at Scarborough Shoal, Second Thomas Shoal and other features in the Spratly Islands, China had breached its obligations under Articles 58(3), 192 and 194(5) of UNCLOS, and that China unlawfully prevented Filipino fishermen from engaging in traditional fishing at Scarborough Shoal from May 2012 onwards.

Regarding the island-building activities by China at Cuarteron Reef, Fiery Cross Reef, Gaven Reef (north), Johnson Reef, Hughes Reef, Subi Reef and Mischief Reef, the Tribunal also found that China had breached Articles 192, 194(1), 194(5), 197, 123 and 206 of the UNCLOS in failing to protect and preserve the marine environment. Moreover, the Tribunal found that in constructing installations and artificial islands at Mischief Reef without the authorization of the Philippines, China had breached Articles 60 and 80 of the UNCLOS with respect to the Philippines’ sovereign rights in its exclusive economic zone and continental shelf.

Finally, regarding clashes between Chinese and Filipino vessels in the West Philippine Sea, the Tribunal found that China has, by virtue of the conduct of Chinese law enforcement vessels in the vicinity of Scarborough Shoal, created serious risk of collision and danger to Philippine vessels and personnel. The Tribunal found that China has violated Rules 2, 6, 7, 8, 15 and 16 of the Convention on the International Regulations for Preventing Collisions at Sea and, as a consequence, is in breach of Article 94 of the UNCLOS.

Immediately following the arbitral award, the Republic reiterated its abiding commitment to efforts to pursue the peaceful resolution and management of disputes with a view to promoting and enhancing peace and stability in the region. In a statement published on July 12, 2016, China declared that it considers the award null and void and without binding force. China reiterated its positions that the arbitration initiated by the Republic was in violation of earlier agreements between China and the Philippines to resolve relevant disputes in the West Philippine Sea through negotiations and that the Tribunal has no jurisdiction over the dispute.

From October 18-21, 2016, President Duterte undertook a state visit to China, at which the West Philippine Sea was discussed, among other matters. In a joint statement following the visit, both sides committed to enhance cooperation between their respective coast guards to address maritime emergency incidents, as well as humanitarian and environmental concerns in the West Philippine Sea in accordance with universally recognized principles of international law including the UNCLOS. Both sides affirmed that contentious issues are not the sum total of the Philippines-China bilateral relationship and reaffirmed the importance of maintaining and promoting peace and stability, freedom of navigation in and over-flight above the West Philippine Sea, addressing their territorial and jurisdictional disputes by peaceful means, without resorting to the threat or use of force, through friendly consultations and negotiations by sovereign states directly concerned. Both sides also committed to the full and effective implementation of the 2002 Declaration on the Conduct of Parties in the South China Sea and to work substantively toward the early conclusion of a Code of Conduct in the West Philippine Sea based on consensus.

In August 2017, the 50th ASEAN Foreign Ministers’ Meeting was held in Manila and a Joint Communique was issued in relation to the West Philippine Sea. The Joint Communique emphasized the importance of non-militarization and self-restraint in the conduct of all activities by claimants and all other states. It also encouraged an improved cooperation between ASEAN and China, including the adoption of the Code of Conduct framework.

In a meeting held in Vietnam in November 2017, President Duterte and Chinese President Xi Jinping agreed to handle the West Philippine Sea conflict through bilateral talks and reaffirmed the importance of peace in the West Philippine Sea. A few days later, at the 31st ASEAN Summit and the 20th ASEAN-China Summit, ASEAN members and China announced an agreement to begin discussion on a Code of Conduct in the West Philippine Sea to implement the 2002 ASEAN-China Declaration on the Conduct of Parties based on a negotiating framework signed in August 2017.

In March 2018, the Philippines and China identified two areas in the West Philippine Sea where joint exploration for oil and gas could be undertaken. The areas included contested territory. In May 2018, the Republic’s then Foreign Minister Alan Peter Cayetano said that President Duterte would forcibly oppose China if it unilaterally mines the natural resources in the West Philippine Sea. The same month, Chinese strategic bombers reportedly landed on a West Philippine Sea island base, raising tensions. In July 2018, it was reported that Philippine military aircraft were receiving an increased number of Chinese radio messages warning them to stay away from fortified islands and other territories in the West Philippine Sea claimed by both countries.

In September 2018, it was reported that the Philippines and China were negotiating a deal that would enable them to jointly exploit the underwater oil and gas in disputed areas. Tension heightened between the two countries when a Chinese-registered vessel struck and sank a Philippine boat leaving 22 Filipino seamen in danger while fleeing the scene in June 2019. In September 2019, President Duterte announced that the Republic would ignore the 2016 Arbitration Tribunal decision in order to pursue a joint oil and gas exploration venture with China. The Republic and China officially convened the intergovernmental joint steering committee on oil and gas exploration in October 2019.

Should the territorial dispute in the West Philippine Sea escalate or continue, the Republic’s interests in fishing, trade and offshore drilling may be adversely affected. The Kalayaan Island Group, in the West Philippine Sea, is rich in marine and energy resources and serves as an important source of food, livelihood and foreign exchange earnings. The discovery of oil and natural gas in commercial quantities in the region has also been important in supporting the Republic’s energy needs. One of the 29 existing petroleum service contracts awarded by the Republic is located in this area. A total of approximately 880 thousand hectares are covered by this service contract. This service contract is aimed at developing an estimated 1.4 to 4.6 trillion cubic feet of natural gas.

In addition, should tensions with China escalate due to the dispute in the West Philippine Sea or other reasons, the volume of trade between the Republic and China may be adversely affected. The Republic meets a significant amount of its steel requirements from Chinese imports, thus the supply of steel available to the Republic may be reduced, which, among other things, may affect infrastructure development in the Republic. Bilateral trade between the Republic and China increased steadily from 2010 to 2014. In 2015, the bilateral trade between the two countries slightly decreased; however, from 2015 to 2018, the bilateral trade between the Republic and China has increased steadily again, reaching approximately $30.8 billion in 2018, an increase of 18.1% over the 2017 level of approximately $25.5 billion. Exports to China accounted for 12.9% of the Republic’s total exports in 2018 and 13.7% in the first nine months of 2019, and imports from China accounted for 19.6% of the Republic’s total imports in 2018 and 22.8% in the first nine months of 2019. In the past few years, China has been among the Republic’s largest trading partners.

The Republic is committed to resolving disputes in the West Philippine Sea through peaceful and rules-based means and diplomatic solutions, without threat or use of force, and in accordance with international law, specifically the UNCLOS.

EDCA

On April 28, 2014, the Philippines and the United States signed the Enhanced Defense Cooperation Agreement (the “EDCA”) with the goal of advancing the implementation of the Philippine – U.S. Mutual Defense Treaty, through the promotion of interoperability, capacity-building towards AFP modernization, strengthening the AFP for external defense, maritime security, maritime domain awareness and humanitarian assistance and disaster response. In 2015, the United States requested access to eight military bases to rotate troops, aircraft and ships. This request was deferred pending the outcome of a decision by the Supreme Court on the constitutionality of the EDCA. On January 12, 2015, the Supreme Court upheld the constitutionality of the EDCA.

Since taking office on July 1, 2016, President Duterte has spoken publicly about the potential of the Philippines ending certain mutual defense treaties and agreements with the United States, including the EDCA; however, no formal plans have been announced. In a written statement published on September 6, 2016, the Department of Foreign Affairs affirmed that President Duterte continues to value the alliance with the United States, noting that both countries share common goals in their pursuit of the war against drugs, terrorists, crime and poverty. While asserting the intent of the Philippines to chart an independent foreign policy and promote closer ties with all nations, President Duterte expressed his deep regard for the enduring partnership between the Philippines and the United States.

President Duterte and U.S. President Trump have reaffirmed commitment to the EDCA during a bilateral meeting held on November 14, 2017 in Manila. The two leaders also reaffirmed their commitment to continue defense cooperation, including by reinforcing respective national defense capabilities and inter-operability and enhancing joint activities, disaster response, and cybersecurity. They also reiterated commitments to uphold principles on freedom of navigation and overflight, and the exercise of self-restraint.

In April 2018, construction began on the first facility in the Basa Air Base in Pampanga in northern Luzon and was completed in January 2019. The site is intended to be used as a humanitarian assistance and disaster-relief warehouse.

Natural Disasters

Typhoons and Flooding

Frequent regional typhoons and intense rainfall, in part due to climate change, make regions of the Republic susceptible to flash floods and landslides. In urban areas such as Metro Manila, clogging and siltation of drainage laterals and waterways caused by improper disposal of solid waste, obstructions and the presence of informal settlements along open waterways contribute to flooding. Low lying urban and rural areas, which serve as catch basins of rain water within a watershed or river basin, also suffer from problems posed by unplanned and unregulated developments such as temporary housing and infrastructure projects and the presence of industrial operations along upstream waterways. Flooding, including as a result of Typhoon “Yolanda,” has affected hundreds of thousands of Filipinos and resulted in numerous fatalities. In addition, flooding in the Philippines has resulted in and may continue to result in significant damage to rice and other agricultural production, infrastructure and private property. Flooding and other natural disasters continue to pose a threat to other sectors such as transportation and health, and the economy as a whole. In addition to direct damage, natural disasters also inhibit social and economic development because funds must be reallocated from existing programs to finance relief and reconstruction assistance.

The transportation sector is heavily affected by floods and other natural disasters that damage roads and bridges. If a natural disaster destroys critical transportation infrastructure, roads and bridges must be repaired before other disaster-related damage can be addressed. As a result, damage to transportation infrastructure can compound the effect that floods have on other sectors. For instance, the impact of flooding and other natural disasters on the health sector is mostly seen in the disruption of the delivery of health services. Damaged roads and bridges hinder the efficient transport of patients to hospitals and medical facilities in cities and reduce the capacity of the Government to deliver timely medical services to affected populations in rural areas.

Flooding also adversely affects agricultural production by damaging crops, livestock, poultry and fisheries, as well as destroying fishing boats, farming equipment, inventory and agricultural infrastructure such as irrigation channels, spillways and farm-to-market roads. In urban areas, the manufacturing, construction, wholesale and retail, restaurant and real estate industries are also impacted by the damage caused by flooding.

In November 2013, Typhoon “Yolanda” (also known as Typhoon “Haiyan”), the Philippines’ worst typhoon on record, made landfall in Eastern Samar, sustaining winds of 270 to 312 km/h while passing over the Philippines. The impact of Typhoon “Yolanda” was centered on regions six, seven and eight in the Republic. A State of National Calamity was declared in Samar, Leyte, Cebu, Iloilo, Capiz, Aklan and Palawan, and as of April 17, 2014, 6,300 people were reported dead from the storm, 1,061 persons were reported missing and 28,689 persons had been injured. As of the same date, estimated damages had reached ₱89.6 billion, comprising an estimated ₱55.1 billion to the social sector, ₱21.8 billion to the productive sector, ₱9.6 billion to infrastructure and ₱3.1 billion in cross-sectoral damages in the regions affected by the storm.

As of March 31, 2016, a total of ₱105.4 billion had been released for Yolanda-related programs and projects. Since Typhoon “Yolanda,” the Philippine transportation agencies have completed 36 airports and 23 seaport rehabilitation projects as part of their rehabilitation projects.

Since Typhoon “Yolanda”, the Republic has been hit by numerous additional typhoons or tropical storms which caused damage to agriculture, infrastructure and property, and displacement, injuries or deaths of the population, though none of them were as severe as Typhoon “Yolanda”.

Earthquakes and Volcanic Eruptions

The Philippines is located in the “Pacific Ring of Fire” and along a complex system of fault lines, which geologists refer to as the “Philippine Mobile Belt.” As a consequence, the Republic is susceptible to volcanic eruptions and periodic seismic activity, such as the magnitude 7.8 earthquake on Luzon Island in 1990, one of the strongest earthquakes to hit the country, and the eruption of Mount Pinatubo in 1991, one of the largest volcanic eruptions in the 20th century. These natural disasters have resulted in loss of life, the displacement of people and destruction of property.

Philippine Economy

Overview

Like many developing countries after World War II, the Philippines protected local industry from foreign competition through measures such as import tariffs and quotas, and hoped to replace imported finished goods with domestically produced goods over time. Successive administrations also intervened in domestic economic affairs by imposing quantitative trade barriers, price controls and subsidies. Initially, the economy grew rapidly, with GNI growing at an average rate of 5.7% per annum from 1970 to 1980, largely due to increased exports and Government investments. Infrastructure spending increased, and state ownership and nationalization of commercial enterprises became more prevalent. By the early 1980s, however, the Republic began to face increasing budget deficits, growing levels of foreign and domestic borrowing, rising inflation, climbing interest rates, a depreciating peso, declining investment capital and slowing economic growth or, at times, a contraction in GNI. The Republic’s unstable political situation during that period, highlighted by the assassination of opposition leader Benigno Aquino in 1983, exacerbated its economic problems.

The general optimism brought about by the peaceful removal of the unpopular Marcos administration in 1986 helped economic recovery. GNI grew by 3.4% in 1986, increasing to a growth of 6.8% in 1988 before reversing to a decline of 0.6% in 1991. The economic contraction in the early 1990s was caused principally by underlying macroeconomic imbalances, compounded by supply bottlenecks, natural disasters, political instability, a global recession and the Persian Gulf crisis of 1990 to 1991.

The government of President Corazon Aquino, who came to power in 1986, embarked on a stabilization program aimed at preventing an upsurge in inflation, controlling the fiscal deficit and improving the external current account position. The economy responded favorably to these measures, posting increases in GNI, investments, private consumption and imports in 1992. The Corazon Aquino administration also recognized that the Republic’s economic difficulties in large part resulted from its protectionist policies. The Corazon Aquino administration therefore initiated reforms to open the economy to market forces and reduce the size and role of the government in the Philippine economy. The government of President Fidel Ramos, who assumed office in 1992, accelerated the reform efforts initiated by the Corazon Aquino administration. Following a review of a number of the policies and programs initiated by previous administrations, the Estrada administration continued many of the financial policies and market-oriented reforms of the Corazon Aquino and Ramos administrations.

After the onset of the Asian economic crisis in mid-1997, the Philippines experienced economic turmoil characterized by currency depreciation, a decline in the performance of the banking sector, interest rate volatility, a significant decline in share prices on the local stock market and a reduction of foreign currency reserves. These factors led to a slowdown in the Philippine economy in 1997 and 1998. In response, the Government adopted a number of policies to address the effects of the Asian economic crisis by strengthening the country’s economic fundamentals.

The Philippines was not as severely affected by the Asian financial crisis as many of its neighbors, aided in part by remittances from OFWs. With the exception of 1998, when agricultural harvests were negatively impacted by poor weather and drought, the Republic has recorded positive real GDP growth every year since the Asian financial crisis. After a 0.6% decline in 1998, GDP growth increased to 3.1% in 1999 and 4.4% in 2000 before slowing down to 2.9% in 2001. The slowdown was largely due to global security concerns, domestic political uncertainty, and a global economic downturn that reduced demand for Philippine products by the United States and Japan. In the early 2000s, the Government pursued economic strategies to improve infrastructure, implement changes to the tax system, support deregulation and privatization of the economy, and further develop trade ties within Asia. GDP growth increased to 3.7% in 2002 and 5.0% in 2003 notwithstanding the impact of the Iraq War, the SARS epidemic and credit ratings downgrades. GDP growth accelerated to 6.7% in 2004 before leveling off to 4.8% in 2005 and 5.2% in 2006.

Beginning in the second half of 2007, the short-term funding markets in the United States experienced credit issues, leading to liquidity disruption in various markets. In particular, subprime mortgage loans in the United States experienced increased rates of delinquency, foreclosure and loss. These and other related events had a significant adverse impact on the global credit and financial markets as a whole, which included the bankruptcy filings by, and the acquisition, restructuring and nationalization of, certain financial institutions. Regulators in the United States, Europe and Asia took steps in response to the unprecedented conditions facing financial institutions in their jurisdictions. Against the backdrop of the global financial crisis, the Republic has experienced limited exposure to subprime assets and bankrupt financial institutions. Nonetheless, in 2008, the Republic experienced slower growth rates, a weakening of equity prices, a lower exchange rate for the peso against major currencies and increasing inflation. In 2009, the Republic’s economy began to exhibit indications of a recovery, although certain of the Republic’s economic recovery policies had yet to result in positive effects. OFW remittance levels in 2009 exceeded the Republic’s forecasts and supported growth in the economy despite continuing slowdowns in other production sectors, while increased Government spending in an effort to stimulate the economy resulted in an increasing fiscal deficit.

In 2010, the Republic continued its recovery despite an erratic economic recovery globally. In the second quarter of 2010, certain European nations experienced widening yields on their debt securities, triggering widespread restructuring and necessitating a financial bailout from other nations in the region. The bailout failed to resolve the crisis, and in January 2012 Standard & Poor’s downgraded the sovereign credit ratings of some European countries. Fitch and Moody’s issued similar downgrades in February 2012. More recently, in 2015 the new Greek government engaged in intensive bailout negotiations with the so-called “troika” of creditors (the European Commission, the European Central Bank and the IMF), and on June 30, 2015, Greece failed to make an IMF loan repayment of €1.55 billion. During the course of these negotiations, substantial uncertainty surrounded their outcome, causing volatility and unpredictability in financial markets around the world and raising the risk of renewed market turmoil or a potential exit by Greece from the Eurozone.

Along with most Asian and emerging markets, the Republic was largely spared from the substantive effects of these events due to minimal trade and financial linkages with the affected nations, but the situation in Europe further highlights the need for fiscal consolidation and more effective risk management by the Republic. The threat of sovereign defaults in the European Union and the possible consequential effects on the international financial system, including the effects on global credit and liquidity, remain a systemic concern in the international markets. In light of this, the Republic has sought through its financial regulatory framework and monetary policy to mitigate the impact on the Republic of the European sovereign debt crisis and the resulting economic slowdown in Europe.

Europe is one of the primary destinations of Philippine exports. According to data from the PSA, in 2018 and the first nine months of 2019, the European Union accounted for approximately 13.1% and 11.9%, respectively, of the Republic’s total exports of goods. Between January and September 2019, total exports of goods to the European Union amounted to $6.2 billion. According to the latest data available from the PSA, during 2018, remittances from OFWs in Europe amounted to $4.2 billion, or 14.3% of total OFW remittances. A prolonged or worsened European sovereign debt crisis, including further bailouts of countries in the European Union, a potential exit of one or more European Union member states from the Eurozone and other uncertainties in the monetary union, may adversely affect the Philippine economy, resulting in, among other things, higher prices, job losses and weakened balance of payments performance. Benefits provided through the Philippine Social Security System and the Government Service Insurance System may be adversely affected due to a consequential rise in unemployment. In addition, the continuation of the European sovereign debt crisis could affect investor risk perception, which in turn could result in tighter global credit and reduced liquidity in the financial markets.

According to the latest IMF world economic outlook update in October 2019, IMF projections call for 3.0% growth in world output for 2019, its lowest level since 2008–2009 and a 0.3% downgrade from the April 2019 World Economic Outlook. For 2020, growth is expected to climb to 3.4%, a 0.2% downward revision from the April 2019 World Economic Outlook.

The IMF projected that the Republic will see economic growth at 5.7% in 2019, unchanged from the October 2019 World Economic Outlook, and to strengthen to 6.3 percent in 2020, underpinned by an increase in government spending and the recent monetary policy easing. The medium-term economic outlook remains favorable, especially if the strong structural reform momentum continues.

The Republic believes that domestic liquidity remains adequate to meet the demand for financing to support economic growth in the Philippines; however, there can be no assurance that a contraction in liquidity in the international financial markets due to events in Europe, the Middle-East or other causes will not adversely impact the financial condition of the Republic or of Philippine companies generally.

Recent Economic Indicators

The following table sets out the performance of certain of the Republic’s principal economic indicators for the specified periods.

	2014	2015	2016	2017	2018		2019(1)
GDP growth (%) (at constant 2000 prices)	6.1	6.1	6.9	6.7	6.2		5.8
GNI growth (%) (at constant 2000 prices)	6.0	5.8	6.7	6.5	5.9		5.3
Inflation rate (2012 CPI basket)(%)	3.6	0.7	1.3	2.9	5.2		2.5	(4)
Unemployment rate	6.8	6.3	5.5	5.7	5.3	(5)	5.1	(5)
91-day T-bill rate (%)	1.2	1.8	1.5	2.1	3.5		4.7	(6)
External position (2)
Balance of payments ($ million)	(2,858)	2,616	(1,038)	(863)	(2,306)		5,567
Export growth (%)	9.5	(5.3)	(2.4)	19.7	0.9		0.6
Import growth (%)	4.8	8.7	18.3	14.2	17.4		(7.8)
External debt ($ billion)	77.7	77.5	74.8	73.1	79.0		82.7
International reserves
Gross ($ billion)	79.5	80.7	80.7	81.6	79.2		87.9	(10)
Net ($ billion)	79.5	80.7	81.0	81.6	79.2		87.8	(10)
Months of retained imports (3)	9.9	9.9	8.8	7.8	6.9		7.7	(7)
Domestic credit growth (%)	17.8	11.5	17.0	13.9	15.3	(8)	7.7	(9)

Sources: Philippine Statistics Authority, Bangko Sentral.

Notes:

(1)	Preliminary data as of or for the nine months ended September 30, 2019, unless otherwise indicated.
(2)

Includes Bangko Sentral obligations, public sector debt, whether or not guaranteed by the Government, and private sector debt registered and approved by Bangko Sentral. Does not include inter-company accounts of Philippine branches of foreign banks, private sector debt not registered with Bangko Sentral or private sector obligations under capital lease arrangements. Figures reflect the change in treatment of offshore banking units from non-resident to resident entities, pursuant to the BPM5 framework. Figures also reflect the change in treatment of the property income and expense accounts pursuant to the BPM6 framework.

(3)	Number of months of average imports of goods and payments of services and primary income that can be financed by reserves.
(4)	Data for the full year 2019.
(5)	Figure represents annual estimates based on the average of the four quarterly rounds of the Labor Force Survey for each applicable year.
(6)	Figure is for the full year 2019.
(7)	Preliminary figure for the full year 2019.
(8)	Figure represents the average of the growth rates for each quarter in 2018.
(9)	Preliminary figure representing the average growth rate for the first three quarters of 2019 and for October 2019.
(10)	Preliminary figure as of December 31, 2019.

Restructuring of the Electric Power Industry

The EPIRA, which became effective on June 28, 2001, provided the legal framework for the restructuring of the electric power industry, the privatization of NPC and the establishment of various open market devices to promote free and fair competition.

Pursuant to the EPIRA, the power industry was restructured to comprise four sectors: generation, transmission, distribution and supply. To allow the industry to adjust to a market-oriented setting and to help mitigate adverse economic consequences of the restructuring, the EPIRA also contains transition mechanisms dealing with, among other issues, transition supply contracts, independent power producer (“IPP”) contracts, and “stranded costs and debts” that NPC will not be able to dispose of or settle subsequent to its privatization.

To reorganize NPC’s assets and liabilities, two entities were created pursuant to the EPIRA:

•	PSALM, which took ownership of all of NPC’s then existing generation assets, liabilities, real estate, and other disposable assets, as well as certain IPP contracts; and

•

Transco, an entity wholly owned by PSALM, which assumed NPC’s electricity transmission assets. In January 2009, following an action for the right to operate Transco’s nationwide electrical transmission system under a 50-year franchise agreement, PSALM transferred the management and operation of Transco’s transmission system to the National Grid Corporation of the Philippines, which was formed by a consortium of Monte Oro Grid Corporation, Calaca High Power Corporation and State Grid Corporation of China; however, Transco retains ownership of its assets under the arrangement.

Since the passage of the EPIRA, NPC’s operations have been limited to subsidized off-grid and island grid electrification projects in remote areas, referred to as “missionary electrification.”

In 2014, the Department of Energy made an assessment indicating that there may be a power supply shortfall of up to 300 megawatts (“MW”) during the summer of 2015 in Luzon. In response to this assessment, on September 12, 2014, former President Aquino requested that the Congress grant him emergency powers, pursuant to Section 71 of the EPIRA, to authorize the establishment of additional electric power-generating capacity. Pursuant to this request, Congress granted former President Aquino the authority to spend approximately ₱6.0 billion to provide 300 MW of additional generation capacity to the Luzon grid. The Luzon grid has been experiencing power supply shortages since June 2015. To address these shortages, the Government pursued alternatives for the creation of additional power generating capacity. The NPC, through the Manila Electric Company, is also implementing a power supply augmentation program, whereby large load energy users, such as commercial and industrial users, will run standby generators to ease power demand from the grid during peak usage hours.

During the reporting period of November 2014 to April 2015, the Department of Energy reported that the Republic had faced major challenges in implementing measures to address the predicted limited power supply during the summer months of 2015. The Department of Energy recommended that former President Aquino again request emergency powers under Section 71 of the EPIRA on Electric Power Crises Provision to address these challenges.

In 2016, a number of new power plants commenced commercial operation, which increased the country’s total installed capacity from 18,765 MW in 2015 to 21,423 MW in 2016. In 2016, the Republic also experienced a significant increase in electricity consumption of 10% due to several factors such as the increase in temperature and utilization of cooling equipment aggravated by strong El Niño effects, the national elections and an increase in economic growth generally.

The Department of Energy has published power-related development plans, namely, the Power Development Plan 2016-2040, Distribution Development Plan 2016-2025 and Missionary Electrification Development Plan 2016-2020, which set forth basic data and information about the Philippine power system, power supply and demand outlook in grid and off-grid areas as well as power sector roadmaps, policies, and programs for the short-, medium- and long-term.

In the first half of 2017, the Philippine power system remained generally stable notwithstanding the natural calamities experienced during the period such as earthquakes in Luzon. The Department of Energy cites the relatively low demand during critical supply periods and the increase in power generation capacity of 237MW as among the key factors for maintaining the stability of the power system. However, in the second half of 2017, a 6.5 magnitude earthquake in the Visayas damaged geothermal power generation, transmission and distribution facilities, resulting in the total loss of power in the provinces of Samar, Leyte, and Bohol. The Philippines’ total power supply, in terms of installed capacity, grew by 6.1% from 21,425 MW in 2016 to 22,730 MW in 2017. A total of 835 MW new capacities were added to the country’s supply base in 2017 which include coal-fired (630 MW), solar (127 MW), oil-based (77 MW), and hydropower (1 MW).

Despite the slowdown in the growth of the Philippine economy in 2018, the total electricity sales and consumption in the country increased by 5.7% to 99,765 GWh in 2018 compared to 94,370 GWh in 2017. Installed capacity grew by 4.8% to 23,815 MW in 2018 compared to 22,730MW in 2017.

The Implementing Rules and Regulations (“IRR”) of the EPIRA has been subject to review for amendments since March 2017. Proposed major amendments include defining the roles for the Department of Energy, the Energy Regulatory Commission, the National Transmission Corporation, the National Grid Corporation of the Philippines and other associated agencies, revising the provisions on direct remittance of benefits to host communities and provisions which were proved difficult to implement such as those on universal charge for self-generating entities and clarifying and strengthening of unbundling provisions. To date, the proposed amendments have been submitted to Department of Energy Secretary for approval.

On August 8, 2019, the Republic Act No. 11371 titled “An Act Reducing Electricity Rates by Allocating a Portion of the Net National Government Share from the Malampaya Natural Gas Project for the Payment of the Stranded Contract Costs and Stranded Debts” known as the “Murang Kuryente Act” was enacted into law. The Murang Kuryente Act aims to provide ₱208 billion of the proceeds of the net national government share from the Malampaya Fund to pay for the stranded contract costs and stranded debts of the NPC, including all anticipated shortfalls in the course of payment of such liabilities after applying PSALM’s collections from the privatization of NPC’s assets, IPP contracts and proceeds from operation of existing assets. Under EPIRA, these stranded contract costs and stranded debts are to be passed on to electricity consumers through the assessment of the universal charge based on their electricity consumption. With the effect of the Murang Kuryente Act, consumers are expected to have cheaper electricity and save about ₱0.86 per kWh.

Privatization of NPC’s Assets and Open Access

PSALM has been privatizing NPC’s generation assets through public bidding processes since the last quarter of 2003. PSALM successfully privatized the Government’s transmission business in 2009 through a 25-year concession agreement with the National Grid Corporation of the Philippines (“NGCP”), which was formed by a consortium of Monte Oro Grid Resources Corporation, Calaca High Power Corporation and State Grid Corporation of China. The operation and management of the transmission system was turned over to the NGCP on January 15 2009. As of November 30, 2019, a total of 36 generation assets, including 31 generating plants and five decommissioned plants, had been successfully transferred by PSALM to private owners, representing a total generation capacity of 4,601 MW. PSALM has also successfully transferred to private entities (known as IPP administrators) the management and control of the energy output of NPC power plants covered by six IPP contracts totaling 3,415 MW.

Having met the preconditions for the implementation of retail competition and open access, which include, among others, the privatization of at least 70% of the total capacity of NPC’s generating assets, and the transfer to IPP administrators of the management and control of at least 70% of the total energy output of plants under contract with NPC in Luzon and Visayas, the ERC issued a resolution declaring the EPIRA’s compliance with the preconditions and the commencement of retail competition and open access for Luzon and Visayas on December 26, 2011. However, upon consultation by the Philippine Department of Energy with various stakeholders, the implementation of retail competition and open access was deferred pending the promulgation of retail market rules, the development of the Central Registration Body’s IT Systems and Processes, the approval of the Distribution Utilities’ Business Separation Unbundling Plan and the Accounting and Cost Allocation Manual and the conclusion of a stakeholders’ readiness assessment and information and education campaign for all stakeholders.

Retail competition and open access for Luzon and Visayas commenced on June 26, 2013, starting with end-users of electricity with an average peak demand of at least 1.0 MW. During a transitional period, these heavy users of electricity are permitted to remain with their historical utilities providers until they have entered into a retail supply contract with a licensed retail electricity supplier. Open access is intended to permit electricity suppliers to compete freely on the open market by allowing consumers to choose from which ERC-authorized entity to purchase electricity supplied over a common transmission network.

As of June 30, 2019, the successful privatization of the power plants, both operational and decommissioned, generated an aggregate of ₱162.9 billion in proceeds, while the successful transfer of the six IPPs generated ₱481.1 billion in proceeds. In addition, the successful sale of the Transco concession generated ₱264.8 billion in proceeds. In total, the proceeds from the privatization of power assets were approximately ₱908.8 billion. The privatization proceeds have been used and continue to be used to service the financial obligations of the NPC. Pursuant to the Implementing Rules and Regulations of the EPIRA, NPC plans to continue to privatize the Republic’s power generation assets.

To facilitate the full implementation of open access, the Department of Energy issued a circular in June 2015 requiring that all end-users of electricity with an average peak demand of at least 750 kilowatts (“kW”) enter into retail supply contracts with retail electricity suppliers by no later than June 25, 2016. Additionally, based on the performance of the retail market, the ERC may permit end-users with average peak demand of between 501 kW and 750 kW to choose their retail electricity suppliers by June 26, 2018.

In February 2017, the Supreme Court issued a temporary restraining order enjoining the Department of Energy and the ERC from implementing certain rules on Retail Competition and Open Access. The Supreme Court agreed with the argument advanced by a group of consumers opposed to mandatory migration of end-users to the contestable market, observing that there appears to be no basis under the EPIRA for the mandatory migration scheme. To address the Supreme Court’s concerns, in December 2017, the Department of Energy issued two department circulars: (i) a circular that contained policies for contestable consumers and declared that customers with an average demand peak of 750kW or more may participate in the Retail Competition and Open Access regime on a voluntary basis; and (ii) a circular that contained policies for retail electricity suppliers and listed the entities that may be considered a retail electricity supplier. The Supreme Court is yet to issue its decision.

Cost Adjustments Relating to GRAM and ICERA

Historically, NPC has employed an automatic cost adjustment mechanism that allowed it to pass on costs associated with its IPP contracts to power consumers. However, in 2002, then President Arroyo issued a presidential directive ordering NPC to reduce the adjustments. Identifying problems with how these adjustments were calculated, the ERC promulgated two new price adjustment mechanisms, the Generation Rate Adjustment Mechanism (“GRAM”), which allowed for the recovery of incremental fuel and purchased power costs due to changes in fuel prices and cost of purchased power from IPPs, and the Incremental Currency Exchange Rate Adjustments (“ICERA”), which allowed for the recovery of incremental costs incurred as a result of foreign currency exchange rate fluctuations. The implementing guidelines for GRAM and ICERA, which allowed for quarterly adjustments in generation rates, were approved by the ERC in February 2003.

On March 26, 2012, the ERC allowed PSALM and NPC to recover the 10th to 17th GRAM, which covered the billing period from October 2008 to April 2010, and the 15th to 16th ICERA, which covered the billing period from July 2009 to April 2010. The recovery would be effective from the April 2012 billing period until the earlier of the end of the corresponding recovery period, or when the full amount has been recovered. On August 10, 2011, the ERC directed NPC/PSALM to implement the ERC decision on March 26, 2012.

On June 20, 2017, PSALM was directed under an ERC order to continue the implementation of recovering the 10th to 17th GRAM and 15th to 16th ICERA for customers whose electricity requirements were supplied by NPC/PSALM during the GRAM and ICERA test period, amounting to ₱13.0 billion, ₱5.1 billion and ₱0.4 billion for the Luzon, Visayas and Mindanao grids, respectively, for a 60-month recovery period. On October 19, 2017, the ERC deferred the implementation of recovering the 10th to 17th GRAM and 15th to 16th ICERA to the January 2018 billing period. In December 2017, the ERC confirmed the implementation of the recovery of the 10th to 17th GRAM and 15th to 16th ICERA to the January 2018 billing period.

Cost Adjustments Relating to the Automatic Cost Recovery Mechanism

On August 14, 2008, PSALM submitted proposed rules for the automatic recovery of NPC and PSALM’s generation assets’ monthly fuel, purchased power and foreign exchange-related costs to the ERC. On August 3, 2009, the ERC approved a resolution adopting the rules for the automatic cost recovery mechanism (“ACRM”). This mechanism replaced the GRAM and ICERA methodology and has been in effect since the March 2010 billing period.

The ACRM entails a monthly adjustment in fuel, purchased power costs and foreign exchange-related costs. Using the movement of approved indices as a proxy, any incremental changes attributable to fluctuations in fuel prices, costs of power purchased from IPPs and fluctuations in exchange rates are automatically passed on to customers on a monthly basis.

From March 2010 to May 2016, the implementation of the monthly ACRM allowed PSALM to bill average rates of ₱0.6086 per kilowatt-hour (“kWh”) for Luzon, ₱0.2315 per kWh for Visayas and ₱0.0766 for Mindanao. The monthly ACRM was set to zero from the June 2016 billing period in the Luzon, Visayas and Mindanao grids to avoid excessive recovery as a result of privatization of the power generation plants.

According to the ACRM rules, every 12 months PSALM is required to calculate true-up adjustments in order to reflect the difference between the actual allowable costs and the amounts already billed from NPC/PSALM regular customers through basic generation rates and the monthly ACRM.

The first ACRM true-up adjustment was filed by PSALM on August 18, 2011, covering March 2010 to February 2011 and seeking approval to recover ₱4.16 billion. The second ACRM true-up adjustment was filed by PSALM on April 30, 2012, covering March 2011 to December 2011 and seeking to recover ₱2.11 billion. The third ACRM true-up adjustment was filed on May 2, 2013, covering January 2012 to December 2012 and seeking to refund ₱1.66 billion. The fourth ACRM true-up adjustment, covering January 2013 to December 2013, was filed on June 30, 2014 seeking approval to refund ₱1.04 billion. The fifth ACRM true-up adjustment, covering January 2014 to December 2014, was filed on June 29, 2015 seeking approval to refund ₱0.52 billion.

The sixth ACRM true-up adjustment, covering January 2015 to December 2015, was filed on June 30, 2016, seeking approval to refund ₱2.02 billion. The seventh ACRM true-up adjustment, covering January 2016 to December 2016, was filed on June 29, 2017, seeking approval to refund ₱3.46 billion. The eighth ACRM true-up adjustment, covering January 2017 to December 2017, was filed on June 28, 2018, seeking approval to refund ₱5.03 billion. The ninth ACRM true-up adjustment, covering January 2018 to December 2018, was filed on June 21, 2019, seeking approval to refund ₱3.19 billion.

In June 2017, ERC rendered its decision authorizing PSALM to recover ₱3.0 billion true-up adjustments under the ACRM covering the periods up to 2014. In October 2017, ERC rendered its decision to defer the implementation of the ACRM true-up adjustment and clarified that the recovery cost shall be applied to customers who have drawn power from PSALM during the period covered by ACRM. The ERC also ordered PSALM to resume the implementation of the first to fifth ACRM true-up adjustment from the January 2018 billing period. The implementation of the sixth to ninth ACRM true-up adjustment is still pending.

Implementation of the Universal Charge

Under the EPIRA, a “Universal Charge” shall be imposed on all end-users of electricity. The Universal Charge is imposed to pay for stranded contract costs of NPC with its eligible IPP contracts, NPC’s remaining debt and contract obligations that will not be liquidated by proceeds from NPC’s privatization (referred to as “stranded debt”), the cost of missionary electrification projects, an environmental charge for the rehabilitation and maintenance of watershed areas and a subsidy for indigenous and renewable sources of energy. After a challenge to the constitutionality of the Universal Charge by various consumer and environmentalist groups claiming it was an undue delegation of legislative power, the Supreme Court upheld the constitutionality of the Universal Charge in July 2007.

As of June 30, 2019, remittances to PSALM for the Universal Charge totaled ₱177.6 billion, of which PSALM had disbursed ₱92.7 billion and ₱1.5 billion for missionary electrification and for environmental charge, respectively, in accordance with the provisions of the EPIRA. PSALM also disbursed cash incentives amounting to ₱0.3 billion to qualified renewable energy developers. Of the total Universal Charge collections, ₱75.3 billion was transferred to PSALM’s stranded contract costs and stranded debts special fund account pursuant to PSALM’s approved guidelines.

Government Financing of NPC

NPC’s capital expenditures were historically financed through borrowings from multilateral organizations, export credit agreements and internal cash generation. Under the EPIRA, the Government was obligated to assume ₱200 billion of NPC’s debt, and the Government assumed $3.4 billion and €500 million (amounting to approximately ₱200 billion) of NPC’s debt in March 2005. In addition, under the EPIRA, PSALM was tasked with the management and liquidation of NPC’s assets and liabilities and it was mandated to assume approximately US$16.6 billion, or ₱830.7 billion of NPC’s liabilities and obligations. Through its privatization of NPC’s assets, PSALM has generated revenue that it has utilized for the management and servicing of NPC’s liabilities, which, pursuant to the EPIRA, PSALM assumed on October 1, 2008. Following the transfer of substantially all of NPC’s assets and liabilities to PSALM as required under the EPIRA, PSALM raised approximately $10.4 billion in Government-guaranteed borrowings from 2001 to 2017 to address its general funding and debt servicing requirements.

Prepayment of NPC Debts

On December 5, 2007, PSALM announced plans to maximize the use of proceeds from its privatization efforts in 2007 by pre-paying a portion of NPC’s outstanding debts. In the first nine months of 2008, PSALM’s prepayments of NPC debt amounted to approximately $1.3 billion in aggregate, which helped lower NPC’s outstanding debt to approximately $18.1 billion as of October 1, 2008. PSALM identified an additional $1.1 billion of NPC debt it intended to prepay in the last quarter of 2008 and 2009. However, in the last quarter of 2008, PSALM suspended its prepayments program as a result of the international credit crisis. On December 2, 2009, PSALM completed an exchange offer through which $600 million of bonds originally issued by NPC and due in 2010 and 2011 were exchanged for longer-termed PSALM bonds due in 2019 and 2024.

NPC’s debt stood at $16.6 billion when the EPIRA was enacted in 2001, but increased considerably between 2001 and 2010 due to NPC’s sustained operating losses. As of 2017, PSALM had paid an aggregate amount of approximately US$29.6 billion of NPC’s debt (including principal, interest and lease obligations) pursuant to its mandate under the EPIRA to manage the assets and liabilities of NPC, including regular debt service. As of 2017, the projected shortfall of PSALM’s cash flow at the end of its corporate life in 2026 is expected to be approximately US$4.0 billion. Under the EPIRA, upon the expiry of PSALM’s statutory mandate, its debts will be assumed by the Government.

Aviation Liberalization Policies and Safety

On March 14, 2011, former President Aquino issued Executive Orders No. 28 and No. 29, creating the Philippine Air Negotiating Panel and the Philippine Air Consultation Panel, and authorizing the Civil Aeronautics Board to explore discussions with foreign air carriers regarding the aviation liberalization policies commonly known as “open skies.” Open skies generally allows operating and traffic rights to be granted to foreign air carriers without restrictions on capacity, frequency or type of aircraft. In line with this policy, these executive orders also seek to liberalize civil aviation in the Philippines through specific initiatives aimed at granting increased air service rights to foreign air carriers, particularly with respect to airports other than Ninoy Aquino International Airport in Manila, with the goal of advancing tourism in the Philippines. The orders also seek to promote a more liberalized general aviation policy for the expansion of cargo direct air services to secondary gateways outside Manila. On May 2, 2011, the Civil Aviation Board adopted the implementing rules and regulations for Executive Order No. 29 after public consultation with aviation stakeholders.

In 2013, the International Civil Aviation Organization lifted its “significant safety concern” assessment of the Philippine civil aviation industry. In April 2014, the U.S. Federal Aviation Administration upgraded the industry’s status to Category 1, allowing more flights to U.S. territories, and the European Union Air Safety Committee removed Philippine airlines from its safety list. In June 2015, the European Commission cleared all airlines certified in the Philippines to make flights to Europe, lifting its March 2010 ban. In June 2017, the Philippines received approval from the International Civil Aviation Organization, signaling that the country’s aviation sector is compliant with global standards in terms of air safety regulations.

In 2017, the International Civil Aviation Organization (“ICAO”) performed safety oversight audits within the framework of its Universal Safety Oversight Audit Programme to determine the Republic’ safety capabilities and the status of implementation of all safety-relevant ICAO Standards and Recommended Practices, associated procedures, guidance material, and best safety practices. The audit covers eight areas: (i) primary aviation legislation and associated civil aviation regulations, (ii) civil aviation organizational structure, (iii) personnel licensing activities, (iv) aircraft operations, (v) airworthiness of civil aircraft, (vi) aerodromes, (vii) air navigation services and (viii) accident and serious incident investigations. The Republic received the effective implementation score that is higher than the global average in all categories, except for aerodromes and air navigation services.

GDP and Major Financial Indicators

Gross Domestic Product

Gross domestic product, or GDP, measures the market value of all final goods and services produced within a country during a given period and is indicative of whether the country’s productive output rises or falls over time. By comparison, gross national income, or GNI, measures the market value of all final goods and services produced by a country’s citizens during a given period, whether or not the production occurred within the country.

Economists show GDP and GNI in both current and constant market prices. GDP and GNI at current market prices value a country’s output using the actual prices of each year, whereas GDP and GNI at constant market prices (also referred to as “real” GDP and GNI) value output using the prices from a base year, thereby eliminating the distorting effects of inflation and deflation. Growth figures for GDP and GNI in this prospectus are period-on-period comparisons of real GDP and GNI, respectively. The Government began using 2000 as a base year for GDP and GNI calculations in 2011. Unless otherwise specified, real GDP and GNI figures included in this prospectus and any prospectus supplement are based on 2000 prices.

In 2015, the growth rate of GDP remained unchanged at 6.1%. The manufacturing subsector experienced a slower growth during this period, from growth of 8.3% in 2014 to growth of 5.7% in 2015, largely as a result of lower global demand. The public administration and defense; compulsory social security subsector and the agriculture, hunting and forestry subsector also experienced a decline from growth of 4.1% and 2.1%, respectively, in 2014 to growth of 1.2% and 0.6%, respectively, in 2015. The mining and quarrying subsector and fishing subsector each experienced a contraction in 2015, and the real estate, renting and business activities subsector and the financial intermediation subsector also posted lower growth rates in 2015 as compared to 2014. These trends were offset by an increase in the rate of growth in the other services subsector and the construction subsector, from growth of 4.0% and 7.2%, respectively, in 2014 to growth of 8.3% and 11.6%, respectively, in 2015. Growth in the trade and repair of motor vehicles, motorcycles, personal and household goods subsector also increased from growth of 5.8% in 2014 to growth of 7.1% in 2015. Growth in GNI in 2015 decreased to 5.8% compared to growth of 6.0% in 2014. GNI growth was lower compared to GDP growth due to relatively lower growth in net primary income of 4.6% in 2015 compared to GDP growth in 2015. The growth in net primary income of 4.6% in 2015 represented a 11.5% decrease from the 5.2% growth in net primary income in 2014.

In 2016, GDP grew by 6.9%, compared with growth of 6.1% in 2015. The largest contributor to the increase in the rate of growth in 2016 was growth in the manufacturing subsector, which increased from growth of 5.7% in 2015 to growth of 7.0% in 2016. Increased rates of growth in the public administration and defense; compulsory social security subsector and the construction subsector, from growth of 1.2% and 11.6%, respectively, in 2015 to growth of 7.2% and 13.7%, respectively, in 2016, were also contributors to this increase. Growth in the electricity, gas and water supply subsector and the real estate, renting and business activities subsector also increased from 5.7% and 7.1%, respectively, in 2015 to growth of 9.8% and 8.9%, respectively, in 2016. Partially offsetting the performance of these subsectors were a decrease in the rate of growth in the transport, storage and communications subsector and the other services subsector, from 8.0% and 8.3%, respectively, in 2015 to 5.9% and 7.3%, respectively, in 2016. The agriculture, hunting and forestry subsector and the fishing subsector also experienced a decline from growth of 0.6% and a contraction of 1.8%, respectively, in 2015 to contractions of 0.6% and 4.3%, respectively, in 2016. GNI in 2016 grew by 6.7% compared to growth of 5.8% in 2015. GNI growth was lower compared to GDP growth due to relatively lower growth in net primary income of 5.8% in 2016 compared to GDP growth in 2016. The growth in net primary income of 5.8% in 2016 represented a 25.1% increase from the 4.6% growth in net primary income in 2015.

In 2017, GDP grew by 6.7%, compared with growth of 6.9% in 2016. The largest contributor to the decreased rate of growth in 2017 was a decrease in the rate of growth of the construction subsector, from growth of 12.1% in 2016 to growth of 5.3% in 2017. Decreased rates of growth in the electricity, gas and water supply subsector and the transport, storage and communications subsector, from growth of 9.0% and 5.3%, respectively, in 2016 to growth of 3.4% and 4.0%, respectively, over the same period in 2017, were also contributors to this decrease. Partially offsetting the performance of these subsectors were increases in the rate of growth in the agriculture and forestry subsector and the manufacturing subsector, from contraction of 0.6% and growth of 7.1%, respectively, in 2016, to growth of 5.0% and 8.4%, respectively, in 2017. Growth in the public administration and defense; compulsory social security subsector and the fishing subsector also increased from growth of 7.1% and a contraction of 4.0%, respectively, in 2016 to growth of 7.8% and a contraction of 0.9%, respectively, in 2017. GNI in 2017 grew by 6.6%, compared to growth of 6.7% in 2016. The GNI growth rate was slightly lower than the GDP growth rate due to the relatively lower growth in net primary income of 5.9% in 2017, compared to growth in GDP in 2017. The growth in net primary income of 5.9% in 2017 represented a slight decrease from the 5.8% growth in net primary income over the same period in 2016.

In 2018, GDP grew by 6.2%, compared with growth of 6.7% in 2017. The largest contributor to the decreased rate of growth in 2018 was a decrease in the rate of growth of the manufacturing subsector, from growth of 8.4% in 2017 to growth of 4.9% in 2018. Decreased rates of growth in the agriculture, hunting, forestry and fishing subsector and the real estate, renting and business activities subsector, from growth of 4.0% and 7.4%, respectively, in 2017 to growth of 0.9% and 4.7%, respectively, in 2018, were also contributors to this decrease. Partially offsetting the performance of these subsectors were increases in the rate of growth in the construction subsector, the electricity, gas and water supply subsector and the public administration and defense and compulsory social security subsector, from growth of 5.1%, 3.4% and 8.7%, respectively, in 2017, to growth of 14.9%, 5.5% and 15.2%, respectively, in 2018. GNI in 2018 grew by 5.9%, compared to growth of 6.5% in 2017. The GNI growth rate was lower than the GDP growth rate due to the relatively lower growth in net primary income of 4.3% in 2018, compared to growth in GDP in 2018. The growth in net primary income of 4.3% in 2018 represented a decrease from the 5.9% growth in net primary income in 2017.

In the first nine months of 2019, GDP grew by 5.8%, compared with growth of 6.2% in the first nine months of 2018. The largest contributor to the decreased rate of growth in the first nine months of 2019 was a decrease in the rate of growth of the public administration and defense and compulsory social security subsector, from growth of 15.4% in the first nine months of 2018 to growth of 7.8% over the same period in 2019. Decreased rates of growth in the manufacturing subsector, the construction subsector and the real estate, renting and business activities subsector, from growth of 5.6%, 13.0% and 5.0%, respectively, in the first nine months of 2018, to growth of 3.7%, 6.9% and 3.9%, respectively, over the same period in 2019, were also contributors to this decrease. Partially offsetting the performance of these subsectors were increases in the rate of growth in the mining and quarrying subsector, the trade and repair of motor vehicles, motorcycles, personal and household goods subsector and the financial intermediation subsector, from a contraction of 0.6% and a growth of 5.7% and 7.5%, respectively, in the first nine months of 2018, to a growth of 6.6%, 7.9% and 9.8%, respectively, over the same period in 2019. GNI in the first nine months of 2019 grew by 5.3%, compared to growth of 6.0% in the first nine months of 2018. The GNI growth rate was slightly lower than the GDP growth rate due to the relatively lower growth in net primary income of 2.8% in the first nine months of 2019, compared to growth in GDP of 6.2% over the same period in 2018. The growth in net primary income of 2.8% in the first nine months of 2019 represented a decrease from the 4.9% growth in net primary income over the same period in 2018.

The following table shows GDP by sector, net primary income and GNI at current market prices for the specified periods.

	Gross Domestic Product by Major Sector (at current market prices)							Percentage of GDP
	2014	2015	2016	2017	2018	2019(1)		2014	2019(1)
	(₱ in millions, except as indicated)							(%)
Agriculture, hunting, forestry and fishing sector
Agriculture, hunting and forestry	1,236,073	1,173,088	1,212,922	1,330,374	1,403,040	925,696		9.8	6.9
Fishing	195,504	193,778	185,191	197,197	214,869	165,712		1.5	1.2

Total	1,431,578	1,366,866	1,398,113	1,527,571	1,617,910	1,091,408		11.3	8.2
Industry sector
Mining and quarrying	130,192	108,109	114,685	133,955	146,185	111,249		1.0	0.8
Manufacturing	2,603,644	2,669,222	2,847,597	3,075,374	3,320,346	2,300,909		20.6	17.3
Construction	802,880	904,510	1,034,279	1,113,606	1,347,556	1,084,733		6.4	8.1
Electricity, gas and water supply	422,078	434,181	455,901	487,908	543,958	450,811		3.3	3.4

Total	3,958,794	4,116,022	4,452,461	4,810,842	5,358,045	3,947,702		31.3	29.6
Service sector
Transport, storage and communication	784,881	856,051	909,269	962,574	1,030,521	821,242		6.2	6.2
Trade and repair of motor vehicles, motorcycles, personal and household goods	2,244,736	2,412,096	2,652,835	2,917,900	3,229,363	2,523,710		17.8	18.9
Financial intermediation	988,894	1,063,668	1,168,611	1,297,583	1,461,025	1,233,631		7.8	9.3
Real estate, renting and business activities	1,541,775	1,698,079	1,898,993	2,084,296	2,227,075	1,750,645		12.2	13.1
Public administration and defense; compulsory social security	500,690	512,992	575,043	654,038	787,464	605,691		4.0	4.5
Other services	1,182,840	1,296,268	1,425,023	1,552,792	1,714,800	1,362,117		9.4	10.2

Total	7,243,815	7,839,154	8,629,775	9,469,183	10,450,248	8,297,036		57.3	62.2

Total GDP	12,634,187	13,322,041	14,480,349	15,807,596	17,426,202	13,336,147		100.0	100.0

Net primary income	2,676,779	2,792,365	2,950,394	3,198,792	3,483,689	2,757,044
Total GNI	15,310,966	16,114,406	17,430,742	19,006,388	20,909,891	16,093,191
Total GDP ($ billions)(2)	284.6	292.8	30.49	316.6	330.9	256.2
Per capita GDP, PPP concept ($)(2)	6,972	7,348	7,806	8,348	8,943	9,417	(3)

Source: Philippine Statistics Authority.

Notes:

(1)	Preliminary data for the first nine months of 2019.
(2)	Calculated using the average exchange rate for the period indicated. See “—Monetary System—Foreign Exchange System.”
(3)	Figured represents annualized per capita GDP, PPP concept

The following table shows GDP by sector, net primary income and GNI at constant market prices for the specified periods.

	Gross Domestic Product by Major Sector (at constant market prices) (1)						Percentage of GDP
	2014	2015	2016	2017	2018	2019(2)	2014	2019(2)
	(₱ in millions, except as indicated)							(%)
Agriculture, hunting, forestry and fishing sector
Agriculture, hunting and forestry	588,004	591,269	587,654	616,963	623,765	446,902	8.2	6.3
Fishing	130,794	128,473	123,347	122,232	122,016	84,138	1.8	1.2

Total	718,797	719,742	711,001	739,195	745,781	531,040	10.0	7.5
Industry sector
Mining and quarrying	81,695	80,500	83,665	84,795	85,864	70,924	1.1	1.0
Manufacturing	1,666,514	1,760,989	1,885,514	2,044,189	2,145,011	1,603,139	23.3	22.6
Construction	409,277	456,932	512,113	538,107	618,294	472,256	5.7	6.7
Electricity, gas and water supply	233,781	246,990	269,301	278,447	293,677	236,274	3.3	3.3

Total	2,391,268	2,545,411	2,750,593	2,945,538	3,142,846	2,382,594	33.4	33.6
Service sector
Transport, storage and communication	538,044	581,289	611,902	636,612	670,803	527,978	7.5	7.4
Trade and repair of motor vehicles, motorcycles, personal and household goods	1,185,810	1,270,526	1,367,438	1,467,006	1,554,868	1,200,769	16.5	16.9
Financial intermediation	515,484	546,714	590,112	635,139	681,005	563,231	7.2	7.9
Real estate, renting and business activities	798,081	854,747	930,685	999,420	1,046,693	811,698	11.1	11.4
Public administration and defense; compulsory social security	293,850	297,449	318,540	346,234	398,859	314,545	4.1	4.4
Other services	724,144	784,297	843,105	896,674	966,034	767,365	10.1	10.8

Total	4,055,413	4,335,022	4,661,781	4,981,084	5,318,262	4,185,586	56.6	59.0

Total GDP	7,165,478	7,600,175	8,123,375	8,665,818	9,206,889	7,099,220	100.0	100.0

Net primary income	1,474,725	1,542,980	1,632,345	1,728,528	1,803,363	1,393,963
Total GNI	8,640,203	9,143,155	9,755,720	10,394,346	11,010,252	8,493,183
Yearly growth in GDP	6.1	6.1	6.9	6.7	6.2	5.8
Yearly growth in GNI	6.0	5.8	6.7	6.5	5.9	5.3

Source: Philippine Statistics Authority.

Notes:

(1)	Based on constant 2000 prices.
(2)	Preliminary data for the first nine months of 2019.

The following table shows the percentage distribution of the Republic’s GNI by expenditure at constant 2000 prices.

	Distribution of Gross National Income by Expenditure (at constant market prices)(1)
	2014	2015	2016	2017	2018	2019(2)
	(%)
Household final consumption expenditure	57.3	57.6	57.8	57.5	57.3	56.3
Government consumption	8.4	8.6	8.8	8.7	9.3	10.0
Capital formation
Fixed capital	17.8	19.7	23.3	23.9	25.5	24.6
Construction	7.3	7.7	8.1	8.1	8.6	8.7
Durable Equipment	8.8	10.3	13.3	13.8	14.7	13.5
Breeding Stock & Orchard Development	1.1	1.1	1.1	1.0	1.0	0.9
Intellectual Property Products	0.6	0.7	0.8	1.0	1.2	1.4
Changes in inventories	0.2	0.4	0.2	0.2	0.3	(0.2)

Total capital formation	18.0	20.1	23.5	24.1	25.8	24.4
Exports	39.4	40.4	42.3	47.5	50.9	52.8
Exports of Goods	31.9	32.1	33.3	37.8	51.0	52.8
Exports of Services	7.5	8.3	9.0	9.6	10.0	10.7
Imports	40.2	43.6	49.1	54.4	59.6	60.5
Imports of Goods	31.8	34.2	39.7	44.6	49.6	51.0

	Distribution of Gross National Income by Expenditure (at constant market prices)(1)
	2014	2015	2016	2017	2018	2019(2)
	(%)
Imports of Services	8.5	9.4	9.4	9.9	10.2	9.5
Gross Domestic Product	82.9	83.1	83.3	83.4	83.6	83.6
Net Primary Income	17.1	16.9	16.7	16.6	16.4	16.4

Total	100.0	100.0	100.0	100.0	100.0	100.0

Source: Philippine Statistics Authority.

Notes:

(1)	Based on constant 2000 prices.
(2)	Preliminary data for the nine months of 2019.

Periodic Revisions to Philippine National Accounts

The PSA releases quarterly data on the Republic’s national accounts, which include GDP and GNI data. Under PSA policy, GDP and GNI data for a particular quarter are revised the following quarter, while annual data are released together with first quarter data and are revised thereafter in May of each year. GDP and GNI estimates are considered “final” after three years. However, the PSA may still revise the “final” estimates whenever it undertakes an overall revision of the national accounts.

Revisions in the Republic’s national accounts are normally due to the availability of new or more complete data, receipt of revised data from original sources, and inclusion or exclusion of emerging or closed industries. The PSA has traditionally followed the 1968 revision of the United Nations System of National Accounts. Currently, the Republic’s national accounts incorporate to a large extent the recommendations of the most recent 2008 revision.

Principal Sectors of the Economy

Agriculture, Hunting, Forestry and Fishing Sector

The agriculture, hunting, forestry and fishing sector contributed approximately 8.1% to GDP in 2018 compared to approximately 10.0% to GDP in 2014, at constant market prices.

The Republic’s principal agricultural products include cereals, such as rice and corn, both of which are cultivated primarily for domestic use, and other crops, such as coconuts, sugar cane and bananas, produced for both the domestic market and export. The Philippines’ diverse agricultural system contains many coconut plantations farmed by agricultural tenants and workers, sugar haciendas farmed either under labor administration or by tenants, and large “agro-business” plantations devoted mainly to crops for export such as bananas and pineapples. Rice, corn and coconuts each accounts for approximately a quarter of the country’s cultivated area. Fishing production is divided into commercial, municipal and aquaculture fishing.

The country’s forests, one of the Philippines’ main natural resources, contain a large quantity of hardwood trees. Over the years, population growth, shifting cultivation, illegal logging and inadequate reforestation have depleted the forests, leading to Government-imposed bans on nearly all logging activity in old growth virgin forests (pursuant to a 1991 administrative order of the Department of Environment and Natural Resources) and in second growth residual forests (pursuant to a 2011 executive order of the Aquino administration).

Production in the agriculture, hunting, forestry and fishing sector grew by 0.1% in 2015, compared to growth of 1.7% in 2014. This decreased rate of growth was primarily due to a reversal in rice production, which contracted by 4.3% in 2015, from growth of 2.8% in 2014, as well as a reversal in corn production to a contraction of 3.3% in 2015, from growth of 5.1% in 2014. Sugarcane production and forestry production also contracted by 7.4% and 27.1%, respectively, in 2015, a reversal from growth of 1.7% and 2.6%, respectively, in 2014. Poultry production partially offset these reversals, recording 5.7% growth in 2015, compared to growth of 0.4% in 2014. Livestock and coconut including copra production also increased during the period, growing 3.8% and 0.1%, respectively, in 2015 compared to growth of 1.0% and a contraction of 4.6%, respectively, in 2014.

Production in the agriculture, hunting, forestry and fishing sector contracted by 1.2% in 2016, compared to growth of 0.1% in 2015. This decreased rate of growth was largely the result of a decrease in fishing production, which contracted by 4.0% in 2016, compared to a contraction of 1.8% in 2015, as well as a reversal in mango production to a contraction of 10.1% in 2016, from growth of 4.5% in 2015. Poultry production also experienced a slower growth during this period, from growth of 5.7% in 2015 to growth of 1.3% in 2016. These factors were partially offset by livestock production, which recorded 4.6% growth in 2016, compared to growth of 3.8% in 2015.

Production in the agriculture, hunting, forestry and fishing sector grew by 4.0% in 2017, compared to a contraction of 1.2% in 2016. This increased rate of growth was primarily the result of an increase in rice production, which recorded a 9.4% growth in 2017, compared to a contraction of 2.9% in 2016, as well as a reversal in corn production to growth of 9.8% in 2017, from a contraction of 4.0% in 2016. Sugarcane production also experienced an increase, from a contraction of 0.7% in 2016 to growth of 30.2% in 2017. These factors were partially offset by livestock production, which recorded growth of 1.1% in 2017, compared to growth of 4.6% in 2016.

Production in the agriculture, hunting, forestry and fishing sector grew by 0.9% in 2018, compared to growth of 4.0% in 2017. The decreased rate of growth was the result of decreased growth rate or contraction in most subsectors, particularly in palay production, corn production and surgarcane production which grew by 9.4%, 9.8% and 30.2%, respectively, in 2017, compared to contraction of 1.0%, 1.7% and 16.6%, respectively, in 2018.

In the first nine months of 2019, production in the agriculture, hunting, forestry and fishing sector increased by 1.5%, compared to a growth of 0.5% over the same period in 2018. The increased growth was primarily the result of increases in corn production, mango production, poultry production and agricultural activities and services which grew by 6.3%, 4.4%, 6.0% and 5.7%, respectively, in the first nine months of 2019, compared to contraction of 4.9% and 3.2% and growth of 5.3% and 4.6%, respectively, over the same period in 2018. These factors were partially offset by a decrease in palay production which contracted by 4.8% in the first nine months of 2019, compared to a contraction of 0.2% over the same period in 2018.

Industry Sector

The industry sector consists of the mining and quarrying, manufacturing, construction, and electricity, gas and water supply subsectors. The industry sector contributed approximately 34.1% to GDP in 2018, compared to approximately 33.4% in 2014, at constant market prices.

In 2015, the industry sector grew by 6.4%, compared with growth of 7.8% in 2014. This lower rate of growth was mainly due to a decrease in the growth of the manufacturing and mining and quarrying subsectors, which decreased from growth of 8.3% and 12.1%, respectively, in 2014 to growth of 5.7% and a contraction of 1.5%, respectively, in 2015. See “—Manufacturing Subsector” for details regarding the growth in the manufacturing subsector. The contraction in mining and quarrying was mainly due to a reversal in other non-metallic mining from growth of 11.9% in 2014 to growth of 1.7% in 2015. These factors were partially offset by increased growth in the electricity, gas and water supply subsector from growth of 3.7% in 2014 to 5.7% in 2015.

In 2016, the industry sector grew by 8.1%, compared with growth of 6.4% in 2015. This increased rate of growth was largely attributable to the growth of the manufacturing subsector, which increased from growth of 5.7% in 2015 to growth of 7.0% in 2016. See “—Manufacturing Subsector” for details regarding the growth in the manufacturing subsector. The construction subsector also experienced an increased rate of growth, from growth of 11.6% in 2015 to growth of 13.7% in 2016. Similarly, growth in the electricity, gas and water supply subsector and the mining and quarrying subsector also increased to growth of 9.8% and 3.2%, respectively, in 2016, from 5.7% growth and a contraction of 1.5%, respectively, in 2015.

In 2017, the industry sector grew by 7.1%, compared with growth of 8.1% in 2016. This lower rate of growth was mainly due to a decrease in the growth of the construction subsector and the electricity, gas and water supply subsector, which decreased from growth of 12.1% and 9.0%, respectively, in 2016 to growth of 5.3% and 3.4%, respectively, in 2017. The decrease in the construction subsector was mainly due to a decrease in public construction, from growth of 26.8% in 2016 to growth of 14.9% in 2017. These factors were partially offset by increased growth in the manufacturing subsector, from growth of 7.1% in 2016 to growth of 8.4% in 2017. See “—Manufacturing Subsector” for details regarding the growth in the manufacturing subsector.

In 2018, the industry sector grew by 6.7%, compared with growth of 7.1% in 2017. This lower rate of growth was mainly due to a decrease in the growth of the manufacturing subsector, which decreased from growth of 8.4% in 2017 to growth of 4.9% in 2018. This was partially offset by higher growth in the construction subsector and the electricity, gas and water supply subsector, from growth of 5.1% and 3.4%, respectively, in 2017 to growth of 14.9% and 5.5%, respectively, in 2018. See “—Manufacturing Subsector” for details regarding the growth in the manufacturing subsector.

In the first nine months of 2019, the industry sector grew by 4.7%, compared with growth of 6.7% in the first nine months of 2018. This lower rate of growth was mainly due to lower growth of the manufacturing subsector and the construction subsector, which decreased from growth of 5.6% and 13.0%, respectively, in the first nine months of 2018 to growth of 3.7% and 6.9%, respectively, in the first nine months of 2019. These factors were partially offset by increased growth in the mining and quarrying subsector and electricity gas and water supply subsector, from a contraction of 0.6% and growth of 5.1%, respectively, in the first nine months of 2018, to growth of 6.6% and 6.2%, respectively, in the first nine months of 2019.

Manufacturing Subsector

The Republic’s manufacturing subsector comprises three major industry groups:

•	consumer goods, including the food, footwear and garment industries;

•	intermediate goods, including the petroleum, chemical and chemical product industries; and

•	capital goods, including the electrical machinery and electronics industries.

The following table presents, at constant 2000 market prices, the gross value added, which equals the value of sales minus the cost of raw material and service inputs, for the manufacturing sector by industry or industry group.

	Gross Value Added in Manufacturing by Industry Group (at constant market prices)(1)
	2014	2015	2016	2017	2018	2019(2)
	(₱ in millions, except as indicated)
Food manufacturing	593,577	603,249	653,626	686,274	721,159	535,056
Beverage industries	73,080	72,375	79,345	80,481	82,495	60,827
Tobacco manufacturing	4,307	5,480	5,854	5,052	4,304	4,267
Textile manufacturing	30,428	32,384	29,761	26,195	26,424	20,162
Wearing apparel	31,994	31,258	31,238	31,320	31,390	27,326
Footwear and leather and leather products	7,137	7,478	8,518	8,992	9,325	5,677
Wood, bamboo, cane and rattan articles	13,567	17,366	20,504	21,470	23,800	16,951
Paper and paper products	13,437	15,392	16,430	17,109	19,470	15,358
Publishing and printing	15,308	17,916	18,809	19,389	19,065	14,325
Petroleum and other fuel products	49,683	49,035	49,689	55,023	65,675	37,046
Chemical and chemical products	191,229	220,902	242,753	261,770	251,449	173,001
Rubber and plastic products	24,561	25,398	31,596	32,449	36,782	30,264
Non-metallic mineral products	39,637	43,362	42,089	50,747	56,775	39,883
Basic metal industries	33,218	35,290	49,590	61,138	58,173	57,825
Fabricated metal products	20,335	21,994	21,986	33,277	34,864	28,490

	Gross Value Added in Manufacturing by Industry Group (at constant market prices)(1)
	2014	2015	2016	2017	2018	2019(2)
	(₱ in millions, except as indicated)
Machinery and equipment except electrical	26,568	31,424	39,328	40,440	42,840	35,721
Office, accounting and computing machinery	23,638	20,342	29,323	34,434	37,435	31,512
Electrical machinery and apparatus	34,476	37,373	42,074	44,586	47,549	41,340
Radio, television and communication equipment and apparatus	276,537	311,241	305,480	345,165	378,344	308,962
Transport equipment	28,867	31,301	38,926	43,556	44,105	30,998
Furniture and fixtures	94,741	90,378	89,500	104,252	110,935	54,298

Miscellaneous manufacturing	40,189	40,050	39,096	41,072	42,652	33,852

Gross value added in manufacturing	1,666,514	1,760,989	1,885,514	2,044,189	2,145,011	1,603,139

Sources: Philippine Statistics Authority.

Notes:

(1)	Based on constant 2000 prices.
(2)	Preliminary data for the first nine months of 2019.

In 2015, the manufacturing subsector grew by 5.7%, compared with growth of 8.3% in 2014. The lower growth rate was primarily the result of lower growth of 1.6% in food manufacturing, a contraction of 4.6% in furniture and fixtures, and a contraction of 1.0% in beverage industries. These factors were partially offset by increased growth of 15.5% in chemical and chemical products and growth of 12.5% in radio, television and communication equipment and apparatus.

In 2016, the manufacturing subsector grew by 7.1%, compared with growth of 5.7% in 2015. The higher growth rate was primarily due to a 8.2% growth in food manufacturing, a 43.0% increase in office, accounting and computing machinery and a 40.5% growth in basic metal industries. These increases were partially offset by a 1.8% contraction in radio, television and communication equipment and apparatus, a 3.2% contraction in non-metallic products and a 8.2% contraction in textile manufacturing.

In 2017, the manufacturing subsector grew by 8.4%, compared to growth of 7.1% in 2016. The higher growth rate was primarily due to a 51.4% growth in fabricated metal products, a 13.0% growth in radio, television and communication equipment and apparatus, a 20.6% growth in non-metallic mineral products, and a 16.8% growth in furniture and fixtures. These increases were partially offset by food manufacturing and office, accounting and computing machinery, which experienced growth of 5.0% and 17.4%, respectively, in 2017, compared to 8.4% and 44.1%, respectively, in 2016.

In 2018, the manufacturing subsector grew by 4.9%, compared to growth of 8.4% in 2017. The lower growth rate was primarily the result of contractions in tobacco manufacturing, basic metal industries and chemical and chemical products of 14.8%, 4.8% and 3.9%, respectively. These contractions were partially offset by growth in petroleum and other fuel products, paper and paper products and rubber and plastic products of 19.4%, 13.8% and 13.4%.

In the first nine months of 2019, the manufacturing subsector grew by 3.7%, compared to growth of 5.6% in the first nine months of 2018. The lower growth rate was primarily the result of contractions in furniture and fixtures, petroleum and other fuel products and radio, television and communications equipment and apparatus of 21.7%, 15.9% and 1.8%, respectively. These were partially offset by growth in wood, bamboo, cane and rattan articles, basic metals industries and wearing apparel of 22.3%, 20.4% and 10.6%, respectively.

Service Sector

The service sector includes the transport, storage and communications; trade and repair of motor vehicles, motorcycles, personal and household goods; financial intermediation; real estate, renting and business activities; public administration and defense; compulsory social security; and other services subsectors. The service sector remains the largest contributor to GDP, having contributed 57.8% to GDP at constant market prices in 2018, an increase from 56.6% in 2014.

The service sector grew by 6.9% in 2015, which was higher than the 6.0% growth recorded in 2014. The higher growth was largely due to growth in the other services subsector of 8.3% in 2015, a significant increase from growth of 4.0% in 2014. The higher growth in the other services subsector was largely driven by the increased growth in education, from growth of 1.6% in 2014 to growth of 6.9% in 2015. Higher growth in the service sector was also driven by the trade and repair of motor vehicles, motorcycles and personal and household goods subsector and the transport, storage and communications subsector, which grew by 7.1% and 8.0%, respectively, in 2015, compared to 5.8% and 6.5%, respectively, in 2014. The higher growth in these subsectors was partially offset by lower growth in the public administration and defense; compulsory social security subsector of 1.2% in 2015 compared to 4.1% in 2014. Growth in the real estate, renting and business activities subsector also decreased from growth of 8.0% in 2014 to 7.1% in 2015, primarily as a result of slower growth in renting and other business activities, which slowed from growth of 13.5% in 2014 to growth of 9.6% in 2015.

The service sector grew by 7.5% in 2016, compared to growth of 6.9% recorded in 2015. The increased rate of growth was mainly the result of growth in the real estate, renting and business activities subsector of 8.9%, an increase from growth of 7.1% in 2015. This increase in growth in the real estate, renting and business activities subsector was largely driven by the growth in renting and other business activities, which grew from 9.6% in 2015 to 14.8% in 2016. Higher growth in the service sector was also driven by the public administration and defense; compulsory social security subsector and the trade and repair of motor vehicles, motorcycles and personal and household goods subsector, which grew by 7.1% and 7.6%, respectively, in 2016 compared to growth of 1.2% and 7.1%, respectively, in 2015. These trends were partially offset by a lower growth in the transport, storage and communications subsector of 5.3% in 2016, a decrease from 8.0% in 2015, mainly due to the slower growth in communication, which grew by 3.1% in 2016 compared to 7.8% in 2015. The other services subsector also experienced a slower growth during this period, with growth of 7.5% in 2016 from 8.3% in 2015.

The service sector grew by 6.8% in 2017, which was lower than the 7.5% growth recorded in 2016. The decreased rate of growth was largely due to the slower growth in trade and repair of motor vehicles, motorcycles, personal and household goods and real estate, renting and business activities subsectors, which grew by 7.3% and 7.4%, respectively, in 2017, compared to growth of 7.6% and 8.9%, respectively, in 2016. The lower growth in the trade and repair of motor vehicles, motorcycles, personal and household goods subsector was largely driven by the decreased growth in wholesale trade, which experienced growth of 7.8% in 2017 compared to growth of 10.3% in 2016. The lower rate of growth in the real estate, renting and business activities subsector was mainly due to the decreased rate of growth in renting and other business activities, which experienced a growth of 9.3% in 2017, compared to growth of 14.8% in 2016. These factors were partially offset by higher growth in the public administration and defense; compulsory social security subsector, which experienced growth of 7.8% in 2017 compared to growth of 7.1% in 2016.

The service sector grew by 6.8% in 2018, the same rate as the 6.8% growth recorded in 2017. This was primarily due to higher growth rates in public administration and defense; compulsory social security, transport, storage and communication, and other services from 8.7%, 4.0% and 6.4% , respectively, in 2017 to 15.2%, 5.4% and 7.7%, respectively, in 2018, being partially offset by lower growth rates in financial intermediation, real estate, renting and business activities, and trade and repair of motor vehicles, motorcycles, personal and household goods from 7.6%, 7.4% and 7.3%, respectively, in 2017 to 7.2%, 4.7% and 6.0%, respectively, in 2018.

The service sector grew by 6.9% in the first nine months of 2019, compared to 6.8% growth recorded in the first nine months of 2018. This was primarily due to higher growth rates in transport, storage and communication, trade and repair of motor vehicles, motorcycles, personal and household goods and financial intermediation from 6.0%, 5.7% and 7.5%, respectively, in the first nine months of 2018 to 7.4%, 7.9% and 9.8%, respectively, in the first nine months of 2019, which were partially offset by decreases in growth rates in real estate, renting and business activities, public administration and defense; compulsory social security and other services from 5.0%, 15.4% and 7.2%, respectively, in the first nine months of 2018 to 3.9%, 7.8% and 6.1%, respectively, in the first nine months of 2019.

Transport, Storage and Communications Subsector

The geographically diverse nature of the Philippines makes it important to have well developed road, air and sea transportation systems. The Government has encouraged the private sector to provide basic transportation services and strengthen inter-regional and urban links. The Government has expressed its commitment to prioritizing the acceleration of infrastructure development. In 2019, a total of 100 infrastructure projects were identified, of which 71 were transport-related.

The Philippine road network is the most important transportation system in the nation, spanning more than 220,000 kilometers. Over 7.1 million vehicles use the road network, including over 3.9 million vehicles for public use, principally in Metro Manila. Traffic remains congested in the National Capital Region, despite traffic management and various engineering measures. To ease traffic congestion, the Government has built and continues to promote alternative road networks and mass rapid urban-transit-rail.

Use of Philippine rail facilities has declined largely because of the outdated facilities of the Philippine National Railways. To promote the use of rail facilities, the Government approved several public transportation projects in August 2016, including the construction of a 25.3 kilometers underground rail in Manila, a commuter rail from Manila to Los Banos, and two other railway projects.

Ten international airports and 75 other facilities throughout the Republic help meet the Republic’s air transport needs. The Government continues to construct, rehabilitate and upgrade airports to modernize air navigation and communications operations in the Republic, with more regional airports capable of accommodating night flights. In line with the Duterte administration’s Build Build Build program, 28 airport projects for construction, rehabilitation or upgrade are listed in the Department of Transportation’s priority agenda.

Faced with historical shortages of telephone lines and long waits for basic telephone service, especially outside Metro Manila, the Government liberalized the telecommunications industry in 1993 to intensify competition with the goal of substantially increasing the number of telephone lines and interconnections. The Government has continued to implement programs designed to provide telephone and mobile services to underserved regions of the country.

Net Primary Income

Net primary income is a component of GNI but is not included in GDP. Net primary income is a significant factor in the Philippine economy, largely driven by OFW remittances. Net primary income includes estimates of the amount of compensation of OFWs, as well as investment income of OFWs from their properties. According to the latest figures from the PSA for years 2014, 2015, 2016, 2017 and 2018, net primary income accounted for 17.1%, 16.9%, 16.7%,16.6% and 16.4% of GNI, respectively.

In 2015, net primary income grew by 4.6%, compared to growth of 5.2% in 2014. This decrease was primarily due to decreased growth in inflows arising from decreased growth in compensation of 3.5% in 2015 compared to growth of 5.9% in 2014, largely due to a slowdown in the deployment of OFWs. This was partially offset by a contraction in outflows of 1.2% in 2015 compared to growth of 11.5% in 2014, due to a decrease in property expense.

In 2016, net primary income grew by 5.8%, compared to growth of 4.6% in 2015. This increase was mainly due to a contraction in outflows of 8.2% in 2016 due to a 8.2% decrease in property expense. This was partially offset by decreased growth in inflows arising from lower growth in property income of 24.2% in 2016 compared to 28.8% in 2015.

In 2017, net primary income grew by 5.9%, compared to growth of 5.8% in 2016. This increase was primarily due to an increase in inflows arising from increased growth of compensation, from a growth of 3.8% in 2016 to growth of 5.5% in 2017. This was partially offset by a reversal in the outflows arising from increased growth of property expense, from a contraction of 7.6% in 2016 to growth of 9.3% in 2017.

In 2018, net primary income grew by 4.3%, compared to growth of 5.9% in 2017. This decrease was primarily due to decreased growth in inflows arising from compensation of 5.5% in 2017 compared to growth of 4.0% in 2018. This was partially offset by increased growth in inflows arising from property income of 35.4% in 2017 to 42.0% in 2018.

In the first nine months of 2019, net primary income grew by 2.8%, compared to growth of 4.9% in the first nine months of 2018. This decrease was primarily due to decreased growth in inflows arising from compensation of 4.7% in the first nine months of 2018 compared to growth of 1.4% in the first nine months of 2019 and from decreased growth in inflows arising from property income of 39.5% in the first nine months of 2018 compared to growth of 21.4% in the first nine months of 2019.

Prices, Employment and Wages

Inflation

The Philippines reports inflation as the annual percentage change in the consumer price index (“CPI”), which measures the average price of a standard “basket” of goods and services used by a typical consumer. The NSO conducts a nationwide Family Income and Expenditure Survey every three years. The latest year where the Family Income and Expenditure Survey results were made available was 2012, which was chosen as the latest CPI base year. In March 2018, the 2012 CPI basket was released. As of June 2018, the Government has stopped reporting inflation figures based on the 2006 CPI basket.

The following table sets out the principal components of the 2012 CPI basket and their weights.

Principal Components of the 2012 CPI Basket

Category	2012 CPI Basket
Food and non-alcoholic beverages, total	38.34%
Rice	9.59%
Alcoholic beverages and tobacco, total	1.58%
Non-food, total	60.08%
Clothing and footwear	2.93%
Housing, water, electricity, gas and other fuels	22.03%
Furnishings, household equipment and routine maintenance of the house	2.95%
Health	3.89%
Transport	8.06%
Communication	2.93%
Recreation and culture	1.40%
Education	3.28%
Restaurants and miscellaneous goods and services	12.59%

The following table sets out the CPI and inflation rate (based on the 2012 CPI basket) and the manufacturing sector’s equivalent, the producer price index (“PPI”) (based on the 2000 PPI basket), as well as the annual percentage changes in each index.

Changes in Consumer and Producer Price Index

	2014	2015	2016	2017	2018	2019
Consumer price index (2012 CPI basket)	106.3	107.0	108.4	111.5	117.3	120.6	(1)
Inflation rate (2012 CPI basket)	3.6%	0.7%	1.3%	2.9%	5.2%	2.5%
Producer price index for manufacturing (2000 PPI basket)	151.0	141.0	134.1	132.9	133.8	133.9	(2)
Inflation rate (2000 PPI basket)	(0.9)%	(6.7)%	(4.8)%	(0.9)%	0.7%	1.9	%(2)

Source: Bangko Sentral; Philippine Statistics Authority.

Notes:

(1)	For the nine months ended September 30, 2019.
(2)	For the ten months ended October 31, 2019.

Consumer Price Index

The average inflation rate for 2016 was 1.3%, higher than the average inflation rate of 0.7% in 2015. The higher annual average rate of inflation in 2016 was mainly due to the higher rate of average inflation for alcoholic beverages and tobacco of 4.6% in 2016 compared to 3.0% in 2015. Additionally, the price index for restaurant and miscellaneous goods and services had average inflation of 1.7% in 2016 compared to 1.4% in 2015. These factors were partially offset by education, which experienced a lower average inflation rate of 3.0% in 2016 compared with 3.8% in 2015.

The average inflation rate for 2017 was 2.9%, higher than the 1.3% average inflation rate in 2016. The higher rate of inflation in 2017 was mainly due to higher growth in the price indices of all commodity groups except for education.

The average inflation rate for 2018 was 5.2%, higher than the 2.9% average inflation rate in 2017. The higher rate of inflation in 2018 was due to higher growth in the price indices of all commodity groups except for clothing and footwear and education. The price index for clothing and footwear recorded an average inflation of 2.4% in both 2017 and 2018. The price index for education recorded an average deflation of 0.8 in 2018, compared to an average inflation of 2.5 in 2017.

The average inflation rate for 2019 was 2.5%, lower than the 5.2% average inflation in 2018. The lower rate of inflation in 2019 was due mainly to decreases in the price indices of food and non-alcoholic beverages, alcoholic beverages and tobacco, housing, water, electricity, gas, and other fuels, transportation, restaurant and miscellaneous goods and services.

Producer Price Index

In 2016, the producer price index recorded average deflation of 4.8%, a lower rate of deflation than the average deflation rate of 6.7% recorded in 2015. The price indices for petroleum products, wood and wood products, electrical machinery and furniture and fixtures contracted by 9.2%, 2.7%, 4.0% and 17.3%, respectively, in 2016, compared to a contraction of 21.0%, 18.7, 15.8% and 27.2%, respectively, in 2015. The price indices for footwear and wearing apparel, leather products, publishing and printing, rubber and plastic products, basic metals and transport equipment also recorded contractions during 2016.

In 2017, the producer price index recorded average deflation of 0.9%, a lower rate of deflation than the average deflation of 4.9% recorded in 2016. The price indices for petroleum products, iron and steel, basic metals, machinery excluding electrical and non-ferrous metals, posted average inflation of 15.4%, 7.7%, 3.7% and deflation of 2.6% and 0.3%, respectively, in 2017, compared to deflation of 9.2%, 4.8%, 8.2%, 16.3% and 11.9%, respectively, in 2016. The price indices for fabricated metals, cement, leather products and non-metallic mineral products contracted by 38.1%, 15.3%, 16.3% and 6.4%, respectively, in 2017, compared to deflation of 6.3%, inflation of 1.8%, deflation of 3.8% and inflation of 2.6%, respectively, in 2016. The price indices for food manufacturing, beverages, textiles, furniture and fixtures, paper and paper products, chemical products (excluding plastic products), miscellaneous metallic mineral products and miscellaneous manufacturing also recorded contractions in 2017.

In 2018, the producer price index recorded average inflation of 0.7%, a reversal from the average deflation of 0.9% recorded in 2017. The price indices for beverages, tobacco and non-metallic mineral products posted average inflation of 14.7%, 41.2% and 7.7% in 2018, respectively, compared to an average deflation of 1.1%, an average inflation of 8.9% and an average deflation of 6.4% in 2017, respectively. The price indices for leather products, furniture and fixtures and fabricated metals posted average deflation of 8.7%, 4.6% and 8.3% in 2018, respectively, compared to an average deflation of 16.3%, 20.2% and 38.1% in 2017, respectively.

In the first ten months of 2019, the producer price index recorded average inflation of 1.9%, an increase from the average inflation of 0.8% in the first ten months of 2018. The price indices for petroleum products and iron and steel reversed from inflation of 16.2% and 6.6%, respectively, in the first ten months of 2018 to deflation of 9.8% and 7.3%, respectively, in the first ten months of 2019. The price index for furniture and fixtures posted average inflation of 59.8% in the first ten months of 2019, producing a huge reversal from the average deflation of 7.3% in the first ten months of 2018.

Employment and Wages

The following table presents selected employment information for various sectors of the economy.

	Selected Employment Information
	2015	2016	2017	2018(1)	2019(1)
	(all figures in percentages except as indicated)
Employed persons (in thousands) (2)(3)	38,741	40,998	40,335	41,157	42,429
Unemployment rate	6.3	5.5	5.7	5.3	5.1
Employment share by sector:
Agriculture, hunting, forestry and fishing sector	29.1	26.9	25.4	24.3	22.9
Industry sector
Mining and quarrying	0.6	0.5	0.5	0.5	0.4
Manufacturing	8.3	8.3	8.6	8.8	8.5
Construction	7.0	8.3	8.8	9.4	9.8
Water supply, sewerage, waste management and remediation activities	0.1	0.2	0.2	0.1	0.2
Electricity, gas, steam and air conditioning supply	0.2	0.2	0.2	0.2	0.2
Total industry sector	16.2	17.5	18.3	19.1	19.1
Service sector
Transport and storage	7.2	7.4	7.8	7.8	8.1
Wholesale and retail trade; repair of motor vehicles and motorcycles	18.9	19.6	19.6	19.4	19.9

Finance and housing(4)	7.2	7.1	7.7	8.0	8.5
Other services(5)	21.4	21.5	21.3	21.4	21.5

Total service sector	54.7	55.6	56.3	56.6	58.0

Total employed	100.0	100.0	100.0	100.0	100.0

Sources: Philippine Statistics Authority; Annual Labor and Employment Status; Labor Force Survey.

Notes:

(1)	Preliminary Results of the 2019 Annual Estimates of Labor Force Survey (LFS): the annual estimates were based on the final results of the 2018 LFS and January and April rounds.
(2)	Does not include OFWs.
(3)

Prior to April 2016, figures are generated using population projections based on the 2000 Census of Population and Housing. Starting in April 2016, figures are generated using population projection based on the 2010 Census of Population and Housing.

(4)	Sum of financial and insurance activities, real estate activities and public administration and defense; compulsory social security subsectors.
(5)	Sum of all other service sectors excluding transport and storage, wholesale and retail trade; repair of motor vehicles and motorcycles, finance and housing.

Regional tripartite bodies consisting of representatives of Government, businesses and workers establish minimum wage adjustments, which vary based on region and industry. Under Philippine law, minimum wage adjustments may only be increased once in any 12-month period. The minimum wages for workers in Metro Manila and the surrounding areas are the highest in the country. In 2019, the minimum wage for non-agricultural workers in the Republic’s National Capital Region, which includes Metro Manila, was ₱537 per day, while for agricultural workers, the minimum wage was ₱500 per day. In other regions of the Republic, the minimum wage for non-agricultural workers ranges from ₱280 to ₱400 per day, while for agricultural workers the minimum wage ranges from ₱270 to ₱391 per day.

The Government defines unemployment to include all persons at least 15 years old without work who are seeking work and are also immediately available for work (excluding, for example, students seeking work who would not be able to immediately take on new employment).

In 2016, the total number of employed persons in the Republic, excluding OFWs, was estimated at 41.0 million people. The average rate of unemployment rate was 5.5%, a decrease from the 6.3% rate recorded in 2015. Both the average rate of labor force participation and the average rate of underemployment experienced a small decrease, from 63.7% and 18.5%, respectively, in 2015 to 63.4% and 18.3%, respectively, in 2016. As in previous years, workers in the Republic were employed primarily in the service sector, representing 55.6% of the total employed population in the Republic. Workers in other services comprised 21.5% of the total employed and workers in wholesale and retail trade; repair of motor vehicles and motorcycles comprised 19.6% of the total employed. The agriculture, hunting, forestry and fishing sector and the industry sector comprised 27.0% and 17.5%, respectively, of the total employed in 2016.

In 2017, the total number of employed persons in the Republic, excluding OFWs, was estimated at 40.3 million people. The unemployment rate was 5.7%, an increase from the 5.5% rate recorded as of the end of 2016. Both the rate of labor force participation and the rate of underemployment experienced a decrease, from 63.4% and 18.3%, respectively, as of the end of 2016 to 61.2% and 16.1%, respectively, as of the end of 2017. As in previous years, workers in the Republic were employed primarily in the service sector, representing 56.3% of the total employed population in the Republic. Workers in other services comprised 21.3% of the total employed and workers in wholesale and retail trade; repair of motor vehicles and motorcycles comprised 19.6% of the total employed. The agriculture, hunting, forestry and fishing sector and the industry sector comprised 25.4% and 18.3%, respectively, of the total employed as of the end of 2017.

In 2018, the total number of employed persons in the Republic, excluding OFWs, was estimated at 41.2 million people. The unemployment rate was 5.3%, a decrease from the 5.7% rate recorded as of the end of 2017. The rate of labor force participation and the rate of underemployment were 60.9% and 16.4% in 2018, respectively, representing a decrease from the 61.2% and an increase from the 16.1% in 2017, respectively. As in previous years, workers in the Republic were employed primarily in the service sector, representing 56.6% of the total employed population in the Republic. Workers in other services comprised 21.4% of the total employed and workers in wholesale and retail trade; repair of motor vehicles and motorcycles comprised 19.4% of the total employed. The agriculture, hunting, forestry and fishing sector and the industry sector comprised 24.3% and 19.1%, respectively, of the total employed in 2018.

In 2019, the total number of employed persons in the Republic, excluding OFWs, was estimated at 42.4 million people. The unemployment rate was 5.1%, a decrease from the 5.3% rate recorded as of the end of 2018. The rate of labor force participation and the rate of underemployment were 61.3% and 14.0% in 2019, respectively, representing an increase from the 60.9% and a decrease from the 16.4% in 2018, respectively. As in previous years, workers in the Republic were employed primarily in the service sector, representing 58.0% of the total employed population in the Republic, of which workers in wholesale and retail trade; repair of motor vehicles and motorcycles comprised 19.9% of the total employed. The agriculture, hunting, forestry and fishing sector and the industry sector comprised 22.9% and 19.1%, respectively, of the total employed in 2019.

The following table presents employment information in the Republic by gender and age group:

	Percentage Distribution of Household Population 15 Years Old and over by Employment Status, by Gender and Age Group
	January 2018		January 2019
Gender and Age Group	Employed	Unemployed	Employed	Unemployed
	(all figures in percentages except as indicated)
Both sexes 15 – 24	16.8	43.2	14.7	43.7
25 – 34	26.6	31.1	27.5	30.6
35 – 44	22.9	12.6	23.3	13.1
45 – 54	18.4	8.0	18.7	7.8
55 – 64	10.9	4.4	11.2	4.0
65 and over	4.4	0.6	4.6	0.8

Not reported	0.0	—	—	0.0

Total for all ages	100.0	100.0	100.0	100.0
Male 15 – 24	10.8	27.2	9.2	27.8
25 – 34	17.2	19.7	17.6	19.6
35 – 44	14.0	8.7	14.3	7.9
45 – 54	10.9	6.0	11.1	5.6
55 – 64	6.4	3.5	6.6	2.9
65 and over	2.5	0.4	2.6	0.7

Total for all ages	61.7	65.5	61.3	64.4
Female 15 – 24	6.0	16.1	5.5	15.9
25 – 34	9.4	11.4	9.9	10.9
35 – 44	8.9	3.9	9.0	5.2
45 – 54	7.6	2.0	7.5	2.2
55 – 64	4.5	0.9	4.6	1.1
65 and over	1.9	0.2	2.1	0.1

Total for all ages	38.3	34.5	38.7	35.6

Source: Philippine Statistics Authority; January 2018 and January 2019 Labor Force Survey.

As of January 2019, 43.7% of the total unemployed population consisted of young people aged 15 to 24 years old, higher than the 43.2% recorded as of January 2018. In terms of gender, the female population represented 38.7% and 35.6% of the employed and unemployed workforce, respectively, as of January 2019, whereas the male population represented 61.3% and 64.4% of the employed and unemployed workforce, respectively, as of January 2019.

The PSA publishes statistics on poverty in the Republic measured in terms of a Government-determined per capita poverty threshold, which is the minimum income required for a family or individual to meet basic food and non-food requirements and a per capita subsistence threshold, which is the minimum income required for a family or individual to meet basic food requirements. According to the PSA, the proportion of families with per capita income below the per capita poverty threshold increased from 19.7% in 2012 to 22.2% in 2015 and decreased to 16.1% in 2018. The proportion of families with per capita income below the per capita subsistence threshold increase from 7.5% in 2012 to 27.6% in 2015, and most recently decreased to 21.0% in 2018. Economic growth and broad-based reforms were among the factors contributing to the decrease of the proportion of families and individuals in the Republic with income levels falling below the poverty or subsistence thresholds during 2018, as compared to 2015.

Overseas Employment

OFW remittances are a significant source of income for the Philippine economy. The Republic accounts for estimates of the amount of compensation of OFWs as well as investment income of OFWs from their properties as net primary income, and net primary income accounted for 16.9%, 16.7%, 16.6%, 16.4%, 16.4% of GNI in 2015, 2016, 2017, 2018 and the first nine months of 2019, respectively, according to the latest figures from the PSA. According to the PSA’s 2018 Survey on Overseas Filipinos, there were approximately 2.3 million OFWs, comprising approximately 1.0 million males and 1.3 million females. Such estimates of the numbers of OFW cover overseas Filipinos whose departure occurred within the five years ended September 30, 2018 and who were working or had worked abroad from April to September, 2018.

The following table presents the geographical distribution of OFWs.

	Geographical Distribution of OFWs
	By Place of Work as of 2018(1)			Total Cash Remittances for the six months ended September 30, 2018(2)			Average Cash Remittance per OFW for the six months ended September 30, 2018 (2)
	Both Sexes	Male	Female	Both Sexes	Male	Female	Both Sexes	Male	Female
	(in percentages)			(₱ in millions)			(₱ in thousands)
Africa	0.9	1.3	0.5	3,552	3,104	449	83	110	61
Asia	82.6	72.8	90.4	122,877	61,797	61,080	83	110	61
East Asia	18.7	17.3	19.9	29,673	17,033	12,639	198	262	74
Hong Kong	6.3	0.8	10.6	6,284	433	5,851	73	94	59
Japan	3.3	5.7	1.4	6,594	5,923	671	77	110	55
Taiwan	5.5	5.0	5.9	8,253	3,605	4,648	49	101	47
Other countries in East Asia(3)	3.7	5.8	2.1	8,541	7,072	1,469	101	115	48
Southeast and South Central Asia	9.0	6.8	10.7	13,962	6,024	7,938	72	78	68
Malaysia	2.4	2.0	2.7	3,445	1,593	1,852	113	135	64
Singapore	4.9	3.0	6.4	8,529	3,072	5,457	76	98	65
Other countries in Southeast and South Central Asia(4)	1.7	1.9	1.6	1,988	1,358	629	67	81	58
Western Asia	54.9	48.7	59.8	79,242	38,740	40,502	86	123	73
Kuwait	5.7	2.3	8.4	7,397	2,465	4,932	61	80	41
Qatar	5.2	5.0	5.3	9,150	5,015	4,135	71	88	60
Saudi Arabia	24.3	24.6	24.0	34,692	19,241	15,451	61	115	49
United Arab Emirates	15.7	15.2	16.1	21,902	10,180	11,722	89	113	71
Other countries in Western Asia(5)	4.0	1.5	5.9	6,102	1,839	4,262	71	85	58
Australia	2.1	3.8	0.8	6,249	5,386	863	67	74	62
Europe	7.8	11.4	5.0	19,678	14,501	5,178	77	136	65
North and South America	6.6	10.7	3.3	17,043	15,097	1,946	134	145	90
Total	100.0	100.0	100.0	169,399	99,885	69,515	83	110	61

Source: Philippine Statistics Authority—2018 Survey on Overseas Filipinos.

Notes:

(1)	Estimates cover overseas Filipinos whose departure occurred within the last five years and who are working or had worked abroad during the six months from April 1, 2018 to September 30, 2018.
(2)

Estimates cover remittances during six months prior to survey of overseas Filipinos whose departure occurred within the last five years and who are working or had worked abroad during the six months from April 1, 2018 to September 30, 2018.

(3)	Includes the People’s Republic of China and South Korea, among others.
(4)	Includes Brunei, Cambodia and Indonesia, among others.
(5)	Includes Bahrain, Israel, Lebanon and Jordan.

The following table presents the occupational distribution of OFWs.

	Occupational Distribution of OFWs(1)
	By Place of Work as of September 30, 2018(1)			Total Cash Remittances for the six months ended September 30, 2018(2)			Average Cash Remittance per OFW for the six months ended September 30, 2018(2)
	Both Sexes	Male	Female	Both Sexes	Male	Female	Both Sexes	Male	Female
	(in percentages)			(₱ in millions)			(₱ in thousands)
Managers	1.1	1.1	1.1	2,563	711	1,853	110	78	130
Professionals	9.0	8.1	9.8	19,532	10,925	8,606	112	145	87
Technicians and associate professionals	7.0	11.8	3.1	19,122	16,278	2,844	139	158	82
Clerical support workers	3.8	2.9	4.6	6,835	2,726	4,110	86	113	74
Service and sales workers	18.8	19.0	18.6	27,231	13,383	13,848	72	78	67
Skilled agricultural forestry and fishery workers	0.2	0.5	—	103	103	—	34	34	—
Craft and related trades workers	9.2	19.0	1.4	21,585	19,626	1,959	109	109	111
Plant and machine operators and assemblers	13.8	27.8	2.7	31,274	29,525	1,749	109	116	55
Elementary occupations	37.1	9.8	58.7	41,154	6,608	34,546	54	80	51
Total	100.0	100.0	100.0	169,399	99,885	69,515	83	110	61

Source: Philippine Statistics Authority—2018 Survey on Overseas Filipinos.

Notes:

(1)	Estimates cover overseas Filipinos whose departure occurred within the last five years and who are working or had worked abroad during the six months from April 1, 2018 to September 30, 2018.
(2)

Estimates cover remittances during six months prior to survey of overseas Filipinos whose departure occurred within the last five years and who are working or had worked abroad during the six months from April 1, 2018 to September 30, 2018.

	Age Distribution of OFWs(1)
	Both Sexes	Male	Female
Age Group		(%)
15 – 24	5.3	5.3	5.4
25 – 29	20.0	16.9	22.4
30 – 34	23.7	22.0	25.1
35 – 39	19.2	19.3	19.2
40 – 44	14.3	15.3	13.4
45 and over	17.5	21.2	14.5
Total for all ages	100.0	100.0	100.0

Source: Philippine Statistics Authority—2018 Survey on Overseas Filipinos.

Note:

(5)	(1) Estimates cover overseas Filipinos whose departure occurred within the last five years and who are working or had worked abroad during the six months from April 1, 2018 to September 30, 2018.

Global demand for Filipino workers continues to be strong. For the first two months of 2016, approved job orders reached 160,277 jobs, of which 31.6% consisted of processed job orders for service, production, and professional, technical and related workers. The majority of processed job orders were intended for labor markets in Saudi Arabia, Kuwait, Qatar, Taiwan and the United Arab Emirates.

Social Security System and Government Service Insurance System

The Republic does not pay any unemployment compensation or make any general welfare payments other than through the Social Security System and the Government Service Insurance System. The Social Security System provides private sector employees, including self-employed persons and their families, with protection against decreases in income due to disability, sickness, old age and death. Monthly contributions by covered employees and their employers, and investment income of the Social Security System, fund the system. The Social Security System invests its funds in Government securities and in domestic equity securities.

The Government Service Insurance System administers social security benefits for Government employees, including retirement benefits, life insurance, medical care and sickness and disability benefits. It also administers the self-insurance program for Government properties, such as buildings and equipment. The Government Service Insurance System also oversees loan programs, including housing loans for Government employees. Monthly contributions by covered employees and their employers fund the system. Government agencies must include in their annual appropriations the amounts needed to cover their share of the contributions and any additional premium required based on the hazardous nature of the work. The Government Service Insurance System invests its funds in a manner similar to the Social Security System.

Savings

The following table sets out gross national savings, gross domestic savings, total investment and the savings-investment gap as a percentage of GDP.

	National Savings and Investments
Item	2014	2015	2016
Gross national savings	24.3%	23.7%	24.0%
Gross domestic savings	20.6%	21.2%	24.3%
Investment	20.6%	21.2%	24.3%
Savings-investment gap	3.8%	2.5%	(0.3)%

Source: Bangko Sentral; Philippine Statistics Authority.

Balance of Payments

Overview

Balance of payments figures measure the relative flow of goods, services and capital into and out of the country as represented in the current account and the capital and financial account. The current account tracks a country’s trade-in-goods, services, income and current transfer transactions. The capital and financial account includes the capital account, which covers all transactions involving capital transfers and acquisition or disposal of non-produced, non-financial assets, and the financial account, which covers all transactions associated with changes of ownership in the foreign financial assets and liabilities of an economy. A balance of payments surplus indicates a net inflow of foreign currencies, thereby increasing demand for and strengthening the local currency. A balance of payments deficit indicates a net outflow of foreign currencies, thereby decreasing demand for and weakening the local currency.

Revisions

The balance of payments statistics released by Bangko Sentral are based on the trade-in-goods statistics compiled by the NSO. However, for purposes of inclusion in the overall balance of payments, the trade-in-goods statistics reported by the NSO are adjusted by Bangko Sentral to exclude temporary exports and imports and returned goods. In March 2013, Bangko Sentral adopted the IMF’s BPM6 framework covering balance of payments statistics for 2011 onwards, pursuant to which the property income and expense accounts have been revised. In March 2014, Bangko Sentral restated the balance of payments statistics for the years 2005 to 2010 on a BPM6 basis. The key changes in these restated balance of payment statistics from the BPM5 methodology to the BPM6 methodology include: (i) reclassification of goods for processing and other consigned items from the trade in goods account to the trade in services account; (ii) reclassification of repairs on goods from the trade in goods account to the trade in services account; (iii) reclassification of goods under merchanting from the trade in services account to the trade in goods account; (iv) reclassification of financial intermediation services indirectly measured data from the primary income account to the trade in services account; (v) exclusion of migrants’ transfers in both receipts and payments under the capital account; (vi) change in the computation of balances in the financial account from liabilities less assets to assets less liabilities; and (vii) organization of data under the direct investment account according to whether the investment relates to an asset or a liability, as opposed to the prior approach under which direct investment was shown as either direct investment abroad or direct investment in the reporting economy. Concurrently with the releases of the latest balance of payments data, Bangko Sentral often releases revisions to the balance of payments data previously reported adjusting for any updated data received from various departments and any change in reporting methodology. The balance of payments data presented below reflects the latest data published by Bangko Sentral as of the date of this prospectus.

The following table sets out balance of payments of the Republic for the periods indicated.

	Balance of Payments
	2014	2015	2016	2017	2018	2019(1)
	($ in millions)
Current account(2)	10,756	7,266	(1,199)	(2,143)	(8,729)	(992)

Exports	107,546	105,851	108,905	124,126	130,070	100,958
Imports	96,791	98,585	110,104	126,269	138,799	101,951
Goods, Services, and Primary Income	(12,026)	(15,997)	(25,926)	(28,295)	(35,571)	(21,259)
Total exports	84,101	81,765	83,494	97,229	102,463	80,091
Total imports	96,127	97,762	109,420	125,525	138,034	101,350
Goods and Services	(12,754)	(17,854)	(28,506)	(31,522)	(39,350)	(25,053)
Exports	75,322	72,262	73,938	86,646	90,397	70,350
Imports	88,076	90,117	102,444	118,168	129,747	95,403
Goods	(17,330)	(23,309)	(35,549)	(40,215)	(50,972)	(35,302)
Exports	49,824	43,197	42,734	51,814	51,985	39,798
Imports	67,154	66,506	78,283	92,029	102,958	75,100
Services	4,576	5,455	7,043	8,693	11,623	10,249
Exports	25,498	29,065	31,204	34,832	38,412	30,552
Imports	20,922	23,610	24,160	26,139	26,789	20,303
Primary Income	727	1,857	2,579	3,226	3,779	3,794
Receipts	8,779	9,503	9,556	10,583	12,066	9,741
Payments	8,052	7,646	6,977	7,357	8,287	5,948
Secondary Income	22,782	23,263	24,728	26,153	26,842	20,267
Receipts	23,446	24,086	25,411	26,897	27,607	20,867
Payments	663	823	684	745	765	600

Capital account(2)	108	84	62	69	65	49
Receipts	121	99	77	103	103	61
Payments	13	15	15	34	38	12
Financial account(3)	9,631	2,301	175	(2,798)	(8,615)	(4,456)
Net acquisition of financial assets(4)	15,004	6,139	5,658	6,717	7,384	6,580
Net incurrence of liabilities(4)	5,373	3,838	5,483	9,515	15,999	11,036
Direct investment	1,014	(100)	(5,883)	(6,952)	(5,884)	(2,500)
Net acquisition of financial assets(4)	6,754	5,540	2,397	3,305	3,948	2,618
Net incurrence of liabilities(4)	5,740	5,639	8,280	10,256	9,832	5,118
Portfolio investment	2,708	5,471	1,480	2,454	1,374	(976)
Net acquisition of financial assets(4)	2,705	3,343	1,216	1,658	4,740	3,973
Net incurrence of liabilities(4)	(3)	(2,128)	(264)	(796)	3,366	4,949
Financial derivatives	4	6	(32)	(51)	(53)	(142)
Net acquisition of financial assets(4)	(293)	(531)	(701)	(503)	(679)	(703)
Net incurrence of liabilities(4).	(297)	(537)	(669)	(453)	(626)	(561)
Other investment	5,905	(3,076)	4,610	1,750	(4,051)	(837)
Net acquisition of financial assets(4)	5,838	(2,213)	2,746	2,257	(626)	692

	Balance of Payments
	2014	2015	2016	2017	2018	2019(1)
	($ in millions)
Net incurrence of liabilities(4).	(66)	864	(1,864)	508	3,426	1,529
Net unclassified items(5)	(4,091)	(2,433)	274	(1,588)	(2,256)	2,054

Overall balance of payments position(6)	(2,858)	2,616	(1,038)	(863)	(2,306)	5,567

Source: Department of Economic Statistics, Bangko Sentral.

Notes:

(1)	Preliminary data for the first nine months of 2019.
(2)	Balances in the current and capital accounts are derived by deducting debit entries from credit entries.
(3)	Balances in the financial account are derived by deducting net incurrence of liabilities from net acquisition of financial assets.
(4)	Negative values of Net Acquisition of Financial Assets indicate withdrawal/disposal of financial assets; negative values of Net Incurrence of Liabilities indicate repayment of liabilities.
(5)

Net unclassified items is an offsetting account to the overstatement or understatement in either receipts or payments of the recorded balance of payments components relative to the overall balance of payments position.

(6)

The overall balance of payments position is calculated as the change in the country’s net international reserves, less non-economic transactions (revaluation and gold monetization/demonetization). Alternatively, it can be derived by adding the current and capital account balances less financial account plus net unclassified items.

Overall Balance of Payments Performance

In 2015, the overall balance of payments position of the Republic recorded a surplus of $2.6 billion, which was a reversal from the $2.9 billion deficit recorded in 2014. The reversal was primarily the result of a significant decrease in the net outflow in the financial account, although this was offset in part by a decrease in surplus in the current account. The financial account recorded net outflow of $2.3 billion in 2015, representing a decrease of 76.1% from the $9.6 billion net outflow in 2014. The current account recorded a surplus of $7.3 billion in 2015, representing a decrease of 32.5% from the $10.8 billion surplus recorded in 2014.

In 2016, the overall balance of payments position of the Republic recorded a deficit of $1.0 billion, which was a reversal from the $2.6 billion surplus recorded in 2015. The reversal was primarily the result of a deficit in the current account, which was partially offset by decreased net outflows in the financial account. The current account recorded a deficit of $1.2 billion in 2016, representing a reversal from the surplus of $7.3 billion in 2015. The financial account recorded net outflows of $175 million in 2016, representing a decrease from net outflows of $2.3 billion in 2015.

In 2017, the overall balance of payments position of the Republic recorded a deficit of $863 million compared to the $1.0 billion deficit recorded in 2016. The change was primarily the result of increased deficit in the current account, which was partially offset by a reversal in the financial account from net outflows to net inflows. The current account recorded a deficit of $2.1 billion in 2017, representing an increase of 78.7% from the deficit of $1.2 billion in 2016. The financial account recorded net inflows of $2.8 billion in 2017, representing a reversal from the net outflows of $175 million in 2016.

In 2018, the overall balance of payments position of the Republic recorded a deficit of $2.3 billion compared to the $863 million deficit recorded in 2017. The change was primarily the result of increased deficit in the current account, which was partially offset by increased net inflows in the financial account. The current account recorded a deficit of $8.7 billion in 2018, representing a significant increase from the deficit of $2.1 billion in 2017. The financial account recorded net inflows of $8.6 billion in 2018, representing a significant increase from the net inflows of $2.8 billion in 2017.

In the first nine months of 2019, preliminary data indicate that the overall balance of payments position of the Republic recorded a surplus of $5.6 billion, which was a reversal from the $5.1 billion deficit recorded in the first nine months of 2018. The reversal was primarily the result of increased net inflows in the financial account and the decreased deficit in the current account. The financial account recorded net inflows of $4.5 billion in the first nine months of 2019, representing an increase of 3.0% compared to net inflows of $4.3 billion in the first nine months of 2018. The current account recorded a deficit of $992 million in the first nine months of 2019, representing a decrease of 83.0% compared to a deficit of $5.8 billion in the first nine months of 2018.

Current Account

In 2015, the current account recorded a surplus of $7.3 billion, 32.4% lower than the $10.8 billion surplus recorded in 2014. The lower surplus in the current account in 2015 was primarily the result of a higher trade-in-goods deficit of $23.3 billion in 2015, representing an increase of 34.5% over the trade-in-goods deficit of $17.3 billion in 2014. Partially offsetting the increase in trade-in-goods deficit were an increased primary income surplus and a higher surplus in trade-in-services and secondary income. The primary income surplus increased to $1.9 billion in 2015, significantly higher than the $0.7 billion surplus recorded in 2014. The trade-in-services surplus also increased to $5.5 billion in 2015, 19.2% higher than the $4.6 billion surplus recorded in 2014. Overall, current account exports decreased by 1.6% to $105.9 billion in 2015 from $107.5 billion in 2014, while current account imports increased by 1.9% to $98.6 billion in 2015 from $96.8 billion in 2014.

In 2016, the current account recorded a deficit of $1.2 billion, compared to a surplus of $7.3 billion recorded in 2015. The reversal from surplus to deficit was primarily the result of a higher trade-in-goods deficit of $35.5 billion in 2016, representing an increase of 52.5% over the trade-in-goods deficit of $23.3 billion in 2015. Partially offsetting the increase in trade-in-goods deficit were an increased secondary income surplus and a higher surplus in trade-in-services. The secondary income surplus increased to $25.0 billion in 2016, 7.4% higher than the $23.3 billion surplus recorded in 2015. The trade-in-services surplus also increased to $7.0 billion in 2016, 29.1% higher than the $5.5 billion surplus recorded in 2015. Overall, current account exports increased by 2.9% to $108.9 billion in 2016 from $105.9 billion in 2015, while current account imports increased by 11.7% to $110.1 billion in 2016 from $98.6 billion in 2015.

In 2017, the current account recorded a deficit of $2.1 billion, compared to a deficit of $1.2 billion recorded in 2016. The increase in the current account deficit was primarily the result of a higher trade-in-goods deficit of $40.2 billion in 2017, representing an increase of 13.1% over the trade-in-goods deficit of $35.5 billion in 2016. Partially offsetting the increase in trade-in-goods deficit were an increased secondary income surplus and a higher surplus in trade-in-services. The secondary income surplus increased to $26.2 billion in 2017, 5.8% higher than the $24.7 billion surplus recorded in 2016. The trade-in-services surplus also increased to $8.7 billion in 2017, 31.3% higher than the $7.0 surplus recorded in 2016. Overall, current account exports increased by 14.0% to $124.1 billion in 2017 from $108.9 billion in 2016, while current account imports increased by 14.7% to $126.3 billion in 2017 from $110.1 billion in 2016.

In 2018, the current account recorded a deficit of $8.7 billion, compared to a deficit of $2.1 billion recorded in 2017. The increase in the current account deficit was primarily the result of a higher trade-in-goods deficit of $51.0 billion in 2018, representing an increase of 26.8% over the trade-in-goods deficit of $40.2 billion in 2017. The higher trade-in-goods deficit was a result of an increase in imports of goods by 11.9% from $92.0 billion in 2017 to $103.0 billion in 2018. These were partially offset by an increase of trade-in-service surplus by 33.7% from $8.7 billion in 2017 to $11.6 billion in 2018.

Preliminary data indicate that in the first nine months of 2019, the current account recorded a deficit of $992 million, compared to a deficit of $5.8 billion recorded in the first nine months of 2018. This decreased deficit was primarily due to increases in trade-in-service surplus and primary income by 17.1% and 52.7% from $8.8 billion and $2.5 billion in the first nine months of 2018, respectively, to $10.2 billion and $3.8 billion in the first nine months of 2019, respectively. The decreased deficit was also attributable to a 4.1% decrease in trade-in-goods deficit from $36.8 billion in the first nine months of 2018 to $35.3 billion in the first nine months of 2019.

Goods Trade

Trading in goods significantly affects the Philippine economy. From 2014 to 2018, exports and imports of goods represented between 6.1% and 12.9% of the country’s GDP, respectively. A significant proportion of exports depends on imported raw materials or other inputs, rendering the country’s exports vulnerable to any import decline resulting from a peso depreciation. See “—Monetary System—Foreign Exchange System.”

In 2015, the trade-in-goods deficit was $23.3 billion, 34.5% higher than the trade-in-goods deficit of $17.3 billion recorded in 2014. The higher deficit was primarily the result of a decrease in exports, which decreased by 13.3% during 2015 to $43.2 billion, compared to $49.8 billion in exports recorded in 2014. This was partially offset by a 1.0% decrease in imports of goods to $66.5 billion in 2015, from the $67.2 billion recorded in 2014. The larger decrease in exports of goods, as compared to the decrease in imports of goods, was due mainly to a 13.4% decrease in exports of general merchandise to $42.9 billion in 2015, from the $49.5 billion recorded in 2014.

In 2016, the trade-in-goods deficit was $35.5 billion, 52.5% higher than the trade-in-goods deficit of $23.3 billion recorded in 2015. The higher deficit was primarily the result of an increase in imports, which increased by 17.7% during 2016 to $78.3 billion, compared to $66.5 billion in imports recorded in 2015. In addition, exports of goods decreased by 1.1% to $42.7 billion in 2016, from the $43.2 billion recorded in 2015. The increase in imports of goods was due mainly to a 17.7% increase in imports of general merchandise to $78.3 billion in 2016, from the $66.5 billion recorded in 2015.

In 2017, the trade-in-goods deficit was $40.2 billion, 13.1% higher than the trade-in-goods deficit of $35.5 billion recorded in 2016. The higher deficit was primarily the result of an increase in imports, which increased by 17.6% during 2017 to $92.0 billion, compared to $78.3 billion in imports recorded in 2016. This was partially offset by a 21.2% increase in exports of goods to $51.8 billion in 2017, from the $42.7 billion recorded in 2016. The larger increase in imports of goods, as compared to the increase in exports of goods, was due mainly to a 17.6% increase in imports of general merchandise to $92.0 billion in 2017, from the $78.3 billion recorded in 2016.

In 2018, the trade-in-goods deficit was $51.0 billion, 26.8% higher than the trade-in-goods deficit of $40.2 billion recorded in 2017. The higher deficit was primarily the result of an increase in imports, which increased by 11.9% in 2017 to $103.0 billion, compared to $92.0 billion recorded in 2017. The larger increase in imports of goods, as compared to the increase in exports of goods, was due mainly to 11.9% increase in imports of general merchandise to $103.0 billion in 2018, from the $92.0 billion recorded in 2017

According to preliminary data, the trade-in-goods deficit in the first nine months of 2019 decreased by 4.1% to $35.3 billion, compared to the $36.8 billion recorded in the same period in 2018. The decrease in trade-in-goods deficit was primarily the result of a decrease in imports, which decreased by 1.6% during the first nine months of 2019 to $75.1 billion, compared to $76.3 billion recorded in the same period in 2018. Meanwhile, exports of goods increased by 0.7% to $39.8 billion in the first nine months of 2019, compared to $39.5 billion in the same period in 2018. The decrease in imports of goods was due mainly to a 1.6% decrease in imports of general merchandise to $75.1 billion in the first nine months of 2019, from the $76.3 billion in the first nine months of 2018.

Exports of Goods

The following tables set out the Republic’s exports of goods by major commodity group and destination, as reported by the PSA.

	Exports by Major Commodity Groups
	Annual					Growth Rates	January- September		Growth Rates	Percentage of Total Exports
Commodities	2014	2015	2016	2017	2018	2018	2018	2019 (1)	2019(1)	2014	2018
	($ in millions, except percentages)
Agricultural products
Coconut products	1,613	1,404	1,437	2,051	1,539	(25.0)%	1,149	970	(15.6)%	2.6%	2.2%
Sugar and products	141	32	105	217	76	(64.8)	75	55	(26.1)	0.2	0.1
Fruits and vegetables	1,781	1,406	1,581	1,850	1,980	7.0	1,460	2,050	40.4	2.9	2.9
Other agro-based products	1,125	845	864	1,013	990	(2.3)	751	666	(11.3)	1.8	1.4

Total agricultural based products	4,659	3,688	3,987	5,130	4,585	10.6	3,435	3,741	8.9	7.5	6.6

Forest products	86	48	28	184	257	39.8	187	273	45.5	0.1	0.4
Mineral products	4,038	2,853	2,350	4,285	4,045	(5.6)	3,281	3,512	7.0	6.5	5.8
Petroleum products	446	314	282	396	494	24.9	378	140	(63.0)	0.7	0.7
Manufacturing
Electronic products	26,790	28,904	29,418	36,536	38,327	4.9	29,029	29,659	2.2	43.1	55.3
Other electronics	2,977	3,163	2,825	3,197	3,302	3.3	2,485	2,574	3.6	4.8	4.8
Garments	1,854	1,459	1,099	1,099	974	(11.3)	753	705	(6.4)	3.0	1.4
Textile yarns/fabrics	247	199	189	235	215	(8.8)	165	140	(14.9)	0.4	0.3
Footwear	35	33	49	80	103	28.7	77	100	30.0	0.1	0.1
Travel goods and handbags	266	429	472	485	597	23.2	458	486	6.3	0.4	0.9
Wood manufacturing	2,963	2,805	2,714	1,204	320	(73.4)	244	185	(23.9)	4.8	0.5
Furniture and fixtures	370	324	265	337	353	4.9	259	286	10.4	0.6	0.5
Chemicals	2,754	1,878	1,722	1,786	1,572	(12.0)	1,212	1,117	(7.8)	4.4	2.3
Non-metallic mineral manufacturing	327	176	151	202	236	16.6	175	199	13.9	0.5	0.3
Machinery and transport equipment	5,318	5,150	4,276	5,093	4,813	(5.5)	3,685	3,267	(11.3)	8.6	6.9
Processed food and beverages	1,449	1,163	1,076	1,395	1,333	(4.5)	993	934	(6.0)	2.3	1.9
Iron and steel	108	99	122	131	124	(5.8)	90	72	(19.2)	0.2	0.2
Baby carriages, toys, games and sporting goods	291	321	235	214	222	4.0	168	242	44.4	0.5	0.3
Basketwork, wickerwork, and other articles of plaiting materials	49	57	48	43	35	(17.7)	27	25	(6.7)	0.1	0.1
Miscellaneous	688	603	746	729	1,042	42.9	771	769	(0.2)	1.1	1.5
Others	5,121	4,044	4,296	4,571	4,639	1.5	3,500	3,165	(9.6)	8.2	6.7

Total Manufacturing	51,607	50,808	49,702	57,336	58,207	1.5	44,089	43,927	(0.4)	83.1	84.0
Special transactions	1,265	1,116	1,057	1,382	1,720	24.4	1,262	1,048	(17.0)	2.0	2.5

Total exports	62,102	58,827	57,406	68,713	69,307	0.9%	52,632	52,641	0.0%	100.0%	100.0%

Source: Philippine Statistics Authority, Bangko Sentral.

Note:

(1)	Preliminary data for the first nine months of 2019.

	Exports of Goods by Destination
							Percentage of Total Exports
Country	2014	2015	2016	2017	2018	2019(1)	2014	2018
	($ in millions, except percentages)
United States	8,661	9,023	8,851	9,661	10,636	8,580	13.9%	15.3%
European Union(2)	6,715	7,186	6,970	9,607	8,908	6,241	10.8	12.9
Japan	13,901	12,300	11,670	10,853	10,323	7,915	22.4	14.9
People’s Republic of China	8,467	6,175	6,373	8,017	8,817	7,259	13.6	12.7
Hong Kong	5,512	6,391	6,617	9,024	9,564	7,076	8.9	13.8
South Korea	2,561	2,426	2,182	4,334	2,608	2,364	4.1	3.8
Singapore	4,451	3,801	3,824	3,973	4,316	2,843	7.2	6.2
Taiwan	2,446	2,012	2,127	2,451	2,521	1,717	3.9	3.6
Southeast Asia(3)	4,678	4,941	4,806	6,122	6,832	5,151	7.5	9.9
Others	4,710	4,572	3,986	4,671	4,782	3,494	7.6	6.9

Total	62,102	58,827	57,406	68,713	69,307	52,641	100.0%	100.0%

Source: Philippine Statistics Authority, Bangko Sentral.

Notes:

(1)	Preliminary data for the first nine months of 2019.
(2)

Includes Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, France, Federal Republic of Germany, Finland, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Slovak Republic, Slovenia, Spain, Sweden, Romania and the United Kingdom.

(3)	Includes only Malaysia, Indonesia, Thailand, Brunei Darussalam, Vietnam, Myanmar and Laos.

Exports of goods, as reported by the PSA, contracted by 5.3% in 2015 and 2.4% in 2016 and increased by 19.7% in 2017 and by 0.9% in 2018.

Japan accounted for, on average, 18.7% of total exports from 2014 to 2018. The United States accounted for, on average, 14.8% of total exports in the same period. In 2014, exports to Japan and the United States accounted for 22.4% and 13.9% of total exports, respectively. In 2018, exports to Japan decreased to 14.9% of total exports, while exports to the United States slightly increased to 15.3% of total exports. The European Union accounted for 12.9% of total exports in 2018 compared to 10.8% of total exports in 2014. From 2014 to 2018, the European Union accounted for, on average, 12.4% of total exports. The Republic aims to diversify its export markets and increase its exports to other countries, particularly ASEAN countries. The Republic is a party to the ASEAN Free Trade Agreement, which provides for reduced tariffs among ASEAN nations as well as plans for intra-regional investments, industrial linkages and banking and financial integration. In addition, the Republic has entered into an agreement with the European Free Trade Association in 2016 to improve market access for Philippine exporters to the European market. The Republic has also entered into the ASEAN-Hong Kong, China Free Trade Agreement in November 2017, which aimed at facilitating trade in goods and services in the region.

In 2015, according to PSA data, total exports of goods decreased by 5.3% to $58.8 billion, from the $62.1 billion recorded in 2014. This decrease was driven primarily by decreases in exports of mineral products and manufactured goods. Exports of mineral products, which comprised 4.8% of total exports, decreased to $2.9 billion in 2015, a decrease of 29.3% over the $4.0 billion recorded in 2014. Exports of manufactured goods, which comprised 87.5% of total exports, decreased to $51.5 billion in 2015, a decrease of 1.9% from the $52.5 billion recorded in 2014. These decreases were partially offset by an increase in exports of electronic products, which increased by 8.4% to $28.5 billion in 2015 from $26.3 billion in 2014.

In 2016, according to PSA data, total exports of goods decreased by 2.4% to $57.4 billion, from the $58.8 billion recorded in 2015. The decrease was driven primarily by decreases in exports of manufactured goods and mineral products. Exports of manufactured goods, which comprised 86.6% of total exports, decreased to $49.7 billion in 2016, a decrease of 2.2% over the $50.8 billion recorded in 2015. Exports of mineral products, which comprised 4.1% of total exports, decreased to $2.4 billion in 2016, a decrease of 17.6% from the $2.9 billion recorded in 2015. The decreases were partially offset by an increase in exports of fruits and vegetables, which increased by 12.4% to $1.6 billion in 2016 from $1.4 billion in 2015.

In 2017, according to PSA data, total exports of goods increased by19.7% to $68.7 billion, from the $57.4 billion recorded in 2016. The increase was driven primarily by increases in exports of manufactured goods and mineral products. Exports of manufactured goods, which comprised 83.4% of total exports, increased to $57.3 billion in 2017, an increase of 15.3% over the $49.7 billion recorded in 2016. Exports of mineral products, which comprised 6.2% of total exports, increased to $4.3 billion in 2017, an increase of 82.3% from the $2.4 billion recorded in 2016. Exports of fruits and vegetables also increased by 17.0% to $1.9 billion in 2017 from $1.6 billion in 2016.

In 2018, according to PSA data, total exports of goods slightly increased by 0.9% to $69.3 billion, from the $68.7 billion recorded in 2017. The increase was primarily a result of an increase in exports of manufactured goods being largely offset by decreases in exports of mineral products and agricultural based products. Exports of manufactured goods, which comprised 84.0% of total exports, increased to $58.2 billion in 2018, an increase of 1.5% over the $57.3 billion recorded in 2017. Exports of mineral products, which comprised 5.8% of total exports, decreased to $4.0 billion in 2018, a decrease of 5.6% from $4.3 billion in 2017. Exports of agriculture-based products, which comprised 6.6% of total exports, decreased to $4.6 billion in 2018, a decrease of 10.6% from $5.1 billion in 2017.

In the first nine months of 2019, according to preliminary PSA data, total exports of goods was $52.6 billion, the same as that recorded in the first nine months of 2018. This was primarily a result of a decrease in exports of manufactured goods being largely offset by increases in exports of mineral products and agricultural based products. Exports of manufactured goods, which comprised 83.4% of total exports, decreased to $43.9 billion in the first nine months of 2019, a decrease of 0.4% over the $44.1 billion recorded in the first nine months of 2018. Exports of mineral products, which comprised 6.7% of total exports, increased to $3.5 billion in the first nine months of 2019, an increase of 7.0% from $3.3 billion in the first nine months of 2018. Exports of agriculture-based products, which comprised 7.1% of total exports, increased to $3.7 billion in the first nine months of 2019, an increase of 8.9% from $3.4 billion in the first nine months of 2018.

Imports of Goods

The following tables set out the sources of the Philippines’ imports of goods by commodity group and by country.

	Imports of Goods by Commodity Group
	Annual					Growth Rates	January- September		Growth Rates	Percentage of Total Exports
Commodities	2014	2015	2016	2017	2018	2018	2018	2019(1)	2019(1)	2014	2018
	($ in millions, except percentages)
Capital goods	16,143	19,603	28,746	31,469	35,285	12.1	25,864	26,783	3.6	24.7	31.3
Raw materials and intermediate goods Unprocessed raw materials	2,020	2,556	2,727	4,276	4,851	13.5	3,520	2,555	(27.4)	3.1	4.3
Semi-processed raw materials	24,188	27,912	29,310	32,662	39,979	22.4	30,017	27,132	(9.6)	37.0	35.4

Raw materials and intermediate goods	26,208	30,468	32,038	36,938	44,830	21.4	33,538	29,688	(11.5)	40.1	39.7

Mineral fuels and lubricants	13,189	9,249	7,969	10,796	14,041	30.1	10,277	9,601	(6.6)	20.2	12.4
Consumer goods Durable	4,440	5,358	8,374	9,467	9,804	3.6	7,313	7,337	0.3	6.8	8.7
Non-durable	4,982	6,037	6,448	6,931	8,202	18.3	6,018	6,552	8.9	7.6	7.3

Total consumer goods	9,423	11,395	14,822	16,398	18,006	9.8	13,331	13,889	4.2	14.4	16.0

Special transactions(2)	435	352	533	493	680	38.0	496	688	38.7	0.7	0.6

Total imports	65,398	71,067	84,108	96,093	112,841	17.4	83,506	80,649	(3.4)	100.0	100.0

Source: Philippine Statistics Authority, Bangko Sentral.

Notes:

(1)	Preliminary data for the first nine months of 2019.
(2)	Excludes value of goods that do not involve change in ownership such as consigned, returned/replacement and temporarily imported goods.

	Imports of Goods by Source
							Percentage of Total Imports
Country	2014	2015	2016	2017	2018	2019(1)	2014	2018
	($ in millions, except percentages)
Japan	5,252	6,368	9,882	10,912	10,818	7,559	8.0	9.6
United States	5,738	7,468	7,576	7,784	8,062	5,796	8.8	7.1
Southeast Asia(2)	11,038	12,937	16,577	19,616	22,250	16,491	16.9	19.7
People’s Republic of China	9,870	11,471	15,565	17,464	22,015	18,420	15.1	19.5
Hong Kong	1,660	1,840	2,492	2,715	3,046	2,625	2.5	2.7
Taiwan	4,449	5,839	5,185	5,090	5,500	3,419	6.8	4.9
South Korea	5,083	4,657	5,568	8,465	11,312	6,313	7.8	10.0
Singapore	4,592	5,005	5,464	5,599	6,174	4,861	7.0	5.5
Oceania(3)	1,299	1,444	1,571	2,635	2,461	1,687	2.0	2.2
European Union(4)	7,623	6,695	6,743	6,644	8,587	6,407	11.7	7.6
Middle East(5)	4,843	3,624	3,019	3,800	5,685	2,622	7.4	5.0
Others	3,951	3,719	4,466	5,369	6,932	4,449	6.0	6.1

Total	65,398	71,067	84,108	96,093	112,841	80,649	100.0	100.0

Source: Philippine Statistics Authority, Bangko Sentral.

Notes:

(1)	Preliminary data for the first nine months of 2019.
(2)	Includes only Malaysia, Indonesia, Thailand, Brunei Darussalam, Vietnam, Myanmar and Laos.
(3)

Includes Australia, New Zealand and Pacific Island countries including Fiji Island, Papua Territory (New Guinea), Solomon Island, Tonga Island, Vanuatu (New Hebrides) and Western Samoa, and other Oceania countries.

(4)

Includes Austria, Belgium, Bulgaria, Croatia (from 2013 onwards), Cyprus, Czech Republic, Denmark, Estonia, France, Federal Republic of Germany, Finland, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Slovak Republic, Slovenia, Spain, Sweden, Romania and the United Kingdom.

(5)	Includes Iran, Iraq, Kuwait, Saudi Arabia, the United Arab Emirates and other Middle Eastern countries.

In 2015, according to PSA data, total imports of goods increased 8.7% to $71.1 billion compared to imports of $65.4 billion recorded in 2014. This increase was primarily attributable to an increase in imports of raw materials and intermediate goods. Imports of raw materials and intermediate goods increased by 16.3% to $30.5 billion in 2015, compared to the $26.2 billion recorded in 2014, primarily as a result of increased imports of semi-processed raw materials and manufactured goods. The increase in imports of goods was partially offset by a decrease in imports of mineral fuels and lubricant of 29.9% to $9.2 billion in 2015, compared to the $13.2 billion recorded in 2014.

In 2016, according to PSA data, total imports of goods increased 18.3% to $84.1 billion compared to imports of $71.1 billion recorded in 2015. This increase was primarily attributable to an increase in imports of capital goods and consumer goods. Imports of capital goods increased by 46.6% to $28.7 billion in 2016, compared to the $19.6 billion recorded in 2015, primarily as a result of increased imports of telecommunication equipment and electronics machinery. Imports of consumer goods increased by 30.1% to $14.8 billion in 2016, compared to the $11.4 billion recorded in 2015, primarily as a result of increased imports of durable goods. The increases in imports of goods was partially offset by a decrease in imports of mineral fuels and lubricant of 13.8% to $8.0 billion in 2016, compared to $9.2 billion recorded in 2015.

In 2017, according to PSA data, total imports of goods increased 14.2% to $96.1 billion compared to imports of $84.1 billion recorded in 2016. This increase was primarily attributable to an increase in imports of raw materials and intermediate goods, as well as imports of mineral fuels and lubricant. Imports of raw materials and intermediate goods increased by 15.3% to $36.9 billion in 2017, compared to the $32.0 billion recorded in 2016. Imports of mineral fuels and lubricant increased by 35.5% to $10.8 billion in 2017, compared to the $8.0 billion recorded in 2016. Capital goods and consumer goods imports also increased in 2017. Imports of capital goods increased by 9.5% to $31.5 billion in 2017 from $28.7 billion in 2016. Imports of consumer goods increased by 10.6% to $16.4 billion in 2017 from $14.8 billion in 2016.

In 2018, according to PSA data, total imports of goods increased by 17.4% to $112.8 billion compared to imports of $96.1 billion recorded in 2017. This increase was primarily attributable to an increase in imports of capital goods, raw materials and intermediate goods and mineral fuels and lubricants. Imports of capital goods increased by 12.1% to $35.3 billion in 2018, compared to the $31.5 billion in 2017. Imports of raw materials and intermediate goods increased by 21.4% to $44.8 billion in 2018, compared to the $36.9 billion recorded in 2017. Imports of mineral fuels and lubricant increased by 30.1% to $14.0 billion in 2018, compared to the $10.8 billion recorded in 2017. Imports of consumer goods also increased, by 9.8% to $18.0 billion in 2018 from $16.4 billion in 2017.

In the first nine months of 2019, according to preliminary PSA data, total imports of goods decreased by 3.4% to $80.6 billion, from the $83.5 billion recorded in the first nine months of 2018. This decrease was primarily due to decreases in imports of raw materials and intermediate goods and mineral fuels and lubricants by 11.5% and 6.6% to $29.7 billion and $9.6 billion in the first nine months of 2019, respectively, from $33.5 billion and $10.3 billion in the same period in 2018, respectively. The decreases were partially offset by increases in imports of capital goods and consumer goods, which increased by 3.6% and 4.2% to $26.8 billion and $13.9 billion, respectively, in the first nine months of 2019, from $25.9 billion and $13.3 billion, respectively in the same period in 2018.

Services Trade

The following table sets out the Republic’s services trade by sector for the periods indicated.

	Services Trade
	2014	2015	2016	2017	2018	2019(1)
	($ millions)
Total services trade	4,576	5,455	7,043	8,693	11,623	10,249

Exports	25,498	29,065	31,204	34,832	38,412	30,552
Imports	20,922	23,610	24,160	26,139	26,789	20,303
Maintenance and repair services	1	(6)	(29)	(51)	(54)	(51)
Exports	92	77	83	80	83	78
Imports	91	83	112	132	136	128
Transportation	(1,995)	(1,922)	(2,441)	(2,533)	(2,653)	(1,665)

Exports	1,875	1,934	1,897	2,485	2,703	2,086
Imports	3,869	3,856	4,338	5,018	5,356	3,751
of which: Passenger	497	617	600	768	865	566
Exports	1,029	1,142	1,146	1,361	1,475	1,219
Imports	532	525	546	592	611	653
of which: Freight	(2,116)	(2,195)	(2,767)	(3,188)	(3,434)	(2,196)
Exports	586	510	427	687	764	553
Imports	2,702	2,704	3,195	3,875	4,197	2,749
of which: Other	(375)	(345)	(274)	(113)	(84)	(35)
Exports	260	282	323	438	464	314
Imports	635	626	598	550	548	349
Travel	(5,567)	(6,070)	(5,992)	(4,861)	(3,608)	(1,246)

Exports	5,030	5,272	5,143	6,988	8,255	7,641
Imports	10,598	11,343	11,135	11,850	11,863	8,886
Construction services	(9)	17	11	(6)	(12)	(3)

Exports	61	60	71	57	61	38
Imports	70	42	60	63	73	41
Insurance and pension services	(686)	(779)	(1,269)	(1,417)	(1,379)	(1,098)

Exports	129	119	77	85	86	71
Imports	815	897	1,345	1,502	1,465	1,169
Financial services	(177)	(37)	(164)	(268)	(287)	(316)

Exports	190	414	394	237	279	194
Imports	367	451	559	506	566	510
Charges for the use of intellectual property	(537)	(601)	(537)	(734)	(873)	(565)

Exports	10	11	9	17	44	22
Imports	547	613	546	751	917	587
Telecommunications, computer, and information services	2,838	2,688	4,822	4,787	4,949	3,564
Exports	3,472	3,461	5,493	5,638	5,940	4,546
Imports	634	773	671	852	991	982
Other business services	10,912	12,440	10,214	10,596	12,025	8,778

Exports	14,473	17,551	15,125	15,580	16,653	12,471
Imports	3,561	5,111	4,911	4,984	4,628	3,692
Personal, cultural and recreational services	97	(38)	43	3	(125)	(45)

Exports	152	149	169	191	149	110
Imports	54	187	126	188	274	154
Government services	(300)	(237)	(339)	(275)	(499)	(388)

Exports	15	18	17	19	19	14
Imports	315	255	357	294	518	402

Source: Bangko Sentral. All data are preliminary.

Note:

(1)	Preliminary data for the first nine months of 2019.

In 2015, the trade-in-services account recorded a surplus of $5.5 billion, 19.2% higher than the $4.6 billion surplus recorded in 2014. The higher surplus was mainly attributable to the strong performance of other business services, which recorded an increased surplus of $12.4 billion in 2015, a 14.0% increase compared to the surplus of $10.9 billion recorded in 2014, primarily as a result of higher exports of technical, trade-related and other business services. The higher surplus was also attributable to the smaller deficit in financial services recorded in 2015 of $37 million, 79.4% lower than the $177 million deficit recorded in 2014.

These factors were partially offset by increases in the deficit in travel services and decreases in the surplus in telecommunications, computer and information services. Travel services recorded an increase in the deficit to $6.1 billion in 2015, a 9.0% increase compared to the $5.6 billion deficit recorded in 2014, while telecommunications, computer and information services recorded a decrease in surplus to $2.7 billion in 2015, a 5.3% decrease compared to the $2.8 billion surplus recorded in 2014.

In 2016, the trade-in-services account recorded a surplus of $7.0 billion, 29.1% higher than the $5.5 billion surplus recorded in 2015. The higher surplus was mainly attributable to the strong performance of telecommunications, computer and information services and the manufacturing services on physical inputs owned by others. Telecommunications, computer and information services recorded an increased surplus of $4.8 billion in 2016, a 79.4% increase compared to the surplus of $2.7 billion recorded in 2015, primarily as a result of higher exports of computer services. The higher surplus was also attributable to an increase in the manufacturing services on physical inputs owned by others, which changed from zero in 2015 to $2.7 billion in 2016. These factors were partially offset by decreases in surplus in other business services, which recorded a decreased surplus of $10.2 billion in 2016, a 17.9% decrease compared to the surplus of $12.4 billion recorded in 2015.

In 2017, the trade-in-services account recorded a surplus of $8.7 billion, 23.4% higher than the $7.0 billion surplus recorded in 2016. The higher surplus was mainly attributable to the strong performance of other business services and the decrease in the deficit recorded by travel. Other business services recorded an increased surplus of $10.6 billion in 2017, a 3.7% increase compared to the surplus of $10.2 billion recorded in 2016, primarily as a result of higher exports of technical, trade related, and other business services. The higher surplus was also attributable to a decrease in the deficit of travel, which changed from a deficit of $6.0 billion in 2016 to a deficit of $4.9 billion in 2017. These factors were partially offset by an increase in the deficit in charges for the use of intellectual property, which recorded an increased deficit of $734 million in 2017, a 36.7% increase compared to the deficit of $537 million recorded in 2016.

In 2018, the trade-in-services account recorded a surplus of $11.6 billion, 33.7% higher than the $8.7 billion surplus recorded in 2017. The higher surplus was mainly attributable to the strong performance of other business services and the decrease in the deficit recorded by travel. Other business services recorded an increased surplus of $12 billion in 2018, a 13.5% increase compared to the surplus of $10.6 billion recorded in 2017, primarily as a result of higher exports of technical, trade related, and other business services. The higher surplus was also attributable to a decrease in the deficit of travel, which changed from a deficit of $4.9 billion in 2017 to a deficit of $3.6 billion in 2018. These factors were partially offset by an increase in the deficit in charges for the use of intellectual property, which recorded an increased deficit of $873 million in 2018, a 18.9% increase compared to the deficit of $734 million recorded in 2017.

In the first nine months of 2019, according to preliminary data, the trade-in-services account recorded a surplus of $10.2 billion, a 17.5% increase from the $8.8 billion surplus recorded in the first nine months of 2018. The higher surplus was mainly attributable to a decrease in deficit in travel by 52.5% to a deficit of $1.2 billion in the first nine months of 2019 from a deficit of $2.6 billion in the first nine months of 2018, as well as an increase in other business services by 3.9% to $8.8 billion in the first nine months of 2019 from $8.4 billion in the first nine months of 2018.

Primary Income

The following table sets out the Republic’s primary income for the periods indicated. Entries with “zero” balances indicate either that there were no relevant transactions during the period or that the Republic had not yet begun to track and record the relevant entry. Under the BPM6 methodology, the residency of seasonal workers, such as OFWs, was classified according to the length of their intended stay in the host country. Generally, OFWs who are expected to be working abroad for less than one year are classified as Philippine residents and their gross earnings are reflected under the primary income account. On the other hand, OFWs who are expected to be working abroad for one year or more are classified as non-residents and their remittances are reflected under the current transfers account. This methodology also takes into account cash remittances made by OFWs through informal channels, as well as remittances-in-kind. Calculation of these cash remittances and remittances-in-kind are based on data from the PSA’s Survey of Overseas Filipinos. Trade credits are based on surveys and external debt reports. The BPM6 methodology also adds a supplementary personal remittances account that aggregates all OFW remittances irrespective of OFWs’ intended stay in the host country in order to facilitate analysis of all transfers from households outside the Philippines to those within the Philippines without the need to add the resident and non-resident OFW remittances accounts. Figures in this prospectus also reflect the change in treatment of the property income and expense accounts pursuant to BPM6.

	Primary Income
	2014	2015	2016	2017	2018	2019(1)
	($ in millions)
Total Primary Income	727	1,857	2,579	3,226	3,779	3,794

Credit	8,779	9,503	9,556	10,583	12,066	9,741
Debit	8,052	7,646	6,977	7,357	8,287	5,948
Compensation of employees	7,287	7,698	7,386	7,769	8,130	6,470

Credit	7,420	7,809	7,518	7,926	8,288	6,571
Debit	133	111	131	157	158	101
Investment income	(6,560)	(5,841)	(4,807)	(4,542)	(4,351)	(2,676)

Credit	1,359	1,694	2,038	2,658	3,778	3,171
Debit	7,919	7,534	6,846	7,200	8,129	5,847
Direct investment income	(3,740)	(3,423)	(2,929)	(3,067)	(3,515)	(2,006)
Credit	537	700	782	960	1,538	1,187
Debit	4,277	4,123	3,711	4,027	5,052	3,193
Income on equity and investment fund shares	(4,051)	(3,862)	(3,353)	(3,490)	(3,889)	(2,539)
Credit	133	141	133	240	446	46
Debit	4,184	4,003	3,486	3,730	4,335	2,585
Dividends and withdrawals from income of quasi-corporations	(3,171)	(3,113)	(2,627)	(2,756)	(3,170)	(1,753)
Credit	136	143	149	111	306	86
Debit	3,307	3,256	2,776	2,867	3,476	1,840
Reinvested earnings	(880)	(749)	(726)	(734)	(719)	(786)
Credit	(4)	(2)	(16)	129	140	(40)
Debit	877	747	710	863	859	746
Income on debt (interest)	311	439	424	423	375	533
Credit	404	559	649	720	1,092	1,141
Debit	93	121	224	297	717	608
Portfolio investment income	(3,113)	(2,811)	(2,458)	(2,210)	(2,041)	(1,752)
Credit	117	167	188	394	427	309
Debit	3,230	2,978	2,646	2,604	2,469	2,061
Income on equity and investment fund shares	(1,108)	(1,041)	(910)	(1,092)	(1,003)	(837)
Credit	0	1	0	2	11	1
Debit	1,108	1,043	910	1,094	1,014	839
Dividends on equity excluding investment fund shares	(1,108)	(1,041)	(910)	(1,092)	(1,003)	(837)
Credit	0	1	0	2	11	1
Debit	1,108	1,043	910	1,094	1,014	839
Interest	(2,005)	(1,769)	(1,548)	(1,119)	(1,038)	(914)
Credit	116	165	188	391	416	308
Debit	2,122	1,935	1,737	1,510	1,455	1,222
Short term (Money market instruments)	(237)	(178)	(157)	(44)	(12)	(4)
Credit	0	12	14	18	9	5
Debit	237	190	170	62	21	9
Long term (Bonds and notes)	(1,768)	(1,591)	(1,392)	(1,075)	(1,026)	(910)
Credit	116	153	175	373	408	302
Debit	1,885	1,745	1,566	1,447	1,434	1,213
Central Banks	(20)	(19)	(19)	(18)	(18)	(7)
Deposit-taking corporation, except the central bank	(68)	(67)	(64)	(49)	(65)	(113)
General government	(1,251)	(1,229)	(1,135)	(1,080)	(1,128)	(999)
Other sectors	(428)	(276)	(174)	72	185	209
Credit	116	153	175	373	408	302
Debit	545	430	348	301	223	94
Other investment income	(273)	(258)	(211)	(214)	(10)	(91)
Receipts	139	176	277	355	598	502
Payments	412	434	488	569	608	593
Central banks	(1)	(1)	0	(5)	(10)	(10)
Credit	0	0	0	0	0	0
Debit	1	1	0	5	10	10
Deposit-taking corporations, except the central bank	56	69	121	160	283	219
Credit	110	130	186	230	379	329
Debit	54	61	65	70	96	110
General government	(187)	(185)	(242)	(281)	(347)	(300)
Other sectors	(141)	(141)	(90)	(88)	64	(0)
Credit	28	46	91	125	219	173
Debit	170	187	181	213	155	173

Source: Bangko Sentral. All data are preliminary.

Note:

(1)	Preliminary data for the first nine months of 2019.

In 2015, the primary income account recorded a surplus of $1.9 billion, a significant increase from the $0.7 billion surplus recorded in 2014. The increased surplus was primarily the result of a 11.0% lower deficit in the investment income account, to $5.8 billion deficit in 2015 from $6.6 billion deficit in 2014. Primary income from compensation of employees also increased by 5.6% to a surplus of $7.7 billion in 2015 from $7.3 billion in 2014.

In 2016, the primary income account recorded a surplus of $2.6 billion, a 38.7% increase from the $1.9 billion surplus recorded in 2015. The increased surplus was primarily the result of a 17.7% lower deficit in investment income account, to $4.8 billion deficit in 2016 from $5.8 billion deficit in 2015. Primary income from portfolio investment also decreased by 12.5% to $2.5 billion deficit in 2016 from $2.8 billion deficit in 2015.

In 2017, the primary income account recorded a surplus of $3.2 billion, a 25.1% increase from the $2.6 billion surplus recorded in 2016. The increased surplus was primarily the result of a 5.2% increase in the compensation of employees account surplus, to $7.8 billion in 2017 from $7.4 billion in 2016. The deficit in primary income from portfolio investment also decreased by 10.1% to a $2.2 billion deficit in 2017 from a $2.5 billion deficit in 2016.

In 2018, the primary income account recorded a surplus of $3.8 billion, a 17.1% increase from the $3.2 billion surplus recorded in 2017. The increased surplus was primarily the result of a 4.6% increase in the compensation of employees account surplus, to $8.1 billion in 2018 from $7.8 billion in 2017. The deficit in primary income from portfolio investment also decreased by 7.6% to a $2.0 billion deficit in 2018 from a $2.2 billion deficit in 2017.

In the first nine months of 2019, according to preliminary data, the primary income account recorded a surplus of $3.8 billion, a 52.7% increase from the $2.5 billion surplus recorded in the first nine months of 2018. The increased surplus was primarily the result of an 8.5% increase in the compensation of employees account surpluse to $6.5 billion in the first nine months of 2019 from $6.0 billion in the same period in 2018, as well as a 23.1% decrease in the deficit in investment income to a deficit of $2.7 billion in the first nine months of 2019 from a deficit of $3.5 billion in the same period in 2018.

Secondary Income

The following table sets out the Republic’s secondary income for the periods indicated. Secondary income primarily includes OFW remittances, as well as private and institutional gifts, donations and grants. As described above under “—Primary Income,” under the BPM6 methodology, the residency of seasonal workers such as OFWs is classified according to the intended length of their stay in the host country. The BPM6 methodology also adds a supplementary personal transfers account that aggregates all remittances, including those from non-OFW permanent migrants abroad. Figures in this prospectus also reflect the change in treatment of the property income and expense accounts pursuant to BPM6.

	Secondary Income
	2014	2015	2016	2017	2018	2019(1)
	($ in millions)
Total Secondary Income	22,782	23,263	24,728	26,153	26,842	20,267
Credit	23,446	24,086	25,411	26,897	27,607	20,867
Debit	663	823	684	745	765	600
General Government	721	627	560	569	550	360
Receipts	764	682	618	636	583	398
Payments	43	55	58	67	33	38
Financial corporations, nonfinancial corporations, households and non-profit institutions serving households	22,062	22,636	24,167	25,586	26,292	19,907
Credit	22,682	23,404	24,793	26,261	27,024	20,469
Debit	620	767	626	677	732	562
Personal transfers	21,221	21,948	23,559	24,795	25,421	19,274
Credit	21,271	21,991	23,624	24,884	25,521	19,338
Debit	50	42	65	89	100	64
Other transfers	841	688	608	789	871	633
Credit	1,411	1,413	1,169	1,377	1,502	1,131
Debit	570	725	561	588	632	498

Source: Bangko Sentral. All data are preliminary.

Note:

(1)	Preliminary data for first nine months of 2019.

In 2015, the secondary income account recorded a surplus of $23.3 billion, a 2.1% increase from the $22.8 billion surplus recorded in 2014. The higher surplus was primarily the result of a 3.4% increase in the personal transfers account surplus to $21.9 billion in 2015, compared to a surplus of $21.2 billion in 2014. The increase was partially offset by a 18.2% decrease in the other current transfer surplus to $688 million in 2015, compared to a surplus of $841 million in 2014.

In 2016, the secondary income account recorded a surplus of $24.7 billion, a 6.3% increase from the $23.3 billion surplus recorded in 2015. The higher surplus was primarily the result of a 7.3% increase in the personal transfers account surplus to $23.6 billion in 2016, compared to a surplus of $21.9 billion in 2015. The increase was partially offset by a 11.6% decrease in the other current transfer surplus to $608 million in 2016, compared to a surplus of $688 million in 2015.

In 2017, the secondary income account recorded a surplus of $26.2 billion, a 5.8% increase from the $24.7 billion surplus recorded in 2016. The higher surplus was primarily the result of a 5.2% increase in the personal transfers account surplus to $24.8 billion in 2017, compared to a surplus of $23.6 billion in 2016 and a 5.9% increase in the financial corporations, nonfinancial corporations, households account surplus to $25.6 billion in 2017 from a surplus of $24.2 billion in 2016.

In 2018, the secondary income account recorded a surplus of $26.8 billion, a 2.6% increase from the $26.2 billion surplus recorded in 2017. The higher surplus was primarily the result of a 2.5% increase in the personal transfers account surplus to $25.4 billion in 2018, compared to a surplus of $24.8 billion in 2017 and a 2.8% increase in the financial corporations, nonfinancial corporations, households account surplus to $26.3 billion in 2018 from a surplus of $25.6 billion in 2017. These increases were partially offset by a 3.2% decrease in the general government surplus to $550 million in 2018, compared to a surplus of $569 million in 2017.

According to preliminary data, the secondary income account recorded a surplus of $20.3 billion in the first nine months of 2019, 2.7% higher than the $19.7 billion surplus recorded in the first nine months of 2018. The increased surplus was due mainly to a 3.0% increase in the personal transfers account to $19.3 billion in the first nine months of 2019 from $18.7 billion in the first nine months of 2018. The increase was partially offset by a 3.6% decrease in the general government account to $360 million in the first nine months of 2019 from $374 million in the first nine months of 2018.

Financial Account

The financial account is divided into four categories: direct investments, portfolio investments, financial derivative investments and other investments.

The following table sets out the Republic’s direct investments for the periods indicated.

	Direct Investments
	2014	2015	2016	2017	2018	2019(1)
	($ in millions)
Total direct investment	1,014	(100)	(5,883)	(6,952)	(5,884)	(2,500)

Net acquisition of financial assets	6,754	5,540	2,397	3,305	3,948	2,618

Direct investor in direct investment enterprises	2,768	1,724	737	1,758	795	652
Placements	3,282	2,281	848	2,027	889	763
Withdrawals	514	557	112	270	94	112
Reinvestment of earnings	(4)	(2)	(16)	129	140	(40)
Debt instruments	3,989	3,818	1,676	1,419	3,014	2,006
Claims on affiliated enterprises	3,535	3,328	332	6	7	376
Liabilities to affiliated enterprises	455	490	1,344	1,413	3,007	1,631
Net incurrence of liabilities	5,740	5,639	8,280	10,256	9,832	5,118

Equity capital	2,476	2,563	3,302	4,261	3,126	1,378
Direct investor in direct investment	1,599	1,816	2,592	3,398	2,267	632
Placements	2,178	2,642	3,185	3,885	2,703	1,239
Withdrawals	578	826	593	487	436	607
Reinvestment of earnings	877	747	710	863	859	746
Debt Instruments	3,263	3,076	4,977	5,996	6,706	3,741
Claims on direct investors	3,263	2,374	4,956	5,856	6,367	3,210
Liabilities to direct investors	0	702	21	140	339	531

Source: Bangko Sentral.

Note:

(1)	Preliminary data for the first nine months of 2019.

The following table sets out the Republic’s portfolio investments for the periods indicated.

	Portfolio Investments
	2014	2015	2016	2017	2018	2019(1)
	($ in millions)
Portfolio Investment	2,708	5,471	1,480	2,454	1,374	(976)
Net acquisition of financial assets	2,705	3,343	1,216	1,658	4,740	3,973
Equity securities	235	536	20	743	85	372
Central banks	50	143	(6)	—	—	—
Deposit-taking corporations, except the central bank	(3)	(2)	55	(9)	(42)	43
Other sectors	187	395	(30)	752	127	329
Debt securities	2,470	2,806	1,196	915	4,655	3,600
Central bank	476	140	0	32	(5)	12
Deposit-taking corporations, except the central bank	1,371	2,169	188	445	3,190	2,058
Other sectors	624	496	1,008	437	1,471	1,530
Net incurrence of liabilities	(3)	(2,128)	(264)	(796)	3,366	4,949
Equity securities	1,196	(743)	131	496	(1,031)	2,028
Deposit-taking corporations, except the central bank	255	(122)	(236)	—	(487)	(208)
Other sectors	941	(620)	367	495	(544)	2,236
Debt securities	(1,199)	(1,385)	(395)	(1,292)	4,398	2,921
Central bank	6	(3)	—	(15)	1	(13)
Deposit-taking corporations, except the central bank	(50)	593	254	214	1,491	1,277
General government	(1,533)	(1,244)	(58)	(299)	3,111	1,212
Other sectors	378	(732)	(590)	(1,192)	(206)	446

Source: Bangko Sentral.

Note:

(1)	Preliminary data for the first nine months of 2019.

The following table sets out the Republic’s financial derivative investments for the periods indicated.

	Financial Derivative Investments
	2014	2015	2016	2017	2018	2019(1)
	($ in millions)
Total financial derivatives	4	6	(32)	(51)	(53)	(142)

Assets	(293)	(531)	(701)	(503)	(679)	(703)

Deposit-taking corporations, except the central bank	(276)	(311)	(460)	(454)	(666)	(603)
Other sectors(2)	(17)	(220)	(240)	(49)	(13)	6
Liabilities	(297)	(537)	(669)	(453)	(626)	(561)

Deposit-taking corporations, except the central bank	(229)	(219)	(462)	(387)	(587)	(455)
Other sectors	(68)	(318)	(206)	(66)	(39)	(106)

Source: Bangko Sentral.

Notes:

(1)	Preliminary data for the first nine months of 2019.

From 2014 to September 30, 2019, the Government did not engage in derivative transactions with non-resident counterparties for either hedging or speculative purposes. However, Bangko Sentral occasionally engages in derivative instrument transactions such as options, forwards and swaps for purposes of managing risk and enhancing yield.

The following table sets out the Republic’s other investments for the periods indicated.

	Other Investments
	2014	2015	2016	2017	2018	2019(1)
	($ in millions)
Total other investment	5,905	(3,076)	4,610	1,750	(4,051)	(837)

Net acquisition of financial assets	5,838	(2,213)	2,746	2,257	(626)	692

Currency and deposits	3,138	(1,397)	1,014	1,542	(1,401)	(1,824)
Deposit-taking corporations, except the central bank	2,735	(2,047)	854	517	(891)	(375)
Other sectors	403	650	160	1,025	(510)	(1,449)
Loans	2,682	(848)	1,468	629	425	2,371
Deposit-taking corporations, except the central bank	2,682	(848)	1,468	629	425	2,371

Trade credits and advances(2)	(3)	52	215	90	344	151
Other accounts receivable	21	(19)	49	(4)	7	(6)
Net incurrence of liabilities	(66)	864	(1,864)	508	3,426	1,529

Currency and deposits	(334)	(735)	262	654	121	(37)
Loans	655	1,560	(2,136)	(676)	3,479	2,113
Deposit-taking corporations, except the central bank	291	(231)	(87)	37	1,722	666
Long-term	—	—	—	—	—	—
Short-term	291	(231)	(87)	37	1,722	666
General government	487	1,110	(20)	223	873	961
Long-term drawings	1,671	2,188	1,130	1,382	2,065	1,751
Long-term repayments	1,185	1,078	1,151	1,158	1,192	789
Other sectors	(123)	682	(2,029)	(937)	883	486
Long-term	(342)	668	(2,109)	(558	687	612
Drawings	1,151	1,897	1,233	2,386	3,049	2,036
Repayments	1,493	1,229	3,342	2,945	2,363	1,424
Short-term	219	14	80	(378)	197	(126)

Trade credits and advances	(302)	(274)	(18)	476	(13)	(625)
Other accounts payable	(84)	312	29	55	(162)	79

Source: Bangko Sentral.

Notes:

(1)	Preliminary data for the first nine months of 2019.
(2)	All trade credits are short-term credits in non-governmental sectors.

In 2015, the financial account recorded a net outflow of $2.3 billion, a 66.6% decrease from the $9.6 billion net outflow in 2014. This development was mainly attributable to a reversal in other investment to a net inflow of $3.1 billion in 2015 from a net outflow of $5.9 billion in 2014. The direct investment account also contributed to the decreased net outflow in 2015, recording a reversal to net inflow of $100 million in 2015 from a net outflow of $1.0 billion in 2014. The decrease in net outflow was partially offset by a significant increase in the portfolio investment account to a net outflow of $5.5 billion in 2015 from a net outflow of $2.7 billion in 2014.

In 2016, the financial account recorded a net outflow of $175 million, as compared to a net outflow of $2.3 billion recorded in 2015. This development was mainly attributable to the increased net inflow of the direct investment account in 2016, recording a significant increase in net inflow to $5.9 billion in 2016 compared to $100 million recorded in 2015 and a 72.9% decrease in the net outflows in the portfolio investment account to a net outflow of $1.5 billion in 2016 from a net outflow of $5.5 billion in 2015. The decrease in net outflow was partially offset by a reversal in other investment to a net outflow of $4.6 billion in 2016 from a net inflow of $3.1 billion in 2015.

In 2017, the financial account recorded a net inflow of $2.8 billion, as compared to a net outflow of $175 million recorded in 2016. This development was mainly attributable to the increased net inflow of the direct investment account in 2017, recording an increase in net inflow to $7.0 billion in 2017 compared to $5.9 billion recorded in 2016 and a 63.0% decrease in the other investment account to a net outflow of $1.7 billion in 2017 from a net outflow of $4.6 billion in 2016. The increase in net inflow was partially offset by an increase in the portfolio investment account to a net outflow of $2.5 billion in 2017 from a net outflow of $1.5 billion in 2016.

In 2018, the financial account recorded a net inflow of $8.6 billion, as compared to a net inflow of $2.8 billion recorded in 2017. This development was mainly attributable to the reversal in other investment from a net outflow of $1.8 billion in 2017 to a net inflow of $4.1 billion in 2018. In addition, there was a 44.0% decrease in the net outflow in the portfolio investment account to $1.4 billion in 2018 from $2.5 billion in 2017. These were partially offset by a 15.4% decrease in the net inflow in the direct investment account to $5.9 billion in 2018 from $7.0 billion in 2017.

According to preliminary data, the financial account recorded a net outflow of $4.5 billion in the first nine months of 2019, which was an increase from the net outflow of $4.3 billion recorded in the first nine months of 2018. This increase was mainly attributable to a decrease in net outflow in the direct investment account to $2.5 billion in the first nine months of 2019 from net outflow of $5.1 billion in the first nine months of 2018. This was partially offset by a decrease in net inflow in portfolio investment to $976.4 million in the first nine months of 2019 from net outflow of $2.4 billion in the same period in 2018.

Foreign Direct Investment

Domestic macroeconomic policies and structural reforms have significantly affected the flow of foreign investment into the Philippines. The Foreign Investment Act of 1991, as amended (the “Foreign Investment Act”), introduced a more favorable investment environment to the Philippines. The act permits foreigners to own 100% of Philippine enterprises, except in certain specified areas included in a “negative list” with respect to which the Constitution or applicable statute limits foreign ownership. The negative list includes two sub-lists: list A, comprising sectors in which foreign ownership is limited or prohibited by mandate of the Constitution and specific laws, and list B, comprising sectors in which foreign ownership is limited for reasons of security, defense, risk to health and morals and protection of small- and medium-scale enterprises.

Section 8 of the Foreign Investment Act permits amendments to sub-list A of the negative list to be promulgated at any time to reflect changes in specific laws and amendments to sub-list B of the negative list to be promulgated not more often than once every two years, in each case by way of presidential proclamation.

The 11th Regular Foreign Investment Negative List was promulgated on October 29, 2018 pursuant to Executive Order No. 65 (2018). The following table presents a summary of the sectors in which foreign ownership is limited under the 11th Regular Foreign Investment Negative List.

List A: Foreign Ownership Limited by Mandate of the Constitution and Specific Laws	List B: Foreign Ownership Limited for Reasons of Security, Defense, Risk to Health and Morals and Protection of Small- and Medium-Scale Enterprises
Up to 40% Foreign Equity(1)	Up to 40% Foreign Equity

•  Subject to applicable regulatory frameworks, contracts for the construction and repair of locally-funded public works except infrastructure and development projects covered in RA No. 7718, and projects which are foreign-funded or assisted and required to undergo international competitive bidding

•  Exploration, development and utilization of natural resources(2)

•  Ownership of private lands

•  Operation of public utilities, except power generation and the supply of electricity to the contestable market and similar businesses or services not covered by the definition of public utilities (3)(4)

•  Educational institutions other than those established by religious groups and mission boards for foreign diplomatic personnel and their dependents and other foreign temporary residents, or for short-term high-level skills development that do not form part of the formal education system as defined in Section 20 of Batas Pambansa No. 232 (1982)(5)

•  Culture, production, milling, processing, trading, except retailing, of rice and corn and acquiring, by barter, purchase or otherwise, rice and corn and the by-products thereof(6)

•  Contracts for the supply of materials, goods and commodities to GOCCs

•  Operation of deep-sea commercial fishing vessels

•  Private radio communications network

•  Manufacture, repair, storage and/or distribution of products and/or ingredients requiring PNP clearance

•  Manufacture, repair, storage and/or distribution of products requiring Department of National Defense clearance

•  Manufacture and distribution of dangerous drugs

•  Sauna and steam bathhouses, massage clinics and other like activities regulated by law because of risks posed to public health and morals, except wellness centers

•  All forms of gambling except those covered by investment agreements with the Philippine Amusement and Gaming Corporation

•  Domestic market enterprises with paid-in equity capital of less than the equivalent of $200,000

•  Domestic market enterprises which involve advanced technology or employ at least 50 direct employees with paid-in equity capital of less than the equivalent of $100,000

• Ownership of condominium units

Up to 30% Foreign Equity

• Advertising

Up to 25% Foreign Equity

• Private recruitment, whether for local or overseas employment • Contracts for the construction of defense-related structures

Notes:

(1)

Lending companies regulated by the Philippine Securities and Exchange Commission (the “Philippine SEC”) are allowed to have up to 100% foreign equity participation under the Lending Company Regulation Act, Republic Act No. 9474 as amended by Republic Act No. 10881. Financing companies and investment houses regulated by the Philippine SEC are allowed to have up to 100% foreign equity participation under the Financing Company Act, Republic Act No. 8556, as amended by Republic Act No. 10881 and under the Investment House Law. Presidential Decree No. 129, as amended by Republic Act No. 10881, respectively.

(2)	Full foreign participation is allowed through financial or technical assistance agreement with the President of the Philippines.
(3)

The participation of foreign investors in the governing body of any public utility enterprise shall be limited to their proportionate share in its capital, and all the executive and managing officers of such corporation or association must be citizens of the Philippines.

(4)

A “public utility” is a business or service engaged in regularly supplying the public with some commodity or service of consequence such as electricity, gas, water, transportation, telephone or telegraph service. Power generation and supply of electricity to the contestable market are not considered public utility operations.

(5)	Control and administration of educational institutions shall be vested in citizens of the Philippines.
(6)	Full foreign participation is allowed provided that within the 30-year period from start of operation, the foreign investor shall divest a minimum of 60% of their equity to Filipino citizens.

The following table presents a summary of the sectors in which foreign ownership is prohibited under the 10th

Regular Foreign Investment Negative List.

List A: Foreign Ownership Prohibited by Mandate of the Constitution and Specific Laws

•	Mass media except recording

•

Practice of professions, including radiologic and x-ray technology, law, criminology, and marine deck officers and marine engine officers; subject to the enumeration of professions indicating professions where foreigners are allowed to practice in the Philippines subject to reciprocity and where corporate practice is allowed.(1)

•	Retail trade enterprises with paid-up capital of less than $2,500,000(2)

•	Cooperatives

•	Organization and operation of private detective, watchmen or security guard agencies

•	Small-scale mining

•	Utilization of marine resources in archipelagic waters, territorial sea, and exclusive economic zone as well as small-scale utilization of natural resources in rivers, lakes, bays and lagoons

•	Ownership, operation and management of cockpits

•	Manufacture, repair, stockpiling and/or distribution of nuclear weapons(3)

•	Manufacture, repair, stockpiling and/or distribution of biological, chemical and radiological weapons and anti-personnel mines(3)

•	Manufacture of firecrackers and other pyrotechnic devices

Notes:

(1)	Foreigners may also teach at higher education levels if the subject being taught is not a professional subject (included in a government board or bar examination).
(2)

Full foreign participation is allowed for retail enterprises: (a) with paid-up capital of $2,500,000 or more provided that investments for establishing a store is not less than $830,000; or (b) specializing in high end or luxury products, provided that the paid-up capital per store is not less than $250,000.

(3)	Domestic investments are also prohibited.

In March 2000, the Retail Trade Liberalization Act was enacted. The law aims to promote efficiency and competition among domestic industries and foreign competitors and better service and lower prices for consumers. Prior to its enactment, only citizens of the Philippines and corporations wholly owned by Filipino citizens could own a retail business in the Philippines. Under the law, a foreigner is allowed to own 100% of a retail business in the Philippines provided it makes an investment of at least $7.5 million in the Philippines. If a foreigner makes an investment of between $2.5 million to $7.5 million, the foreigner is allowed to own up to 60% of the retail business in the Philippines for the first two years.

The Republic’s Board of Investments coordinates with national agencies and local governments on investment policies and procedures and establishes and administers annual investment priority plans to promote certain sectors of the economy by providing special investment incentives to specific industries. The latest plan by the Board of Investments is the Government’s 2014 Investment Priorities Plan (“IPP”). Following the 2012 IPP, the Board of Investments shifted its strategy in relation to its role in the Republic’s industrialization and development. This strategic shift, which favors a more proactive role, led to changes to the 2014 IPP, specifically with respect to its contents, its processes and its functionality, as a tool for the Government as well as for business and investors.

Past IPPs have comprised only a list of industries that may qualify for incentives under executive order No. 226. The 2014 IPP is intended to be a detailed investment priorities plan, with goals, strategies and analyses for each industry, including all of the Republic’s sector-specific strategies, analyses of supply chain gaps and the availability of incentives under executive order No. 226. The 2014 IPP aligns with the Philippine Development Plan and contains industrial policies, goals, plans and core strategies. In addition, the 2014 IPP aims to attract investments to the Republic’s least developed areas by addressing spatial or geographical needs as well as industry clustering strategies.

On February 28, 2017, President Duterte approved the 2017 IPP as proposed by the Board of Investments. The 2017 IPP aligns with the Philippine Development Plan 2017-2022 and the 25-year long term plan of AmBisyon Natin 2040. The 2017 IPP includes more micro, small and medium enterprise oriented, innovation driven and health and environment conscious activities compared to the 2014 IPP, and it is aimed at expanding job opportunities for more segments of the population and bringing more firms into the local and global value chain. The 2017 IPP will be implemented over a three year period from 2017 to 2020.

The following tables set out foreign direct investments in the Philippines by sector. The data is presented using the 2009 Philippine Standard Industrial Classification and in accordance with the BPM6 framework.

	Net Foreign Direct Investment by Sector(1)
Sector	2014	2015	2016	2017	2018	2019(2)
	($ in millions)
Total equity other than reinvestment of earnings, net	1,599.4	1,816.2	2,592.1	3,397.9	2,267.0	632.2
Agriculture, forestry and fishing	4.6	0.4	0.3	20.0	0.4	0.5
Mining and quarrying	158.9	47.0	50.4	8.9	5.0	(1.1)
Manufacturing	209.2	772.7	334.3	1,181.8	1,081.8	197.5
Electricity, gas, steam and air conditioning supply	(58.4)	9.8	(83.1)	1,388.0	192.8	30.7
Water supply, sewerage, waste management and remediation activities	(24.0)	0.2	0.1	1.3	0.2	(0.6)
Construction	6.1	102.6	8.8	162.4	35.8	23.7
Wholesale and retail trade and repair of motor vehicles and motorcycles	98.8	115.7	208.2	83.1	73.3	(254.7)
Transportation and storage	90.2	(3.3)	7.8	49.5	8.0	100.0
Accommodation and food service activities	18.1	5.6	168.2	(38.4)	6.7	18.2
Information and communication	13.2	16.1	(2.6)	38.3	14.0	31.1
Financial and insurance activities	889.8	522.5	1,126.1	141.5	330.0	202.0
Real estate activities	153.8	137.9	121.9	247.8	296.4	183.2
Professional, scientific and technical activities	8.4	(44.0)	17.6	66.0	11.8	9.7
Administrative and support service activities	37.4	32.3	22.5	(5.6)	19.9	52.7
Public administration and defense; compulsory social security	0.0	0.0	0.0	0.0	0.0	0.0
Education	0.2	1.9	0.5	1.4	0.3	1.1
Human health and social work activities	2.7	0.3	35.2	23.9	2.1	31.6
Arts, entertainment and recreation	0.4	4.1	575.0	27.8	188.4	8.2
Other service activities	(5.0)	(0.6)	(0.0)	0.1	0.2	(1.5)
Others, not elsewhere classified(3)	(5.0)	95.0	1.0	0.0	0.0	0.0
Reinvestment of earnings	876.8	746.9	710.2	862.6	859.0	745.6
Debt instruments	3,263.4	3,076.1	4,977.3	5,995.9	6,706.4	3,740.6

Total	5,739.6	5,639.2	8,279.6	10,256.4	9,832.3	5,118.4

Source: Department of Economic Statistics, Bangko Sentral.

Notes:

(1)

Pursuant to BPM6, net FDI flows refer to non-residents’ net equity capital (calculated as placements less withdrawals plus reinvestment of earnings plus debt instruments (i.e., net intercompany borrowings)).

(2)	Preliminary data for the first nine months of 2019.
(3)	Covers non-residents investments in non-banks sourced from the Cross-Border Transactions Survey and in local banks; sectoral or industry breakdown statistics are not available.

	Net Foreign Direct Investment by Country(1)
	2014	2015	2016	2017	2018	2019(2)
Country	($ in millions)
Total equity other than reinvestment of earnings, net	1,599.4	1,816.2	2,592.1	3,397.9	2,267.0	632.2
Japan	117.5	394.1	1,088.4	72.1	218.9	52.4
North America(3)	966.6	627.9	79.1	467.7	153.1	117.2
European Union	176.9	307.7	118.1	1,786.7	340.3	(12.0)
Other Europe(4)	4.1	3.4	5.3	14.1	6.2	14.5
Asia(5)	46.1	5.9	22.9	110.0	209.4	109.3
Asia Newly Industrialized Economies
(ANIES)(6)	223.7	226.1	918.2	203.8	473.7	159.2
ASEAN(7)	78.7	165.9	269.4	725.5	989.7	123.5
Australia and New Zealand	70.6	0.1	6.3	(2.8)	(149.3)	(1.6)
Central and South America(8)	(0.1)	0.5	77.9	7.4	7.2	2.6
Others	(84.7)	84.7	6.6	13.4	17.2	67.1
International organization	0.0	0.0	0.0	0.0	0.0	0.0
Reinvestment of earnings	876.8	746.9	710.2	862.6	859.0	745.6
Debt instruments(9)	3,263.4	3,076.1	4,977.3	5,995.9	6,706.4	3,740.6

Total	5,739.6	5,639.2	8,279.6	10,256.4	9,832.3	5,118.4

Notes:

(1)

Pursuant to BPM6, net FDI flows refers to non-residents’ net equity capital (calculated as placements less withdrawals plus reinvestment of earnings plus debt instruments (i.e. net intercompany borrowings)).

(2)	Preliminary data for the first nine months of 2019.
(3)	Includes the United States and Canada.
(4)	Includes Albania, Belarus, Croatia, Gibraltar, Iceland, Liechtenstein, Norway, Romania, Russian Federation, Switzerland and Ukraine.
(5)	Includes China, India, Pakistan and Western, Central, South and East Asia except South Korea, Hong Kong, Taiwan and ASEAN countries.
(6)	Includes South Korea, Hong Kong and Taiwan.
(7)	Includes Brunei Darussalam, Cambodia, Indonesia, Laos, Malaysia, Myanmar, Singapore, Thailand and Vietnam.
(8)	Includes Argentina, Brazil, Mexico, Panama and other central and south American countries.
(9)	Country breakdowns for debt instruments are not available.

In 2015, net inflows of foreign direct investment were $5.6 billion, 1.7% lower than the $5.7 billion recorded in 2014. The lower inflows were mainly due to the decrease in net inflows of investments in financial and insurance activities, which decreased 41.3% to $522.5 million in 2015 from $889.8 million recorded in 2014, and the decrease in reinvestment of earnings of 14.8% to $746.9 million from $876.8 million recorded in 2014. The increase was partially offset by higher net investments in manufacturing, which increased significantly to $772.7 million in 2015 from $209.2 million recorded in 2014.

The contribution of new equity investments to net inflows of foreign direct investment increased in 2015, from $1.6 billion in 2014 to $1.8 billion in 2015. This increase was primarily a result of the increase in the net inflows of $117.5 million from Japan recorded in 2014 to net inflows of $394.1 million in 2015 and the increase in the net inflows of $176.8 million from the European Union recorded in 2014 to net inflows of $307.5 million in 2015. These increases were partially offset by lower investments from the United States and Canada, from net inflows of $966.6 million recorded in 2014 to net inflows of $627.9 million in 2015. Reinvestment of earnings in the Republic and placements of debt instruments abroad decreased by 14.8% and 5.7%, respectively, in 2015.

In 2016, net inflows of foreign direct investment were $8.3 billion, 46.8% higher than the $5.6 billion recorded in 2015. The higher inflows were mainly due to higher net investments in debt instruments, which increased 61.8% to $5.0 billion in 2016 from $3.1 billion recorded in 2015, and higher net investments in financial and insurance activities, which increased to $1.1 billion in 2016 from $522.5 million recorded in 2015. The increases were partially offset by the decrease in net inflows of investments in manufacturing, which decreased 56.7% to $334.3 million in 2016 from $772.7 million recorded in 2015.

The contribution of new equity investments to net inflows of foreign direct investment increased in 2016, from $1.8 billion in 2015 to $2.6 billion in 2016. This increase was primarily a result of a significant increase in the net inflows of $394.1 million from Japan recorded in 2015 to net inflows of $1.1 billion in 2016, a significant increase in the net inflows of $226.1 million from ANIEs recorded in 2015 to net inflows of $918.2 million in 2016, partially offset by a decrease in net inflows from the United States and Canada, from net inflows of $627.9 million in 2015 to net inflows of $79.1 million in 2016. Reinvestment of earnings in the Republic decreased by 4.9% in 2016 and placements of debt instruments abroad increased by 61.8% in 2016.

In 2017, net inflows of foreign direct investment were $10.3 billion, 23.9% higher than the $8.3 billion recorded in 2016. The higher inflows were mainly due to higher net investments in debt instruments, manufacturing, and electricity, gas, steam and air conditioning supply. Net investments in debt instruments increased 20.5% to $6.0 billion in 2017 from $5.0 billion recorded in 2016. Net investments in manufacturing increased significantly to $1.2 billion in 2017 from $334.3 million in 2016. Net investments in electricity, gas, steam and air conditioning supply reversed from a net outflow of $83.1 million in 2016 to a net inflow of $1.4 billion in 2017. The increases were partially offset by the decrease in net inflows of financial and insurance activities, which decreased 87.7% to $141.5 million in 2017 from the $1.1 billion recorded in 2016.

The contribution of new equity investments to net inflows of foreign direct investment increased from $2.6 billion in 2016 to $3.4 billion in 2017. This increase was primarily a result of an increase in the net inflows from the European Union from $106.8 million recorded in 2016 to $1.8 billion in 2017, an increase in the net inflows from ASEAN countries from $269.4 million recorded in 2016 to $725.5 million in 2017, and an increase in the net inflows from the United States and Canada from $79.1 million in 2016 to $467.7 million in 2017. These increases were partially offset by a decrease in net inflows from Japan, from net inflows of $1.1 billion in 2016 to net inflows of $72.1 million in 2017 and a decrease in net inflows from ANIES, from net inflows of $918.2 million in 2016 to net inflows of $203.8 million in 2017. Reinvestment of earnings in the Republic increased by 21.5% in 2017 and placements of debt instruments abroad increased by 20.5% in 2017.

In 2018, net inflows of foreign direct investment were $9.8 billion, 4.1% lower than the $10.3 billion recorded in 2017. The lower inflows were mainly due to lower net investments manufacturing, and electricity, gas, steam and air conditioning supply. Net investments in electricity, gas, steam and air conditioning supply decreased from net inflows of $1.4 billion in 2017 to a net inflow of $192.8 million in 2018. This decrease was partially offset by the increases in net inflows in debt instruments and arts, entertainment and recreation. Net inflows in debt instruments increased by 11.8% to $6.7 billion in 2018 from $6.0 billion recorded in 2017 and net inflows from arts, entertainment and recreation increased significantly to $188.4 million in 2018 from the $27.8 million recorded in 2017.

The contribution of new equity investments to net inflows of foreign direct investment decreased from $3.4 billion in 2017 to $2.3 billion in 2018. This decrease was primarily a result of a decrease in the net inflows from the European Union from $1.8 billion recorded in 2017 to $340.3 million in 2018 and a decrease in the net inflows from the United States and Canada from $467.7 million recorded in 2017 to $153.1 million in 2018. These decreases were partially offset by an increase in net inflows from Japan, from net inflows of $72.1 million in 2017 to net inflows of $218.9 million in 2018 and an increase in net inflows from ASEAN countries, from net inflows of $725.5 million in 2017 to net inflows of $989.7 million in 2018. Reinvestment of earnings in the Republic decreased by 0.4% in 2018 and placements of debt instruments abroad increased by 11.8% in 2018.

In the first nine months of 2019, net inflows of foreign direct investment were $5.1 billion, 36.9% lower than the $8.1 billion recorded in the same period in 2018. The lower inflows were mainly due to lower net investments in manufacturing, which decreased from $993.6 million for the first nine months of 2018 to $197.5 million in the same period in 2019. Net investments in debt instruments also decreased by 32.6% to $3.7 billion in the first nine months of 2019 from $5.5 billion recorded in the same period in 2018. Further, net investments in wholesale and retail trade; repair of motor vehicles and motorcycles reversed from a net inflow of $41.0 million in the first nine months of 2018 to a net outflow of $254.7 million in the same period in 2019. These decreases were partially offset by the increase in net inflows of information and communication, which increased significantly to $31.1 million in the first nine months of 2019 from $8.4 million in the same period in 2018.

The contribution of new equity investments to net inflows of foreign direct investment decreased in the first nine months of 2019, from $1.9 billion in the nine months of 2018 to $632.2 million in the first nine months of 2019. Foreign direct investment decreased primarily as a result of decreases in new equity investments of foreign direct investment from the European Union, ANIES and ASEAN from net inflow of $231.3 million, $420.5 million and $909.5 million, respectively, in the first nine months of 2018 to a net outflow of $12.0 million and net inflow of $159.2 million and $123.5 million, respectively, in the first nine months of 2019. Reinvestment of earnings in the Republic decreased to $745.6 million in the first nine months of 2019, compared with $662.6 million in the first nine months of 2018.

International Reserves

The following table sets out the gross international reserves of Bangko Sentral, compiled in a manner consistent with the revised balance of payments framework and the treatment of IMF accounts in the depository corporations survey published in the IMF’s International Financial Statistics.

	Gross International Reserves of Bangko Sentral As of December 31,
Sector	2014	2015	2016	2017	2018	2019(1)
	($ in millions, except months and percentages)
Reserve position in the IMF(2)	571	439	442	424	474	590
Gold	7,484	6,703	7,259	8,337	8,154	8,016
SDRs	1,226	1,173	1,138	1,211	1,184	1,174
Foreign investments	69,960	71,739	68,290	65,815	66,733	75,275
Foreign exchange(3)	300	613	3,563	5,783	2,650	2,801

Total	79,541	80,667	80,692	81,570	79,193	87,855

Total as number of months of imports of goods and services	9.9	9.9	8.8	7.8	6.9	7.7
Total as a % of short-term debt(4)
Original maturity	489.5	534	556	571	493	546
Residual maturity	413	410	418	419	370	432

Source: Bangko Sentral.

Notes:

(1)	Preliminary data as of December 31, 2019.
(2)	The reserve position in the IMF refers to the country’s claim on the IMF’s General Resources Account. It is an asset of the Government but is treated as part of the gross international reserves.
(3)	Consists of time deposits, investments in securities issued or guaranteed by Government or international organizations and repurchase agreements.
(4)

Short-term debt based on residual maturity refers to outstanding short-term external debt on original maturity plus principal payments on medium- and long-term loans of the public and private sectors due within the next 12 months.

The gross international reserves controlled by Bangko Sentral constitute substantially all of the Philippines’ official international reserves. Bangko Sentral occasionally enters into options with respect to gold, foreign exchange and foreign securities for purposes of managing yield or market risk. It also enters into financial swap contracts to optimize yield on its gold reserves.

As of December 31, 2015, gross international reserves were $80.7 billion, an increase of 1.4% from the $79.5 billion recorded as of December 31, 2014. This increase was mainly due to higher levels of foreign investments and foreign exchange, which increased by $1.8 billion and $0.3 billion, to $71.7 billion and $0.6 billion, respectively, in 2015, from $70.0 billion and $0.3 billion, respectively, as of December 31, 2014. These increases were partially offset by gold reserves, which decreased by $781 million to $6.7 billion in 2015, from $7.5 billion as of December 31, 2014. The level of gross international reserves as of December 31, 2015 was sufficient to cover approximately 10.3 months of imports of goods and payments of services and income, and was equivalent to 5.5 times the Republic’s short-term debt based on original maturity and 4.0 times based on residual maturity. Net international reserves at the end of December 2015 were $80.7 billion.

As of December 31, 2016, gross international reserves were $80.7 billion, a minimal increase from the $80.7 billion recorded as of December 31, 2015. The minimal increase in 2016 was mainly due to an increase of $3.0 billion in foreign exchange to $3.6 billion in 2016 from $613 million in 2015, and an increase of $556 million in gold reserves to $7.3 billion in 2016 from $6.7 billion in 2015. The increases were partially offset by a decrease of $3.4 billion in foreign investments to $68.3 billion in 2016 from $71.7 billion in 2015. The level of gross international reserves as of December 31, 2016 was sufficient to cover approximately 8.8 months of imports of goods and payments of services and income, and was equivalent to 5.6 times the Republic’s short-term debt based on original maturity and 4.2 times based on residual maturity. Net international reserves at the end of 2016 were $80.7 billion.

As of December 31, 2017, gross international reserves were $81.6 billion, an increase from the $80.7 billion recorded as of December 31, 2016. The increase in 2017 was mainly due to an increase of $2.2 billion in foreign exchange to $5.8 billion in 2017 from $3.6 million in 2016, and an increase of $1.1 billion in gold reserves to $8.3 billion in 2017 from $7.3 billion in 2016. These increases were partially offset by a decrease of $2.5 billion in foreign investments to $65.8 billion in 2017 from $68.3 billion in 2016. The level of gross international reserves as of December 31, 2017 was sufficient to cover approximately 7.7 months of imports of goods and payments of services and income, and was equivalent to 5.7 times the Republic’s short-term debt based on original maturity and 4.2 times based on residual maturity. Net international reserves at the end of 2017 were $81.6 billion.

As of December 31, 2018, gross international reserves were $79.2 billion, a decrease from the $81.6 billion recorded as of December 31, 2017. The decrease in 2018 was mainly due to a decrease of $2.9 billion in foreign exchange to $2.6 billion in 2018 from $5.8 billion in 2017, and a decrease of $183 million in gold reserves to $8.2 billion in 2018 from $8.3 billion in 2017. The level of gross international reserves as of December 31, 2018 was sufficient to cover approximately 6.9 months of imports of goods and payments of services and income, and was equivalent to 4.9 times the Republic’s short-term debt based on original maturity and 3.7 times based on residual maturity. Net international reserves at the end of 2018 were $79.2 billion.

Preliminary data indicates that gross international reserves were $87.9 billion as of December 31, 2019, an increase from the $79.2 billion recorded as of December 31, 2018. The increase in 2019 was mainly due to an increase of $8.5 billion in foreign investments to $75.3 billion as of December 31, 2019 from $66.7 billion as of December 31, 2018. The level of gross international reserves as of December 31, 2019 was sufficient to cover approximately 7.7 months of imports of goods and payments of services and income, and was equivalent to 5.5 times the Republic’s short-term debt based on original maturity and 4.3 times based on residual maturity. Net international reserves at the end of 2019 were $87.9 billion.

Monetary System

Monetary Policy

In 1993, the Government established Bangko Sentral, the Republic’s central bank, pursuant to the New Central Bank Act. Bangko Sentral replaced the old Central Bank of the Philippines. Bangko Sentral functions as an independent central monetary authority responsible for policies in the areas of money, banking and credit, as authorized under the New Central Bank Act. The New Central Bank Act prohibits Bangko Sentral from engaging in quasi-fiscal activities, commercial banking or development banking or financing, all of which had contributed to substantial deficits at the old Central Bank of the Philippines.

Bangko Sentral’s primary objectives are to maintain price stability, monetary stability and the convertibility of the peso. To achieve its price stability objective, Bangko Sentral undertakes monetary management mainly through adjustments to policy rates and the conduct of open market operations, including the purchase and sale of Government securities, rediscounting transactions and adjustments in reserve requirements.

Bangko Sentral’s functions include:

•	conducting monetary policy;

•	issuing the national currency;

•	managing foreign currency reserves;

•	acting as depository for the Government, its political subdivisions and instrumentalities and GOCCs; and

•	regulating banks and quasi-banks in the Philippines.

The Government owns all of the capital stock of Bangko Sentral. A seven-member Monetary Board consisting of Bangko Sentral’s Governor, a member of the Cabinet designated by the President, and five full-time private sector representatives governs Bangko Sentral. The President appoints each of the seven Monetary Board members, except the Cabinet representative, to six-year terms.

Philippine law requires Bangko Sentral to maintain international reserves adequate to meet any foreseeable net demands for foreign currencies.

On February 14, 2019, President Rodrigo Duterte signed Republic Act No. 11211, a law amending the New Central Bank Act by, among others, increasing the capitalization as well as the powers of Bangko Sentral. Under this law, Bangko Sentral’s capitalization was increased from ₱50 billion to ₱200 billion, a measure that provides more funds either for absorbing losses or for investment. The law also expands Bangko Sentral’s supervisory powers to cover more types of financial institutions, including money service businesses, credit granting businesses and payment system operators.

In addition, Bangko Sentral is empowered to demand the forfeiture of profits from unauthorized financial transactions, as well as impose additional administrative and criminal sanctions. Finally, Bangko Sentral was given the authority to issue debt papers for more flexibility in determining the timing and size of its monetary operations.

As of October 31, 2019, Bangko Sentral, according to unaudited financial information, had total assets of ₱4,995.2 billion, of which international reserves accounted for ₱4,331.1 billion. Bangko Sentral’s remaining assets consist mainly of domestic securities, loans and advances and other assets, and its liabilities consist mainly of currency in circulation and deposits from banks and quasi-banks.

Money Supply

The following table presents certain information regarding the Philippines’ money supply. In July 2013, Bangko Sentral adopted a new system for compiling and reporting monetary statistics called the SRF format as part of Bangko Sentral’s adherence to international best practices in statistical compilation. The SRF is a unified international framework for reporting monetary and financial statistics to the IMF. Under the SRF, foreign and domestic assets reported by Bangko Sentral are no longer presented net of liabilities; rather, liabilities are reported separately. The presentation of general Government assets, however, remains net of liabilities. The adoption of the SRF system did not result in any change to overall monetary balances. However, Bangko Sentral has, in connection with the adoption of the SRF, also implemented certain recommendations from the IMF pertaining to the inclusion of unsecured subordinated debt and accrued interest expense, which has given rise to minor changes in amounts previously reported.

	Money Supply (SRF-based)
	As of December 31,
	2015	2016	2017	2018	2019(1)
		(₱ in billions, except percentages)
M1(2)
Currency in circulation	791.4	921.0	1,047.6	1,231.8	1,211.9
Current account deposits	1,876.2	2,148.5	2,503.3	2,657.2	2,923.2
Total	2,667.6	3,069.5	3,550.8	3,889.0	4,134.1
percentage increase(3)	15.2%	15.1%	15.7%	9.5%	11.3%
M2(4)	8,067.3	9,140.4	10,202.3	11,080.2	11,478.7
percentage increase(3)	9.1%	13.3%	11.6%	8.6%	7.5%
M3(5)	8,429.9	9,506.0	10,636.1	11,643.0	12,124.7
percentage increase(3)	9.4%	12.8%	11.9%	9.5%	8.5%

Source: Department of Economic Statistics, Bangko Sentral.

Notes:

(1)	Preliminary data as of October 31, 2019.
(2)	Consists of currency in circulation and demand deposits.
(3)	Period-on-period.
(4)	Consists of M1, savings deposits and time deposits.
(5)	Consists of M2 and deposit substitutes.

As of December 31, 2016, the Republic’s money supply (M3) was ₱9.5 trillion, an increase of 12.8% from the ₱8.4 trillion recorded as of December 31, 2015. This growth in money supply was driven mainly by the increase in domestic claims, which increased by 17.0% compared to the level as of December 31, 2015. This increase was primarily driven by a 15.1% increase over the period in claims on other sectors, particularly claims on the private sector, which increased by 16.6% compared to the level as of December 31, 2015. Net claims on the Government also increased by 27.1% as of December 31, 2016 compared to the level as of December 31, 2015. Bangko Sentral’s net foreign asset position increased by 4.9% and the net foreign asset position of other depository corporations also increased by 53.6% over the period.

As of December 31, 2017, the Republic’s money supply (M3) was ₱10.6 trillion, an increase of 11.9% from the ₱9.5 trillion recorded as of December 31, 2016. This growth in money supply was driven mainly by the increase in domestic claims, which increased by 13.9% compared to the level as of December 31, 2016. This increase was primarily driven by a 16.4% increase over the period in claims on other sectors, particularly claims on the private sector, which increased by 16.4% compared to the level as of December 31, 2016. Net claims on the Government also increased by 2.0% as of December 31, 2017 compared to the level as of December 31, 2016. Bangko Sentral’s net foreign asset position increased by 1.4% and the net foreign asset position of other depository corporations also increased by 10.3% over the period.

As of December 31, 2018, the Republic’s money supply (M3) was ₱11.6 trillion, an increase of 9.5% from the ₱10.6 trillion recorded as of December 31, 2017. This growth in money supply was driven mainly by the increase in domestic claims, which increased by 14.9% compared to the level as of December 31, 2017. This increase was primarily driven by a 14.5% increase over the period in claims on other sectors, particularly claims on the private sector, which increased by 15.1% compared to the level as of December 31, 2017. Net claims on the Government also increased by 16.9% as of December 31, 2018 compared to the level as of December 31, 2017. Bangko Sentral’s net foreign asset position increased by 1.3% and the net foreign asset position of other depository corporations decreased by 6.9% over the period.

As of October 31, 2019, according to preliminary data, the Republic’s money supply (M3) was ₱12.1 trillion, an increase of 8.5% from the ₱11.2 trillion recorded as of October 31, 2018. This growth in money supply was driven mainly by the increase in domestic claims, which increased by 6.7% compared to the level as of October 31, 2018. This increase was primarily driven by a 6.7% increase over the period in claims on other sectors, particularly claims financial corporations, which increased by 8.6% compared to the level as of October 31, 2018. Net claims on the Government also increased by 6.6% as of October 31, 2019 compared to the level as of October 31, 2018. Bangko Sentral’s net foreign asset position increased by 9.6% to ₱4.8 trillion as of October 31, 2019 and the net foreign asset position of other depository corporations also increased by 12.2% to ₱492 billion as of October 31, 2019.

The following table presents information regarding domestic interest and deposit rates.

	Domestic Interest and Deposit Rates
	2014	2015	2016	2017	2018	2019
	(weighted averages per period)
91-day Treasury bill rates	1.2%	1.8%	1.5%	2.1%	3.5%	4.3	%(1)
Bank average lending rates	5.5%	5.6%	5.6%	5.6%	6.1%	7.2	%(2)

Source: Bangko Sentral.

Note:

(1)	Preliminary data as of December 31, 2019.
(2)	Preliminary data as of October 31, 2019.

Monetary Regulation

Throughout 2015, the Monetary Board maintained the RRP and RP rates at 4.0% and 6.0%, respectively. In its most recent meeting in December 2015, the Monetary Board noted in maintaining the current RRP and RP rates that although based on current forecasts average inflation would likely settle below the target range for 2015, the Monetary Board expects a gradual return to a path consistent with inflation targets in 2016 and 2017. The Monetary Board also observed that domestic demand conditions are expected to continue to be supported by solid private household and capital spending, buoyant market sentiment and adequate domestic liquidity. Going forward, the Monetary Board will monitor emerging price and output conditions to ensure that monetary policy remains consistent with price stability while being supportive of economic growth.

In 2016, Bangko Sentral held eight monetary policy meetings and at each of these meetings its key policy rate for the overnight RRP facility was maintained. The interest rates for other monetary policy instruments were also kept steady. Similarly, the reserve requirement ratios were left unchanged.

The policy decisions of the Monetary Board were based on Bangko Sentral’s assessment of the dynamics and risks in the inflation environment over the policy horizon. Notwithstanding the inflation rate for 2016 falling below the Government’s inflation target range of 2.0% to 4.0%, Bangko Sentral made clear in its policy communications to the public that domestic price movements in 2016 were being driven largely by transitory supply-side factors that were outside the influence of monetary policy. Moreover, Bangko Sentral’s inflation forecasts during the year showed inflation returning to the target by 2017. At the same time, expectations of the public on future inflation continued to be well-anchored, remaining aligned with the Government’s inflation target. Equally important, Bangko Sentral noted that while global economic conditions remained subdued, domestic economic growth remained firm and did not require additional monetary stimulus owing to robust private household consumption and investment. Business and consumer sentiment also stayed buoyant in 2016. Robust domestic activity was in turn supported by ample domestic liquidity (M3) and credit activity, with M3 growing by 12.8% year-on-year as of December 31, 2016. These considerations supported the Bangko Sentral’s decision to keep its monetary policy settings steady during the year.

In May 16, 2016, Bangko Sentral announced a formal shift in its monetary operations to an interest rate corridor (“IRC”) system starting from June 3, 2016. The primary aim of the adoption of the IRC system was to improve the transmission of monetary policy. By helping to ensure that money market rates move within a reasonably close range around the Monetary Board’s policy rate, the IRC system is expected to help enhance the link between the stance of Bangko Sentral monetary policy and financial markets and, thereby, impact the real economy.

The IRC system consists of the following instruments: standing liquidity facilities, namely, the overnight lending facility and the overnight deposit facility; the overnight RRP facility; and a term deposit auction facility. The interest rates for the standing liquidity facilities form the upper and lower bound of the corridor while the overnight RRP rate is set at the middle of the corridor. The RP and Special Deposit Account (SDA) windows have been replaced by standing overnight lending and overnight deposit facilities, respectively. Meanwhile, the RRP facility has been modified to a purely overnight RRP. In addition, the term deposit facility will serve as the main tool for absorbing liquidity.

In connection with the establishment of the IRC system, on June 3, 2016, the Monetary Board set a new overnight lending facility rate of 3.5% (a reduction of the interest rate for the upper bound of the corridor from the previous RP rate of 6.0%), adjusted the RRP rate to 3.0% (a reduction from the previous 4.0%) and set a new overnight deposit facility rate of 2.5% (consistent with the previous SDA rate). In doing so, the Monetary Board noted that the shift to the IRC system does not represent a change in Bangko Sentral’s stance on monetary policy. The IRC reforms are primarily operational in nature and will not materially affect prevailing monetary policy settings upon implementation. In particular, the weighted rate for monetary operations will remain broadly the same as before the implementation of the IRC system. Moreover, the interest rate at the floor of the corridor, where the bulk of Bangko Sentral’s liquidity absorption with the market currently takes place, is being kept steady at the launch of the IRC system. At the same time, short-term liquidity conditions are expected to remain broadly unchanged as funds will continue to be absorbed through monetary operations under the new IRC system.

In 2017, Bangko Sentral held six monetary policy meetings and at each of these meetings its key policy rate for the overnight RRP facility was maintained at 3.0%. The interest rates for other monetary policy instruments were also kept steady. Similarly, the reserve requirement ratios were left unchanged.

In May 2018, the Monetary Board decided to increase the RRP rate to 3.25% and the RP rate to 6.25%, citing potential inflation pressures and elevated inflationary expectations. In June 2018, the Monetary Board decided to increase the RRP to 3.50% and the RP rate to 6.50% citing elevated inflationary expectations. In August 2018, the Monetary Board decided to increase the RRP rate to 4.0% and the RP rate to 7.0%, noting rising inflation. In September 2018, the Monetary Board decided to increase the RRP rate to 4.5% and the RP rate to 7.5%, citing signs of sustained and broadening price pressures. In November 2018, the Monetary Board decided to increase the RRP rate to 4.75% and the RP rate to 7.75%, citing that inflation expectations remained high and wage pressures continued to drive price developments. In 2018, average lending rates ranged between 4.6% to 7.1%, compared to average lending rates that ranged between 4.1% to 6.5% in 2017.

In March 2019, the Monetary Board decided to keep the RRP rate at 4.75% and the RP rate at 7.75%, citing a more manageable inflation environment. In May 2019, the Monetary Board decided to reduce the RRP rate to 4.5% and the RP rate to 7.5%, citing its assessment that the inflation outlook continues to be manageable, with easing price pressures owing to the decline in food prices amid improved supply conditions. In August 2019, the Monetary Board cut the interest rate on the RRP rate to 4.25% and the RP rate to 4.75%, citing inflation momentum that has eased while growth prospects in the country remained firm on the back of a projected recovery in household spending as well as the accelerated implementation of the Government’s infrastructure spending program. In September 2019, the Monetary Board cut the interest rate on the RRP rate further to 4.0% and the RP rate to 4.5%, respectively, citing continued deceleration in the inflation momentum and well-anchored inflation expectations. These RRP and RP rates were maintained for the rest of 2019 resulting from continued deceleration in the inflation momentum.

Commercial bank lending rates over the past five years were an average range of 4.4% to 6.8% in 2014, 4.5% to 6.9% in 2015, 4.3% to 6.7% in 2016, 4.1% to 6.5% in 2017 and 4.6% to 7.1% in 2018. In the first ten months of 2019, average lending rates ranged between 5.0% to 7.4%, compared to an average range of 4.6% to 7.1% in 2018.

Foreign Exchange System

The Republic maintains a floating exchange rate system under which market forces determine the exchange rate for the peso. Bangko Sentral may, however, intervene in the market to maintain orderly market conditions and limit sharp fluctuations in the exchange rate.

The following table sets out exchange rate information between the peso and the U.S. dollar.

	Exchange Rates of Peso per U.S. Dollar
Year	Period End	Period Average(1)
2015	47.166	45.503
2016	49.813	47.493
2017	49.923	50.404
2018	49.923	50.395
2019	50.744	50.767

Source: Reference Exchange Rate Bulletin, Treasury Department, Bangko Sentral.

Notes:

(1)	The average of the monthly average exchange rates for each month of the applicable period.

Foreign exchange may be freely sold and purchased outside the banking system and deposited in foreign currency accounts. Both residents and non-residents may maintain foreign currency deposit accounts with authorized banks in the Philippines, and residents may maintain deposits overseas without restriction. However, foreign exchange may not be purchased from the domestic banking system for deposit in these overseas accounts.

Payments related to foreign loans registered with Bangko Sentral and foreign investments approved by or registered with Bangko Sentral may be serviced with foreign exchange purchased from authorized agent banks in the Philippines. Bangko Sentral must approve and register all outgoing investments by residents exceeding $60 million per investor per year if the funds will be sourced from the Philippine banking system. For a discussion of Bangko Sentral’s loan approval regime, see “The Philippine Financial System—Foreign Currency Loans.”

While the Government imposes no currency requirements for outgoing payments, all exchange proceeds from exports, services and investments must be obtained in any of 22 prescribed currencies. Authorized agent banks may convert the acceptable currencies to pesos.

Individual or corporate non-residents may open peso bank accounts without Bangko Sentral’s approval. The export or electronic transfer out of the Philippines of peso amounts exceeding ₱50,000 requires prior authorization from Bangko Sentral.

Since it allowed the free float of the peso on July 11, 1997, Bangko Sentral has intervened minimally in the foreign exchange market. It has, however, adopted measures related to foreign exchange trading aimed to reduce currency speculation and combat money laundering and has issued regulations to support foreign exchange liberalization.

In 2015, the average exchange rate was ₱45.503 per U.S. dollar, compared to ₱44.395 per U.S. dollar in 2014. The weakening of the peso against the U.S. dollar in 2015 was primarily attributable to uncertainty around the timing and potential impact of the normalization of monetary policy in the United States, a slowdown in the Chinese economy and the devaluation of the Chinese yuan. In January and February, the peso initially strengthened as a result of an improvement in trade balances due to declining oil prices, monetary easing in the Eurozone and cautious statements by the U.S. Federal Reserve concerning interest rate rises. After weakening in March in light of strong U.S. employment statistics, the peso again strengthened in April due to disappointing data on U.S. employment, retail sales, manufacturing and new home sales, all of which raised uncertainty as to the outlook for U.S. interest rates. The peso weakened from May to September as a result of improving employment and manufacturing data from the United States, concerns over the slowdown in the Chinese economy and weak domestic exports. After recovering slightly in October, the peso weakness continued in November and December in light of continuing positive data from the United States and the decision by the U.S. Federal Reserve to increase policy rates in December.

In 2016, the average exchange rate was ₱47.493 per U.S. dollar, compared to ₱45.503 per U.S. dollar in 2015. The weakening of the peso against the U.S. dollar in 2016 was primarily attributable to the U.S. Federal Reserve’s increase in interest rates in December 2016 and market expectations for further increases and to investor sentiment in relation to changes in international political dynamics including BREXIT, the referendum in Italy and the U.S. presidential election.

In 2017, the average exchange rate was ₱50.404 per U.S. dollar, compared to ₱47.493 per U.S. dollar in 2016. The weakening of the peso against the U.S. dollar in 2017 was primarily attributable to market concerns over the widening trade gap and the growing expectations of further rate hikes during the year by the U.S. Federal Reserve. Furthermore, the Government repaid and prepaid certain foreign debt obligations during the period, which also contributed to the depreciation of the peso.

In 2018, the average exchange rate was ₱52.661 per U.S. dollar, compared to ₱50.404 per U.S. dollar in 2017. The weakening of the peso against the U.S. dollar in 2018 was primarily attributable to market expectations of further US Federal Reserve rate hikes during the year and concerns over the country’s widening trade gap as well as trade tensions between the United States and its major trading partners, including China.

In 2019, the average exchange rate was ₱51.796 per U.S. dollar, compared to ₱52.661 per U.S. dollar in 2018. The appreciation of the peso against the U.S. dollar in 2019 was primarily attributable to easing inflation, robust inflows of remittances, the dovish stance of the US Federal Reserve and improving market sentiment over the trade negotiations between the United States and China and, later in the year, market expectation of a US Federal Reserve rate cut.

The Philippine Financial System

Composition

The following table sets out the total resources of the Philippine financial system by category of financial institution.

	Total Resources of the Financial System(1) As of December 31,
	2014	2015	2016	2017(2)	2018	2019(3)
	(₱ in billions)
Banks
Universal/Commercial banks	10,398.4	11,159.2	12,560.5	14,053.8	15,691.5	16,399.4
Thrift banks	916.2	1,034.1	1,122.0	1,213.9	1,293.2	1,181.9
Rural banks	231.6	213.0	231.7	256.5	273.9	282.6	(5)

Total banks	11,546.2	12,406.3	13,914.2	15,524.3	17,258.6	17,863.9

Non-bank financial institutions(4)	2,900.3	3,086.3	3,328.6	3,738.1	3,803.7	4,010.5	(5)

Total assets	14,446.6	15,492.6	17,242.8	19,262.4	21,062.3	21,874.4

Source: Bangko Sentral.

Notes:

(1)	Excludes assets of Bangko Sentral. The amounts presented here include allowance for probable losses.
(2)	Data was revised starting end-March 2017 to include Other Financial Corporations (OFC) data.
(3)	Preliminary data as of October 31, 2019 unless otherwise indicated.
(4)

Includes Investment Houses, Finance Companies, Investment Companies, Securities Dealers/Brokers, Pawnshops, Lending Investors, Non Stocks Savings and Loan Associations, Credit Card Companies (which are under BSP supervision), and Private and Government Insurance Companies (i.e., SSS and GSIS).

(5)	Preliminary data as of June 30, 2019.

The Philippine financial system consists of banks and non-bank financial institutions. Banks include all financial institutions that lend funds obtained from the public primarily through the receipt of deposits and deposit substitutes. Non-banks include financial institutions other than banks which lend, invest or place funds, or at which evidences of indebtedness or equity are deposited with or acquired by them, either for their own account or for the account of others. Non-bank financial institutions may have quasi-banking functions. Quasi-banking functions include borrowing money to relend or purchase receivables and other obligations by issuing, endorsing or accepting debt or other instruments or by entering into repurchase agreements with 20 or more lenders at any one time.

Bangko Sentral, through its supervision and examination sector, supervises all banks and non-banks with quasi-banking functions or those with trust authorities such as investment management activities. This includes subsidiaries and affiliates of banks and quasi-banks engaged in related activities and those non-bank financial institutions placed under the effective supervision of Bangko Sentral through special laws such as pawnshops and non-stock savings and loan associations. The Monetary Board serves as the main policy-making body and has the ultimate supervisory authority.

Structure of the Financial System

The Philippine financial system consists of universal banks, commercial banks, thrift banks, rural banks, cooperative banks, Islamic banks, and non-bank financial institutions. Each type of bank participates in distinct business activities and geographic markets.

Commercial banks may:

•	accept drafts and issue letters of credit;

•	discount and negotiate promissory notes, drafts, bills of exchange and other evidences of indebtedness;

•	accept or create demand deposits;

•	receive other types of deposits and deposit substitutes;

•	buy and sell foreign exchange and gold or silver bullion;

•	acquire marketable bonds and other debt securities; and

•	lend money on a secured or unsecured basis.

Expanded commercial banks, otherwise known as universal banks, in addition to regular commercial banking activities, may also engage in investment banking activities, invest in non-allied enterprises and own up to 100% of the equity in a thrift bank, a rural bank, a financial allied enterprise or a non-financial allied enterprise. In the case of a publicly listed universal bank, it may also own up to 100% of the voting stock of only one other universal bank or commercial bank. As of October 31, 2019, according to preliminary data, the Republic had 46 operating universal and commercial banks.

The following table sets out the outstanding loans of universal and commercial banks classified by sector.

	Universal and Commercial Banks’ Outstanding Loans by Sector(1) As of December 31,
	2016		2017		2018		2019(2)
	(₱ in millions, except percentages)
Total	6,313,064	100.0%	7,476,061	100%	8,584,051	100%	9,031,561	100%
Agriculture, Forestry and Fishing	188,779	3.0%	163,369	2.2%	192,216	2.2%	206,744	2.3%
Mining and Quarrying	31,340	0.5%	46,753	0.6%	53,926	0.6%	46,069	0.5%
Manufacturing	841,566	13.3%	944,486	12.6%	1,068,469	12.4%	1,035,499	11.5%
Electricity, Gas, Steam & Air conditioning Supply	662,455	10.5%	830,390	11.1%	929,456	10.8%	967,712	10.7%
Water Supply, Sewerage, Waste Management and Remediation Activities	59,949	0.9%	67,462	0.9%	82,473	1.0%	94,720	1.0%
Construction	178,693	2.8%	219,480	2.9%	298,704	3.5%	343,576	3.8%
Wholesale & Retail Trade, Repair of Motor Vehicles and Motorcycles	830,160	13.1%	1,004,207	13.4%	1,159,976	13.5%	1,141,371	12.6%
Accommodation and Food Services Activities	128,020	2.0%	144,096	1.9%	152,521	1.8%	144,970	1.6%
Transportation and Storage	184,816	2.9%	231,672	3.1%	271,363	3.2%	273,583	3.0%
Information and Communication	224,096	3.5%	277,164	3.7%	316,403	3.7%	338,600	3.7%
Financial and Insurance Activities	516,208	8.2%	603,139	8.1%	787,383	9.2%	853,822	9.5%
Real Estate Activities	1,054,993	16.7%	1,261,329	16.9%	1,402,372	16.3%	1,605,048	17.8%
Professional, Scientific and Technical Activities	51,781	0.8%	63,058	0.8%	71,392	0.8%	45,793	0.5%
Administrative and Support Services Activities	47,369	0.8%	32,061	0.4%	36,222	0.4%	35,749	0.4%
Public Administration and Defense; Compulsory Social Security	103,089	1.6%	133,879	1.8%	136,068	1.6%	139,477	1.5%
Education	24,542	0.4%	32,921	0.4%	39,747	0.5%	41,624	0.5%
Human Health and Social Work Activities	50,138	0.8%	54,223	0.7%	55,609	0.6%	58,247	0.6%
Arts, Entertainment and Recreation	69,059	1.1%	93,697	1.3%	132,183	1.5%	145,221	1.6%
Other Community, Social & Personal Activities	77,023	1.2%	115,044	1.5%	127,994	1.5%	76,052	0.8%
Activities of Households as Employers, Undifferentiated Goods & Services	63,557	1.0%	70,128	0.9%	85,646	1.0%	78,334	0.9%
Others(3)	925,430	14.7%	1,087,503	14.5%	1,183,926	13.8%	1,359,351	15.1%

Notes:

(1)	Net of amortization.
(2)	Preliminary data as of October 31, 2019.
(3)	Includes loans to individuals for household consumption purposes, loans under Bangko Sentral’s reverse repurchase arrangement and loans to non-residents.

Thrift banks invest their capital and the savings of depositors in:

•	financings for homebuilding and home development;

•	readily marketable debt securities;

•	commercial papers and accounts receivables, drafts, bills of exchange, acceptances or notes arising out of commercial transactions; or

•

short-term working capital and medium and long-term loans to small and medium-sized businesses and individuals engaged in agriculture, services, industry, housing and other financial and allied services in its market.

As of June 30, 2019 the Republic had 51 operating thrift banks (including microfinance-oriented banks).

Rural banks extend credit in the rural areas on reasonable terms to meet the normal credit needs of farmers, fishermen, cooperatives and merchants and, in general, the people in the rural communities. As of June 30, 2019, the Republic had 457 operating rural banks.

As of September 30, 2019, there were 9 microfinance-oriented banks and 151 banks engaged in microfinance. Microfinance-oriented banks are required at all times to hold at least 50% of their gross loan portfolio in microfinance loans. Microfinance loans are loans with principal amounts of up to ₱150,000. The loan ceiling can be further increased to ₱300,000 in the case of loans to growing microenterprises, or “Microfinance Plus,” and housing microfinance loans.

The specialized Government banks are the Al-Amanah Islamic Investment Bank of the Philippines, the DBP and the LBP. The Al-Amanah Islamic Investment Bank promotes the development of the ARMM by offering banking, financing and investment services based on Islamic banking principles and rulings.

The LBP was founded in 1963 in conjunction with the passage of the Agricultural Land Reform Code to finance the acquisition and distribution of agricultural estates for division and resale to small landholders. Currently it focuses on providing financing for countryside development and poverty alleviation while striving to operate in a sustainable manner with no budgetary support from the Government. To achieve this goal, the LBP maintains commercial banking operations, the profits of which are reinvested in the bank’s developmental programs and initiatives. The LBP’s loan portfolio prioritizes farmers and fishermen, small and medium enterprises and microenterprises, livelihood loans and agribusiness, agri-infrastructure and other agri- and environment-related projects, socialized housing, schools and hospitals.

As of December 31, 2018, the LBP had total assets and total liabilities of ₱1,888.8 billion and ₱1,751.8 billion, respectively, which represented increases of 16.1% and 15.9%, respectively, from total assets and total liabilities of ₱1,627.1 billion (restated) and ₱1,510.9 billion (restated), respectively, as of December 31, 2017. The LBP recorded a profit of ₱16.1 billion in 2018, an increase of 5.7% from a profit of ₱15.3 billion (restated) in 2017. The higher profit for the period was primarily due to a 25.0% increase in income.

The DBP, originally founded in 1935 as the National Loan and Investment Board and reorganized into the DBP in 1958, is the primary development financial institution in the Republic. Under its most recent charter adopted in 1998, the DBP is classified as a development bank and may perform all the other functions of a thrift bank. Its mission is to raise the level of competitiveness of the Republic’s economy for sustainable growth and to support infrastructure development, responsible entrepreneurship, efficient social services and protection of the environment. The DBP provides banking services that cater to the medium- and long-term needs of agricultural and industrial enterprises in the Republic with an emphasis on small- and medium-scale industries.

As of December 31, 2018, the DBP had total assets and total liabilities of ₱669.6 billion and ₱617.9 billion, respectively, which represented increases of 13.0% and 13.6%, respectively, from total assets and total liabilities of ₱592.4 billion and ₱544.1 billion, respectively, as of December 31, 2017. The DBP recorded a profit of ₱5.7 billion in 2018, an increase of 4.3% from a profit of ₱5.5 billion in 2017.

In 2014, the Governance Commission recommended the merger of the DBP and the LBP, arguing that the two banks serve overlapping functions in terms of their mandates, customer base, services and products and that a consolidated entity will be more effective, efficient and sustainable in carrying out the mandates of both banks. On May 25, 2015, the House of Representatives approved House Bill No. 5755, authorizing the merger of the DBP and the LBP, with the LBP as the surviving entity, and on February 4, 2016, former President Aquino issued Executive Order No. 198, authorizing the merger of the DBP and the LBP, with the LBP as the surviving entity. However, on September 6, 2017, the Governance Commission resolved to cancel the implementation of Executive Order No. 198 issued by former President Aquino. The reason for the cancellation was primarily because the merger would not serve the public interest to transform the two institutions into one, as the LBP serves the agriculture sector while the DBP serves the industry sector.

Non-bank financial institutions are primarily long-term financing institutions, though they also facilitate short-term placements in other financial institutions. As of August 31, 2018, Bangko Sentral regulated or supervised nine non-bank financial institutions with quasi-banking functions. Bangko Sentral also supervised or regulated 766 non-bank financial institutions without quasi-banking functions.

Recent Financial System Developments

In the first nine months of 2019, the Philippine banking system recorded a 8.8% increase in total loan portfolio, a 5.8% increase in deposit liabilities and a 11.9% increase in capital accounts, compared with the same period in 2018. Despite the difficult global financial environment, the Philippine banks registered net profit of ₱171.2 billion for the nine months ended September 30, 2019, which represented a 30.2% increase over net profit of ₱131.5 billion for the same period in 2018. Annualized return-on-equity stood at 10.3% for the third quarter of 2019, up from 9.5% for the same period in 2018, and annualized return-on-assets remained stable at 1.3%, compared with 1.2% for the same period in 2018. As of September 30, 2019, the non-performing asset ratio declined to 1.9%, compared to 1.7% as of September 30, 2018.

As of September 30, 2019, the universal and commercial banks’ capital adequacy ratio, on a consolidated basis, remained relatively stable at 15.6% versus 14.8% as of September 30, 2018. As of June 30, 2019, the net-tier-1 capital ratio of universal and commercial banks was 14.5%. Liquidity decreased, as the liquid assets-to-deposits ratio of universal and commercial banks increased to 50.0% as of September 30, 2019 from 47.3% as of September 30, 2018.

Non-Performing Loans

The following table provides information regarding non-performing loans (“NPL”) for universal and commercial banks for the periods indicated.

	Total Loans (Gross) and Non-Performing Loans by type of Bank As of December 31,
	2014	2015	2016	2017	2018	2019(1)
	(₱ in billions, except percentages)
Expanded commercial/Universal banks
Total loans	3,929.0	4,359.1	5,177.6	6,041.0	6,881.3	7264.5
Non-performing loans	65.4	65.2	68.2	72.0	84.1	113.2
Ratio of non-performing loans to total loans	1.7%	1.5%	1.3%	1.2%	1.2%	1.2%
Non-expanded/Commercial banks(2)
Total loans	177.8	210.1	264.0	309.8	345.1	351.8
Non-performing loans	8.3	8.7	9.1	8.7	9.5	10.5
Ratio of non-performing loans to total loans	4.7%	4.2%	3.5%	2.8%	2.8%	2.8%
Government banks(3)
Total loans	625.6	740.6	760.6	968.3	1,196.4	1,252.7
Non-performing loans	12.3	13.0	12.0	12.5	15.6	32.8
Ratio of non-performing loans to total loans	2.0%	1.8%	1.6%	1.3%	1.3%	1.3%
Foreign banks(4)
Total loans	385.6	409.9	504.0	548.1	595.0	600.0
Non-performing loans	7.1	4.6	4.5	4.3	4.3	4.8
Ratio of non-performing loans to total loans	1.8%	1.1%	0.9%	0.8%	0.7%	0.7%
Total loans	5,117.9	5,719.7	6,706.3	7,867.1	9,017.8	9,468.5
Total non-performing loans	93.1	91.6	93.8	97.5	113.5	161.4
Ratio of non-performing loans to total loans	1.8%	1.6%	1.4%	1.2%	1.3%	1.7%

Source: Bangko Sentral.

Notes:

(1)	Preliminary data as of October 31, 2019.
(2)	Consists of two foreign bank subsidiaries.
(3)	Consists of the LBP, the DBP and Al-Amanah Islamic Investment Bank of the Philippines.
(4)	Consists of 24 foreign banks, and excludes two foreign bank subsidiaries.

As of December 31, 2015, the ratio of non-performing loans to total loans was 1.6%, compared with the ratio of 1.8% recorded as of December 31, 2014. Non-performing loans decreased by 1.6% to ₱91.6 billion as of December 31, 2015 from the ₱93.1 billion recorded as of December 31, 2014. The total loan portfolio also increased by 11.8% to ₱5,719.7 billion as of December 31, 2015 from ₱5,117.9 billion as of December 31, 2014.

As of December 31, 2016, the ratio of non-performing loans to total loans was 1.4%, compared with the ratio of 1.6% recorded as of December 31, 2015. Non-performing loans increased by 2.4% to ₱93.8 billion as of December 31, 2016 from the ₱91.6 billion recorded as of December 31, 2015. The total loan portfolio also increased by 17.2% to ₱6,706.3 billion as of December 31, 2016 from ₱5,719.7 billion as of December 31, 2015.

As of December 31, 2017, the gross non-performing loan ratio was 1.2%, which was lower than the ratio of 1.4% recorded as of December 31, 2016. Non-performing loans increased by 4.0% to ₱97.5 billion as of December 31, 2017 from the ₱93.8 billion recorded as of December 31, 2016. The banking system’s total loan portfolio also increased 17.3% to ₱7,867.1 billion as of December 31, 2017 from ₱6,706.3 billion as of December 31, 2016.

As of December 31, 2018, the gross non-performing loan ratio was 1.3%, which was slightly higher than the ratio of 1.2% recorded as of December 31, 2017. Non-performing loans increased by 16.4% to ₱113.5 billion as of December 31, 2018 from the ₱97.5 billion recorded as of December 31, 2017. The banking system’s total loan portfolio also increased 14.6% to ₱9,017.8 billion as of December 31, 2018 from ₱7,867.1 billion as of December 31, 2017.

As of October 31, 2019, the gross non-performing loan ratio was 1.3%, which was slightly higher than the ratio of 1.3% recorded as of December 31, 2018. Non-performing loans increased by 42.2% to ₱161.4 billion as of October 31, 2019 from the ₱113.5 billion recorded as of December 31, 2018. The banking system’s total loan portfolio also increased by 5.0% to ₱9,468.5 billion as of October 31, 2019 from ₱9,017.8 billion as of December 31, 2018.

Financial Sector Reforms

The Government has undertaken a number of reforms in the financial sector intended to reduce bank holdings of non-performing assets and improve the health of the banking industry in general.

Bangko Sentral continues to build on its existing regulatory framework to align with international standards and best practices while taking into account of domestic conditions in the Republic. In 2016, Bangko Sentral’s key regulatory reforms focused on corporate governance and risk management, the liberalization of the provision of financial services and the implementation of the remaining components of Basel III, including with regards to domestic systemically important banks, liquidity coverage ratios, trust reforms, consumer protection and other prudential reforms. In April 2017, the Monetary Board approved the amended guidelines on the presentation of annual reports for banks and quasi-banks to align disclosure in annual reports, including information concerning the banks’ financial condition, performance, ownership and governance, with international practices. In June 2017, the Monetary Board approved amendments to the Manual of Regulations for Banks setting forth the requirements of reports submitted to Bangko Sentral.

In November 2017, as part of Bangko Sentral’s strategic initiatives to modernize the Republic’s retail payment system, increase the adoption of greater use of e-payments and to shift the Republic from a cash-heavy country to a cash-lite country, Bangko Sentral launched the Philippine EFT System and Operations Network (“PESONet”). PESONet is an automated clearing house to allow businesses, the Government and individuals to conveniently initiate electronic funds transfers and recurring payments from accounts maintained in Bangko Sentral supervised financial institutions.

Bangko Sentral also continues to work closely with both houses of Congress toward the passage of key legislative reforms such as the Payment System Act, amendments to the Al-Amanah Islamic Investment Bank Charter, amendments to the Anti-Money Laundering Law and amendments to the Agri-Agra Law.

Foreign Currency Loans

Bangko Sentral imposes a combination of prior approval, registration and reporting requirements on all non-peso denominated loans. The regime is as follows:

Type of Loan	Requirements

• Public sector loans, except short-term foreign currency deposit loans for trade financing and short-term normal interbank borrowings	Prior approval and reporting requirements.

• Private sector loans guaranteed by government corporations and/or government financial institutions or covered by foreign exchange guarantees issued by authorized agent banks

• Loans with maturities exceeding one year to be obtained by private non-bank financial institutions intended for relending to public or private sector enterprises

• Other loans if to be serviced using foreign exchange purchased from an authorized agent bank or its subsidiary/affiliate foreign exchange corporation

• Private sector loans which are specifically exempt from the prior approval requirement and which will be serviced with foreign exchange purchased from the banking system.	Subsequent registration and reporting requirements.

•  All private sector loans of resident borrowers from banks operating in the Philippines, provided that the obligations (i) are not publicly-guaranteed; and (ii) are reported by the creditor bank to the BSP using the prescribed forms to be serviced with foreign exchange not purchased from the banking system.

Reporting requirements.

The Philippine Securities Markets

History and Development

The securities industry in the Philippines began with the opening of the Manila Stock Exchange in 1927. In 1936, the Government established the Philippine SEC to oversee the industry and protect investors. Subsequently, the Makati Stock Exchange opened in 1963 and merged with the Manila Stock Exchange to form the Philippine Stock Exchange in 1994.

In June 1998, the Philippine SEC granted the Philippine Stock Exchange self-regulatory organization status, empowering it to supervise and discipline its members, including by examining a member’s books of account and conducting audits.

To broaden the range of securities eligible for listing, the Philippine Stock Exchange established a board for small- and medium-sized enterprises with an authorized capital of ₱20.0 million to ₱99.9 million of which at least 25% must be subscribed and fully paid.

In August 2001, the Philippine Stock Exchange completed its conversion to a publicly held stock corporation. As its first shareholders, each of the 184 member-brokers subscribed and fully paid for 50,000 shares. The listing of its shares on the Philippine Stock Exchange took effect in December 2003 and 40% of the unissued shares were sold through a private placement in February 2004.

As of the end of December 2018, the Philippine Stock Exchange had 267 listed companies, including an exchange traded fund and 130 active trading participants.

As of December 27, 2019, the Philippine Stock Exchange composite index closed at 7,815.26 compared to a close of 7,466.02 on December 29, 2018, 8,558.4 on December 29, 2017, 6,840.6 on December 30, 2016 and 6,952.1 on December 29, 2015. As of January 10, 2020, the Philippine Stock Exchange composite index closed at 7,776.77.

In 2019, the average Philippine Stock Exchange composite index was 7,908.89, compared to the average index level of 7,744.97 in 2018, 7,850.50 in 2017, 7,284.49 in 2016 and 7,432.61 in 2015.

In addition to the Philippine Stock Exchange, the Philippine Dealing and Exchange Corporation (“PDEX”), which deals mainly with trading of foreign exchange and fixed-income securities, was granted self-regulatory organization status by the Philippine SEC in 2006. The PDEX registered a trading volume of ₱5.30 trillion of both government and corporate securities in 2019, a significant increase from the ₱1.97 trillion registered in 2018.

In May 2013, plans of a merger between the Philippine Stock Exchange and Philippine Dealing System Holding Corporation (PDS), the holding company that owns the PDEX, were announced. The aim of the merger was to create a consolidated equity and bond trading platform. In a Memorandum dated March 28, 2016, the SEC denied the proposed transaction. The PSE received an offer from state-owned bank, Land Bank of the Philippines to acquire its shares in PDS sometime in April 2018. As of the end of 2019, no merger or acquisition has materialized.

Government Securities Market

The Bureau of the Treasury currently conducts weekly public offerings of treasury bills with maturities of 91 days, 182 days and 364 days, as well as treasury bonds with maturities ranging from two years to 28.5 years.

As of December 31, 2014, outstanding Government securities amounted to ₱3.8 trillion, 53.8% of which were issuances of treasury bills and FXTBs. The remaining issuances of Government securities consisted of RTBs, progress bonds, foreign exchange promissory notes, zero coupon treasury bonds, multicurrency RTBs and Government-guaranteed debt, among others.

As of December 31, 2015, outstanding Government securities amounted to ₱3.9 trillion, 51.5% of which were issuances of treasury bills and FXTBs. The remaining issuances of Government securities consisted of RTBs, progress bonds, foreign exchange promissory notes, zero coupon treasury bonds, multicurrency RTBs and Government-guaranteed debt, among others.

As of December 31, 2016, outstanding Government securities amounted to ₱3.9 trillion, 54.0% of which were issuances of treasury bills and FXTBs. The remaining issuances of Government securities consisted of RTBs, progress bonds, foreign exchange promissory notes and Government-guaranteed debt, among others.

As of December 31, 2017, outstanding Government securities amounted to ₱4.4 trillion, 50.2% of which were issuances of treasury bills and FXTBs. The remaining issuances of Government securities consisted of RTBs, progress bonds, foreign exchange promissory notes and Government-guaranteed debt, among others.

As of December 31, 2018, outstanding Government securities amounted to ₱4.8 trillion, 51.2% of which were issuances of treasury bills and FXTBs. The remaining issuances of Government securities consisted of RTBs, progress bonds, foreign exchange promissory notes and Government-guaranteed debt, among others.

As of November 30, 2019, outstanding Government securities amounted to ₱5.1 trillion, 49.9% of which were issuances of treasury bills and FXTBs. The remaining issuances of Government securities consisted of RTBs, progress bonds, foreign exchange promissory notes and Government-guaranteed debt, among others.

Public Finance

The Consolidated Financial Position

The consolidated public sector financial position measures the overall financial standing of the Republic’s public sector. It consists of the public sector borrowing requirement and the aggregate deficit or surplus of the Social Security System and the Government Service Insurance System, Bangko Sentral, the GFIs and the local government units. The public sector borrowing requirement reflects the aggregate deficit or surplus of the Government, the Central Bank-Board of Liquidation’s accounts, the Oil Price Stabilization Fund and the 14 major GOCCs.

The following table sets out the consolidated financial position on a cash basis for the periods indicated.

	Consolidated Public Sector Financial Position of the Republic As of December 31,
	2014	2015	2016	2017	2018(1)
	(₱ in billions, except percentages)
Public sector borrowing requirement:
National Government	(73.1)	(121.7)	(353.4)	(350.6)	(558.3)
CB Restructuring	(2.7)	(3.8)	(3.2)	2.7	(6.1)
Monitored Government-owned corporations	19.8	2.8	20.9	36.0	5.8
Adjustment of net lending and equity to GOCCs	15.1	7.5	15.3	(3.9)	5.7
Other adjustments	0.0	0.0	0.0	0.0	0.0

Total public sector borrowing requirement	(40.9)	(115.1)	(320.4)	(321.2)	(552.9)

As a percentage of GDP	(0.3)%	(0.9)%	(2.2)%	(2.0)%	(3.1%)
Other public sector:
Social Security System and Government Service Insurance System	76.3	60.6	72.1	58.3	59.4
Bangko Sentral(1)	(10.7)	(3.0)	17.7	21.8	37.0
Government financial institutions	12.5	13.8	15.5	17.2	19.4
Local government units	128.5	179.2	189.6	217.4	251.1
Timing adjustment of interest payments to Bangko Sentral	0.0	0.0	0.0	0.0	0.0
Other adjustments	0.0	0.0	0.0	0.0	0.0
Total other public sector	208.1	250.1	294.9	314.6	366.9

Consolidated public sector financial position	167.3	135.5	(25.6)	(6.7)	(186.0)

As a percentage of GDP	1.3%	1.0%	(0.2)%	(0.03)%	(1.0)%

Source: Fiscal Policy and Planning Office, Department of Finance.

Notes:

(1)	Amounts are net of interest rebates, dividends and other amounts remitted to the Government and the Central Bank-Board of Liquidation.
(2)	Preliminary data as of December 31, 2018.

In 2014, the consolidated financial position of the Republic recorded a surplus of ₱167.3 billion, a significant increase from the surplus of ₱53.2 billion recorded in 2013, and ₱432.0 billion higher than the Government’s program deficit for 2014 of ₱266.2 billion. The surplus was largely due to a 55.4% decrease in Government borrowing requirements, which decreased from ₱164.0 billion in 2013 to ₱73.1 billion in 2014. The surplus in 2014 was equivalent to 1.3% of the Republic’s GDP in 2014 at current prices.

In 2015, the consolidated public sector financial position of the Republic recorded a surplus of ₱135.5 billion, a decrease from the surplus of ₱167.3 billion recorded in 2014, and ₱289.7 billion higher than the Government’s program deficit for 2015 of ₱153.5 billion. The lower surplus was largely due to a significant increase in public sector borrowing requirement, which increased from ₱40.9 billion in 2014 to ₱115.1 billion in 2015. The surplus in 2015 was equivalent to 1.0% of the Republic’s GDP in 2015 at current prices.

In 2016, the consolidated public sector financial position of the Republic recorded a deficit of ₱25.6 billion, a reversal from the surplus of ₱135.5 billion recorded in 2015, and ₱108.7 billion higher than the Government’s program deficit for 2016 of ₱129.8 billion. The reversal was largely due to a significant increase in Government borrowing requirements, which increased from ₱121.7 billion in 2015 to ₱353.4 billion in 2016. The deficit in 2016 was equivalent to 0.2% of the Republic’s GDP in 2016 at current prices.

In 2017, the consolidated public sector financial position of the Republic recorded a deficit of ₱6.7 billion, a 73.8% decrease from the deficit of ₱25.6 billion recorded in 2016, and ₱480.1 billion lower than the Government’s program deficit for 2017 of ₱482.1 billion. The decrease in deficit was largely due to decrease in adjustment of net lending and equity to GOCCs, which reversed from ₱15.3 billion of borrowing requirements in 2016 to inflow of ₱3.9 billion in 2017. The reversal was also attributable to the increase in surplus from local government units, which increased from ₱189.6 billion in 2016 to ₱217.4 billion in 2017. The deficit in 2017 was equivalent to 0.03% of the Republic’s GDP in 2017 at current prices.

In 2018, the consolidated public sector financial position of the Republic recorded a deficit of ₱186.0 billion, a significant increase from the deficit of ₱6.7 billion recorded in 2017, and ₱80.8 billion lower than the Government’s program deficit for 2019 of ₱266.8 billion. The increase in deficit was largely due to an increase in the Government’s borrowing requirements, which a deficit of P350.6 billion in 2017 decreased further to P558.2 billion in 2018. The deficit in 2018 was equivalent to 1.1% of the Republic’s GDP in 2018 at current prices.

Government Revenues and Expenditures

The following table sets out Government revenues and expenditures for the periods indicated.

	Government Revenues and Expenditures
	Actual						Budget
	2014(4)	2015(4)	2016(4)	2017(4)	2018(4)	2019(1)(4)	2018(2)	2019(1)
	(₱ in billions, except percentages)
Cash Revenues
Tax revenues:
Bureau of Internal Revenue	1,334.8	1,433.3	1,567.2	1,772.3	1,951.9	2,012.9	2,073.8	2,271.4
Bureau of Customs	369.3	367.5	396.4	458.2	593.1	578.1	581.3	661.0
Others Government offices(3)	14.9	14.6	16.8	20.2	20.9	21.5	22.4	23.0

Total tax revenues	1,719.0	1,815.5	1,980.4	2,250.7	2,565.8	2,612.5	2,677.4	2,955.4
As a percentage of GDP (at current market prices)	13.6%	13.6%	13.7%	14.2%	14.7%	12.4%	15.4%	15.5%
Non-tax revenues:
Bureau of the Treasury income	93.4	110.0	101.7	99.9	114.2	134.7	55.8	73.9
Fees and charges	32.8	36.4	39.8	40.8	52.7	50.4	47.1	53.3
Privatizations	1.9	62.8	0.7	0.8	15.7	0.3	2.0	2.0
Others (including Foreign grants)	61.2	84.3	73.3	80.9	101.7	71.2	64.0	65.1

Total non-tax revenues	189.3	293.5	215.5	222.4	284.3	281.5	168.8	194.3

Total revenues	1,908.5	2,109.0	2,195.9	2,473.1	2,850.2	2,894.2	2,846.3	3,149.7

Expenditures
Allotment to local government units	344.2	387.6	449.8	530.2	575.7	564.2	425.2	469.5
Interest payments
Foreign	100.7	93.8	99.0	100.1	106.0	107.4	105.0	120.2
Domestic	220.5	215.6	205.4	210.5	343.2	224.3	249.0	279.4

Total interest payments	321.2	309.4	304.5	310.5	349.2	331.8	354.0	399.6

Tax expenditures	25.9	13.7	12.2	8.3	21.6	24.6	19.5	14.5
Subsidy	80.4	78.0	103.2	131.1	136.7	170.6	137.7	158.7
Equity and net lending	15.1	10.5	27.0	1.1	8.9	18.6	21.3	29.4
Others	1,194.7	1,431.5	1,652.7	1,842.5	2,316.5	2,193.6	2,412.2	2,698.1

Total expenditures	1,981.6	2,230.6	2,549.3	2,823.8	3,408.4	3,303.3	3,370.0	3,769.7

Surplus/(Deficit)	(73.1)	(121.7)	(353.4)	(350.6)	(558.3)	(409.1)	(523.7)	(620.0)
Financing
Net domestic borrowings	262.7	178.1	355.1	731.4	591.5	680.1	706.9	867.9
Gross domestic borrowings	387.8	420.1	357.5	733.6	644.5	681.9	712.0	871.3
Less: Amortization	125.2	242.0	2.5	2.2	52.9	1.8	5.0	3.4
Net foreign borrowings	12.6	64.8	(24.1)	27.6	191.8	170.4	114.3	174.8

Total net financing requirement	275.2	242.9	331.0	758.9	783.3	850.5	821.3	1,042.7

Use of cash balances	37.8	(1.6)	(257.7)	255.4	(52.7)	2.6	42.4	(17.3)

Sources: Bureau of the Treasury; Department of Finance; Department of Budget and Management.

Notes:

(1)	Preliminary data for the first eleven months of 2019, unless otherwise indicated.
(2)	As adjusted in accordance with the Government’s periodic review of the budget and financing program.
(3)	Represents tax revenues of the Department of Environment and Natural Resources, Bureau of Immigration and Deportation, Land Transportation Office and other Government entities.
(4)

Follows the GFSM 2014 concept wherein reporting of debt amortization reflect the actual principal repayments to creditor including those serviced by the BSF; while financing includes gross proceeds of liability management transactions such as bond exchange.

Revenues

Sources

The Government derives its revenues from both tax and non-tax sources. The main sources of revenue include income taxes, value-added taxes, excise taxes and customs duties. The main sources of non-tax revenue consist of interest on deposits, amounts earned from GOCCs and privatization receipts.

Since 2006, the BIR has implemented the following tax administration improvements:

•	settlement of delinquent accounts or disputed assessments which are either being litigated in the courts or being challenged by taxpayers;

•	a lateral attrition law, which provides incentives for revenue agencies which exceed their revenue targets for given periods and penalties if they fall short of their targets;

•

specialized programs aimed at identification and prosecution of tax evaders, such as the Run After Tax Evaders (“RATES”) program of the BIR and the Run After The Smugglers (“RATS”) program of the Bureau of Customs (“BOC”);

•	use of electronic documentary stamp metering machines to accurately assess and monitor documentary stamp taxes;

•	broadening the tax base to increase the number of registered taxpayers, specifically by matching BIR taxpayer records with those of other Government agencies such as the Philippine SEC;

•	issuance of revenue regulations regarding automobiles which are subject to excise tax; and

•	implementing a ceiling on deductible representation expenses as mandated by the Tax Code of 1997.

The BIR’s RATES program’s general goal is to effectively raise tax revenues; it is also intended to enhance voluntary taxpayer compliance with the law, provide a deterrent to tax evaders and promote public confidence in the tax collection system. The RATES program seeks to achieve these goals by providing the infrastructure, policy framework and information systems necessary to investigate possible cases of tax evasion and determine instances where prosecution is necessary.

The BOC RATS program focuses on detecting and prosecuting smugglers and other violators of customs and tariff laws that are not detected and acted upon during initial and secondary reviews and screenings by existing BOC programs. The RATS program seeks to achieve its policy objectives by improving external infrastructure and information systems that are used to monitor customs collections, while at the same time internally reviewing the BOC’s organizational integrity to improve its performance as well as public confidence in the customs tax collection system.

Total Government revenues in 2015 were ₱2,109.0 billion, a 10.5% increase over the ₱1,908.5 billion recorded in 2014. Total revenues for 2015 were 7.3% lower, or ₱166.3 billion lower, than the ₱2,275.2 billion program target for the year. This shortfall in revenue was primarily the result of shortfalls in actual collection by the BIR and the BOC against their respective program targets. BIR collections in 2015 were ₱1,433.3 billion, reflecting a 7.4% increase from the ₱1,334.8 billion recorded in 2014. BOC collections were ₱367.5 billion in 2015, compared to ₱369.3 billion recorded in 2014, reflecting a 0.5% decrease. Non-tax revenues were ₱293.5 billion in 2015, a 54.9% increase from the ₱189.5 billion recorded in 2014.

Total Government revenues in 2016 were ₱2,195.9 billion, a 4.1% increase over the ₱2,109.0 billion recorded in 2015. Total revenues for 2016 were 18.6% lower, or ₱500.8 billion lower, than the ₱2,696.8 billion program target for the year. The short fall in revenue was primarily the result of short falls in actual collection by the BIR and the BOC against their respective program targets. BIR collections in 2016 were ₱1,567.2 billion, an increase of 9.3% from the ₱1,433.3 billion recorded in 2015. The BOC recorded collections of ₱396.4 billion in 2016, a 7.8% increase from the ₱367.5 billion recorded in 2015. Non-tax revenues were ₱215.4 billion in 2016, a 26.5% decrease from the ₱293.3 billion recorded in 2015.

Total Government revenues in 2017 were ₱2,473.1 billion, a 12.6% increase over the ₱2,195.9 billion recorded in 2016. Total revenues for 2017 were 1.9% higher, or ₱46.3 billion higher, than the ₱2,426.9 billion program target for the year. This was primarily the result of higher actual collection by the BIR against its program targets. BIR collections in 2017 were ₱1,772.3 billion, an increase of 13.1% from the ₱1,567.2 billion recorded in 2016. The BOC recorded collections of ₱458.2 billion in 2017, a 15.6% increase from the ₱396.4 billion recorded in 2016. Non-tax revenues, including BTR income, were ₱222.4 billion in 2017, a 3.2% decrease from the ₱215.4 billion recorded in 2016.

Total Government revenues in 2018 were ₱2,850.2 billion, a 15.2% increase over the ₱2,473.1 billion recorded in 2017. Total revenues for 2018 were 0.14% higher, or ₱3.9 billion higher, than the ₱2,846.3 billion program target for the year. This was primarily the result of higher actual collection by the BOC against its program targets. BIR collections in 2018 were ₱1,951.9 billion, an increase of 10.1% from the ₱1,772.3 billion recorded in 2017. The BOC recorded collections of ₱593.1 billion in 2018, a 29.4% increase from the ₱458.2 billion recorded in 2017. Non-tax revenues, including BTR income, were ₱284.3 billion in 2018, a 27.8% increase from the ₱222.4 billion recorded in 2017.

Total Government revenues in the first eleven months of 2019 were ₱2,894.2 billion, a 1.5% increase over the ₱2,850.2 billion recorded in 2018. In the first eleven months of 2019, BIR collections were ₱2,012.9 billion, an increase of 3.1% from the ₱1,951.9 billion recorded in 2018. The BOC recorded collections of ₱578.1 billion in the first eleven months of 2019, a 2.5% decrease from the ₱593.1 billion recorded in the same period in 2018. Non-tax revenues, including BTR income, were ₱281.5 billion in the first eleven months of 2019, a 1.0% decrease from the ₱284.3 billion recorded in 2018.

Expenditures

Total Government expenditures in 2015 were ₱2,230.6 billion, a 12.6% increase from the ₱1,981.6 billion recorded in 2014, but ₱328.3 billion, or 12.8%, lower than the program target of ₱2,558.9 billion for the year. Total expenditures were below the program target mainly because of lower disbursements of infrastructure and other capital outlays of ₱345.3 billion, 20.0% lower than programmed infrastructure and other capital outlays disbursements of ₱431.6 billion, and lower disbursements of maintenance and other operating expenses of ₱403.4 billion, 5.0% lower than programmed maintenance and other operating expenses disbursements of ₱424.8 billion. Also contributing to the lower level of total expenditures compared to the program target was the lower disbursement level of personnel services of ₱664.4 billion, 10.6% lower than programmed personnel services disbursements of ₱743.2 billion.

Total Government expenditures in 2016 were ₱2,549.3 billion, a 14.3% increase from the ₱2,230.6 billion recorded in 2015, but ₱446.0 billion, or 14.9%, lower than the program target of ₱2,995.4 billion for the year. Total expenditures were below the program target mainly because of lower disbursements of others capital outlays of ₱1,652.7 billion, 21.2% lower than the programmed other capital outlay of ₱2,096.5 billion for the year. Also contributing to the lower level of total expenditures compared to the program target was the lower disbursements of interest payments of ₱304.5 billion, 31.2% lower than the programmed interest payments disbursements of ₱392.8 billion.

Total Government expenditures in 2017 were ₱2,823.8 billion, a 10.8% increase from the ₱2,549.3 billion recorded in 2016, but ₱85.2 billion, or 2.9%, lower than the program target of ₱2,909.0 billion for the year. Total expenditures were below the program target mainly because of lower disbursements of other national Government expenditure accounts of ₱1,842.5 billion, 9.9% lower than the programmed other disbursements.

Total Government expenditures in 2018 were ₱3,408.4 billion, a 20.7% increase from the ₱2,823.8 billion recorded in 2017, but ₱38.4 billion, or 1.1%, lower than the program target of ₱3,370.0 billion for the year. Total expenditures were below the program target mainly because of lower disbursements of other national Government expenditure accounts of ₱2,316.5 billion, 4.0% lower than the programmed other disbursements.

Total Government expenditures in the first eleven months of 2019 were ₱3,303.3 billion, 3.1% lower than the ₱3,408.4 billion recorded in 2018. The decrease in expenditures in the first eleven months of 2019 compared with the year 2018 was primarily the result of lower Government spending and interest payments.

The Government Budget

The Budget Process

The Administrative Code of 1987 requires the Government to formulate and implement a national budget. The President submits the budget to Congress within 30 days of the opening of each regular session of Congress, which occurs on the fourth Monday of each July. The House of Representatives reviews the budget and transforms it into a general appropriations bill. The Senate then reviews the budget. A conference committee composed of members of both houses of Congress then formulates a common version of the bill. Once both houses approve the budget, the bill goes to the President for signing as a general appropriations act.

Prior to fiscal year 2019, the Government formulated budgets with an obligation-based·appropriations system. Obligation-based appropriations authorize the delivery of goods and services as well as the payment of obligations for so long as there is an existing valid contract. There is no time limit within which the appropriation must be spent or the goods/services provided. As a consequence, the Government must provide funds to pay the supplier upon acceptance of deliveries even beyond the validity of the appropriation.

Starting in fiscal year 2019, the Government adopted a cash-based appropriations system in order to encourage the timely completion of projects. Cash-based appropriations authorize agencies to incur contractual obligations and disburse payments for goods delivered and services rendered and inspected only within the fiscal year.

2020 Budget

On January 6, 2020, President Duterte signed into law Republic Act No. 11465, or the General Appropriations Act for 2020. The 2020 budget set program expenditures at ₱4.1 trillion, 12% higher than the ₱3.662 trillion 2019 budget.

The Department of Education received the highest allocation in the 2020 budget with ₱692.6 billion, followed by the Department of Public Works and Highways, which received ₱581.7 billion.

The 10 executive departments with the highest allocations under the 2020 allocations compared to their corresponding adjusted allocations for 2019 are listed below. The amounts indicated below are the departments’ “all-in” budgets, comprising department-specific budgets plus allocations from special purpose funds.

Department	2020 Allocation	Adjusted 2019Allocation	2020 Increase/ (Decrease) from 2019
	(₱ in billions)
Department of Education(1)	692.6	665.1	27.5
Department of Public Works and Highways	581.7	465.2	116.5
Department of the Interior and Local Government	241.6	230.4	11.2
Department of Social Welfare and Development	200.5	177.9	22.6
Department of National Defense	192.1	186.5	5.6
Department of Health(2)	175.9	168.9	7.0
Department of Transportation	100.6	69.4	31.2
Department of Agriculture	64.7	49.7	15.0
The Judiciary	41.2	39.5	1.7
Department of Environment and Natural Resources	26.4	22.9	3.5

Note:

(1)	Including States Universities and Colleges, Commission on Higher Education and the Technical Education and Skills Development Authority.
(2)	Including the Philippine Health Insurance Corporation.

Debt

External Debt

For foreign borrowings by the private sector, Bangko Sentral approval is required if the loans (i) are guaranteed by the public sector or (ii) will be serviced with foreign exchange from the Philippine banking system.

The following table sets out the total outstanding Bangko Sentral-approved and registered external debt.

	Bangko Sentral Approved External Debt As of December 31,
	2014	2015	2016	2017	2018	2019(1)
	($ in millions, except percentages)
By Maturity:
Short-term(2)	16,248	15,099	14,526	14,275	16,068	15,911
Medium and long-term	61,426	62,375	60,237	58,823	62,892	66,763

Total	77,674	77,474	74,763	73,098	78,960	82,674

By Debtor:(3)
Banking system	18,583	18,862	19,037	19,144	22,672	24,159
Public sector(4)	59,091	58,612	55,726	53,954	56,287	58,514

Total	77,674	77,474	74,763	73,098	78,960	82,674

By Creditor Type:
Banks and financial institutions	24,222	26,298	25,790	22,539	26,529	26,921
Suppliers	3,480	3,183	2,520	3,071	3,015	3,227
Multilateral	10,663	11,783	11,971	12,501	13,746	14,618
Bilateral	12,422	11,711	10,916	11,260	10,931	10,740
Bond holders/note holders	25,008	22,989	21,930	21,779	22,684	25,054
Others	1,878	1,510	1,636	1,949	2,054	2,114

Total	77,674	77,474	74,763	73,098	78,960	82,674

Ratios:
Debt service burden to exports of goods and services & primary income(5)	6.3%	5.6%	7.0%	6.2%	6.6%	6.4%
Debt service burden to GNI	1.8%	1.6%	2.0%	1.9%	2.0%	2.0%
External debt to GNI	22.5%	21.9%	20.4%	19.4%	19.9%	19.7%

Source: Bangko Sentral.

Notes:

(1)	Preliminary data as of September 30, 2019.
(2)	Debt with original maturity of one year or less.
(3)	Classification by debtor is based on the primary obligor under the relevant loan or rescheduling documentation.
(4)	Includes public sector debt whether or not guaranteed by the Government; does not include public banks.
(5)	Calculated based on BPM6 framework.

Government Financing Initiatives

The following are the major program loans approved by creditor agencies or availed of by the Government from February 2014 to December 2019.

Program Loan	Creditor	Amount	Date Signed/Approved
($) unless otherwise specified
Local Government Finance and Fiscal Decentralization Reform Program, Subprogram 1	ADB	250 million	February 2014
Post-Disaster Stand-By Loan	JICA	JPY50,000 million	March 2014
Local Government Finance and Fiscal Decentralization Reform Program, Subprogram 1	AFD	EUR 110 million	April 2014
Learning, Equity and Accountability Program Support Project	WB	300 million	April 2014
Third Development Policy Loan to Foster More Inclusive Growth	WB	300 million	October 2014
Increasing Competitiveness for Inclusive Growth Program, Subprogram 2	ADB	350 million	February 2015
Senior High School Support Program	ADB	300 million	February 2015
Encouraging Investment through Capital Market Reform, Subprogram 1	ADB	300 million	December 2015
Expanding Private Participation in Infrastructure Program, Subprogram 1	ADB	300 million	December 2015
Second Disaster Risk Management Development Policy Loan with a Catastrophe Deferred Drawdown Option	WB	500 million	January 2016
Social Protection Support Project, Additional Financing	ADB	400 million	April 2016
Social Welfare Development and Reform Project 2	WB	450 million	April 2016
Disaster Risk Reduction and Management Facility	AFD	EUR 50 million	April 2016
Local Government Finance and Fiscal Decentralization Reform Program, Subprogram 2	ADB	250 million	December 2016
Local Government Finance and Fiscal Decentralization Reform Program, Subprogram 2	AFD	EUR 100 million	October 2017
Facilitating Youth School-To-Work Transition Program, Subprogram 1	ADB	300 million	November 2017
Encouraging Investment through Capital Market Reform, Subprogram 2	ADB	EUR 300 million	December 2017
Expanding Private Participation in Infrastructure Program, Subprogram 2	ADB	300 million	August 2018
Fostering Women’s Empowerment Through Financial Inclusion in Conflict-Impacted and Lagging Provinces Project	ADB	10 million	August 2018
Inclusive Finance Development Program (Subprogram 1)	ADB	474 million	October 2018
New Bohol Airport Construction and Sustainable Environment Protection Project (II)	JICA	YEN 4.38 billion	October 2018
Metro Rail Transit Line 3 Rehabilitation Project	JICA	YEN 38.10 billion	November 2018
Emergency Assistance for Reconstruction and Recovery of Marawi	ADB	408 million	December 2018
Secondary Education Support Program	ADB	300 million	June 2018
North-South Commuter Railway Extension Project (I)	JICA	YEN 167.20 billion	January 2019
Pasig-Marikina River Channel Improvement Project (Phase IV)	JICA	YEN 37.90 billion	January 2019
Improving Fiscal Management Project	WB	450 million	March 2019
Malolos-Clark Railway Project	ADB	1,300 million	May 2019
Road Network Development Project in Conflict Affected Areas in Mindanao	JICA	202.04 million	June 2019
Social Welfare Development and Reform Project II (Additional Financing)	WB	300 million	June 2019
Local Governance Reform Program (Subprogram 1)	ADB	300 million	December 2019
Facilitating Youth School-to-Work Transition Program (Subprogram 2)	ADB	400 million	December 2019
Capacity Building to Foster Competition Project	ADB	23.30 million	December 2019
Infrastructure Preparation and Innovation Facility (Additional Financing)	ADB	200 million	December 2019
Promoting Competitiveness and Enhancing Resilience to Natural Disasters Sub-program 1 DPL	WB	400 million	December 2019

Source: International Finance Group, Department of Finance.

Public Sector Debt

The following table presents the Republic’s outstanding consolidated public sector debt as of the dates indicated.

	Outstanding Consolidated Public Sector Debt(1) As of December 31,
	2014	2015	2016	2017	2018
	(₱in billions, except percentages)
Consolidated non-financial public sector debt:
Domestic	2,999.5	3,069.3	3,141.2	3,812.9	4,000.6
Foreign	2,028.4	2,173.6	2,248.7	2,311.2	2,618.4

Total	5,027.9	5,242.9	5,389.9	6,124.1	6,619.0

Financial public corporations
Bangko Sentral:(2)
Domestic	3,511.2	3,650.0	3,343.0	3,575.8	3,746.3
Foreign	62.0	63.0	136.1	141.1	150.2

Total	3,573.2	3,713.0	3,479.0	3,716.9	3,896.5

GFIs:(3)
Domestic	5.6	5.8	9.3	16.8	18.0
Foreign	114.9	131.2	144.6	130.6	143.6

Total	120.5	137.1	153.8	147.4	161.5

Domestic	3,516.8	3,655.8	3,352.2	3,592.6	3,764.2
Foreign	176.9	194.2	280.6	271.7	293.8

Total	3,693.7	3,850.1	3,632.9	3,864.3	4,058.0

Less: Intrasector-debt holdings
Domestic:
Government securities held by GFIs and BSP	520.1	509.2	669.3	618.4	844.1
Government deposits at BSP	415.2	426.8	136.9	326.8	170.2
GFIs deposits at BSP	350.6	430.0	445.8	385.4	422.8
GOCC deposits at BSP	0.1	0.1	0.1	0.0	0.5
GOCC loans/other debt held by GFIs	109.2	117.2	114.9	123.7	134.6
GFIs loans/other debt held by BSP	56.1	56.0	53.1	53.0	53.3
Local governments debt held by GFIs	56.0	60.3	67.2	67.7	74.6

Total	1,507.3	1,599.7	1,487.3	1,575.1	1,700.1

Foreign:
Governments securities held by BSP	73.8	82.3	78.0	80.3	81.7

Total	1,581.1	1,682.0	1,565.3	1,655.4	1,781.8

Total public sector:
Domestic	5,009.1	5,125.5	5,006.1	5,830.5	6,064.7
Foreign	2,131.4	2,285.5	2,451.3	2,502.6	2,830.5

Total	7,140.5	7,411.0	7,457.5	8,333.1	8,895.2

Source: Fiscal Policy and Planning Office, Department of Finance.

Notes:

(1)

The consolidated public sector comprises the general government sector, non-financial public corporations, and financial public corporations, after elimination of intra-debt holdings among these sectors.

(2)	Comprises all liabilities of Bangko Sentral (including currency issues) except for allocation of SDRs and revaluation of international reserves.
(3)	Comprises all liabilities of the DBP, the LBP and Trade & Investment Development Corporation.

The following table presents the Republic’s outstanding consolidated non-financial public sector debt as of the dates indicated.

	Outstanding Consolidated Non-Financial Public Sector Debt(1) As of December 31,
	2014	2015	2016	2017	2018
	(₱ in billions, except percentages)
Total(2)	5,027.9	5,242.9	5,389.9	6,124.1	6,619.0
Domestic	2,999.5	3,069.3	3,141.2	3,812.9	4,000.6
Foreign	2,028.4	2,173.6	2,248.7	2,311.2	2,618.4
National Government	5,735.2	5,954.5	6,090.3	6,652.4	7,292.5
Domestic	3,820.6	3,884.4	3,934.1	4,441.3	4,776.9
Foreign	1,914.6	2,070.2	2,156.2	2,211.2	2,515.6
Non-financial public corporations (14 GOCCs)	520.1	502.1	456.4	428.7	410.7
Domestic	323.9	309.3	286.5	258.7	234.6
Foreign	196.2	192.8	169.9	170.0	176.1
CB-BOL	0	0	0	0	0
Domestic	0	0	0	0	0
Foreign	0	0	0	0	0
Local government units(3)	68.5	76.1	86.7	86.4	94.2
Domestic	68.5	76.1	86.7	86.4	94.2
Foreign	0	0	0	0	0
Less: Government debt held by Bond Sinking Fund(4)	712.0	698.6	634.0	531.2	501.9
Domestic	633.8	613.8	561.5	466.1	433.7
Foreign	78.1	84.9	72.4	65.1	68.2
Intra-sector debt holdings (domestic)	489.2	503.2	526.0	428.9	604.2
Government debt held by SSIs	489.2	499.3	518.8	421.5	595.7
Government debt held by LGUs	0.1	0.1	0.0	0.0	0.0
LGU loans held by MDFO	0.0	3.8	7.2	7.4	8.4
Government debt held by GOCCs	27.1	24.6	19.8	23.0	20.6
Onlending from National Government to GOCCs	63.3	58.9	58.7	55.4	46.6
Intra-sector debt holdings (external)	4.3	4.6	4.8	4.9	5.1
GOCCs debt held by National Government	4.3	4.6	4.8	4.9	5.1
Total (as % of GDP)	39.8%	39.4%	37.2%	38.7%	38.0%
Domestic (as % of GDP)	23.7%	23.0%	21.7%	24.1%	23.0%
Foreign (as % of GDP)	16.1%	16.3%	15.5%	14.6%	15.0%

Source: Fiscal Policy and Planning Office, Department of Finance.

Notes:

(1)

The consolidated non-financial public sector comprises the general government sector and non-financial public corporations. The consolidated non-financial public sector does not include financial public corporations.

(2)	Government debt under the revised methodology excludes contingent obligations.
(3)	Borrowings from private banks guaranteed by the LGUs since the fourth quarter of 2016.
(4)	Including Securities Stabilization Fund and adjustment in the Government debt held by the Bond Sinking Fund.

As of December 31, 2015, the outstanding consolidated public sector debt was ₱7.4 trillion, equivalent to 55.6% of the Republic’s GDP, compared with a public sector-debt-to-GDP ratio of 56.5% as of December 31, 2014. As of December 31, 2015, total outstanding consolidated Government debt was ₱6.0 trillion, reflecting a 3.8% increase over the ₱5.7 trillion recorded as of December 31, 2014. Total domestic debt increased by 2.3% to at ₱3.1 trillion on December 31, 2015 compared to ₱3.0 trillion on December 31, 2014. Foreign debt increased by 7.2% to ₱2.2 trillion on December 31, 2015 from ₱2.0 trillion on December 31, 2014. The overall increase in Government debt was attributed to an increase in borrowings and issuances of securities by the Government during the period from December 31, 2014 to December 31, 2015.

As of December 31, 2016, the outstanding consolidated public sector debt was ₱7.5 trillion, equivalent to 51.5% of the Republic’s GDP, compared with a public sector-debt-to-GDP ratio of 55.6% as of December 31, 2015. As of December 31, 2016, total outstanding consolidated Government debt was ₱6.1 trillion, reflecting an increase of 2.3% over the ₱6.0 trillion recorded as of December 31, 2015. Total domestic debt remained relatively stable at ₱3.1 trillion on December 31, 2016 compared to ₱3.1 trillion on December 31, 2015. Foreign debt also remained relatively stable at ₱2.2 trillion on December 31, 2016 compared with ₱2.2 trillion on December 31, 2015. The overall increase in Government debt was attributed to an increase in borrowings and issuances of securities by the Government during the period from December 31, 2015 to December 31, 2016.

As of December 31, 2017, the outstanding consolidated public sector debt was ₱8.3 trillion, equivalent to 52.7% of the Republic’s GDP, compared with a public sector-debt-to-GDP ratio of 51.5% as of December 31, 2016. As of December 31, 2017, total outstanding consolidated Government debt was ₱6.7 trillion, reflecting a 9.2% increase over the ₱6.1 trillion recorded as of December 31, 2016. Total domestic debt increased by 21.4% to ₱3.8 trillion on December 31, 2017 compared to ₱3.1 trillion on December 31, 2016. Foreign debt increased by 2.8% to ₱2.3 trillion on December 31, 2017 from ₱2.2 trillion on December 31, 2016. The overall increase in Government debt was attributed to an increase in borrowings and issuances of securities by the Government during the period from December 31, 2016 to December 31, 2017.

As of December 31, 2018, the outstanding consolidated public sector debt was ₱8.9 trillion, equivalent to 51.1% of the Republic’s GDP, compared with a public sector-debt-to-GDP ratio of 52.7% as of December 31, 2017. As of December 31, 2018, total outstanding consolidated Government debt was ₱7.3 trillion, reflecting a 9.6% increase over the ₱6.7 trillion recorded as of December 31, 2017. Total domestic debt increased by 4.9% to ₱4.0 trillion on December 31, 2018 from ₱3.8 trillion on December 31, 2017. Foreign debt increased by 13.3% to ₱2.6 trillion on December 31, 2018 from ₱2.3 trillion on December 31, 2017. The overall increase in Government debt was attributed to an increase in borrowings and issuances of securities by the Government during the period from December 31, 2017 to December 31, 2018.

Direct Debt of the Republic

The following table summarizes the outstanding direct debt of the Republic as of the dates indicated.

	Outstanding Direct Debt of the Republic(1)(2) As of December 31,
	2014	2015	2016	2017	2018	2019(3)
	(₱ in millions, except as otherwise indicated)
Medium/long-term debt(4)	5,453,504	5,690,102	5,801,727	6,337,111	6,797,270	7,202,526
Domestic	3,538,865	3,619,945	3,645,563	4,125,941	4,281,605	4,608,499
External (US$)	42,833	43,906	43,324	44,261	47,860	51,106
Short-term debt(5)
Domestic	281,738	264,435	287,936	314,369	494,306	506,170
Total debt	5,735,242	5,954,537	6,089,664	6,651,481	7,291,576	7,708,696

Source: Bureau of the Treasury, Department of Finance.

Notes:

(1)

Includes Government debt that is on-lent to GOCCs and other public sector entities. Excludes debt guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government. The table reflects debt of the Government only and does not include any other public sector debt.

(2)	Amounts in original currencies were translated into U.S. dollars or pesos using Bangko Sentral’s reference exchange rates as of December 2, 2019.

(3)	Preliminary data as of November 30, 2019.

(4)	Debt with original maturities of one year or longer.

(5)	Debt with original maturities of less than one year.

Direct Domestic Debt of the Republic

The following table summarizes the outstanding direct domestic debt of the Republic as of the dates indicated.

	Outstanding Direct Domestic Debt of the Republic(1)(2) As of December 31,
	2014	2015	2016	2017	2018	2019(3)
	(₱ in millions)
Loans
Direct	156	156	156	156	156	156
Assumed(4)	442	442	442	792	792	792

Total loans	598	598	598	948	948	948
Securities
Treasury bills	281,738	264,435	287,936	314,369	494,306	506,170
Treasury notes/bonds	3,538,266	3,619,347	3,645,563	4,125,942	4,281,605	4,608,500

Total securities	3,820,005	3,883,782	3,933,499	4,440,312	4,775,911	5,114,670

Total debt	3,820,603	3,884,380	3,934,097	4,441,260	4,776,859	5,115,618

Source: Bureau of the Treasury, Department of Finance.

Notes:

(1)

Includes Government debt that is on-lent to GOCCs and other public sector entities. Excludes debt guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government. The table reflects debt of the Government only, and does not include any other public sector debt.

(2)	Amounts in original currencies were translated into U.S. dollars or pesos, as applicable, using Bangko Sentral’s reference exchange rates at the end of each period.
(3)

Preliminary data as of November 30, 2019. Amounts in original currencies were translated into U.S. dollars or pesos, as applicable, using Bangko Sentral’s reference exchange rates as December 2, 2019, which was the next business day following the end of the period indicated.

(4)	Assumed loans of the Development Bank of the Philippines, the National Development Company and the Philippine National Bank.

The following table sets out the direct domestic debt service requirements of the Republic for the years indicated.

	Direct Domestic Debt Service Requirements of the Republic(1)
Year	Principal Repayments	Interest Payments	Total(2)
	(₱ in millions)		(₱ in millions)	($ in millions)
2014	340,277	274,992	615,269	14,144
2015	134,645	214,962	349,607	7,856
2016	374,225	200,090	574,315	12,353
2017	229,330	206,571	435,902	8,718
2018	315,461	223,751	539,213	10,307
2019(3)	345,536	250,224	595,760	11,033
2020(3)	426,798	248,406	675,204	12,276
2021(3)	464,327	225,113	689,441	12,535
2022(3)	540,327	208,440	748,767	13,614
2023(3)	347,599	181,351	528,950	9,617

Source: Bureau of the Treasury, Department of Finance.

Notes:

(1)

Excludes debt service in respect of Government debt that is on-lent to GOCCs and other public sector entities guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government.

(2)

Amounts in pesos were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rates at the end of each period. For 2019 and the period from 2020 to 2023, amounts in Pesos were translated into U.S. dollars using exchange rates of $1.0 to ₱54.0 and P ₱ 55.0, respectively.

(3)	Projection based on outstanding balance as of November 30, 2019.

Direct External Debt of the Republic

The following table summarizes the outstanding direct external debt of the Republic as of the dates indicated.

	Outstanding Direct External Debt of the Republic(1)(2) As of December 31,
	2014	2015	2016	2017	2018	2019(3)
	($ in millions)
Loans:
Multilateral	8,627	9,867	10,182	10,709	11,726	12,777
Bilateral	6,635	6,396	6,170	6,238	6,289	6,395
Commercial	22	15	11	10	7	4

Total loans	15,284	16,278	16,363	16,957	18,022	19,176
Securities:
Eurobonds	609	549	0	0	0	827
Yen Bonds	831	831	850	891	2,316	3,161
Philippine Peso Notes	2,901	2,750	2,606	2,596	2,467	2,555
Chinese Yuan Bonds	—	—	—	—	212	563
U.S. dollar Bonds	23,208	23,498	23,505	23,817	24,842	24,823

Total securities	27,549	27,628	26,961	27,304	29,838	31,930

Total	42,833	43,906	43,324	44,261	47,860	51,106

Source: Bureau of the Treasury, Department of Finance.

Notes:

(1)

Includes Government debt that is on-lent to GOCCs and other public sector entities. Excludes debt guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government. The table reflects debt of the Government only, and does not include any other public sector debt.

(2)	Amounts in original currencies were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rates at the end of each period.
(3)	Preliminary data as of November 30, 2019.

The following table sets out, by designated currency and the equivalent amount in U.S. dollars, the outstanding direct external debt of the Republic as of the date indicated.

	Summary of Outstanding Direct External Debt of the Republic by Currency(1) as of December 31, 2018
	Amount in Original Currency	Equivalent Amount in $(2)	% of Total
	(in millions, unless otherwise indicated, except percentages)
U.S. dollar	36,448	36,448	76.2%
Japanese yen	827,295	7,538	15.8%
Euro	599	685	1.4%
Special Drawing Rights	171	238	0.5%
Peso	129,679	2,467	5.2%
Other currencies	—	483	0.0%
Total	—	47,860	100.0%

Source: Bureau of the Treasury, Department of Finance.

Notes:

(1)

Includes Government debt that is on-lent to GOCCs and other public sector entities. Excludes debt guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government.

(2)	Amounts in original currencies were translated into U.S. dollars using the Bangko Sentral’s January 2, 2019 reference exchange rates bulletin.

The following table sets out, by designated currency and the equivalent amount in U.S. dollars, the outstanding direct external debt of the Republic as of the date indicated.

	Summary of Outstanding Direct External Debt of the Republic by Currency(1) as of November 30, 2019
	Amount in Original Currency	Equivalent Amount in $(2)	% of Total
	(in millions, unless otherwise indicated, except percentages)
U.S. dollar	37,545	37,545	73.5%
Japanese yen	936,200	8,549	16.7%
Peso	1,319	1,454	2.8%
Euro	128	176	0.3%
Special Drawing Rights	129,679	2,555	5.0%
Other currencies	—	827	1.6%

Total	—	51,105	100.0%

Source: Bureau of the Treasury, Department of Finance.

Notes:

(1)

Includes Government debt that is on-lent to GOCCs and other public sector entities. Excludes debt guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government. The table reflects debt of the Government only and does not include any other public sector debt.

(2)

Amounts in original currencies were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rates as of December 2, 2019, which was the next business day following the end of the period indicated.

The following table sets out the direct external debt service requirements of the Republic for the years indicated.

	Direct External Debt Service Requirements of the Republic (1)(2)
Year	Principal Repayments	Interest Payments	Total
	($ in millions)
2014	5,046	7,198	12,245
2015	6,537	8,131	14,668
2016	3,655	2,130	5,785
2017	2,813	2,003	4,816
2018	2,114	2,013	4,127
2019(3)	2,244	1,826	4,070
2020(3)	2,823	3,695	6,518
2021(3)	3,896	5,074	8,970
2022(3)	2,074	6,429	8,503

Source: Bureau of the Treasury, Department of Finance.

Notes:

(1)

Excludes debt service in respect of Government debt that is on-lent to GOCCs and other public sector entities or guaranteed by the Government, other than debt originally guaranteed other public sector entities for which the guarantee has been assumed by the Government.

(2)	Amounts in original currencies were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rates prevailing on the date of payment.

(3)	Projection based on outstanding balance as of September 30, 2019.

Government-Guaranteed Debt

The following table sets out guarantees of indebtedness by the Republic, including guarantees assumed by the Government, as of the dates indicated.

	Summary of Outstanding Guarantees of the Republic (1)(2) As of December 31,					As of November 30, (3)
	2014	2015	2016	2017	2018	2019
	(in billions)
Total (₱)	551.1	545.1	513.7	478.1	487.6	475.0

Domestic (₱)	242.9	245.6	233.4	197.5	197.5	246.9
External (₱)	308.1	299.5	280.3	280.6	290.0	228.1
External ($)	6.9	6.3	5.6	5.6	5.5	4.5

Source: Bureau of the Treasury, Department of Finance.

Notes:

(1)	Includes debt originally guaranteed by the Government and debt guaranteed by other public sector entities for which the guarantee has been assumed by the Government.
(2)	Amounts in original currencies were translated into U.S. dollars or pesos, as applicable, using Bangko Sentral’s reference exchange rates at the end of each period.
(3)

Amounts in original currencies were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rates as of December 2, 2019, which was the next business day following the end of the period indicated.

The Government monitors and manages contractual contingent liabilities, which broadly comprise debt guarantees issued to GOCCs and contractual obligations stipulated under the Republic’s public-private partnership initiative. The Government, through the Bureau of the Treasury, in its financial statements, discloses with regards to contingent liabilities only the outstanding amount of Government direct guaranteed and assumed GFI guaranteed debts, broken down on a monthly basis.

Contingent liabilities corresponding to projects under the public-private partnership initiative are excluded from the disclosure described above partly because the extent of the Government’s exposure cannot yet be established in the absence of complete data regarding these projects.

In relation to the above, reporting of contingent liabilities exist in various levels of the Government. For example, the Public-Private Partnership Center reports those liabilities related to projects that the Government has carried out through the public-private partnership initiative. Other contingent liability amounts that originate from various sources are disclosed by other entities. For example, the Home Guaranty Corporation discloses the amount of guarantees it has issued, the Philippine Deposit Insurance Corporation discloses liabilities for the deposit insurance fund and social security institutions disclose unfunded pension liabilities.

The Government publishes annually a Fiscal Risks Statement (the “FRS”) that includes a more thorough discussion of contingent liabilities. It includes potential fiscal risks stemming not only from potential calls on the guarantees described above, but also potential claims arising from other sources of contingent liabilities such as public-private partnership contracts. According to the FRS for 2017, contingent liabilities arising from public-private partnerships for 2016 are estimated to be ₱286 billion and the potential budgetary outflows for 2017 are estimated to be around ₱22 billion.

In its 2013 Annual Audit Report (the “2013 Report”), the Commission on Audit reported its findings regarding the Government’s disclosure of contingent liabilities, which the Commission on Audit said did not include approximately ₱1,030.5 billion, of which approximately ₱920.3 billion related to undetermined contingent liabilities arising from build-operate-transfer/public-private partnership projects. The remaining approximately ₱32.3 billion related to outstanding guarantees issued by the Government and the DBP and approximately ₱77.9 billion related to foreign borrowings of private sector borrowers guaranteed by the Government. In the 2013 Report, the Commission on Audit also made various recommendations to the Bureau of the Treasury to revise the Government’s reporting of contingent liabilities.

The Government, through the Bureau of the Treasury, has disputed the Commission on Audit’s findings in the 2013 Report regarding the non-disclosure of certain contingent liabilities on a number of grounds. First, the amount reported by the Commission on Audit in relation to build-operate-transfer/public-private partnership projects includes the total project costs of all projects implemented pursuant to the Government’s build-operate-transfer/public-private partnership initiative since the enactment of the Build-Operate-Transfer Law in 1990. As a result, the total figure cited by the Commission on Audit overestimates the Government’s contingent liability exposure since some of the projects that were included in the calculations had either already been privatized or the particular concession period had already ended. Furthermore, for projects that are still under implementation, the estimate did not take into account the depreciated value and the financial returns to the private concessionaire of these projects, which would have significantly lowered the contingent liability exposure of the Government and brought the Commission on Audit’s estimate closer to what the Government believes was its actual contingent liability exposure in respect of build-operate-transfer/public-private partnerships in 2013. The Government does not dispute, however, that the exact amount of these liabilities cannot be established in the absence of complete data on build-operate-transfer and public-private partnership projects.

In the Status of Implementation of Prior Years’ Audit Recommendations Section of the Commission on Audit’s 2014 Annual Audit Report, 2015 Annual Audit Report and the 2016 Annual Audit Report, respectively, the Government noted in respect of the findings in the 2013 Report that the amount of the Government’s contingent liabilities could not yet be established in the absence of complete data on projects under the build-operate-transfer/public-private partnership initiative and stated that it would seek to include the resulting estimates of these amounts in its future reporting. This issue has been the subject of an ongoing mission engagement from representatives of the IMF, who have been conducting a study on the Government’s contingent liabilities specifically in respect of build-operate-transfer and public-private partnership projects. The Government has been taking steps to improve transparency in relation to monitoring and reporting the Government’s contingent liabilities, some of which are discussed below. According to the results of auditor’s validation, the recommendations in relation to the non-disclosure of certain contingent liabilities have been partially implemented. The Government is pursuing several initiatives that would allow more effective monitoring and management of contingent liabilities. For example, in working with various development partners, the Government aims to create a framework for contingent liability management to ensure the same treatment applies to different types of contingent liabilities. Another initiative is the creation of a Contingent Liability Technical Working Group of the Development Budget Coordination Committee for the purpose of continuously monitoring and recommending policies concerning contingent liabilities in public-private partnerships. This group also works on the development of valuation methodologies with the aim of guiding policy actions.

Moreover, the Bureau of the Treasury is working with the Commission on Audit and various other Government agencies on improving the reporting and disclosure of contingent liabilities through establishing information linkages between Government agencies carrying contingent liabilities and the Bureau of the Treasury, in accordance with new accounting standards that the Commission on Audit is employing.

Payment History of Foreign Debt

The Republic has engaged in debt restructuring, as well as debt buyback, debt-to-equity, debt-for-debt, debt-for-nature and other debt reduction arrangements to reduce its debt. The Republic intends to maintain various efforts to manage its debt portfolio to improve yield and maturity profiles. The Republic may utilize proceeds from debt issues for the purpose of repurchasing outstanding debt through a variety of methods, including public auctions and repurchases of debt securities in the open markets.

While there have been a number of reschedulings of the Republic’s debt to its bilateral creditors in the past few years, the Republic has not defaulted on, and has not attempted to restructure, the payment of principal or interest on any of its external securities in the last 20 years.

As of June 30, 1999, the Republic’s rescheduled obligations with its bilateral creditors amounted to $2.2 billion, with Japan at $1.2 billion and the United States at $506 million having the largest exposures.

On October 6, 2010, the Republic completed an exchange offer of: (i) its 8.375% Bonds due 2011, 9.0% Bonds due 2013, 8.25% Bonds due 2014, 8.875% Bonds due 2015, 8.0% Bonds due January 2016, 8.75% Bonds due October 2016 and 9.375% Bonds due 2017 for newly issued U.S. dollar-denominated Global Bonds due 2021 (“New 2021 Bonds”) or reopened 6.375% Global Bonds due 2034 (“Reopened 2034 Bonds”), and (ii) its 9.875% Bonds due January 2019, 8.375% Bonds due June 2019, 7.5% Bonds due September 2024, 9.5% Bonds due October 2024, 10.625% Bonds due 2025, 9.5% Bonds due 2030 and 7.75% Bonds due 2031 for Reopened 2034 Bonds. In addition, the Republic also offered $200 million of New 2021 Bonds for cash. The Republic issued approximately $1.9 billion in aggregate principal amount of New 2021 Bonds and approximately $947 million in aggregate principal amount of Reopened 2034 Bonds.

The following table sets out the outstanding foreign-currency bonds issued by the Republic as of the dates indicated.

	Foreign Currency Bonds Issued by the Republic
	Original Balance as of Issue Date(1)(3)	Outstanding Balance as of December 31, 2018(2)	Outstanding Balance as of November 30, 2019(3)
	($ in millions)
Global bonds	24,823	24,842	24,823
Chinese Yuan Bonds	563	212	563
Eurobonds	827	0	827
Japanese yen bonds(2)	4,303	2,316	3,161
Total foreign-currency bonds	30,516	27,370	29,374

Source: Bureau of the Treasury, Department of Finance.

Notes:

(1)	Represents the aggregate of the original balances as of the issue dates of foreign currency bonds outstanding as of November 30, 2019.
(2)	Amounts were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rate as of December 3, 2018.
(3)	Amounts were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rate as of December 2, 2019.

DEBT TABLES OF THE REPUBLIC OF THE PHILIPPINES

As of November 30, 2019

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 30 NOVEMBER 2019

		INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 NOVEMBER 2019
	INTEREST RATE BASIS	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
GRAND TOTAL								7,142,017,315.73		4,493,565,732.03

I. NG GUARANTEED DEBT								7,056,499,411.59		4,408,047,827.88

A. LOANS								5,013,584,411.59		2,407,192,827.88

EURO								167,491,309.31		104,860,933.65

										247,921.28

EUR	FIXED		3.000	3.000	16.11.1990	31.12.2020	1,829,388.21	2,016,900.50	25,676.48	28,308.32
EUR	FIXED		3.000	3.000	16.11.1990	30.06.2021			7,383.51	8,140.32
EUR	FIXED		3.000	3.000	16.11.1990	30.09.2021			5,537.54	6,105.14
EUR	FIXED		3.000	3.000	16.11.1990	31.03.2022			116,559.60	128,506.96
EUR	FIXED		3.000	3.000	16.11.1990	30.06.2022			27,857.82	30,713.25
EUR	FIXED		3.000	3.000	16.11.1990	31.12.2022			18,709.03	20,626.71
EUR	FIXED		3.000	3.000	16.11.1990	30.06.2023			23,147.93	25,520.59
										358,721.58

EUR	FIXED		2.500	2.500	25.01.1991	31.12.2021	2,210,510.74	2,437,088.09	153,667.83	169,418.78
EUR	FIXED		2.500	2.500	25.01.1991	31.12.2022			171,703.22	189,302.80
										1,025,526.90

EUR	FIXED		1.500	1.500	30.08.1996	31.12.2021	5,157,960.05	5,686,650.96	168,995.21	186,317.22
EUR	FIXED		1.500	1.500	30.08.1996	30.06.2022			107,361.33	118,365.87
EUR	FIXED		1.500	1.500	30.08.1996	31.03.2023			210,265.75	231,817.99
EUR	FIXED		1.500	1.500	30.08.1996	30.06.2023			335,758.71	370,173.98
EUR	FIXED		1.500	1.500	30.08.1996	31.03.2024			107,802.13	118,851.85
										10,566,082.77

EUR	FIXED		0.400	0.400	04.10.2006	31.03.2032	10,498,800.00	11,574,927.00	2,772,325.00	3,056,488.31
EUR	FIXED		0.400	0.400	04.10.2006	31.03.2032			84,526.00	93,189.92
EUR	FIXED		0.400	0.400	04.10.2006	31.03.2033			784,836.00	865,281.69
EUR	FIXED		0.400	0.400	04.10.2006	30.06.2033			1,487,836.00	1,640,339.19
EUR	FIXED		0.400	0.400	04.10.2006	30.09.2033			1,524,292.00	1,680,531.93
EUR	FIXED		0.400	0.400	04.10.2006	31.12.2033			449,819.00	495,925.45
EUR	FIXED		0.400	0.400	04.10.2006	31.03.2034			838,042.00	923,941.31
EUR	FIXED		0.400	0.400	04.10.2006	30.06.2034			209,057.95	230,486.39
EUR	FIXED		0.400	0.400	04.10.2006	30.09.2034			327,168.88	360,703.69
EUR	FIXED		0.400	0.400	04.10.2006	30.12.2034			298,862.48	329,495.88
EUR	FIXED		0.400	0.400	04.10.2006	30.06.2035			806,983.23	889,699.01

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 30 NOVEMBER 2019

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 NOVEMBER 2019
		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
EUR	FIXED		2.991	2.991	31.01.2007	30.06.2025	2,536,050.00	2,795,995.13	1,268,025.00	1,397,997.56
EUR	FIXED		0.750	0.750	17.09.1991	31.12.2031	8,819,784.95	9,723,812.91	576,573.07	635,671.81
EUR	FIXED		0.750	0.750	22.12.1999	31.12.2039	25,564,594.06	28,184,964.95	8,741,046.05	9,637,003.27
EUR	FIXED		0.750	0.750	27.12.1996	30.12.2036	4,703,885.31	5,186,033.55	2,748,193.80	3,029,883.66
EUR	FIXED		0.750	0.750	21.12.2004	30.12.2044	5,112,918.81	5,636,992.99	4,347,918.81	4,793,580.49
EUR	FIXED		0.750	0.750	21.12.2004	30.12.2045	5,287,649.52	5,829,633.60	4,671,649.52	5,150,493.60
EUR	FIXED		0.750	0.750	08.11.1999	30.12.2039	14,699,641.58	16,206,354.84	10,046,374.19	11,076,127.54
EUR	FIXED		0.750	0.750	30.06.2009	30.06.2049	10,200,000.00	11,245,500.00	3,794,765.31	4,183,728.75
EUR	FIXED		0.750	0.750	04.12.2000	30.12.2040	9,356,641.43	10,315,697.18	6,705,593.09	7,392,916.38
EUR	FIXED		0.750	0.750	15.03.2004	30.12.2043	7,500,000.00	8,268,750.00	6,125,000.00	6,752,812.50
EUR	FIXED		0.750	0.750	21.12.2005	30.12.2045	11,700,000.00	12,899,250.00	10,335,000.00	11,394,337.50
EUR	FIXED		0.750	0.750	29.12.2005	30.12.2045	15,000,000.00	16,537,500.00	13,250,000.00	14,608,125.00
EUR	FIXED		0.750	0.750	20.12.2007	30.12.2047	4,741,730.27	5,227,757.62	4,504,730.27	4,966,465.12
EUR	FIXED		0.750	0.750	04.07.2010	30.06.2050	7,000,000.00	7,717,500.00	6,932,914.22	7,643,537.93
JAPANESE YEN								4,078,795,519.28		1,885,693,477.40

JPY	LIBOR BASED	0.000	0.043	0.043	15.05.2002	15.08.2026	3,676,050,000.00	33,569,688.60	872,075,661.00	7,963,794.94
JPY	LIBOR BASED	0.000	0.037	0.037	16.12.2005	01.04.2024	2,746,625,000.00	25,082,179.50	618,124,042.00	5,644,708.75
JPY	LIBOR BASED	0.000	0.000	0.000	27.04.2009	15.09.2040	4,520,780,200.00	41,283,764.79	1,938,512,111.00	17,702,492.60
										1,284,725.33

JPY	FIXED			1.870	19.11.2001	01.08.2021	3,717,900,000.00	33,951,862.80	6,171,720.00	56,360.15
JPY	FIXED			1.750	19.11.2001	01.08.2021			9,242,903.00	84,406.19
JPY	FIXED			2.310	19.11.2001	01.08.2021			10,202,296.00	93,167.37
JPY	FIXED			1.760	19.11.2001	01.08.2021			10,963,072.00	100,114.77
JPY	FIXED			1.820	19.11.2001	01.08.2021			12,407,465.00	113,304.97
JPY	FIXED			1.980	19.11.2001	01.08.2021			4,643,155.00	42,401.29
JPY	FIXED			2.340	19.11.2001	01.08.2021			12,998,387.00	118,701.27
JPY	FIXED			2.080	19.11.2001	01.08.2021			10,007,070.00	91,384.56
JPY	FIXED			2.230	19.11.2001	01.08.2021			30,036,160.00	274,290.21
JPY	FIXED			1.820	19.11.2001	01.08.2021			20,823,470.00	190,159.93
JPY	FIXED			1.960	19.11.2001	01.08.2021			8,749,020.00	79,896.05
JPY	FIXED			1.450	19.11.2001	01.08.2021			3,041,595.00	27,775.85
JPY	FIXED			1.510	19.11.2001	01.08.2021			1,397,582.00	12,762.72
										3,611,093.94

JPY	FIXED			2.410	08.12.2003	01.08.2023	1,188,200,000.00	10,850,642.40	3,954,336.00	36,111.00
JPY	FIXED			1.860	08.12.2003	01.08.2023			42,931,200.00	392,047.72
JPY	FIXED			2.420	08.12.2003	01.08.2023			29,471,192.00	269,130.93
JPY	FIXED			2.160	08.12.2003	01.08.2023			81,578,811.00	744,977.70

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 30 NOVEMBER 2019

		INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 NOVEMBER 2019
	INTEREST RATE BASIS	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
JPY	FIXED			2.300	08.12.2003	01.08.2023			100,397,549.00	916,830.42
JPY	FIXED			1.910	08.12.2003	01.08.2023			26,993,462.00	246,504.29
JPY	FIXED			2.010	08.12.2003	01.08.2023			54,695,665.00	499,480.81
JPY	FIXED			1.480	08.12.2003	01.08.2023			52,779,095.00	481,978.70
JPY	FIXED			1.590	08.12.2003	01.08.2023			2,631,666.00	24,032.37
JPY	LIBOR BASED	0.500	0.030	0.530	22.07.2005	15.04.2022	6,592,000,000.00	60,198,144.00	847,962,290.00	7,743,591.63
JPY	LIBOR BASED	0.500	0.240	0.740	29.06.2006	15.06.2026	11,710,000,000.00	106,935,720.00	4,041,616,232.00	36,908,039.43
JPY	FIXED			1.370	02.02.2012	01.12.2027	3,842,600,000.00	35,090,623.20	8,165,525.00	74,567.57
JPY	FIXED			2.500	10.06.1991	20.06.2021	30,084,000,000.00	274,727,088.00	2,935,024,000.00	26,802,639.17
JPY	FIXED			2.500	17.03.1992	20.03.2022	6,686,000,000.00	61,056,552.00	815,365,000.00	7,445,913.18
JPY	FIXED			3.000	20.12.1994	20.12.2024	22,499,999,999.00	205,469,999.99	6,036,569,000.00	55,125,948.11
JPY	FIXED			3.000	20.12.1994	20.12.2024	15,000,000,000.00	136,980,000.00	3,407,250,000.00	31,115,007.00
										5,124,476.59

JPY	FIXED			2.500	30.08.1995	20.08.2025	6,131,000,000.00	55,988,292.00	402,888,000.00	3,679,173.22
JPY	FIXED			2.100	30.08.1995	20.08.2025			158,268,000.00	1,445,303.38
										3,609,368.21

JPY	FIXED			2.500	30.08.1995	20.08.2025	1,352,000,000.00	12,346,464.00	299,028,000.00	2,730,723.70
JPY	FIXED			2.100	30.08.1995	20.08.2025			96,216,000.00	878,644.51
										32,853,283.20

JPY	FIXED			2.700	30.08.1995	20.08.2025	12,315,000,000.00	112,460,580.00	3,184,872,000.00	29,084,251.10
JPY	FIXED			2.100	30.08.1995	20.08.2025			412,728,000.00	3,769,032.10
										59,607,897.18

JPY	FIXED			2.700	29.03.1996	20.03.2026	24,712,000,000.00	225,669,984.00	4,639,622,000.00	42,369,028.10
JPY	FIXED			2.300	29.03.1996	20.03.2026			1,887,743,000.00	17,238,869.08
										30,373,963.46

JPY	FIXED			2.700	29.05.1996	20.03.2026	10,494,000,000.00	95,831,208.00	3,246,828,000.00	29,650,033.30
JPY	FIXED			2.300	29.05.1996	20.03.2026			79,274,000.00	723,930.17
										14,646,586.50

JPY	FIXED			2.500	29.03.1996	20.03.2026	5,158,000,000.00	47,102,856.00	1,553,799,000.00	14,189,292.47
JPY	FIXED			2.100	29.03.1996	20.03.2026			50,076,000.00	457,294.03
JPY	FIXED			2.300	18.03.1997	20.03.2027	876,000,000.00	7,999,632.00	183,960,000.00	1,679,922.72
										14,107,433.22

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 30 NOVEMBER 2019

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 NOVEMBER 2019
		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
JPY	FIXED			2.500	18.03.1997	20.03.2027	7,228,000,000.00	66,006,096.00	1,022,400,000.00	9,336,556.80
JPY	FIXED			2.100	18.03.1997	20.03.2027			522,435,000.00	4,770,876.42
										2,665,356.84

JPY	FIXED			2.500	18.03.1997	20.03.2027	1,034,000,000.00	9,442,488.00	106,785,000.00	975,160.62
JPY	FIXED			2.100	18.03.1997	20.03.2027			185,085,000.00	1,690,196.22
										1,786,356.18

JPY	FIXED			2.500	18.03.1997	20.03.2027	2,746,000,000.00	25,076,472.00	129,555,000.00	1,183,096.26
JPY	FIXED			2.100	18.03.1997	20.03.2027			66,060,000.00	603,259.92
										59,045,210.74

JPY	FIXED			2.200	10.09.1998	20.09.2028	14,555,000,000.00	132,916,260.00	5,829,894,000.00	53,238,592.01
JPY	FIXED			0.750	10.09.1998	20.09.2038			635,854,000.00	5,806,618.73
										78,399,936.82

JPY	FIXED			2.200	10.09.1998	20.09.2028	19,990,000,000.00	182,548,680.00	8,329,752,000.00	76,067,295.26
JPY	FIXED			0.750	10.09.1998	20.09.2038			255,436,000.00	2,332,641.55
										27,789,169.13

JPY	FIXED			2.200	10.09.1998	20.09.2028	6,072,000,000.00	55,449,504.00	217,548,000.00	1,986,648.34
JPY	FIXED			1.700	10.09.1998	20.09.2028			1,541,790,000.00	14,079,626.28
JPY	FIXED			0.750	10.09.1998	20.09.2038			1,283,716,000.00	11,722,894.51
JPY	FIXED			0.750	28.12.1999	20.12.2039	35,350,000,000.00	322,816,200.00	23,699,476,000.00	216,423,614.83
JPY	FIXED			0.750	28.12.1999	20.12.2039	20,529,000,000.00	187,470,828.00	13,798,099,000.00	126,004,240.07
										98,528,618.16

JPY	FIXED			0.950	31.08.2000	20.08.2040	16,450,000,000.00	150,221,400.00	9,782,010,000.00	89,329,315.32
JPY	FIXED			0.750	31.08.2000	20.08.2040			1,007,370,000.00	9,199,302.84
										382,957,981.30

JPY	FIXED			0.950	14.09.2001	20.09.2041	59,037,000,000.00	539,125,884.00	39,511,252,000.00	360,816,753.26
JPY	FIXED			0.750	14.09.2001	20.09.2041			2,424,576,000.00	22,141,228.03
										213,793,544.04

JPY	FIXED			1.400	30.09.2008	20.09.2038	24,846,000,000.00	226,893,672.00	7,043,870,000.00	64,324,620.84
JPY	FIXED			0.650	30.09.2008	20.09.2048			16,163,904,000.00	147,608,771.33
JPY	FIXED			0.010	30.09.2008	20.09.2048			203,696,000.00	1,860,151.87
										94,122,428.16

JPY	FIXED			1.400	25.12.2009	20.11.2039	14,608,000,000.00	133,400,256.00	3,140,120,000.00	28,675,575.84

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 30 NOVEMBER 2019

		INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 NOVEMBER 2019
	INTEREST RATE BASIS	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
JPY	FIXED			0.650	25.12.2009	20.11.2049			6,954,660,000.00	63,509,955.12
JPY	FIXED			0.010	25.12.2009	20.11.2049			212,100,000.00	1,936,897.20
										172,832,232.00

JPY	FIXED			1.400	09.11.2009	20.11.2039	30,380,000,000.00	277,430,160.00	18,843,680,000.00	172,080,485.76
JPY	FIXED			0.010	09.11.2009	20.11.2039			82,320,000.00	751,746.24
JPY	FIXED			1.400	12.01.2017	20.01.2042	4,928,000,000.00	45,002,496.00	2,615,000,000.00	23,880,180.00
JPY	FIXED			1.543	22.08.2008	20.12.2021	10,000,000,000.00	91,320,000.00	1,875,000,000.00	17,122,500.00
JPY	FIXED			2.390	20.12.2007	30.12.2022	5,593,500,000.00	51,079,842.00	757,408,718.65	6,916,656.42
KOREAN WON								28,111,083.00		20,376,948.98

KRW	FIXED			2.500	07.05.2004	20.05.2034	33,189,000,000.00	28,111,083.00	24,057,791,000.00	20,376,948.98
SPECIAL DRAWING RIGHTS								6,864,500.00		593,406.81

SDR	FIXED			0.750	28.12.1998	15.07.2038	5,000,000.00	6,864,500.00	432,228.72	593,406.81
UNITED STATES DOLLAR								732,322,000.00		395,668,061.04

USD	FIXED		5.620	5.620	07.05.2004	20.05.2020	15,420,000.00	15,420,000.00	772,813.35	772,813.35
USD	FIXED		3.000	3.000	07.01.2010	21.01.2030	116,602,000.00	116,602,000.00	80,731,189.23	80,731,189.23
USD	LIBOR BASED	0.000	6.400	6.400	27.11.1995	15.07.2020	92,000,000.00	92,000,000.00	9,341,077.94	9,341,077.94
USD	LIBOR BASED	0.000	6.390	6.390	03.06.1997	01.09.2021	13,514,394.64	13,514,394.64	1,611,594.64	1,611,594.64
USD	LIBOR BASED	0.000	3.275	3.275	12.12.2002	01.09.2021	36,485,605.36	36,485,605.36	3,505,307.98	3,505,307.98
USD	LIBOR BASED	0.500	2.766	3.266	27.05.2016	15.03.2041	123,300,000.00	123,300,000.00	56,031,312.81	56,031,312.81
USD	LIBOR BASED	0.500	2.686	3.186	19.05.2016	15.03.2041	60,000,000.00	60,000,000.00	6,433,301.50	6,433,301.50
USD	LIBOR BASED	0.500	2.790	3.290	31.05.2012	15.05.2037	275,000,000.00	275,000,000.00	237,241,463.59	237,241,463.59
B. BONDS								2,042,915,000.00		2,000,855,000.00

JAPANESE YEN								563,901,000.00		563,901,000.00

JPY	FIXED		3.200	3.200	10.12.2002	13.12.2020	24,750,000,000.00	226,017,000.00	24,750,000,000.00	226017000
JPY	FIXED		3.500	3.500	10.12.2002	13.12.2022	37,000,000,000.00	337,884,000.00	37,000,000,000.00	337884000
UNITED STATES DOLLAR								1,479,014,000.00		1,436,954,000.00

USD	FIXED		9.625	9.625	05.05.1998	15.05.2028	300,000,000.00	300,000,000.00	300,000,000.00	300000000
USD	FIXED		7.390	7.390	02.12.2009	02.12.2024	579,014,000.00	579,014,000.00	579,014,000.00	579014000
USD	FIXED		7.390	7.390	23.11.2009	02.12.2024	600,000,000.00	600,000,000.00	557,940,000.00	557940000

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 30 NOVEMBER 2019

		INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 NOVEMBER 2019
	INTEREST RATE BASIS	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
II. GFI GUARANTEE ASSUMED BY NATIONAL GOVERNMENT								85,517,904.15		85,517,904.15

CANADIAN DOLLAR								201,737.94		201,737.94

	INTEREST FREE				30.06.1986	Upon Demand	267,807.00	201,737.94	267,807.00	201,737.94
EURO								358,571.36		358,571.36

	INTEREST FREE				30.06.1986	Upon Demand	325,234.79	358,571.36	325,234.79	358,571.36
BRITISH POUND								348.62		348.62

	INTEREST FREE				30.06.1986	Upon Demand	270.00	348.62	270.00	348.62
JAPANESE YEN								25,032.64		25,032.64

	INTEREST FREE				30.06.1986	Upon Demand	2,741,200.00	25,032.64	2,741,200.00	25,032.64
SAUDI RIYAL								7,290,643.61		7,290,643.61

	INTEREST FREE				30.06.1986	Upon Demand	5,918,966.00	1,578,641.50	5,918,966.00	1,578,641.50
	INTEREST FREE				30.06.1986	Upon Demand	18,456,608.00	4,922,543.46	18,456,608.00	4,922,543.46
	INTEREST FREE				30.06.1986	Upon Demand	2,960,000.00	789,458.64	2,960,000.00	789,458.64
UNITED STATES DOLLAR								77,641,569.98		77,641,569.98

	INTEREST FREE				30.06.1986	Upon Demand	8,333,333.32	8,333,333.32	8,333,333.32	8,333,333.32
	INTEREST FREE				30.06.1986	Upon Demand	5,215,433.52	5,215,433.52	5,215,433.52	5,215,433.52
	INTEREST FREE				30.06.1986	Upon Demand	33,088,000.00	33,088,000.00	33,088,000.00	33,088,000.00
	INTEREST FREE				30.06.1986	Upon Demand	7,511,546.63	7,511,546.63	7,511,546.63	7,511,546.63
	INTEREST FREE				30.06.1986	Upon Demand	18,598,000.00	18,598,000.00	18,598,000.00	18,598,000.00
	INTEREST FREE				30.06.1986	Upon Demand	509,091.00	509,091.00	509,091.00	509,091.00
	INTEREST FREE				30.06.1986	Upon Demand	514,525.51	514,525.51	514,525.51	514,525.51
	INTEREST FREE				30.06.1986	Upon Demand	2,180,000.00	2,180,000.00	2,180,000.00	2,180,000.00
	INTEREST FREE				30.06.1986	Upon Demand	717,440.00	717,440.00	717,440.00	717,440.00
	INTEREST FREE				30.06.1986	Upon Demand	974,200.00	974,200.00	974,200.00	974,200.00

(1)	Original currencies converted using BSP reference rate prevailing on 2 December 2019

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 30 NOVEMBER 2019

	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 NOVEMBER 2019
INTEREST RATE BASIS	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
GRAND TOTAL							75,505,958,267.62		51,105,777,896.65

I. DIRECT DEBT OF THE REPUBLIC							38,411,913,650.83		19,175,928,279.86

A. AVAILED BY GOVERNMENT AGENCIES							37,252,456,713.79		18,755,805,129.50

CANADIAN DOLLAR							4,768,363.68		365,948.65

INTEREST FREE				12.11.1974	30.09.2024	6,330,000.00	4,768,363.68	485,796.62	365,948.65
CHINA YUAN							170,648,400.00		77,691,337.20

FIXED			2.000	11.05.2006	21.03.2026	400,000,000.00	56,882,800.00	172,992,355.35	24,600,723.88
FIXED			2.000	15.01.2007	21.09.2026	800,000,000.00	113,765,600.00	373,333,333.28	53,090,613.33
EURO							1,176,013,939.52		618,951,416.57

FIXED			2.000	12.10.1990	31.12.2020	3,374,526.44	3,720,415.40	253,089.52	279,031.20
FIXED			0.750	14.02.2002	30.06.2042	6,828,167.68	7,528,054.87	5,152,167.68	5,680,264.87
FIXED			0.750	26.06.2002	30.06.2042	7,464,861.47	8,230,009.77	5,662,861.47	6,243,304.77
FIXED			0.750	20.12.2007	30.12.2047	10,000,000.00	11,025,000.00	9,331,536.60	10,288,019.10
FIXED			0.750	24.12.2008	30.12.2048	4,000,000.00	4,410,000.00	3,933,663.86	4,336,864.41
LIBOR BASED	0.000	0.990	0.990	14.10.2015	01.05.2034	22,800,000.00	25,137,000.00	8,399,866.53	9,260,852.85
LIBOR BASED	0.000	0.990	0.990	26.10.2015	01.11.2033	27,310,000.00	30,109,275.00	14,076,625.95	15,519,480.11
FIXED			4.500	27.03.1998	31.12.2019	15,062,389.63	16,606,284.57	579,322.63	638,703.20
FIXED			4.500	23.07.1999	31.12.2022	72,672,834.17	80,121,799.67	19,563,289.16	21,568,526.30
FIXED			4.000	16.11.2000	30.06.2023	31,249,318.69	34,452,373.86	10,416,439.49	11,484,124.54
FIXED			4.400	11.12.2001	18.10.2024	23,986,986.00	26,445,652.07	9,994,577.50	11,019,021.69
FIXED			3.650	28.02.2002	31.10.2024	36,279,013.93	39,997,612.86	10,077,503.79	11,110,447.93
FIXED			3.450	28.02.2002	15.05.2025	18,168,208.54	20,030,449.92	8,327,095.56	9,180,622.85
									404,423.10

FIXED			3.000	08.04.1988	31.03.2020	4,344,796.99	4,790,138.68	31,693.68	34,942.28
FIXED			3.000	08.04.1988	31.12.2020			19,749.47	21,773.79
FIXED			3.000	08.04.1988	31.03.2021			52,515.36	57,898.18
FIXED			3.000	08.04.1988	30.09.2021			72,372.31	79,790.47
FIXED			3.000	08.04.1988	31.12.2021			25,260.81	27,850.04
FIXED			3.000	08.04.1988	31.03.2022			23,063.25	25,427.23
FIXED			3.000	08.04.1988	30.06.2022			91,485.74	100,863.03
FIXED			3.000	08.04.1988	30.06.2023			34,687.79	38,243.29
FIXED			3.000	08.04.1988	30.09.2023			12,416.78	13,689.50

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 30 NOVEMBER 2019

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 NOVEMBER 2019
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
FIXED			3.000	08.04.1988	31.12.2024			3,578.48	3,945.27
									56,024.34

FIXED			3.000	08.04.1988	30.09.2019	1,448,265.66	1,596,712.89	0.07	0.08
FIXED			3.000	08.04.1988	30.09.2020			50,815.66	56,024.27
									761,329.41

FIXED			2.500	09.02.1990	31.12.2021	4,431,330.44	4,885,541.81	212,335.67	234,100.08
FIXED			2.500	09.02.1990	31.12.2022			478,212.55	527,229.34
									764,504.59

FIXED			2.500	09.02.1990	31.12.2021	4,153,865.01	4,579,636.17	130,291.42	143,646.29
FIXED			2.500	09.02.1990	31.12.2022			479,343.59	528,476.31
FIXED			2.500	09.02.1990	31.12.2023			83,793.19	92,381.99
									475,163.02

FIXED			2.500	09.02.1990	31.12.2021	2,652,595.39	2,924,486.42	83,040.53	91,552.18
FIXED			2.500	09.02.1990	31.12.2022			347,946.34	383,610.84
									247,907.20

FIXED			2.500	22.01.1992	31.12.2022	1,017,361.58	1,121,641.14	45,987.40	50,701.11
FIXED			2.500	22.01.1992	31.12.2023			111,520.83	122,951.72
FIXED			2.500	22.01.1992	31.12.2024			67,350.91	74,254.38
									2,372,482.62

FIXED			2.000	07.12.1990	31.12.2022	10,518,982.19	11,597,177.86	848,032.05	934,955.34
FIXED			2.000	07.12.1990	31.12.2023			1,073,915.82	1,183,992.19
FIXED			2.000	07.12.1990	31.12.2024			166,971.05	184,085.58
FIXED			2.000	07.12.1990	31.12.2025			62,992.75	69,449.51
									164,533.79

FIXED			2.000	07.12.1990	31.12.2022	729,010.47	803,734.04	51,761.77	57,067.35
FIXED			2.000	07.12.1990	31.12.2023			97,475.23	107,466.44
									645,203.55

FIXED			2.000	07.12.1990	31.12.2022	2,881,286.42	3,176,618.28	229,032.49	252,508.32
FIXED			2.000	07.12.1990	30.12.2023			343,161.32	378,335.36
FIXED			2.000	07.12.1990	31.12.2024			13,024.83	14,359.88

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 30 NOVEMBER 2019

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 NOVEMBER 2019
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
FIXED			2.000	07.12.1990	31.12.2022	759,194.79	837,012.26	132,858.25	146,476.22
									508,110.30

FIXED			2.000	07.12.1990	31.12.2022	2,167,469.20	2,389,634.79	93,825.43	103,442.54
FIXED			2.000	07.12.1990	31.12.2023			367,045.59	404,667.76
									551,208.38

FIXED			1.400	13.09.1994	30.06.2022	2,689,415.88	2,965,081.01	111,080.41	122,466.15
FIXED			1.400	13.09.1994	31.12.2022			46,870.93	51,675.20
FIXED			1.400	13.09.1994	31.03.2023			161,826.95	178,414.21
FIXED			1.400	13.09.1994	30.06.2023			109,750.01	120,999.39
FIXED			1.400	13.09.1994	30.09.2023			64,880.95	71,531.25
FIXED			1.400	13.09.1994	31.03.2024			5,553.00	6,122.18
									3,347,756.76

FIXED			1.400	13.09.1994	31.12.2021	15,568,940.42	17,164,756.81	435,304.44	479,923.15
FIXED			1.400	13.09.1994	31.03.2023			1,841,341.20	2,030,078.67
FIXED			1.400	13.09.1994	30.09.2023			71,475.34	78,801.56
FIXED			1.400	13.09.1994	31.12.2025			377,078.12	415,728.63
FIXED			1.400	13.09.1994	31.12.2028			311,314.97	343,224.75
									334,379.93

FIXED			1.500	18.12.1995	30.06.2022	1,920,857.62	2,117,745.53	73,490.30	81,023.06
FIXED			1.500	18.12.1995	30.09.2022			229,802.15	253,356.87
									171,077.19

FIXED			1.500	18.12.1995	31.03.2023	743,803.27	820,043.11	33,516.79	36,952.26
FIXED			1.500	18.12.1995	30.06.2023			73,145.03	80,642.40
FIXED			1.500	18.12.1995	30.09.2023			31,620.24	34,861.31
FIXED			1.500	18.12.1995	30.06.2024			16,889.99	18,621.21
									769,857.18

FIXED			1.500	18.12.1995	30.09.2022	3,658,776.41	4,033,800.99	140,090.94	154,450.26
FIXED			1.500	18.12.1995	31.12.2022			397,490.61	438,233.40
FIXED			1.500	18.12.1995	31.03.2023			8,753.76	9,651.02
FIXED			1.500	18.12.1995	30.06.2023			3,798.99	4,188.39
FIXED			1.500	18.12.1995	30.09.2023			12,175.15	13,423.10

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 30 NOVEMBER 2019

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 NOVEMBER 2019
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
FIXED			1.500	18.12.1995	31.12.2023			21,985.68	24,239.21
FIXED			1.500	18.12.1995	31.03.2024			21,771.01	24,002.54
FIXED			1.500	18.12.1995	30.09.2024			12,750.00	14,056.88
FIXED			1.500	18.12.1995	31.03.2025			10,131.00	11,169.43
FIXED			1.500	18.12.1995	30.06.2025			69,336.02	76,442.96
									1,228,236.14

FIXED			1.500	18.12.1995	31.12.2022	3,099,676.12	3,417,392.92	136,691.34	150,702.20
FIXED			1.500	18.12.1995	30.06.2024			69,000.03	76,072.53
FIXED			1.500	18.12.1995	31.12.2024			22,605.01	24,922.02
FIXED			1.500	18.12.1995	30.09.2025			2,412.00	2,659.23
FIXED			1.500	18.12.1995	31.12.2025			2,613.00	2,880.83
FIXED			1.500	18.12.1995	31.03.2026			322,088.00	355,102.02
FIXED			1.500	18.12.1995	31.12.2026			34,125.01	37,622.82
FIXED			1.500	18.12.1995	30.06.2027			6,880.00	7,585.20
FIXED			1.500	18.12.1995	30.09.2027			17,264.00	19,033.56
FIXED			1.500	18.12.1995	31.12.2027			9,282.00	10,233.41
FIXED			1.500	18.12.1995	30.09.2029			55,000.00	60,637.50
FIXED			1.500	18.12.1995	31.12.2029			436,086.00	480,784.82
									1,528,287.15

FIXED			1.500	15.01.1997	30.09.2023	5,497,311.79	6,060,786.25	283,095.48	312,112.77
FIXED			1.500	15.01.1997	31.03.2024			425,268.01	468,857.98
FIXED			1.500	15.01.1997	30.06.2024			220,480.02	243,079.22
FIXED			1.500	15.01.1997	30.09.2024			207,949.97	229,264.84
FIXED			1.500	15.01.1997	31.12.2024			9,779.00	10,781.35
FIXED			1.500	15.01.1997	31.03.2025			13,244.01	14,601.52
FIXED			1.500	15.01.1997	30.06.2025			50,772.00	55,976.13
FIXED			1.500	15.01.1997	30.09.2025			11,423.99	12,594.95
FIXED			1.500	15.01.1997	31.12.2025			14,144.01	15,593.77
FIXED			1.500	15.01.1997	31.03.2026			17,563.01	19,363.22
FIXED			1.500	15.01.1997	30.06.2026			132,482.00	146,061.41
									2,129,134.25

FIXED			1.500	15.01.1997	30.09.2023	9,144,059.29	10,081,325.37	475,425.16	524,156.24
FIXED			1.500	15.01.1997	30.09.2024			463,940.17	511,494.04
FIXED			1.500	15.01.1997	31.12.2024			8,414.99	9,277.53
FIXED			1.500	15.01.1997	31.03.2025			37,543.04	41,391.20

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 30 NOVEMBER 2019

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 NOVEMBER 2019
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
FIXED			1.500	15.01.1997	30.06.2025			778,236.11	858,005.31
FIXED			1.500	15.01.1997	30.09.2025			167,628.06	184,809.94
									2,135,296.74

FIXED			0.470	22.01.1998	31.12.2029	3,298,662.49	3,636,775.40	502,726.81	554,256.31
FIXED			0.470	22.01.1998	30.06.2030			37,117.18	40,921.69
FIXED			0.470	22.01.1998	30.09.2030			2,061.40	2,272.69
FIXED			0.470	22.01.1998	31.12.2031			1,030,700.00	1,136,346.75
FIXED			0.470	22.01.1998	31.03.2032			37,825.00	41,702.06
FIXED			0.470	22.01.1998	30.06.2032			238,414.70	262,852.21
FIXED			0.470	22.01.1998	30.09.2032			87,932.00	96,945.03
									454,149.20

FIXED			0.470	22.01.1998	31.12.2029	741,169.01	817,138.83	116,731.19	128,696.14
FIXED			0.470	22.01.1998	31.03.2030			56,406.00	62,187.62
FIXED			0.470	22.01.1998	30.06.2030			43,512.82	47,972.88
FIXED			0.470	22.01.1998	30.09.2030			34,282.60	37,796.57
FIXED			0.470	22.01.1998	31.12.2030			67,298.00	74,196.05
FIXED			0.470	22.01.1998	31.03.2031			12,006.00	13,236.62
FIXED			0.470	22.01.1998	30.06.2031			24,672.00	27,200.88
FIXED			0.470	22.01.1998	30.09.2031			23,856.00	26,301.24
FIXED			0.470	22.01.1998	30.06.2032			33,162.10	36,561.22
INTEREST FREE				27.11.2007	15.05.2024	5,387,110.80	5,939,289.66	2,020,166.55	2,227,233.62
LIBOR BASED	0.300	-0.300	0.000	18.04.2008	07.07.2021	12,512,000.00	13,794,480.00	2,419,937.95	2,667,981.59
INTEREST FREE				07.11.2008	31.10.2022	11,351,426.36	12,514,947.56	2,724,338.97	3,003,583.71
									1,663,283.17

FIXED			5.140	11.11.2008	07.01.2020	30,173,488.79	33,266,271.39	748,969.60	825,738.98
FIXED			5.140	11.11.2008	04.02.2020			759,677.27	837,544.19
									4,904,617.22

FIXED			5.140	11.11.2008	15.06.2020	38,159,370.00	42,070,705.43	1,271,977.15	1,402,354.81
FIXED			5.140	11.11.2008	30.09.2020			1,271,978.23	1,402,356.00
FIXED			5.140	11.11.2008	15.12.2020			1,904,677.02	2,099,906.41
FIXED			0.300	06.11.2009	10.02.2040	15,708,268.88	17,318,366.44	15,708,015.38	17,318,086.96
FIXED			4.740	06.11.2009	15.09.2022	15,708,268.88	17,318,366.44	2,004,599.41	2,210,070.85

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 30 NOVEMBER 2019

	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 NOVEMBER 2019
INTEREST RATE BASIS	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
LIBOR BASED	0.000	0.855	0.855	15.02.2010	30.11.2029	150,000,000.00	165,375,000.00	100,000,000.00	110,250,000.00
FIXED			1.000	12.01.2012	28.01.2031	20,493,740.00	22,594,348.35	16,834,143.60	18,559,643.32
FIXED			0.150	10.02.2011	11.04.2034	26,190,016.00	28,874,492.64	6,593,820.00	7,269,686.55
LIBOR BASED	0.000	2.210	2.210	16.04.2014	31.03.2034	110,269,793.43	121,572,447.26	110,269,793.43	121,572,447.26
FIXED			1.440	26.02.2015	31.03.2041	50,893,963.00	56,110,594.21	3,000,000.00	3,307,500.00
INTEREST FREE				01.04.2016	30.06.2039	20,493,740.00	22,594,348.35	19,469,024.20	21,464,599.18
LIBOR BASED	0.940	0.000	0.940	04.04.2016	30.09.2035	50,000,000.00	55,125,000.00	50,000,000.00	55,125,000.00
LIBOR BASED	0.500	1.320	1.820	27.10.2017	01.09.2037	100,000,000.00	110,250,000.00	100,000,000.00	110,250,000.00
FIXED			2.000	10.07.1989	31.12.2019	32,109,130.14	35,400,315.98	818,067.06	901,918.93
FIXED			2.000	10.07.1989	31.12.2019	9,203,253.86	10,146,587.38	224,968.30	248,027.55
FIXED			2.000	10.07.1989	31.12.2019	7,362,603.09	8,117,269.91	184,065.09	202,931.76
JAPANESE YEN							15,903,501,922.10		4,976,378,048.55

LIBOR BASED	0.000	0.150	0.150	25.10.1990	15.09.2020	3,173,239,665.00	28,978,024.62	364,605,265.00	3,329,575.28
LIBOR BASED	0.000	0.325	0.325	22.02.2008	01.11.2022	34,253,100,000.00	312,799,309.20	12,594,864,870.00	115,016,305.99
FIXED			2.700	09.02.1990	20.02.2020	2,304,000,000.00	21,040,128.00	55,506,000.00	506,880.79
FIXED			2.700	09.02.1990	20.02.2020	4,238,000,000.00	38,701,416.00	89,135,000.00	813,980.82
FIXED			2.700	09.02.1990	20.02.2020	2,079,000,000.00	18,985,428.00	49,272,000.00	449,951.90
FIXED			2.700	09.02.1990	20.02.2020	5,708,000,000.00	52,125,456.00	131,176,000.00	1,197,899.23
FIXED			2.700	09.02.1990	20.02.2020	8,634,000,000.00	78,845,688.00	180,940,000.00	1,652,344.08
FIXED			2.700	09.02.1990	20.02.2020	454,000,000.00	4,145,928.00	7,713,000.00	70,435.12
FIXED			2.700	09.02.1990	20.02.2020	4,986,000,000.00	45,532,152.00	121,246,000.00	1,107,218.47
FIXED			2.700	09.02.1990	20.02.2020	5,080,000,000.00	46,390,560.00	77,457,000.00	707,337.32
FIXED			2.700	09.02.1990	20.02.2020	21,752,000,000.00	198,639,264.00	398,680,000.00	3,640,745.76
FIXED			2.700	09.02.1990	20.02.2020	4,301,000,000.00	39,276,732.00	104,890,000.00	957,855.48
FIXED			2.700	16.07.1991	20.06.2021	2,065,000,000.00	18,857,580.00	177,112,000.00	1,617,386.78
FIXED			2.700	16.07.1991	20.06.2021	1,663,000,000.00	15,186,516.00	147,512,000.00	1,347,079.58
FIXED			2.700	16.07.1991	20.06.2021	1,795,000,000.00	16,391,940.00	122,752,000.00	1,120,971.26
FIXED			2.700	16.07.1991	20.06.2021	5,266,000,000.00	48,089,112.00	470,908,000.00	4,300,331.86
FIXED			2.700	16.07.1991	20.06.2021	10,790,000,000.00	98,534,280.00	1,032,008,000.00	9,424,297.06
FIXED			2.700	16.07.1991	20.06.2021	20,020,000,000.00	182,822,640.00	1,953,164,000.00	17,836,293.65
FIXED			2.700	21.12.1990	20.12.2020	28,200,000,000.00	257,522,400.00	2,063,412,000.00	18,843,078.38
FIXED			2.700	20.03.1992	20.03.2022	7,655,000,000.00	69,905,460.00	568,250,000.00	5,189,259.00
FIXED			3.000	19.08.1993	20.08.2023	6,872,000,000.00	62,755,104.00	1,300,648,000.00	11,877,517.54
FIXED			3.000	19.08.1993	20.08.2023	4,633,000,000.00	42,308,556.00	774,192,000.00	7,069,921.34
FIXED			3.000	19.08.1993	20.08.2023	3,803,000,000.00	34,728,996.00	694,088,000.00	6,338,411.62
FIXED			3.000	19.08.1993	20.08.2023	3,055,000,000.00	27,898,260.00	596,088,000.00	5,443,475.62
FIXED			3.000	19.08.1993	20.08.2023	9,294,000,000.00	84,872,808.00	1,119,792,000.00	10,225,940.54

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 30 NOVEMBER 2019

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 NOVEMBER 2019
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
FIXED			3.000	20.12.1994	20.12.2024	9,620,000,000.00	87,849,840.00	2,564,133,000.00	23,415,662.56
FIXED			3.000	20.12.1994	20.12.2024	4,616,000,000.00	42,153,312.00	1,159,950,000.00	10,592,663.40
FIXED			3.000	20.12.1994	20.12.2024	11,754,000,000.00	107,337,528.00	3,153,469,000.00	28,797,478.91
									15,544,928.74

FIXED			2.700	30.08.1995	20.08.2025	6,151,000,000.00	56,170,932.00	1,472,220,000.00	13,444,313.04
FIXED			2.300	30.08.1995	20.08.2025			230,028,000.00	2,100,615.70
									10,402,042.03

FIXED			2.700	30.08.1995	20.08.2025	4,040,000,000.00	36,893,280.00	968,352,000.00	8,842,990.46
FIXED			2.300	30.08.1995	20.08.2025			170,724,000.00	1,559,051.57
									22,152,515.18

FIXED			2.500	30.08.1995	20.08.2025	8,312,000,000.00	75,905,184.00	2,182,092,000.00	19,926,864.14
FIXED			2.100	30.08.1995	20.08.2025			243,720,000.00	2,225,651.04
									49,116,535.06

FIXED			2.700	30.08.1995	20.08.2025	18,391,000,000.00	167,946,612.00	4,682,388,000.00	42,759,567.22
FIXED			2.300	30.08.1995	20.08.2025			696,120,000.00	6,356,967.84
									14,065,435.15

FIXED			2.700	30.08.1995	20.08.2025	5,579,000,000.00	50,947,428.00	1,373,748,000.00	12,545,066.74
FIXED			2.300	30.08.1995	20.08.2025			166,488,000.00	1,520,368.42
									16,579,401.70

FIXED			2.700	30.08.1995	20.08.2025	6,386,000,000.00	58,316,952.00	1,539,996,000.00	14,063,243.47
FIXED			2.300	30.08.1995	20.08.2025			275,532,000.00	2,516,158.22
									33,394,189.82

FIXED			2.700	30.08.1995	20.08.2025	12,895,000,000.00	117,757,140.00	3,071,820,000.00	28,051,860.24
FIXED			2.300	30.08.1995	20.08.2025			585,012,000.00	5,342,329.58
									10,272,952.08

FIXED			2.700	30.08.1995	20.08.2025	4,765,000,000.00	43,513,980.00	991,644,000.00	9,055,693.01
FIXED			2.300	30.08.1995	20.08.2025			133,296,000.00	1,217,259.07
									23,867,395.20

FIXED			2.700	30.08.1995	20.08.2025	9,551,000,000.00	87,219,732.00	1,902,060,000.00	17,369,611.92

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 30 NOVEMBER 2019

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 NOVEMBER 2019
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
FIXED			2.300	30.08.1995	20.08.2025			711,540,000.00	6,497,783.28
									4,852,927.44

FIXED			2.700	30.08.1995	20.08.2025	2,872,000,000.00	26,227,104.00	367,800,000.00	3,358,749.60
FIXED			2.300	30.08.1995	20.08.2025			163,620,000.00	1,494,177.84
									20,010,056.66

FIXED			2.500	29.03.1996	20.03.2026	6,911,000,000.00	63,111,252.00	1,888,484,000.00	17,245,635.89
FIXED			2.100	29.03.1996	20.03.2026			302,718,000.00	2,764,420.78
FIXED			2.300	29.03.1996	20.03.2026	305,000,000.00	2,785,260.00	72,033,000.00	657,805.36
									13,793,338.08

FIXED			2.700	18.03.1997	20.03.2027	5,746,000,000.00	52,472,472.00	1,239,615,000.00	11,320,164.18
FIXED			2.300	18.03.1997	20.03.2027			270,825,000.00	2,473,173.90
									24,924,880.80

FIXED			2.700	18.03.1997	20.03.2027	7,683,000,000.00	70,161,156.00	2,279,115,000.00	20,812,878.18
FIXED			2.300	18.03.1997	20.03.2027			450,285,000.00	4,112,002.62
									21,181,080.42

FIXED			2.700	18.03.1997	20.03.2027	6,339,868,462.00	57,895,678.79	2,110,125,000.00	19,269,661.50
FIXED			2.300	18.03.1997	20.03.2027			209,310,000.00	1,911,418.92
									29,811,231.36

FIXED			2.500	18.03.1997	20.03.2027	9,411,000,000.00	85,941,252.00	2,934,450,000.00	26,797,397.40
FIXED			2.100	18.03.1997	20.03.2027			330,030,000.00	3,013,833.96
									24,391,343.70

FIXED			2.500	18.03.1997	20.03.2027	7,979,000,000.00	72,864,228.00	2,274,030,000.00	20,766,441.96
FIXED			2.100	18.03.1997	20.03.2027			396,945,000.00	3,624,901.74
									31,943,051.10

FIXED			2.700	18.03.1997	20.03.2027	11,122,000,000.00	101,566,104.00	2,547,360,000.00	23,262,491.52
FIXED			2.300	18.03.1997	20.03.2027			950,565,000.00	8,680,559.58
									21,915,594.58

FIXED			2.200	10.09.1998	20.09.2028	5,849,000,000.00	53,413,068.00	1,849,248,000.00	16,887,332.74

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 30 NOVEMBER 2019

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 NOVEMBER 2019
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
FIXED			0.750	10.09.1998	20.09.2038			550,620,000.00	5,028,261.84
									50,537,054.18

FIXED			2.200	10.09.1998	20.09.2028	13,564,000,000.00	123,866,448.00	4,294,008,000.00	39,212,881.06
FIXED			0.750	10.09.1998	20.09.2038			1,240,054,000.00	11,324,173.13
									10,161,139.87

FIXED			2.200	10.09.1998	20.09.2028	5,728,000,000.00	52,308,096.00	815,346,000.00	7,445,739.67
FIXED			0.750	10.09.1998	20.09.2038			297,350,000.00	2,715,400.20
									12,977,375.62

FIXED			2.200	10.09.1998	20.09.2028	4,328,000,000.00	39,523,296.00	1,036,224,000.00	9,462,797.57
FIXED			0.750	10.09.1998	20.09.2038			384,864,000.00	3,514,578.05
									1,882,452.22

FIXED			1.700	10.09.1998	20.09.2028	458,000,000.00	4,182,456.00	11,502,000.00	105,036.26
FIXED			0.750	10.09.1998	20.09.2038			194,636,000.00	1,777,415.95
									27,343,618.85

FIXED			1.700	10.09.1998	20.09.2028	6,734,000,000.00	61,494,888.00	2,174,490,000.00	19,857,442.68
FIXED			0.750	10.09.1998	20.09.2038			819,774,000.00	7,486,176.17
									12,426,898.66

FIXED			1.700	10.09.1998	20.09.2028	3,201,000,000.00	29,231,532.00	15,912,000.00	145,308.38
FIXED			0.750	10.09.1998	20.09.2038			1,344,896,000.00	12,281,590.27
									48,643,442.66

FIXED			2.200	10.09.1998	20.09.2028	14,136,000,000.00	129,089,952.00	4,434,804,000.00	40,498,630.13
FIXED			0.750	10.09.1998	20.09.2038			891,898,000.00	8,144,812.54
									6,632,407.22

FIXED			1.700	10.09.1998	20.09.2028	2,428,000,000.00	22,172,496.00	489,276,000.00	4,468,068.43
FIXED			0.750	10.09.1998	20.09.2038			237,006,000.00	2,164,338.79
FIXED			0.750	10.03.1999	20.03.2039	36,300,000,000.00	331,491,600.00	23,208,159,000.00	211,936,907.99
									32,531,471.52

FIXED			1.800	28.12.1999	20.12.2029	7,210,000,000.00	65,841,720.00	2,530,185,000.00	23,105,649.42

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 30 NOVEMBER 2019

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 NOVEMBER 2019
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
FIXED			0.750	28.12.1999	20.12.2039			1,032,175,000.00	9,425,822.10
									2,564,804.39

FIXED			1.300	28.12.1999	20.12.2029	951,000,000.00	8,684,532.00	53,760,000.00	490,936.32
FIXED			0.750	28.12.1999	20.12.2039			227,099,000.00	2,073,868.07
									28,977,698.93

FIXED			1.800	28.12.1999	20.12.2029	6,078,000,000.00	55,504,296.00	2,782,269,000.00	25,407,680.51
FIXED			0.750	28.12.1999	20.12.2039			390,935,000.00	3,570,018.42
									59,689,035.00

FIXED			1.800	28.12.1999	20.12.2029	16,990,000,000.00	155,152,680.00	5,505,024,000.00	50,271,879.17
FIXED			1.300	28.12.1999	20.12.2029			110,817,000.00	1,011,980.84
FIXED			0.750	28.12.1999	20.12.2039			920,409,000.00	8,405,174.99
									74,404,458.52

FIXED			1.800	28.12.1999	20.12.2029	15,384,000,000.00	140,486,688.00	6,734,721,000.00	61,501,472.17
FIXED			0.750	28.12.1999	20.12.2039			1,412,942,000.00	12,902,986.34
									27,091,475.20

FIXED			1.800	28.12.1999	20.12.2029	5,852,000,000.00	53,440,464.00	2,384,781,000.00	21,777,820.09
FIXED			0.750	28.12.1999	20.12.2039			581,872,000.00	5,313,655.10
									36,001,047.07

FIXED			1.800	28.12.1999	20.12.2029	7,434,000,000.00	67,887,288.00	3,374,364,000.00	30,814,692.05
FIXED			0.750	28.12.1999	20.12.2039			567,932,000.00	5,186,355.02
									18,652,374.83

FIXED			1.800	28.12.1999	20.12.2029	5,068,000,000.00	46,280,976.00	1,607,109,000.00	14,676,119.39
FIXED			0.750	28.12.1999	20.12.2039			435,420,000.00	3,976,255.44
FIXED			0.750	28.12.1999	20.12.2039	4,714,000,000.00	43,048,248.00	168,879,000.00	1,542,203.03
									37,012,105.58

FIXED			1.300	28.12.1999	20.12.2029	9,013,000,000.00	82,306,716.00	3,449,943,000.00	31,504,879.48
FIXED			0.750	28.12.1999	20.12.2039			603,069,000.00	5,507,226.11
FIXED			0.750	28.12.1999	20.12.2039	1,167,000,000.00	10,657,044.00	648,743,000.00	5,924,321.08

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 30 NOVEMBER 2019

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 NOVEMBER 2019
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
									53,927,309.18

FIXED			1.000	07.04.2000	20.04.2040	8,929,000,000.00	81,539,628.00	5,152,224,000.00	47,050,109.57
FIXED			0.750	07.04.2000	20.04.2040			753,088,000.00	6,877,199.62
									90,051,528.67

FIXED			0.950	31.08.2000	20.08.2040	14,724,000,000.00	134,459,568.00	8,867,712,000.00	80,979,945.98
FIXED			0.750	31.08.2000	20.08.2040			993,384,000.00	9,071,582.69
									22,045,342.03

FIXED			0.950	31.08.2000	20.08.2040	3,549,000,000.00	32,409,468.00	2,029,020,000.00	18,529,010.64
FIXED			0.750	31.08.2000	20.08.2040			385,056,000.00	3,516,331.39
									41,804,670.50

FIXED			2.200	30.05.2001	20.05.2031	8,294,000,000.00	75,740,808.00	3,512,583,000.00	32,076,907.96
FIXED			0.750	30.05.2001	20.05.2041			1,065,239,000.00	9,727,762.55
FIXED			0.750	30.05.2001	20.05.2041	5,543,000,000.00	50,618,676.00	202,444,000.00	1,848,718.61
									33,014,654.77

FIXED			2.200	30.05.2001	20.05.2031	11,743,000,000.00	107,237,076.00	3,187,593,000.00	29,109,099.28
FIXED			0.750	30.05.2001	20.05.2041			427,678,000.00	3,905,555.50
									24,185,417.10

FIXED			2.200	30.05.2001	20.05.2031	6,205,000,000.00	56,664,060.00	1,917,855,000.00	17,513,851.86
FIXED			0.750	30.05.2001	20.05.2041			730,570,000.00	6,671,565.24
									20,602,568.22

FIXED			2.200	30.05.2001	20.05.2031	5,210,000,000.00	47,577,720.00	1,626,307,000.00	14,851,435.52
FIXED			0.750	30.05.2001	20.05.2041			629,778,000.00	5,751,132.70
									30,074,643.90

FIXED			2.200	30.05.2001	20.05.2031	6,515,000,000.00	59,494,980.00	2,598,402,000.00	23,728,607.06
FIXED			0.750	30.05.2001	20.05.2041			694,923,000.00	6,346,036.84
									14,417,126.74

FIXED			1.700	30.05.2001	20.05.2031	2,789,000,000.00	25,469,148.00	1,474,645,000.00	13,466,458.14
FIXED			0.750	30.05.2001	20.05.2041			104,103,000.00	950,668.60

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 30 NOVEMBER 2019

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 NOVEMBER 2019
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
									33,727,535.22

FIXED			1.700	30.05.2001	20.05.2031	6,309,000,000.00	57,613,788.00	2,902,393,000.00	26,504,652.88
FIXED			0.750	30.05.2001	20.05.2041			790,942,000.00	7,222,882.34
FIXED			0.750	30.05.2001	20.05.2041	2,034,000,000.00	18,574,488.00	1,378,537,000.00	12,588,799.88
									37,817,118.78

FIXED			2.200	28.03.2002	20.03.2032	6,723,000,000.00	61,394,436.00	3,552,250,000.00	32,439,147.00
FIXED			0.750	28.03.2002	20.03.2042			588,915,000.00	5,377,971.78
									39,036,377.76

FIXED			1.700	28.03.2002	20.03.2032	6,790,000,000.00	62,006,280.00	3,283,600,000.00	29,985,835.20
FIXED			0.750	28.03.2002	20.03.2042			991,080,000.00	9,050,542.56
									123,498,565.38

FIXED			0.950	28.03.2002	20.03.2042	18,488,000,000.00	168,832,416.00	12,027,825,000.00	109,838,097.90
FIXED			0.750	28.03.2002	20.03.2042			1,495,890,000.00	13,660,467.48
									85,261,934.66

FIXED			2.200	28.03.2002	20.03.2032	22,049,000,000.00	201,351,468.00	7,652,892,570.00	69,886,214.95
FIXED			1.800	28.03.2002	20.03.2032			1,683,718,759.00	15,375,719.71
									17,450,704.08

FIXED			2.200	28.03.2002	20.03.2032	3,224,000,000.00	29,441,568.00	1,403,925,000.00	12,820,643.10
FIXED			0.750	28.03.2002	20.03.2042			507,015,000.00	4,630,060.98
FIXED			2.200	11.12.2003	20.12.2033	2,365,097,269.00	21,598,068.26	1,671,676,000.00	15,265,745.23
FIXED			2.200	30.03.2004	20.03.2034	6,223,000,000.00	56,828,436.00	2,921,083,000.00	26,675,329.96
FIXED			2.200	16.12.2003	20.12.2033	3,717,000,000.00	33,943,644.00	2,239,148,000.00	20,447,899.54
FIXED			0.750	27.02.2007	20.02.2047	8,529,000,000.00	77,886,828.00	8,218,375,000.00	75,050,200.50
									61,410,417.00

FIXED			1.500	18.12.2007	20.12.2037	7,604,000,000.00	69,439,728.00	5,747,136,000.00	52,482,845.95
FIXED			0.010	18.12.2007	20.12.2037			977,614,000.00	8,927,571.05
									94,347,321.92

FIXED			1.500	18.12.2007	20.12.2037	11,802,000,000.00	107,775,864.00	8,879,260,000.00	81,085,402.32

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 30 NOVEMBER 2019

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 NOVEMBER 2019
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
FIXED			0.750	18.12.2007	20.12.2047			286,710,000.00	2,618,235.72
FIXED			0.010	18.12.2007	20.12.2037			1,165,537,000.00	10,643,683.88
FIXED			1.400	20.03.2009	20.03.2039	9,293,000,000.00	84,863,676.00	8,839,662,000.00	80,723,793.38
FIXED			1.400	15.03.2010	20.03.2040	9,220,000,000.00	84,197,040.00	9,220,000,000.00	84,197,040.00
LIBOR BASED	0.000	0.010	0.010	15.03.2010	20.01.2025	13,830,000,000.00	126,295,560.00	6,085,200,000.00	55,570,046.40
FIXED			0.010	26.05.2010	20.05.2050	9,912,000,000.00	90,516,384.00	8,134,031,009.00	74,279,971.17
									246,703,296.36

FIXED			1.400	31.03.2011	20.03.2036	40,847,000,000.00	373,014,804.00	25,487,726,113.00	232,753,914.86
FIXED			0.010	31.03.2011	20.03.2036			1,527,527,540.00	13,949,381.50
									29,619,648.60

FIXED			0.300	30.03.2012	20.03.2052	9,244,000,000.00	84,416,208.00	3,220,399,445.00	29,408,687.73
FIXED			0.010	30.03.2012	20.03.2052			23,101,278.00	210,960.87
									131,564,519.63

FIXED			1.400	30.03.2012	20.03.2042	22,796,000,000.00	208,173,072.00	13,698,473,053.00	125,094,455.92
FIXED			0.010	30.03.2012	20.03.2042			708,504,567.00	6,470,063.71
									39,746,223.24

FIXED			1.400	30.03.2012	20.03.2042	4,591,000,000.00	41,925,012.00	3,965,938,016.00	36,216,945.96
FIXED			0.010	30.03.2012	20.03.2042			386,473,640.00	3,529,277.28
									51,855,596.07

FIXED			1.400	30.03.2012	20.03.2042	6,063,000,000.00	55,367,316.00	5,006,500,758.00	45,719,364.92
FIXED			0.010	30.03.2012	20.03.2042			671,948,220.00	6,136,231.15
									107,531,873.01

FIXED			0.200	30.03.2012	20.03.2052	11,836,000,000.00	108,086,352.00	10,762,585,550.00	98,283,931.24
FIXED			0.010	30.03.2012	20.03.2052			1,012,696,208.00	9,247,941.77
									67,276,590.12

FIXED			1.400	30.03.2012	20.03.2042	7,546,000,000.00	68,910,072.00	6,227,965,808.00	56,873,783.76
FIXED			0.010	30.03.2012	20.03.2042			1,139,159,698.00	10,402,806.36
									26,969,306.66

FIXED			1.400	30.03.2012	20.03.2042	6,187,000,000.00	56,499,684.00	2,278,510,844.00	20,807,361.03

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 30 NOVEMBER 2019

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 NOVEMBER 2019
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
FIXED			0.010	30.03.2012	20.03.2042			674,764,086.00	6,161,945.63
FIXED			1.400	10.10.2012	20.10.2042	7,775,000,000.00	71,001,300.00	7,775,000,000.00	71,001,300.00
									70,891,098.68

FIXED			0.200	27.03.2013	20.03.2053	43,252,000,000.00	394,977,264.00	5,979,007,520.00	54,600,296.67
FIXED			0.010	27.03.2013	20.03.2053			1,783,924,880.00	16,290,802.00
									90,198,132.96

FIXED			0.200	27.03.2013	20.03.2053	10,782,000,000.00	98,461,224.00	8,569,175,127.00	78,253,707.26
FIXED			0.010	27.03.2013	20.03.2053			1,307,974,781.00	11,944,425.70
									123,449,400.79

FIXED			0.100	14.12.2013	20.12.2053	18,732,000,000.00	171,060,624.00	13,325,076,000.00	121,684,594.03
FIXED			0.010	14.12.2013	20.12.2053			193,255,230.00	1,764,806.76
									456,600,000.00

FIXED			0.010	31.01.2014	20.03.2054	50,000,000,000.00	456,600,000.00	15,000,000,000.00	136,980,000.00
FIXED			0.010	31.01.2014	20.08.2054			10,000,000,000.00	91,320,000.00
FIXED			0.010	31.01.2014	20.02.2055			25,000,000,000.00	228,300,000.00
FIXED			0.010	26.03.2015	20.03.2055	7,929,000,000.00	72,407,628.00	73,285,741.00	669,245.39
									18,932,379.13

FIXED			0.300	26.03.2015	20.03.2055	11,576,000,000.00	105,712,032.00	1,606,457,781.00	14,670,172.46
FIXED			0.010	26.03.2015	20.03.2055			466,733,101.00	4,262,206.68
FIXED			0.010	25.08.2015	20.08.2055	9,783,000,000.00	89,338,356.00	327,638,763.00	2,991,997.18
FIXED			0.010	25.08.2015	20.08.2055	23,906,000,000.00	218,309,592.00	264,544,702.00	2,415,822.22
									245,214,790.03

FIXED			0.100	27.11.2015	20.11.2055	241,991,000,000.00	2,209,861,812.00	23,927,864,265.00	218,509,256.47
FIXED			0.010	27.11.2015	20.11.2055			2,924,390,447.00	26,705,533.56
FIXED			0.010	26.10.2016	20.10.2056	16,455,000,000.00	150,267,060.00	87,805,497.00	801,839.80
FIXED			0.010	13.11.2017	20.11.2057	15,928,000,000.00	145,454,496.00	308,451,045.00	2,816,774.94
FIXED			1.500	28.02.2018	20.02.2048	9,399,000,000.00	85,831,668.00	916,869,826.00	8,372,855.25

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 30 NOVEMBER 2019

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 NOVEMBER 2019
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
									16,195,423.40

FIXED			0.100	16.03.2018	20.03.2058	104,530,000,000.00	954,567,960.00	594,503,148.00	5,429,002.75
FIXED			0.010	16.03.2018	20.03.2058			1,178,977,294.00	10,766,420.65
FIXED			0.100	08.10.2018	20.10.2058	4,376,000,000.00	39,961,632.00	447,362,021.00	4,085,309.98
FIXED			0.100	08.11.2018	20.11.2058	38,101,000,000.00	347,938,332.00	12,968,883,750.00	118,431,846.41
									11,787,365.32

FIXED			2.000	23.06.1997	15.05.2021	20,800,000,000.00	189,945,600.00	134,205,079.00	1,225,560.78
FIXED			2.000	23.06.1997	15.05.2021			69,200,029.00	631,934.66
FIXED			1.350	23.06.1997	15.05.2021			121,333,451.00	1,108,017.07
FIXED			1.500	23.06.1997	15.05.2021			45,316,524.00	413,830.50
FIXED			1.900	23.06.1997	15.05.2021			71,778,123.00	655,477.82
FIXED			1.750	23.06.1997	15.05.2021			59,111,404.00	539,805.34
FIXED			1.450	23.06.1997	15.05.2021			81,157,908.00	741,134.02
FIXED			1.300	23.06.1997	15.05.2021			84,590,437.00	772,479.87
FIXED			1.300	23.06.1997	15.05.2021			69,167,710.00	631,639.53
FIXED			1.500	23.06.1997	15.05.2021			56,669,468.00	517,505.58
FIXED			1.500	23.06.1997	15.05.2021			56,613,311.00	516,992.76
FIXED			1.800	23.06.1997	15.05.2021			76,354,024.00	697,264.95
FIXED			1.500	23.06.1997	15.05.2021			85,750,949.00	783,077.67
FIXED			1.500	23.06.1997	15.05.2021			62,373,707.00	569,596.69
FIXED			1.600	23.06.1997	15.05.2021			107,260,293.00	979,501.00
FIXED			2.300	23.06.1997	15.05.2021			109,893,461.00	1,003,547.09
FIXED			2.160	23.02.2007	15.11.2021	39,000,000,000.00	356,148,000.00	7,248,550,000.00	66,193,758.60
FIXED			2.690	01.09.2006	15.07.2020	19,113,663,656.00	174,545,976.51	350,396,734.00	3,199,822.97
FIXED			2.490	04.09.2008	10.04.2022	23,407,764,508.00	213,759,705.49	3,762,502,306.00	34,359,171.06
FIXED			2.350	26.12.2008	19.09.2027	33,963,312,331.00	310,152,968.21	6,829,794,829.00	62,369,686.38
									102,229,228.96

FIXED			3.030	26.08.2009	24.06.2022	23,554,524,203.00	215,099,915.02	1,412,241,076.00	12,896,585.51
FIXED			1.430	26.08.2009	25.09.2029			9,782,374,447.00	89,332,643.45
FIXED			2.700	09.02.1990	20.02.2020	10,560,000,000.00	96,433,920.00	153,168,000.00	1,398,730.18
FIXED			2.700	09.02.1990	20.02.2020	4,867,000,000.00	44,445,444.00	109,719,000.00	1,001,953.91
FIXED			3.000	31.03.1993	20.03.2023	6,112,000,000.00	55,814,784.00	509,978,000.00	4,657,119.10
FIXED			2.700	28.06.1990	20.06.2020	5,066,000,000.00	46,262,712.00	241,372,000.00	2,204,209.10

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 30 NOVEMBER 2019

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 NOVEMBER 2019
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
FIXED			2.700	16.07.1991	20.06.2021	3,516,000,000.00	32,108,112.00	340,152,000.00	3,106,268.06
FIXED			2.700	16.07.1991	20.06.2021	9,427,000,000.00	86,087,364.00	906,612,000.00	8,279,180.78
FIXED			2.700	16.07.1991	20.06.2021	8,283,000,000.00	75,640,356.00	723,316,000.00	6,605,321.71
FIXED			2.700	16.07.1991	20.06.2021	4,028,000,000.00	36,783,696.00	326,344,000.00	2,980,173.41
FIXED			3.000	29.01.1993	20.01.2023	3,653,000,000.00	33,359,196.00	538,783,000.00	4,920,166.36
FIXED			2.700	26.05.1992	20.05.2022	1,094,000,000.00	9,990,408.00	96,170,000.00	878,224.44
FIXED			3.000	12.08.1994	20.08.2024	11,433,000,000.00	104,406,156.00	2,375,550,000.00	21,693,522.60
FIXED			3.000	07.12.1994	20.12.2024	7,056,000,000.00	64,435,392.00	1,705,407,000.00	15,573,776.72
FIXED			3.000	07.12.1994	20.12.2024	6,630,000,000.00	60,545,160.00	1,493,459,000.00	13,638,267.59
FIXED			3.000	20.12.1994	20.12.2024	5,513,000,000.00	50,344,716.00	1,385,461,000.00	12,652,029.85
FIXED			3.000	20.12.1994	20.12.2024	10,756,000,000.00	98,223,792.00	85,877,000.00	784,228.76
FIXED			3.000	20.12.1994	20.12.2024	2,896,000,000.00	26,446,272.00	327,041,000.00	2,986,538.41
FIXED			3.000	20.12.1994	20.12.2024	457,000,000.00	4,173,324.00	57,376,000.00	523,957.63
KOREAN WON							449,279,292.00		185,845,676.08

FIXED			2.500	24.02.1998	20.06.2036	21,172,000,000.00	17,932,684.00	13,253,338,310.00	11,225,577.55
FIXED			1.500	15.12.2005	20.12.2035	23,041,000,000.00	19,515,727.00	18,656,418,000.00	15,801,986.05
									10,422,889.60

INTEREST FREE				13.07.2009	20.07.2049	14,953,000,000.00	12,665,191.00	1,395,542,480.00	1,182,024.48
FIXED			0.100	13.07.2009	20.07.2049			10,910,112,300.00	9,240,865.12
									18,415,890.49

INTEREST FREE				13.07.2009	20.07.2049	32,274,000,000.00	27,336,078.00	3,633,832,290.00	3,077,855.95
FIXED			0.100	13.07.2009	20.07.2049			18,108,659,430.00	15,338,034.54
FIXED			0.150	13.10.2011	20.10.2051	14,323,000,000.00	12,131,581.00	10,777,472,280.00	9,128,519.02
									65,148,163.71

INTEREST FREE				23.08.2012	20.08.2052	77,117,000,000.00	65,318,099.00	5,375,522,450.00	4,553,067.52
FIXED			0.100	23.08.2012	20.08.2052			71,540,845,570.00	60,595,096.20
									31,132,922.05

INTEREST FREE				09.08.2012	20.08.2052	235,988,000,000.00	199,881,836.00	7,277,878,430.00	6,164,363.03
FIXED			0.075	09.08.2012	20.02.2053			29,478,818,200.00	24,968,559.02
									4,719,275.32

INTEREST FREE				19.08.2013	20.08.2053	22,424,000,000.00	18,993,128.00	1,288,005,930.00	1,090,941.02

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 30 NOVEMBER 2019

	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 NOVEMBER 2019
INTEREST RATE BASIS	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
FIXED			0.075	19.08.2013	20.08.2053			4,283,747,690.00	3,628,334.29
									18,604,699.47

INTEREST FREE				17.10.2013	20.10.2053	89,144,000,000.00	75,504,968.00	3,364,466,310.00	2,849,702.96
FIXED			0.075	17.10.2013	20.10.2053			18,600,940,390.00	15,754,996.51
INTEREST FREE				28.04.2016	20.04.2056			1,470,782,560.00	1,245,752.83
SPECIAL DRAWING RIGHTS							629,657,248.10		175,791,558.34

FIXED			1.000	22.10.1980	15.09.2020	5,325,024.15	7,310,725.66	463,524.15	636,372.31
FIXED			1.000	12.10.1981	01.09.2021	5,838,315.31	8,015,423.09	934,815.31	1,283,407.94
FIXED			1.000	24.04.1986	15.05.2026	39,807,621.26	54,651,883.23	14,784,821.26	20,298,081.11
FIXED			1.000	28.11.1991	15.11.2019	25,889,218.53	35,543,308.12	1,208.00	1,658.46
FIXED			1.000	28.11.1991	15.11.2019	19,451,677.18	26,705,207.60	890.23	1,222.20
FIXED			1.000	24.06.1992	15.11.2019	20,251,067.61	27,802,690.72	960.81	1,319.10
FIXED			1.000	24.12.1992	01.04.2020	11,091,906.32	15,228,078.19	653,506.32	897,198.83
FIXED			1.000	05.11.1993	15.12.2020	13,477,483.51	18,503,237.11	2,147,683.51	2,948,554.69
FIXED			1.000	20.01.1995	15.10.2021	20,379,474.61	27,978,980.69	4,529,474.61	6,218,515.69
FIXED			1.000	20.01.1995	15.10.2021	6,487,928.05	8,907,276.42	1,442,328.05	1,980,172.18
FIXED			1.000	08.05.1996	15.09.2022	4,762,904.84	6,538,992.05	1,436,104.84	1,971,628.33
FIXED			1.000	27.11.1995	15.05.2022	8,512,850.57	11,687,292.55	2,216,450.57	3,042,964.99
FIXED			1.000	27.11.1995	15.04.2022	12,123,651.16	16,644,560.68	3,154,251.16	4,330,471.42
FIXED			1.000	03.06.1997	15.03.2023	6,765,191.11	9,287,930.87	2,286,591.11	3,139,260.93
FIXED			1.000	03.06.1997	15.05.2023	1,966,544.74	2,699,869.27	656,544.74	901,370.27
FIXED			1.000	21.01.1998	01.03.2024	9,269,975.84	12,726,749.83	4,092,775.84	5,618,971.95
FIXED			1.000	15.04.1998	15.05.2024	5,618,668.14	7,713,869.49	2,449,868.14	3,363,423.97
INTEREST FREE				11.07.1991	15.02.2021	50,000,000.00	68,645,000.00	7,500,000.00	10,296,750.00
INTEREST FREE				06.07.1992	01.12.2021	26,400,000.00	36,244,560.00	6,099,130.96	8,373,496.89
INTEREST FREE				22.11.1993	01.06.2022	50,500,000.00	69,331,450.00	7,583,457.05	10,411,328.18
FIXED			0.750	06.03.1996	15.09.2035	6,150,000.00	8,443,335.00	2,098,828.96	2,881,482.28
FIXED			0.750	29.04.1998	15.03.2038	11,000,000.00	15,101,900.00	6,061,584.91	8,321,949.92
FIXED			0.750	08.04.2002	01.10.2041	11,600,000.00	15,925,640.00	6,803,061.68	9,339,923.38
FIXED			0.750	04.06.2008	15.04.2048	16,150,000.00	22,172,335.00	14,718,677.73	20,207,272.66
LIBOR BASED	0.000	1.120	1.120	02.09.2009	15.10.2028	10,685,000.00	14,669,436.50	5,155,184.65	7,077,553.01
LIBOR BASED	0.000	1.120	1.120	12.04.2013	01.11.2032	13,250,000.00	18,190,925.00	3,098,147.14	4,253,446.21
FIXED			0.750	25.09.2000	15.01.2040	6,000,000.00	8,237,400.00	4,071,584.88	5,589,878.88
FIXED			0.750	29.11.2000	15.01.2040	4,500,000.00	6,178,050.00	3,492,774.27	4,795,229.80
FIXED			1.000	08.05.1996	01.01.2023	12,878,498.82	17,680,891.03	4,351,098.82	5,973,623.57

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 30 NOVEMBER 2019

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 NOVEMBER 2019
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
FIXED			0.750	08.05.1996	01.01.2036	10,150,000.00	13,934,935.00	5,415,685.53	7,435,194.66
FIXED			0.750	11.11.2005	15.04.2045	12,350,000.00	16,955,315.00	10,342,948.89	14,199,834.53
UNITED STATES DOLLAR							18,918,587,548.39		12,720,781,144.11

LIBOR BASED	0.000	3.221	3.221	27.11.1995	15.04.2020	30,000,000.00	30,000,000.00	165,307.70	165,307.70
LIBOR BASED	0.000	3.266	3.266	08.05.1996	15.09.2022	9,500,000.00	9,500,000.00	831,766.95	831,766.95
LIBOR BASED	0.000	3.178	3.178	27.11.1995	15.05.2022	15,000,000.00	15,000,000.00	1,361,783.03	1,361,783.03
LIBOR BASED	0.000	3.266	3.266	03.06.1997	15.03.2021	18,500,000.00	18,500,000.00	225,381.09	225,381.09
LIBOR BASED	0.000	3.178	3.178	23.06.1997	15.05.2021	167,000,000.00	167,000,000.00	13,395,123.72	13,395,123.72
LIBOR BASED	0.000	3.275	3.275	21.01.1998	01.09.2022	93,000,000.00	93,000,000.00	600,535.76	600,535.76
LIBOR BASED	0.000	3.275	3.275	21.01.1998	01.09.2022	20,222,000.00	20,222,000.00	951,727.88	951,727.88
LIBOR BASED	0.000	3.178	3.178	15.04.1998	15.11.2022	15,700,000.00	15,700,000.00	2,789,958.62	2,789,958.62
LIBOR BASED	0.000	3.402	3.402	21.12.1998	01.08.2022	71,000,000.00	71,000,000.00	6,715,152.49	6,715,152.49
LIBOR BASED	0.000	3.231	3.231	01.03.1999	01.10.2025	53,000,000.00	53,000,000.00	15,206,048.90	15,206,048.90
LIBOR BASED	0.000	3.134	3.134	01.03.1999	01.12.2023	24,300,000.00	24,300,000.00	527,782.43	527,782.43
LIBOR BASED	0.000	2.908	2.908	01.03.1999	15.12.2023	93,162,000.00	93,162,000.00	23,583,659.65	23,583,659.65
LIBOR BASED	0.000	3.333	3.333	01.03.1999	15.08.2023	60,000,000.00	60,000,000.00	16,871,205.50	16,871,205.50
LIBOR BASED	0.000	3.333	3.333	18.07.2000	15.08.2024	75,000,000.00	75,000,000.00	792,046.11	792,046.11
LIBOR BASED	0.000	3.333	3.333	21.07.2000	15.02.2025	75,000,000.00	75,000,000.00	30,895,748.41	30,895,748.41
LIBOR BASED	0.000	3.333	3.333	16.11.2000	15.08.2025	25,000,000.00	25,000,000.00	9,088,843.02	9,088,843.02
LIBOR BASED	0.600	2.666	3.266	22.10.2001	15.09.2025	75,000,000.00	75,000,000.00	31,624,391.35	31,624,391.35
LIBOR BASED	0.000	3.178	3.178	10.01.2005	15.11.2030	13,000,000.00	13,000,000.00	9,730,267.89	9,730,267.89
LIBOR BASED	0.000	3.221	3.221	22.11.2005	15.10.2020	150,000,000.00	150,000,000.00	22,380,000.00	22,380,000.00
LIBOR BASED	0.000	3.178	3.178	11.12.2006	15.11.2021	200,000,000.00	200,000,000.00	51,360,000.00	51,360,000.00
LIBOR BASED	0.000	3.178	3.178	11.12.2006	15.11.2021	450,000,000.00	450,000,000.00	115,560,000.00	115,560,000.00
LIBOR BASED	0.000	2.803	2.803	13.02.2007	01.01.2022	250,000,000.00	250,000,000.00	78,400,000.00	78,400,000.00
LIBOR BASED	0.000	3.178	3.178	28.03.2007	15.11.2031	33,800,000.00	33,800,000.00	16,994,822.21	16,994,822.21
LIBOR BASED	0.000	2.866	2.866	07.10.2008	15.09.2023	250,000,000.00	250,000,000.00	148,443,987.50	148,443,987.50
LIBOR BASED	0.000	2.778	2.778	08.12.2008	15.11.2033	45,144,750.20	45,144,750.20	40,954,292.83	40,954,292.83
LIBOR BASED	0.000	2.508	2.508	18.12.2008	15.12.2023	300,000,000.00	300,000,000.00	154,533,072.00	154,533,072.00
LIBOR BASED	0.000	2.933	2.933	02.03.2009	15.08.2033	31,100,000.00	31,100,000.00	21,316,562.90	21,316,562.90
LIBOR BASED	0.000	2.875	2.875	16.09.2009	01.09.2024	250,000,000.00	250,000,000.00	139,900,272.50	139,900,272.50
LIBOR BASED	0.000	2.778	2.778	08.12.2009	15.11.2024	225,000,000.00	225,000,000.00	125,910,245.25	125,910,245.25
LIBOR BASED	0.000	2.975	2.975	14.09.2010	01.09.2035	400,000,000.00	400,000,000.00	368,444,831.81	368,444,831.81
LIBOR BASED	0.300	2.534	2.834	22.02.2011	01.12.2025	200,000,000.00	200,000,000.00	136,152,138.00	136,152,138.00
LIBOR BASED	0.400	2.534	2.934	13.01.2012	01.12.2026	300,000,000.00	300,000,000.00	225,666,948.00	225,666,948.00
LIBOR BASED	0.400	2.534	2.934	12.03.2012	01.12.2036	62,000,000.00	62,000,000.00	53,721,556.39	53,721,556.39
LIBOR BASED	0.000	3.021	3.021	04.07.2012	15.04.2027	350,000,000.00	350,000,000.00	263,278,106.00	263,278,106.00

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 30 NOVEMBER 2019

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 NOVEMBER 2019
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
LIBOR BASED	0.000	3.233	3.233	22.03.2013	15.08.2032	100,000,000.00	100,000,000.00	34,851,606.58	34,851,606.58
LIBOR BASED	0.400	2.534	2.934	27.09.2013	01.12.2032	300,000,000.00	300,000,000.00	21,285,206.95	21,285,206.95
LIBOR BASED	0.400	2.734	3.134	23.12.2013	01.12.2045	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
FIXED			0.250	27.09.2013	01.12.2052	100,000,000.00	100,000,000.00	7,412,223.22	7,412,223.22
LIBOR BASED	0.400	2.508	2.908	26.03.2014	15.12.2045	372,103,895.00	372,103,895.00	324,880,324.42	324,880,324.42
LIBOR BASED	0.400	2.802	3.202	14.02.2014	01.02.2029	250,000,000.00	250,000,000.00	240,847,502.50	240,847,502.50
LIBOR BASED	0.500	2.534	3.034	12.02.2015	01.12.2029	350,000,000.00	350,000,000.00	343,400,718.50	343,400,718.50
LIBOR BASED	0.500	2.534	3.034	10.02.2015	01.06.2040	300,000,000.00	300,000,000.00	253,000,000.00	253,000,000.00
LIBOR BASED	0.500	2.666	3.166	07.12.2015	15.09.2030	300,000,000.00	300,000,000.00	296,497,758.00	296,497,758.00
LIBOR BASED	0.500	2.666	3.166	07.12.2015	15.09.2030	300,000,000.00	300,000,000.00	296,497,758.00	296,497,758.00
LIBOR BASED	0.500	2.734	3.234	29.04.2016	01.12.2040	400,000,000.00	400,000,000.00	300,000,000.00	300,000,000.00
LIBOR BASED	0.500	2.534	3.034	15.12.2016	01.12.2031	250,000,000.00	250,000,000.00	250,000,000.00	250,000,000.00
LIBOR BASED	0.500	2.578	3.078	06.11.2017	15.05.2032	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR BASED	0.500	2.602	3.102	06.12.2017	01.11.2032	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR BASED	0.500	2.721	3.221	08.11.2017	15.10.2042	100,000,000.00	100,000,000.00	17,282,346.10	17,282,346.10
LIBOR BASED	0.500	2.778	3.278	10.01.2018	15.11.2047	380,000,000.00	380,000,000.00	5,716,421.42	5,716,421.42
LIBOR BASED	0.500	2.578	3.078	28.08.2018	15.05.2033	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR BASED	0.000	3.278	3.278	17.12.2018	15.11.2050	300,000,000.00	300,000,000.00	89,000,000.00	89,000,000.00
LIBOR BASED	0.500	2.578	3.078	09.10.2018	15.05.2033	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR BASED	0.500	0.330	0.830	14.12.1999	15.12.2019	27,500,000.00	27,500,000.00	978,915.09	978,915.09
LIBOR BASED	0.500	1.664	2.164	25.02.2000	15.04.2020	100,000,000.00	100,000,000.00	5,041,703.18	5,041,703.18
LIBOR BASED	0.500	2.790	3.290	10.04.2000	15.02.2020	150,000,000.00	150,000,000.00	5,528,799.89	5,528,799.89
LIBOR BASED	0.500	2.740	3.240	20.10.2000	01.09.2020	4,790,000.00	4,790,000.00	289,384.41	289,384.41
LIBOR BASED	0.500	2.660	3.160	08.08.2001	01.05.2021	60,000,000.00	60,000,000.00	6,149,543.84	6,149,543.84
LIBOR BASED	0.500	2.640	3.140	07.01.2010	01.10.2034	405,000,000.00	405,000,000.00	405,000,000.00	405,000,000.00
FIXED			5.790	23.01.2007	15.11.2026	250,000,000.00	250,000,000.00	145,750,000.00	145,750,000.00
									31,234,909.02

FIXED			4.910	29.08.2007	15.05.2027	50,000,000.00	50,000,000.00	1,561,750.00	1,561,750.00
FIXED			4.440	29.08.2007	15.05.2027			937,050.00	937,050.00
FIXED			3.730	29.08.2007	15.05.2027			624,700.00	624,700.00
FIXED			4.160	29.08.2007	15.05.2027			3,344,153.69	3,344,153.69
FIXED			4.100	29.08.2007	15.05.2027			1,565,964.06	1,565,964.06
FIXED			3.350	29.08.2007	15.05.2027			1,504,225.13	1,504,225.13
FIXED			3.600	29.08.2007	15.05.2027			3,121,648.01	3,121,648.01
FIXED			2.580	29.08.2007	15.11.2026			463,852.96	463,852.96
FIXED			2.350	29.08.2007	15.05.2027			2,655,579.07	2,655,579.07
FIXED			1.940	29.08.2007	15.05.2027			8,886,839.60	8,886,839.60

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 30 NOVEMBER 2019

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 NOVEMBER 2019
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1}
FIXED			2.280	29.08.2007	15.05.2027			4,671,047.45	4,671,047.45
FIXED			2.900	29.08.2007	15.05.2027			1,798,373.89	1,798,373.89
FIXED			2.750	29.08.2007	15.05.2027			99,725.16	99,725.16
LIBOR BASED	0.500	2.390	2.890	16.12.2008	15.11.2033	200,000,000.00	200,000,000.00	186,680,000.00	186,680,000.00
									161,603,930.90

FIXED			3.670	24.10.2008	15.11.2032	232,000,000.00	232,000,000.00	502,744.00	502,744.00
FIXED			4.170	24.10.2008	15.11.2032			2,600,400.00	2,600,400.00
FIXED			4.140	24.10.2008	15.11.2032			31,557.59	31,557.59
FIXED			3.510	24.10.2008	15.11.2032			1,716,656.76	1,716,656.76
FIXED			3.730	24.10.2008	15.11.2032			5,924,624.18	5,924,624.18
FIXED			2.660	24.10.2008	15.11.2032			5,256,449.25	5,256,449.25
FIXED			2.470	24.10.2008	15.11.2032			8,063,244.53	8,063,244.53
FIXED			2.090	24.10.2008	15.11.2032			11,085,642.70	11,085,642.70
FIXED			2.530	24.10.2008	15.11.2032			20,217,837.12	20,217,837.12
FIXED			3.230	24.10.2008	15.11.2032			12,481,775.80	12,481,775.80
FIXED			2.980	24.10.2008	15.11.2032			15,364,246.06	15,364,246.06
FIXED			2.710	24.10.2008	15.11.2032			13,850,411.85	13,850,411.85
FIXED			2.520	24.10.2008	15.11.2032			10,404,889.13	10,404,889.13
FIXED			2.410	24.10.2008	15.11.2032			13,131,699.15	13,131,699.15
FIXED			1.880	24.10.2008	15.11.2032			11,739,773.29	11,739,773.29
LIBOR BASED	0.500	1.790	2.290	24.10.2008	15.11.2032			13,097,766.79	13,097,766.79
FIXED			2.550	24.10.2008	15.11.2032			13,233,724.29	13,233,724.29
FIXED			2.600	24.10.2008	15.11.2032			2,900,488.41	2,900,488.41
LIBOR BASED	0.500	3.630	4.130	12.05.2009	15.09.2033	10,000,000.00	10,000,000.00	8,368,447.33	8,368,447.33
									4,940,989.43

FIXED			5.810	30.06.2005	15.04.2025	16,000,000.00	16,000,000.00	174,002.00	174,002.00
FIXED			5.640	30.06.2005	15.04.2025			20,491.44	20,491.44
FIXED			5.600	30.06.2005	15.04.2025			2,706.06	2,706.06
FIXED			5.630	30.06.2005	15.04.2025			42,652.70	42,652.70
FIXED			4.480	30.06.2005	15.04.2025			97,962.88	97,962.88
FIXED			4.770	30.06.2005	15.04.2025			63,045.83	63,045.83
FIXED			3.590	30.06.2005	15.04.2025			182,266.55	182,266.55
FIXED			3.820	30.06.2005	15.04.2025			306,570.35	306,570.35
FIXED			4.130	30.06.2005	15.04.2025			170,280.18	170,280.18

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 30 NOVEMBER 2019

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 NOVEMBER 2019
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
FIXED			2.770	30.06.2005	15.04.2025			239,244.50	239,244.50
FIXED			3.680	30.06.2005	15.04.2025			679,116.23	679,116.23
FIXED			2.460	30.06.2005	15.04.2025			405,892.60	405,892.60
FIXED			2.270	30.06.2005	15.04.2025			796,767.49	796,767.49
FIXED			1.850	30.06.2005	15.04.2025			464,844.88	464,844.88
FIXED			1.940	30.06.2005	15.04.2025			280,628.67	280,628.67
FIXED			2.600	30.06.2005	15.04.2025			167,136.61	167,136.61
FIXED			2.540	30.06.2005	15.04.2025			847,380.46	847,380.46
									1,441,263.11

FIXED			5.560	26.01.2004	15.10.2023	5,000,000.00	5,000,000.00	16,640.00	16,640.00
FIXED			5.870	26.01.2004	15.10.2023			93,620.45	93,620.45
FIXED			5.830	26.01.2004	15.10.2023			72,842.98	72,842.98
FIXED			5.840	26.01.2004	15.10.2023			14,071.88	14,071.88
FIXED			4.620	26.01.2004	15.10.2023			167,477.93	167,477.93
FIXED			4.980	26.01.2004	15.10.2023			239,336.07	239,336.07
FIXED			3.740	26.01.2004	15.10.2023			153,470.64	153,470.64
FIXED			3.920	26.01.2004	15.10.2023			120,931.47	120,931.47
FIXED			3.920	26.01.2004	15.10.2023			150,660.33	150,660.33
FIXED			2.820	26.01.2004	15.10.2023			173,269.33	173,269.33
FIXED			3.460	26.01.2004	15.10.2023			172,487.73	172,487.73
FIXED			2.310	26.01.2004	15.10.2023			66,454.30	66,454.30
									3,908,030.74

FIXED			5.380	30.03.2007	15.11.2026	11,000,000.00	11,000,000.00	58,300.00	58,300.00
FIXED			4.890	30.03.2007	15.11.2026			142,909.34	142,909.34
FIXED			4.430	30.03.2007	15.11.2026			29,842.63	29,842.63
FIXED			3.710	30.03.2007	15.11.2026			21,272.47	21,272.47
FIXED			4.120	30.03.2007	15.11.2026			67,985.99	67,985.99
FIXED			4.060	30.03.2007	15.11.2026			292,188.63	292,188.63
FIXED			3.290	30.03.2007	15.11.2026			369,030.58	369,030.58
FIXED			3.540	30.03.2007	15.11.2026			183,436.26	183,436.26
FIXED			2.530	30.03.2007	15.11.2026			665,178.80	665,178.80
FIXED			2.300	30.03.2007	15.11.2026			226,973.47	226,973.47
FIXED			1.890	30.03.2007	15.11.2026			643,329.96	643,329.96
FIXED			2.220	30.03.2007	15.11.2026			792,139.55	792,139.55
FIXED			2.820	30.03.2007	15.11.2026			415,443.06	415,443.06

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 30 NOVEMBER 2019

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 NOVEMBER 2019
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
									46,432,963.55

FIXED			5.380	03.05.2007	15.11.2026	83,752,000.00	83,752,000.00	291,500.00	291,500.00
FIXED			4.890	03.05.2007	15.11.2026			1,166,000.00	1,166,000.00
FIXED			4.430	03.05.2007	15.11.2026			204,050.00	204,050.00
FIXED			3.710	03.05.2007	15.11.2026			985,270.00	985,270.00
FIXED			4.120	03.05.2007	15.11.2026			1,672,902.83	1,672,902.83
FIXED			4.060	03.05.2007	15.11.2026			1,421,652.86	1,421,652.86
FIXED			3.290	03.05.2007	15.11.2026			1,219,845.88	1,219,845.88
FIXED			3.540	03.05.2007	15.11.2026			2,660,675.80	2,660,675.80
FIXED			2.530	03.05.2007	15.11.2026			2,684,899.39	2,684,899.39
FIXED			2.300	03.05.2007	15.11.2026			5,040,596.75	5,040,596.75
FIXED			1.890	03.05.2007	15.11.2026			5,438,936.16	5,438,936.16
FIXED			2.220	03.05.2007	15.11.2026			6,874,675.42	6,874,675.42
FIXED			2.820	03.05.2007	15.11.2026			5,522,807.77	5,522,807.77
FIXED			2.690	03.05.2007	15.11.2026			3,805,482.64	3,805,482.64
FIXED			2.530	03.05.2007	15.11.2026			4,012,035.92	4,012,035.92
FIXED			2.370	03.05.2007	15.11.2026			3,431,632.13	3,431,632.13
									20,340,704.09

FIXED			5.300	07.10.2002	15.04.2022	100,000,000.00	100,000,000.00	623,100.00	623,100.00
FIXED			5.500	07.10.2002	15.04.2022			308,466.93	308,466.93
FIXED			5.500	07.10.2002	15.04.2022			630,421.11	630,421.11
FIXED			5.270	07.10.2002	15.04.2022			991,078.41	991,078.41
FIXED			5.450	07.10.2002	15.04.2022			450,872.70	450,872.70
FIXED			5.570	07.10.2002	15.04.2022			1,274,678.51	1,274,678.51
FIXED			6.070	07.10.2002	15.04.2022			1,797,567.65	1,797,567.65
FIXED			5.900	07.10.2002	15.04.2022			1,040,748.07	1,040,748.07
FIXED			5.850	07.10.2002	15.04.2022			2,757,892.84	2,757,892.84
FIXED			5.850	07.10.2002	15.04.2022			1,275,573.84	1,275,573.84
FIXED			4.540	07.10.2002	15.04.2022			1,639,789.63	1,639,789.63
FIXED			4.970	07.10.2002	15.04.2022			1,643,055.77	1,643,055.77
FIXED			3.670	07.10.2002	15.04.2022			2,832,001.55	2,832,001.55
FIXED			3.810	07.10.2002	15.04.2022			1,501,936.55	1,501,936.55
FIXED			2.690	07.10.2002	15.04.2022			71,631.76	71,631.76
FIXED			3.570	07.10.2002	15.04.2022			892,576.97	892,576.97
FIXED			2.460	07.10.2002	15.04.2022			609,311.80	609,311.80

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 30 NOVEMBER 2019

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 NOVEMBER 2019
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
									12,415,300.91

FIXED			5.490	22.01.2003	15.10.2022	50,000,000.00	50,000,000.00	374,100.00	374,100.00
FIXED			5.490	22.01.2003	15.10.2022			65,292.50	65,292.50
FIXED			5.250	22.01.2003	15.10.2022			140,862.70	140,862.70
FIXED			5.420	22.01.2003	15.10.2022			637,484.04	637,484.04
FIXED			5.530	22.01.2003	15.10.2022			627,329.37	627,329.37
FIXED			6.030	22.01.2003	15.10.2022			817,061.85	817,061.85
FIXED			5.860	22.01.2003	15.10.2022			1,258,356.72	1,258,356.72
FIXED			5.810	22.01.2003	15.10.2022			2,081,851.57	2,081,851.57
FIXED			5.810	22.01.2003	15.10.2022			1,698,476.59	1,698,476.59
FIXED			4.530	22.01.2003	15.10.2022			1,586,422.76	1,586,422.76
FIXED			4.940	22.01.2003	15.10.2022			1,024,491.02	1,024,491.02
FIXED			3.660	22.01.2003	15.10.2022			1,099,429.04	1,099,429.04
FIXED			3.810	22.01.2003	15.10.2022			863,535.61	863,535.61
FIXED			4.040	22.01.2003	15.10.2022			99,874.96	99,874.96
FIXED			3.580	22.01.2003	15.10.2022			40,732.18	40,732.18
									7,890,154.29

FIXED			5.490	20.01.2003	15.10.2022	33,600,000.00	33,600,000.00	333,198.40	333,198.40
FIXED			5.490	20.01.2003	15.10.2022			187,093.20	187,093.20
FIXED			5.250	20.01.2003	15.10.2022			215,409.99	215,409.99
FIXED			5.420	20.01.2003	15.10.2022			225,497.75	225,497.75
FIXED			5.530	20.01.2003	15.10.2022			883,999.63	883,999.63
FIXED			6.030	20.01.2003	15.10.2022			944,171.63	944,171.63
FIXED			5.860	20.01.2003	15.10.2022			706,579.40	706,579.40
FIXED			5.810	20.01.2003	15.10.2022			1,747,112.16	1,747,112.16
FIXED			5.810	20.01.2003	15.10.2022			606,359.48	606,359.48
FIXED			4.530	20.01.2003	15.10.2022			857,568.67	857,568.67
FIXED			4.940	20.01.2003	15.10.2022			635,063.84	635,063.84
FIXED			3.660	20.01.2003	15.10.2022			409,144.84	409,144.84
FIXED			3.810	20.01.2003	15.10.2022			138,955.30	138,955.30
									6,145,739.93

FIXED			5.520	19.08.2003	15.04.2023	21,900,000.00	21,900,000.00	78,305.90	78,305.90
FIXED			5.280	19.08.2003	15.04.2023			122,885.42	122,885.42
FIXED			5.440	19.08.2003	15.04.2023			148,442.51	148,442.51
FIXED			5.540	19.08.2003	15.04.2023			48,492.37	48,492.37
FIXED			6.040	19.08.2003	15.04.2023			283,687.90	283,687.90

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 30 NOVEMBER 2019

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 NOVEMBER 2019
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
FIXED			5.870	19.08.2003	15.04.2023			397,387.27	397,387.27
FIXED			5.820	19.08.2003	15.04.2023			764,151.53	764,151.53
FIXED			5.830	19.08.2003	15.04.2023			563,380.05	563,380.05
FIXED			4.570	19.08.2003	15.04.2023			306,538.93	306,538.93
FIXED			4.960	19.08.2003	15.04.2023			85,892.61	85,892.61
FIXED			3.700	19.08.2003	15.04.2023			343,976.75	343,976.75
FIXED			3.860	19.08.2003	15.04.2023			208,530.56	208,530.56
FIXED			4.110	19.08.2003	15.04.2023			205,629.40	205,629.40
FIXED			2.760	19.08.2003	15.04.2023			37,310.01	37,310.01
FIXED			3.650	19.08.2003	15.04.2023			232,084.47	232,084.47
FIXED			2.510	19.08.2003	15.04.2023			662,897.96	662,897.96
FIXED			2.320	19.08.2003	15.04.2023			659,814.11	659,814.11
FIXED			1.890	19.08.2003	15.04.2023			884,299.89	884,299.89
FIXED			1.950	19.08.2003	15.04.2023			112,032.29	112,032.29
									9,330,903.28

FIXED			5.470	24.08.2004	15.04.2024	60,000,000.00	60,000,000.00	282,185.19	282,185.19
FIXED			5.560	24.08.2004	15.04.2024			186,583.97	186,583.97
FIXED			6.050	24.08.2004	15.04.2024			290,933.13	290,933.13
FIXED			5.880	24.08.2004	15.04.2024			826,367.76	826,367.76
FIXED			5.840	24.08.2004	15.04.2024			333,162.79	333,162.79
FIXED			5.860	24.08.2004	15.04.2024			41,843.65	41,843.65
FIXED			4.660	24.08.2004	15.04.2024			3,888,551.68	3,888,551.68
FIXED			4.990	24.08.2004	15.04.2024			3,481,275.11	3,481,275.11
									7,005,277.05

FIXED			5.430	11.10.2005	15.12.2024	18,995,000.00	18,995,000.00	43,489.02	43,489.02
FIXED			5.840	11.10.2005	15.12.2024			343,425.00	343,425.00
FIXED			5.350	11.10.2005	15.12.2024			167,833.68	167,833.68
FIXED			6.160	11.10.2005	15.12.2024			214,338.99	214,338.99
FIXED			5.140	11.10.2005	15.12.2024			439,607.88	439,607.88
FIXED			5.180	11.10.2005	15.12.2024			508,796.20	508,796.20
FIXED			3.220	11.10.2005	15.12.2024			433,614.90	433,614.90
FIXED			4.640	11.10.2005	15.12.2024			632,017.02	632,017.02
FIXED			4.000	11.10.2005	15.12.2024			914,712.83	914,712.83
FIXED			3.640	11.10.2005	15.12.2024			740,989.54	740,989.54
FIXED			3.520	11.10.2005	15.12.2024			1,373,685.14	1,373,685.14
FIXED			3.090	11.10.2005	15.12.2024			768,710.08	768,710.08

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 30 NOVEMBER 2019

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 NOVEMBER 2019
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
FIXED			2.320	11.10.2005	15.12.2024			363,095.83	363,095.83
FIXED			1.980	11.10.2005	15.12.2024			60,960.94	60,960.94
									116,600,000.20

FIXED			6.180	03.10.2006	15.06.2026	200,000,000.00	200,000,000.00	1,475,231.04	1,475,231.04
FIXED			5.200	03.10.2006	15.06.2026			5,293,973.62	5,293,973.62
FIXED			5.240	03.10.2006	15.06.2026			21,058,315.74	21,058,315.74
FIXED			3.240	03.10.2006	15.06.2026			14,182,858.26	14,182,858.26
FIXED			4.750	03.10.2006	15.06.2026			5,135,241.86	5,135,241.86
FIXED			4.170	03.10.2006	15.06.2026			16,620,764.38	16,620,764.38
FIXED			3.800	03.10.2006	15.06.2026			15,532,325.16	15,532,325.16
FIXED			3.730	03.10.2006	15.12.2026			10,761,230.95	10,761,230.95
FIXED			3.310	03.10.2006	15.06.2026			1,762,074.16	1,762,074.16
FIXED			2.460	03.10.2006	15.06.2026			16,864,868.92	16,864,868.92
FIXED			2.110	03.10.2006	15.06.2026			460,051.78	460,051.78
FIXED			1.950	03.10.2006	15.06.2026			5,447,662.74	5,447,662.74
FIXED			2.440	03.10.2006	15.06.2026			2,005,401.59	2,005,401.59
									61,050,597.17

FIXED			6.180	03.10.2006	15.06.2026	110,000,000.00	110,000,000.00	160,325.00	160,325.00
FIXED			5.200	03.10.2006	15.06.2026			3,736,833.88	3,736,833.88
FIXED			3.240	03.10.2006	15.12.2026			6,784,730.10	6,784,730.10
FIXED			4.170	03.10.2006	15.06.2026			11,457,328.26	11,457,328.26
FIXED			3.730	03.10.2006	15.06.2026			225,718.21	225,718.21
FIXED			3.310	03.10.2006	15.06.2026			18,549,098.14	18,549,098.14
FIXED			2.110	03.10.2006	15.06.2026			18,024,297.02	18,024,297.02
FIXED			1.950	03.10.2006	15.06.2026			2,112,266.56	2,112,266.56
LIBOR BASED	0.500	2.590	3.090	28.06.2010	15.05.2035	250,000,000.00	250,000,000.00	250,000,000.00	250,000,000.00
LIBOR BASED	0.500	2.610	3.110	31.08.2010	01.05.2035	30,000,000.00	30,000,000.00	29,332,845.90	29,332,845.90
LIBOR BASED	0.500	3.310	3.810	07.08.2009	01.05.2034	70,360,000.00	70,360,000.00	56,084,025.13	56,084,025.13
LIBOR BASED	0.500	2.810	3.310	03.12.2010	01.05.2035	59,124,000.00	59,124,000.00	57,293,091.79	57,293,091.79
LIBOR BASED	0.500	2.400	2.900	12.05.2011	01.01.2036	10,000,000.00	10,000,000.00	2,472,674.50	2,472,674.50
LIBOR BASED	0.500	2.840	3.340	15.06.2011	01.10.2036	250,000,000.00	250,000,000.00	250,000,000.00	250,000,000.00
									500,000,000.00

LIBOR BASED	0.500	2.830	3.330	23.09.2011	15.04.2037	500,000,000.00	500,000,000.00	2,500,000.00	2,500,000.00
LIBOR BASED	0.500	2.830	3.330	23.09.2011	15.04.2037			497,500,000.00	497,500,000.00

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 30 NOVEMBER 2019

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 NOVEMBER 2019
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
LIBOR BASED	0.500	2.400	2.900	30.01.2013	15.07.2037	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00
LIBOR BASED	0.500	2.940	3.440	02.04.2014	15.02.2039	479,000,000.00	479,000,000.00	432,454,525.27	432,454,525.27
LIBOR BASED	0.500	2.790	3.290	20.04.2013	15.11.2037	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR BASED	0.500	2.740	3.240	23.12.2013	01.12.2038	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
LIBOR BASED	0.500	2.880	3.380	10.04.2014	15.03.2039	300,000,000.00	300,000,000.00	295,200,000.00	295,200,000.00
LIBOR BASED	0.500	2.330	2.830	08.09.2014	15.04.2044	501,250,000.00	501,250,000.00	301,003,943.00	301,003,943.00
LIBOR BASED	0.500	2.790	3.290	14.10.2014	15.05.2039	116,000,000.00	116,000,000.00	15,649,871.40	15,649,871.40
LIBOR BASED	0.500	2.790	3.290	14.10.2014	15.05.2039	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
									500,000,000.00

LIBOR BASED	0.500	3.130	3.630	20.01.2016	15.10.2041	500,000,000.00	500,000,000.00	2,500,000.00	2,500,000.00
LIBOR BASED	0.500	3.330	3.830	20.01.2016	15.10.2043			496,256,250.00	496,256,250.00
LIBOR BASED	0.500	3.530	4.030	20.01.2016	15.04.2044			3,110.00	3,110.00
LIBOR BASED	0.500	3.472	3.972	20.01.2016	15.04.2044			1,240,640.00	1,240,640.00
LIBOR BASED	0.500	2.600	3.100	29.04.2016	15.01.2041	450,000,000.00	450,000,000.00	450,000,000.00	450,000,000.00
LIBOR BASED	0.500	2.990	3.490	02.03.2018	15.11.2040	170,000,000.00	170,000,000.00	30,334,666.46	30,334,666.46
LIBOR BASED	0.500	3.130	3.630	19.12.2017	15.04.2042	207,603,205.00	207,603,205.00	4,997,497.04	4,997,497.04
LIBOR BASED	0.500	3.080	3.580	14.02.2019	15.03.2042	40,700,000.00	40,700,000.00	101,750.00	101,750.00
LIBOR BASED	0.500	3.030	3.530	02.04.2019	15.10.2037	450,000,000.00	450,000,000.00	450,000,000.00	450,000,000.00
FIXED			3.000	24.12.1980	01.10.2021	5,700,000.00	5,700,000.00	471,617.51	471,617.51
FIXED			3.000	23.07.1982	15.04.2023	9,900,000.00	9,900,000.00	909,852.92	909,852.92
FIXED			3.000	03.04.1984	19.08.2021	3,200,000.00	3,200,000.00	4,100.82	4,100.82
FIXED			3.000	23.02.1979	08.04.2020	10,617,000.00	10,617,000.00	262,785.51	262,785.51
FIXED			3.000	28.03.1980	05.03.2021	6,383,000.00	6,383,000.00	465,749.46	465,749.46
FIXED			3.000	15.02.1979	28.04.2021	4,400,000.00	4,400,000.00	302,244.61	302,244.61
FIXED			3.000	16.07.1979	15.09.2020	5,000,000.00	5,000,000.00	178,439.10	178,439.10
FIXED			3.000	06.11.1981	06.11.2021	10,117,000.00	10,117,000.00	934,599.53	934,599.53
FIXED			3.000	28.05.1981	26.08.2022	1,000,000.00	1,000,000.00	129,788.57	129,788.57
FIXED			3.000	29.08.1980	01.06.2021	2,300,000.00	2,300,000.00	152,876.40	152,876.40
FIXED			3.000	04.12.1980	06.04.2021	2,700,000.00	2,700,000.00	172,214.06	172,214.06
FIXED			3.000	30.09.1981	17.08.2022	1,600,000.00	1,600,000.00	117,071.76	117,071.76
FIXED			3.000	31.08.1982	14.06.2023	4,500,000.00	4,500,000.00	153,105.92	153,105.92
FIXED			3.000	29.09.1982	28.04.2023	8,300,000.00	8,300,000.00	35,162.65	35,162.65
FIXED			3.000	23.05.1984	02.06.2023	7,000,000.00	7,000,000.00	8,112.26	8,112.26
FIXED			3.000	31.08.1983	16.11.2024	13,500,000.00	13,500,000.00	42,147.91	42,147.91
FIXED			3.000	24.08.1979	20.02.2021	2,500,000.00	2,500,000.00	76,708.38	76,708.38

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 30 NOVEMBER 2019

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 NOVEMBER 2019
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
FIXED			3.000	28.10.1980	16.12.2023	7,500,000.00	7,500,000.00	786,556.98	786,556.98
FIXED			3.000	04.12.1980	28.10.2023	9,200,000.00	9,200,000.00	97,153.61	97,153.61
FIXED			3.000	21.07.1982	12.09.2023	2,900,000.00	2,900,000.00	56,587.76	56,587.76
FIXED			3.000	30.07.1983	16.04.2025	7,800,000.00	7,800,000.00	249,182.62	249,182.62
FIXED			3.000	29.07.1983	01.10.2024	1,000,000.00	1,000,000.00	14,705.29	14,705.29
FIXED			3.000	26.03.1984	10.10.2024	2,300,000.00	2,300,000.00	82,121.67	82,121.67
FIXED			3.000	15.02.1979	22.11.2022	1,600,000.00	1,600,000.00	105,461.72	105,461.72
FIXED			3.000	30.06.1980	14.02.2023	3,300,000.00	3,300,000.00	381,103.18	381,103.18
FIXED			3.000	31.07.1990	25.10.2020	21,000,000.00	21,000,000.00	807,667.82	807,667.82
FIXED			4.000	17.05.1991	01.10.2021	15,000,000.00	15,000,000.00	1,249,997.41	1,249,997.41
FIXED			4.000	03.02.1992	05.04.2022	20,000,000.00	20,000,000.00	2,499,928.67	2,499,928.67
FIXED			3.000	30.04.1993	26.11.2023	20,000,000.00	20,000,000.00	3,333,254.00	3,333,254.00
									1,874,996.34

FIXED			2.000	11.08.1999	30.12.2019	30,000,000.00	30,000,000.00	945,902.21	945,902.21
FIXED			2.000	11.08.1999	11.02.2020			929,094.13	929,094.13
									4,999,963.60

FIXED			2.000	12.07.2000	28.12.2020	40,000,000.00	40,000,000.00	2,919,367.27	2,919,367.27
FIXED			2.000	12.07.2000	19.01.2021			2,080,596.33	2,080,596.33
									19,863,153.76

FIXED			1.000	09.08.2001	31.12.2031	40,000,000.00	40,000,000.00	11,809,755.58	11,809,755.58
FIXED			1.000	09.08.2001	27.01.2032			8,053,398.18	8,053,398.18
									10,760,167.00

FIXED			1.000	11.07.2002	27.12.2032	20,000,000.00	20,000,000.00	7,835,276.99	7,835,276.99
FIXED			1.000	11.07.2002	13.02.2033			2,924,890.01	2,924,890.01
									23,076,832.68

FIXED			1.000	17.07.2003	31.12.2033	40,000,000.00	40,000,000.00	21,853,902.62	21,853,902.62
FIXED			1.000	17.07.2003	14.01.2034			1,222,930.06	1,222,930.06
									12,304,749.01

FIXED			1.000	09.08.2004	31.12.2034	20,000,000.00	20,000,000.00	4,067,558.18	4,067,558.18
FIXED			1.000	09.08.2004	03.03.2035			8,237,190.83	8,237,190.83
FIXED			1.000	10.08.2005	21.03.2036	20,000,000.00	20,000,000.00	12,700,930.78	12,700,930.78

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 30 NOVEMBER 2019

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 NOVEMBER 2019
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
									14,541,070.45

FIXED			1.000	14.07.2006	31.12.2037	20,000,000.00	20,000,000.00	6,952,174.98	6,952,174.98
FIXED			1.000	14.07.2006	14.01.2038			7,588,895.47	7,588,895.47
INTEREST FREE				05.01.1973	01.09.2022	12,700,000.00	12,700,000.00	1,143,000.00	1,143,000.00
INTEREST FREE				21.04.1978	15.12.2027	28,000,000.00	28,000,000.00	5,487,404.37	5,487,404.37
INTEREST FREE				27.06.1979	01.06.2029	40,000,000.00	40,000,000.00	9,666,961.91	9,666,961.91
LIBOR BASED	0.000	3.050	3.050	11.10.2017	15.10.2035	10,333,000.00	10,333,000.00	9,408,929.05	9,408,929.05
FIXED			3.000	10.10.2001	15.04.2021	7,000,000.00	7,000,000.00	536,580.65	536,580.65
FIXED			4.000	17.12.2008	15.07.2028	30,000,000.00	30,000,000.00	1,900,289.93	1,900,289.93
FIXED			4.000	17.12.2008	15.07.2028	10,000,000.00	10,000,000.00	6,000,040.00	6,000,040.00
FIXED			4.200	20.07.2012	15.01.2032	30,000,000.00	30,000,000.00	23,167,565.46	23,167,565.46
LIBOR BASED	0.000	2.813	2.813	05.02.1992	01.02.2022	20,000,000.00	20,000,000.00	2,500,000.00	2,500,000.00
									3,375,000.00

LIBOR BASED	0.000	2.110	2.110	03.06.1994	01.06.2024	15,000,000.00	15,000,000.00	1,125,000.00	1,125,000.00
LIBOR BASED	0.000	2.110	2.110	03.06.1994	01.06.2024			2,250,000.00	2,250,000.00
FIXED			1.500	05.07.1996	17.03.2027	25,753,878.00	25,753,878.00	9,422,150.64	9,422,150.64
									18,000,717.16

LIBOR BASED	2.000	2.298	4.298	28.12.2007	20.06.2022	62,750,000.00	62,750,000.00	4,797,793.70	4,797,793.70
LIBOR BASED	2.000	2.298	4.298	28.12.2007	20.06.2022			1,966,605.12	1,966,605.12
LIBOR BASED	2.000	2.298	4.298	28.12.2007	20.06.2022			717,787.44	717,787.44
LIBOR BASED	2.000	2.298	4.298	28.12.2007	20.06.2022			1,028,207.33	1,028,207.33
LIBOR BASED	2.000	2.298	4.298	28.12.2007	20.06.2022			716,229.36	716,229.36
LIBOR BASED	2.000	2.298	4.298	28.12.2007	20.06.2022			872,901.91	872,901.91
LIBOR BASED	2.000	2.298	4.298	28.12.2007	20.06.2022			289,191.10	289,191.10
LIBOR BASED	2.000	2.298	4.298	28.12.2007	20.06.2022			289,945.18	289,945.18
LIBOR BASED	2.000	2.298	4.298	28.12.2007	20.06.2022			481,273.17	481,273.17
LIBOR BASED	2.000	2.298	4.298	28.12.2007	20.06.2022			184,398.64	184,398.64
LIBOR BASED	2.000	2.298	4.298	28.12.2007	20.06.2022			2,572,490.84	2,572,490.84
LIBOR BASED	2.000	2.298	4.298	28.12.2007	20.06.2022			544,985.04	544,985.04
LIBOR BASED	2.000	2.298	4.298	28.12.2007	20.06.2022			153,098.94	153,098.94
LIBOR BASED	2.000	2.298	4.298	28.12.2007	20.06.2022			1,014,074.16	1,014,074.16
LIBOR BASED	2.000	2.298	4.298	28.12.2007	20.06.2022			2,371,735.23	2,371,735.23

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 30 NOVEMBER 2019

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 NOVEMBER 2019
		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
	FIXED			1.000	22.09.2000	26.02.2031	7,014,271.00	7,014,271.00	3,934,834.96	3,934,834.96
	FIXED			0.300	28.05.2002	10.09.2032	4,398,146.88	4,398,146.88	2,789,068.83	2,789,068.83
	FIXED			0.300	28.05.2002	10.09.2032	6,779,174.50	6,779,174.50	4,298,988.85	4,298,988.85
	FIXED			0.300	28.05.2002	10.09.2032	18,558,684.00	18,558,684.00	11,768,921.70	11,768,921.70
	FIXED			0.300	12.12.2002	10.03.2033	12,937,310.99	12,937,310.99	8,519,692.61	8,519,692.61
	FIXED			0.200	31.05.2006	15.09.2042	13,495,424.00	13,495,424.00	12,415,790.08	12,415,790.08
	FIXED			3.000	09.11.2009	21.01.2030	89,153,766.00	89,153,766.00	62,190,118.07	62,190,118.07
	LIBOR BASED	1.400	2.630	4.030	19.12.2017	15.04.2042	207,603,205.00	207,603,205.00	4,997,037.18	4,997,037.18
	FIXED			2.000	10.04.2018	21.07.2038	62,086,837.82	62,086,837.82	9,313,025.67	9,313,025.67
	FIXED			3.000	15.02.1978	15.05.2021	5,000,000.00	5,000,000.00	291,443.10	291,443.10
	FIXED			3.000	01.08.1979	11.01.2022	2,617,000.00	2,617,000.00	99,492.21	99,492.21
	FIXED			3.000	01.08.1978	06.01.2024	883,000.00	883,000.00	91,543.84	91,543.84
	FIXED			3.000	29.08.1980	13.10.2021	1,500,000.00	1,500,000.00	38,041.78	38,041.78
	FIXED			3.000	25.09.1981	15.03.2022	7,100,000.00	7,100,000.00	365,015.91	365,015.91
	FIXED				05.04.1974	15.04.2024	9,500,000.00	9,500,000.00	1,282,500.00	1,282,500.00
	INTEREST FREE				27.06.1979	15.02.2029	22,000,000.00	22,000,000.00	5,476,948.94	5,476,948.94
B. RELENT TO GOCCs/GFIs								1,159,456,937.04		420,123,150.36

EURO								14,658,506.93		7,870,962.33

	INTEREST FREE				30.10.1992	31.12.2022	3,718,402.88	4,099,539.18	743,681.62	819,908.99
	INTEREST FREE				11.03.1996	31.12.2025	3,264,014.04	3,598,575.48	1,153,200.66	1,271,403.73
	INTEREST FREE				04.08.2004	31.12.2038	6,313,280.98	6,960,392.28	5,242,312.58	5,779,649.62
JAPANESE YEN								1,134,782,500.80		411,500,991.42

	FIXED			2.700	16.07.1991	20.06.2021	2,005,000,000.00	18,309,660.00	180,940,000.00	1,652,344.08
	FIXED			2.700	16.07.1991	20.06.2021	5,788,000,000.00	52,856,016.00	536,292,000.00	4,897,418.54
	FIXED			3.000	19.08.1993	20.08.2023	18,120,000,000.00	165,471,840.00	3,514,952,000.00	32,098,541.66
	FIXED			3.000	19.08.1993	20.08.2023	1,259,000,000.00	11,497,188.00	233,328,000.00	2,130,751.30
	FIXED			3.000	20.12.1994	20.12.2024	9,795,000,000.00	89,447,940.00	2,501,818,000.00	22,846,601.98
	FIXED			3.000	20.12.1994	20.12.2024	6,212,000,000.00	56,727,984.00	624,459,000.00	5,702,559.59
										87,223,247.82

	FIXED			2.700	18.03.1997	20.03.2027	26,344,000,000.00	240,573,408.00	9,406,065,000.00	85,896,185.58
	FIXED			2.300	18.03.1997	20.03.2027			145,320,000.00	1,327,062.24
	FIXED			0.750	10.09.1998	20.09.2038	23,668,000,000.00	216,136,176.00	8,395,036,000.00	76,663,468.75
										126,073,880.70

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 30 NOVEMBER 2019

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 NOVEMBER 2019
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
FIXED			1.000	07.04.2000	20.04.2040	22,262,000,000.00	203,296,584.00	12,574,167,000.00	114,827,293.04
FIXED			0.750	07.04.2000	20.04.2040			1,231,558,000.00	11,246,587.66
									50,729,081.88

FIXED			1.000	07.04.2000	20.04.2040	8,266,000,000.00	75,485,112.00	4,997,121,000.00	45,633,708.97
FIXED			0.750	07.04.2000	20.04.2040			557,969,000.00	5,095,372.91
FIXED			3.000	16.08.1995	31.07.2025	545,400,000.00	4,980,592.80	162,406,386.00	1,483,095.12
UNITED STATES DOLLAR							10,015,929.31		751,196.61

INTEREST FREE				03.04.1972	01.03.2022	10,015,929.31	10,015,929.31	751,196.61	751,196.61
II. NG ISSUED DEBT SECURITIES							37,094,044,616.79		31,929,849,616.79

CHINA YUAN							563,139,720.00		563,139,720.00

FIXED			5.000	23.03.2018	23.03.2021	1,460,000,000.00	207,622,220.00	1,460,000,000.00	207,622,220.00
FIXED			3.580	20.05.2019	20.05.2022	2,500,000,000.00	355,517,500.00	2,500,000,000.00	355,517,500.00
EURO							826,875,000.00		826,875,000.00

FIXED			0.875	17.05.2019	17.05.2027	750,000,000.00	826,875,000.00	750,000,000.00	826,875,000.00
JAPANESE YEN							3,161,498,400.00		3,161,498,400.00

FIXED			2.320	23.02.2010	02.03.2020	100,000,000,000.00	913,200,000.00	100,000,000,000.00	913,200,000.00
FIXED			0.380	15.08.2018	13.08.2021	107,200,000,000.00	978,950,400.00	107,200,000,000.00	978,950,400.00
FIXED			0.540	15.08.2018	15.08.2023	6,200,000,000.00	56,618,400.00	6,200,000,000.00	56,618,400.00
FIXED			0.990	15.08.2018	15.08.2028	40,800,000,000.00	372,585,600.00	40,800,000,000.00	372,585,600.00
FIXED			0.180	15.08.2019	15.08.2022	30,400,000,000.00	277,612,800.00	30,400,000,000.00	277,612,800.00
FIXED			0.280	15.08.2019	15.08.2024	21,000,000,000.00	191,772,000.00	21,000,000,000.00	191,772,000.00
FIXED			0.430	15.08.2019	14.08.2026	17,900,000,000.00	163,462,800.00	17,900,000,000.00	163,462,800.00
FIXED			0.590	15.08.2019	15.08.2029	22,700,000,000.00	207,296,400.00	22,700,000,000.00	207,296,400.00
PHILIPPINE PESO							2,554,848,496.79		2,554,848,496.79

FIXED			4.950	17.09.2010	15.01.2021	44,109,000,000.00	869,005,871.00	44,109,000,000.00	869,005,871.00
FIXED			6.250	14.01.2011	14.01.2036	54,770,000,000.00	1,079,041,727.41	54,770,000,000.00	1,079,041,727.41
FIXED			3.900	26.11.2012	26.11.2022	30,800,000,000.00	606,800,898.38	30,800,000,000.00	606,800,898.38
UNITED STATES DOLLAR							29,987,683,000.00		24,823,488,000.00

FIXED			9.500	21.10.1999	21.10.2024	1,006,294,000.00	1,006,294,000.00	347,796,000.00	347,796,000.00

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 30 NOVEMBER 2019

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 NOVEMBER 2019
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
FIXED			10.625	16.03.2000	16.03.2025	1,000,000,000.00	1,000,000,000.00	480,463,000.00	480,463,000.00
FIXED			10.625	24.09.2003	16.03.2025	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
FIXED			10.625	16.09.2004	16.03.2025	700,000,000.00	700,000,000.00	700,000,000.00	700,000,000.00
FIXED			9.500	02.02.2005	02.02.2030	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00
FIXED			9.500	16.05.2005	02.02.2030	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
FIXED			7.750	11.01.2006	14.01.2031	1,500,000,000.00	1,500,000,000.00	859,940,000.00	859,940,000.00
FIXED			7.750	14.07.2006	14.01.2031	450,000,000.00	450,000,000.00	450,000,000.00	450,000,000.00
FIXED			7.750	25.09.2006	14.01.2031	434,506,000.00	434,506,000.00	434,506,000.00	434,506,000.00
FIXED			7.500	25.09.2006	25.09.2024	774,204,000.00	774,204,000.00	577,589,000.00	577,589,000.00
FIXED			6.375	15.01.2007	15.01.2032	1,000,000,000.00	1,000,000,000.00	522,248,000.00	522,248,000.00
FIXED			6.375	05.02.2008	15.01.2032	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
FIXED			6.500	20.07.2009	20.01.2020	750,000,000.00	750,000,000.00	112,735,000.00	112,735,000.00
FIXED			6.375	23.10.2009	23.10.2034	1,000,000,000.00	1,000,000,000.00	53,324,000.00	53,324,000.00
FIXED			6.500	13.01.2010	20.01.2020	650,000,000.00	650,000,000.00	650,000,000.00	650,000,000.00
FIXED			6.375	13.01.2010	23.10.2034	850,000,000.00	850,000,000.00	850,000,000.00	850,000,000.00
FIXED			4.000	06.10.2010	15.01.2021	2,075,872,000.00	2,075,872,000.00	1,607,443,000.00	1,607,443,000.00
FIXED			6.375	06.10.2010	23.10.2034	946,807,000.00	946,807,000.00	946,807,000.00	946,807,000.00
FIXED			5.500	30.03.2011	30.03.2026	1,500,000,000.00	1,500,000,000.00	1,049,678,000.00	1,049,678,000.00
FIXED			6.375	23.10.2011	23.10.2034	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00
FIXED			5.000	13.01.2012	13.01.2037	1,500,000,000.00	1,500,000,000.00	1,330,959,000.00	1,330,959,000.00
FIXED			4.200	21.01.2014	21.01.2024	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00
FIXED			3.950	20.01.2015	20.01.2040	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00
FIXED			3.700	01.03.2016	01.03.2041	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00
FIXED			3.700	02.02.2017	02.02.2042	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00
FIXED			3.000	01.02.2018	01.02.2028	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00
FIXED			3.750	14.01.2019	14.01.2029	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00

(1)	Original currencies converted using BSP reference rate prevailing on 2 December 2019

Outstanding Government Securities Issuances

As of November 30, 2019

In Pesos

Particulars	Issues	Maturities	Outstanding As Of 30-Nov-19
TOTAL OUTSTANDING DEBT I & II	80,262,283,216.41	269,413,009,553.78	5,114,669,755,345.19	*

I. NATIONAL GOVERNMENT ISSUES	80,262,283,216.41	269,413,009,553.78	5,114,669,755,345.19	*

A. TREASURY BILLS	47,790,000,000.00	72,000,000,000.00	506,170,300,000.00

AUCTION	27,790,000,000.00	52,000,000,000.00	303,602,000,000.00

91-Day	8,000,000,000.00	8,000,000,000.00	24,000,000,000.00
182-Day	7,790,000,000.00	20,000,000,000.00	69,790,000,000.00
364-Day	12,000,000,000.00	24,000,000,000.00	209,812,000,000.00
TAP	0.00	0.00	20,600,000,000.00

364-Day	0.00	0.00	20,600,000,000.00
OTC	0.00	0.00	7,400,000,000.00

91-Day	0.00	0.00	0.00
182-Day	0.00	0.00	0.00
364-Day	0.00	0.00	7,400,000,000.00
CB-BOL	20,000,000,000.00	20,000,000,000.00	174,568,300,000.00

91-Day	20,000,000,000.00	20,000,000,000.00	65,000,000,000.00
182-Day	0.00	0.00	60,000,000,000.00
364-Day	0.00	0.00	49,568,300,000.00
B. TREASURY BONDS	32,472,283,216.41	197,413,009,553.78	4,608,499,455,345.19	(a)

B1. Regular Issues	32,271,000,000.00	197,199,543,883.85	2,043,518,000,141.62

3-Year	0.00	0.00	154,891,000,000.00
5-Year	0.00	0.00	291,511,000,000.00

ADAPs	0.00	0.00	266,511,000,000.00
TAP	0.00	0.00	25,000,000,000.00
7-Year	0.00	197,199,543,883.85	433,514,761,656.00

ADAPs	0.00	197,199,543,883.85	406,040,761,656.00
TAP	0.00	0.00	27,474,000,000.00
10-Year	20,000,000,000.00	0.00	507,287,435,042.24

ADAPs	20,000,000,000.00	0.00	464,151,435,042.24
TAP	0.00	0.00	43,136,000,000.00
20-Year	12,271,000,000.00	0.00	420,331,392,359.96

ADAPs	12,271,000,000.00	0.00	408,827,392,359.96
TAP	0.00		10,000,000,000.00
OTC	0.00		1,504,000,000.00
25-Year	0.00	0.00	235,982,411,083.42
B2. SPECIAL ISSUES	201,283,216.41	213,465,669.93	2,564,981,455,203.57

1. Retail Treasury Bonds	0.00	0.00	1,571,453,212,273.56

3-Year	0.00	0.00	303,696,025,000.00
5-Year	0.00	0.00	491,275,775,000.00

ADAPs	0.00	0.00	243,772,000,000.00
IPO	0.00	0.00	205,172,375,000.00
GOCCs	0.00	0.00	42,331,400,000.00
10-Year	0.00	0.00	368,862,506,725.40
15-Year	0.00	0.00	95,805,237,911.00
20-Year	0.00	0.00	132,682,043,594.00
25-Year	0.00	0.00	179,131,624,043.16
2. Benchmark Bonds	0.00	0.00	909,298,021,025.73

10-Year	0.00	0.00	289,778,439,419.34
10.5-Year	0.00	0.00	57,907,886,856.39
20-Year	0.00	0.00	255,837,153,968.00
25-Year	0.00	0.00	305,774,540,782.00

Outstanding Government Securities Issuances

As of November 30, 2019

In Pesos

Particulars	Issues	Maturities	Outstanding As Of 30-Nov-19
3. 25-Year T - Bonds issued to CB-BOL	0.00	0.00	50,000,000,000.00
4. $6.582M Phil. Par Bonds Redenominated into 28.5 Year FXTBs	0.00	0.00	97,050,000.00
5. 10-Year AR Bonds	201,283,216.41	213,465,669.93	8,754,171,904.28	(b)

6. Onshore Dollar Bonds	0.00	0.00	25,379,000,000.00

10.5-Year	0.00	0.00	25,379,000,000.00	(c)
II. GUARANTEED CORPORATE ISSUES	0.00	0.00	0.00

1. Land Bank Bonds	0.00	0.00	0.00	(d)

*	Excludes matured but unclaimed certificated government securities amounting to P33,496,682.00 and book-entry registered securities at RoSS of P7,630,500.00 as of November 30, 2019.
(a)	Includes BSF holdings of GS amounting to P497,867,715,175.24 and SSF holdings of GS amounting to P1,580,800,000.00 as of November 30, 2019.
(b)	Excludes matured but unclaimed AR Bonds amounting to P1,651,964,983.76 as of November 30, 2019.
(c)	Onshore Dollar Bonds converted to Pesos using BSP reference rate as of 02 December 2019.
1 USD/P - P50.758

Amount in Original Currency (In Millions)

10.5-yr. - USD 500.000
(d)	Excludes matured but unclaimed guaranteed Land Bank Bonds amounting to P31,170,084.96 as of November 30, 2019.

DOMESTIC DEBT OF THE REPUBLIC (OTHER THAN SECURITIES)(1)

AS OF 30 November 2019

IN MILLIONS

INTEREST RATE BASIS	INTEREST RATE SPREAD	YEAR CONTRACTED	YEAR OF MATURITY	CURR.	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 NOVEMBER 2019
					IN ORIGINAL CURR	IN PHILIPPINE PESO	IN ORIGINAL CURR	IN PHILIPPINE PESO
T O T AL						792		948

DIRECT LOANS						0		156

AGENCIES						0	156	156

PHILIPPINE PESOS							156	156
INTEREST FREE	0.0000%	1953		PHP		0	79	79
INTEREST FREE	0.0000%	1953		PHP		0	48	48
INTEREST FREE	0.0000%	1953		PHP		0	29	29
ASSUMED LOANS (REAL)					792	792	792	792

PHILIPPINE PESOS					792	792	792	792

INTEREST FREE	0.0000%	1986	Upon Demand	PHP	120	120	120	120
INTEREST FREE	0.0000%	1986	Upon Demand	PHP	72	72	72	72
INTEREST FREE	0.0000%	1986	Upon Demand	PHP	50	50	50	50
INTEREST FREE	0.0000%	1986	Upon Demand	PHP	200	200	200	200
INTEREST FREE	0.0000%	1986	Upon Demand	PHP	350	350	350	350

(1)	Excludes government securities and debt guaranteed by the Republic

GUARANTEED DOMESTIC DEBT OF THE REPUBLIC (OTHER THAN SECURITIES)(1)

AS OF 30 November 2019

IN MILLIONS

INTEREST RATE BASIS	INTEREST RATE SPREAD	YEAR CONTRACTED	YEAR OF MATURITY	CURR.	Original Amount Conracted		OUTSTANDING BALANCE AS OF 30 November 2019
					Original Curr.	In Philippine Peso
TOTAL						268,701	246,913

GFI GUARANTEE ASSUMED BY THE GOVERNMENT PER PROC. 50.						220	136

INTEREST FREE	0.00%	1986	Upon Demand	PHP	7	7	7
INTEREST FREE	0.00%	1986	Upon Demand	PHP	30	30	30
INTEREST FREE	0.00%	1986	Upon Demand	PHP	12	12	12
INTEREST FREE	0.00%	1986	Upon Demand	PHP	17	17	17
INTEREST FREE	0.00%	1986	Upon Demand	PHP	35	35	15
INTEREST FREE	0.00%	1986	Upon Demand	PHP	7	7	7
INTEREST FREE	0.00%	1986	Upon Demand	PHP	6	6	6
INTEREST FREE	0.00%	1986	Upon Demand	PHP	5	5	5
INTEREST FREE	0.00%	1986	Upon Demand	PHP	3	3	3
INTEREST FREE	0.00%	1986	Upon Demand	PHP	1	1	1
INTEREST FREE	0.00%	1986	Upon Demand	PHP	19	19	19
INTEREST FREE	0.00%	1986	Upon Demand	PHP	32	32	1
INTEREST FREE	0.00%	1986	Upon Demand	PHP	32	32	5
INTEREST FREE	0.00%	1986	Upon Demand	PHP	8	8	3
INTEREST FREE	0.00%	1986	Upon Demand	PHP	4	4	4
NG DIRECT GUARANTEE ON GOCC LOANS						268,481	246,777

FIXED	4.00%	2012	2019	PHP	371	371	335
FLOATING	0.25%	2011	2021	PHP	75,000	75,000	35,288
FLOATING	0.50%	2017	2020	PHP	30,000	30,000	30,000
FLOATING	0.40%	2018	2025	PHP	30,000	30,000	11,000
		2019		USD	1,100	57,996	57,996
FLOATING	3 Months PDST-F + 1.00%	2009	2021	PHP	75,000	75,000	99,965
FIXED	4.00%			PHP			10,973
FIXED	4.00%	2012	2022	PHP	114	114	1,221

(1)	Excludes securities issued by GOCCs

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 31 DECEMBER 2018

	INTEREST RATE BASIS			INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2018
		INTEREST			YEAR CONTRACTED	YEAR OF MATURITY
		SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
GRAND TOTAL								8,169,696,279.79		5,518,113,283.59

I. NG GUARANTEED DEBT								8,084,173,609.17		5,432,590,612.97

A. LOANS								5,021,507,609.17		2,453,484,612.97

EURO								182,532,202.00		113,560,640.44

										336,986.94

	FIXED		3.00	3.00	16.11.1990	31.12.2020	1,829,388.21	2,090,624.85	34,235.27	39,124.07
	FIXED		3.00	3.00	16.11.1990	30.06.2021			9,229.36	10,547.31
	FIXED		3.00	3.00	16.11.1990	30.09.2021			8,306.32	9,492.46
	FIXED		3.00	3.00	16.11.1990	31.03.2022			163,183.38	186,485.97
	FIXED		3.00	3.00	16.11.1990	30.06.2022			32,500.81	37,141.93
	FIXED		3.00	3.00	16.11.1990	31.12.2022			21,381.77	24,435.09
	FIXED		3.00	3.00	16.11.1990	30.06.2023			26,041.41	29,760.12
										434,988.16

	FIXED		2.50	2.50	25.01.1991	31.12.2021	2,210,510.74	2,526,171.67	184,401.40	210,733.92
	FIXED		2.50	2.50	25.01.1991	31.12.2022			196,232.27	224,254.24
										1,266,080.00

	FIXED		1.50	1.50	30.08.1996	31.12.2021	5,157,960.05	5,894,516.75	202,794.22	231,753.23
	FIXED		1.50	1.50	30.08.1996	30.06.2022			125,254.88	143,141.28
	FIXED		1.50	1.50	30.08.1996	31.03.2023			270,341.63	308,946.41
	FIXED		1.50	1.50	30.08.1996	30.06.2023			377,728.53	431,668.16
	FIXED		1.50	1.50	30.08.1996	31.03.2024			131,756.13	150,570.91
										11,515,588.88

	FIXED		0.40	0.40	04.10.2006	31.03.2032	10,498,800.00	11,998,028.64	2,994,111.00	3,421,670.05
	FIXED		0.40	0.40	04.10.2006	31.03.2032			91,028.00	104,026.80
	FIXED		0.40	0.40	04.10.2006	31.03.2033			842,972.00	963,348.40
	FIXED		0.40	0.40	04.10.2006	30.06.2033			1,540,973.00	1,761,023.94
	FIXED		0.40	0.40	04.10.2006	30.09.2033			1,633,189.62	1,866,409.10
	FIXED		0.40	0.40	04.10.2006	31.12.2033			465,333.07	531,782.63
	FIXED		0.40	0.40	04.10.2006	31.03.2034			866,964.87	990,767.45
	FIXED		0.40	0.40	04.10.2006	30.06.2034			209,057.95	238,911.43
	FIXED		0.40	0.40	04.10.2006	30.09.2034			327,168.88	373,888.60
	FIXED		0.40	0.40	04.10.2006	30.12.2034			298,862.48	341,540.04
	FIXED		0.40	0.40	04.10.2006	30.06.2035			806,983.23	922,220.44

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 31 DECEMBER 2018

	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2018
INTEREST RATE BASIS	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
FIXED		5.09	5.09	08.11.2006	18.06.2019	7,804,108.00	8,918,534.62	390,182.01	445,900.00
FIXED		0.75	0.75	21.12.2005	30.12.2045	11,700,000.00	13,370,760.00	10,530,000.00	12,033,684.00
FIXED		0.75	0.75	27.12.1996	30.12.2036	4,703,885.31	5,375,600.13	2,826,421.46	3,230,034.44
FIXED		0.75	0.75	08.11.1999	30.12.2039	14,699,641.58	16,798,750.40	10,291,283.00	11,760,878.21
FIXED		0.75	0.75	17.09.1991	31.12.2031	8,819,784.95	10,079,250.24	599,581.20	685,201.40
FIXED		0.75	0.75	15.03.2004	30.12.2043	7,500,000.00	8,571,000.00	6,250,000.00	7,142,500.00
FIXED		0.75	0.75	21.12.2004	30.12.2045	5,287,649.52	6,042,725.87	4,759,649.52	5,439,327.47
FIXED		0.75	0.75	30.06.2009	30.06.2049	10,200,000.00	11,656,560.00	5,224,842.61	5,970,950.13
FIXED		0.75	0.75	21.12.2004	30.12.2044	5,112,918.81	5,843,043.62	4,432,918.81	5,065,939.62
FIXED		0.75	0.75	04.07.2010	30.06.2050	7,000,000.00	7,999,600.00	6,932,914.22	7,922,934.37
FIXED		0.75	0.75	29.12.2005	30.12.2045	15,000,000.00	17,142,000.00	13,500,000.00	15,427,800.00
FIXED		0.75	0.75	22.12.1999	31.12.2039	25,564,594.06	29,215,218.09	8,953,743.47	10,232,338.04
FIXED		0.75	0.75	20.12.2007	30.12.2047	4,741,730.27	5,418,849.35	4,583,730.27	5,238,286.95
FIXED		0.75	0.75	04.12.2000	30.12.2040	9,356,641.43	10,692,769.83	6,861,537.11	7,841,364.61
FIXED		2.99	2.99	31.01.2007	30.06.2025	2,536,050.00	2,898,197.94	1,373,693.75	1,569,857.22
JAPANESE YEN							4,069,862,546.17		1,978,376,166.25

LIBOR BASED		0.03	0.03	15.05.2002	15.08.2026	3,676,050,000.00	33,496,167.60	1,028,133,501.00	9,368,352.46
LIBOR BASED		0.04	0.04	16.12.2005	01.04.2024	2,746,625,000.00	25,027,247.00	847,009,458.00	7,717,950.18
LIBOR BASED		0.00	0.00	27.04.2009	15.09.2040	4,520,780,200.00	41,193,349.18	1,953,412,370.05	17,799,493.52
LIBOR BASED	0.50	0.23	0.73	29.06.2006	15.06.2026	11,710,000,000.00	106,701,520.00	4,325,251,796.00	39,411,694.37
									1,925,956.60

FIXED		1.87	1.87	19.11.2001	01.08.2021	3,717,900,000.00	33,877,504.80	9,272,448.00	84,490.55
FIXED		1.75	1.75	19.11.2001	01.08.2021			13,886,623.00	126,534.91
FIXED		2.31	2.31	19.11.2001	01.08.2021			15,328,032.00	139,669.03
FIXED		1.76	1.76	19.11.2001	01.08.2021			16,471,026.00	150,083.99
FIXED		1.82	1.82	19.11.2001	01.08.2021			18,641,093.00	169,857.64
FIXED		1.98	1.98	19.11.2001	01.08.2021			6,975,919.00	63,564.57
FIXED		2.34	2.34	19.11.2001	01.08.2021			19,528,911.00	177,947.44
FIXED		2.08	2.08	19.11.2001	01.08.2021			15,034,726.00	136,996.42
FIXED		2.23	2.23	19.11.2001	01.08.2021			45,126,624.00	411,193.80
FIXED		1.82	1.82	19.11.2001	01.08.2021			31,285,380.00	285,072.38
FIXED		1.96	1.96	19.11.2001	01.08.2021			13,144,618.00	119,773.76
FIXED		1.45	1.45	19.11.2001	01.08.2021			4,569,717.00	41,639.26
FIXED		1.51	1.51	19.11.2001	01.08.2021			2,099,742.00	19,132.85

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 31 DECEMBER 2018

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2018
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
									4,506,146.92

FIXED		2.41	2.41	08.12.2003	01.08.2023	1,188,200,000.00	10,826,878.40	4,945,294.00	45,061.52
FIXED		1.86	1.86	08.12.2003	01.08.2023			53,689,800.00	489,221.46
FIXED		2.42	2.42	08.12.2003	01.08.2023			36,856,706.00	335,838.31
FIXED		2.16	2.16	08.12.2003	01.08.2023			102,022,535.00	929,629.34
FIXED		2.30	2.30	08.12.2003	01.08.2023			125,557,267.00	1,144,077.82
FIXED		1.91	1.91	08.12.2003	01.08.2023			33,758,050.00	307,603.35
FIXED		2.01	2.01	08.12.2003	01.08.2023			68,402,451.00	623,283.13
FIXED		1.48	1.48	08.12.2003	01.08.2023			66,005,589.00	601,442.93
FIXED		1.59	1.59	08.12.2003	01.08.2023			3,291,162.00	29,989.07
LIBOR BASED	0.50	0.04	0.54	22.07.2005	15.04.2022	6,592,000,000.00	60,066,304.00	1,188,463,502.00	10,829,279.43
FIXED		1.37	1.37	02.02.2012	01.12.2027	3,842,600,000.00	35,013,771.20	8,645,850.00	78,780.99
FIXED		1.54	1.54	22.08.2008	20.12.2021	10,000,000,000.00	91,120,000.00	2,250,000,000.00	20,502,000.00
FIXED		2.50	2.50	10.06.1991	20.06.2021	30,084,000,000.00	274,125,408.00	3,668,780,000.00	33,429,923.36
FIXED		2.50	2.50	17.03.1992	20.03.2022	6,686,000,000.00	60,922,832.00	1,141,511,000.00	10,401,448.23
FIXED		3.00	3.00	20.12.1994	20.12.2024	22,499,999,999.00	205,019,999.99	6,585,348,000.00	60,005,690.98
FIXED		3.00	3.00	20.12.1994	20.12.2024	15,000,000,000.00	136,680,000.00	3,717,000,000.00	33,869,304.00
									5,965,462.38

FIXED		2.50	2.50	30.08.1995	20.08.2025	6,131,000,000.00	55,865,672.00	470,036,000.00	4,282,968.03
FIXED		2.10	2.10	30.08.1995	20.08.2025			184,646,000.00	1,682,494.35
									4,201,707.22

FIXED		2.50	2.50	30.08.1995	20.08.2025	1,352,000,000.00	12,319,424.00	348,866,000.00	3,178,866.99
FIXED		2.10	2.10	30.08.1995	20.08.2025			112,252,000.00	1,022,840.22
									38,244,886.40

FIXED		2.70	2.70	30.08.1995	20.08.2025	12,315,000,000.00	112,214,280.00	3,715,684,000.00	33,857,312.61
FIXED		2.10	2.10	30.08.1995	20.08.2025			481,516,000.00	4,387,573.79
									68,627,711.40

FIXED		2.70	2.70	29.03.1996	20.03.2026	24,712,000,000.00	225,175,744.00	5,353,410,000.00	48,780,271.92
FIXED		2.30	2.30	29.03.1996	20.03.2026			2,178,165,000.00	19,847,439.48
									34,970,124.72

FIXED		2.70	2.70	29.05.1996	20.03.2026	10,494,000,000.00	95,621,328.00	3,746,340,000.00	34,136,650.08
FIXED		2.30	2.30	29.05.1996	20.03.2026			91,470,000.00	833,474.64
									16,862,895.00

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 31 DECEMBER 2018

	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2018
INTEREST RATE BASIS	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
FIXED		2.50	2.50	29.03.1996	20.03.2026	5,158,000,000.00	46,999,696.00	1,792,845,000.00	16,336,403.64
FIXED		2.10	2.10	29.03.1996	20.03.2026			57,780,000.00	526,491.36
FIXED		2.30	2.30	18.03.1997	20.03.2027	876,000,000.00	7,982,112.00	208,488,000.00	1,899,742.66
									15,953,408.06

FIXED		2.50	2.50	18.03.1997	20.03.2027	7,228,000,000.00	65,861,536.00	1,158,720,000.00	10,558,256.64
FIXED		2.10	2.10	18.03.1997	20.03.2027			592,093,000.00	5,395,151.42
									3,014,122.03

FIXED		2.50	2.50	18.03.1997	20.03.2027	1,034,000,000.00	9,421,808.00	121,023,000.00	1,102,761.58
FIXED		2.10	2.10	18.03.1997	20.03.2027			209,763,000.00	1,911,360.46
									2,020,103.06

FIXED		2.50	2.50	18.03.1997	20.03.2027	2,746,000,000.00	25,021,552.00	146,829,000.00	1,337,905.85
FIXED		2.10	2.10	18.03.1997	20.03.2027			74,868,000.00	682,197.22
									65,123,281.76

FIXED		2.20	2.20	10.09.1998	20.09.2028	14,555,000,000.00	132,625,160.00	6,477,660,000.00	59,024,437.92
FIXED		0.75	0.75	10.09.1998	20.09.2038			669,320,000.00	6,098,843.84
									86,784,145.92

FIXED		2.20	2.20	10.09.1998	20.09.2028	19,990,000,000.00	182,148,880.00	9,255,280,000.00	84,334,111.36
FIXED		0.75	0.75	10.09.1998	20.09.2038			268,880,000.00	2,450,034.56
									30,125,183.20

FIXED		2.20	2.20	10.09.1998	20.09.2028	6,072,000,000.00	55,328,064.00	241,720,000.00	2,202,552.64
FIXED		1.70	1.70	10.09.1998	20.09.2028			1,713,100,000.00	15,609,767.20
FIXED		0.75	0.75	10.09.1998	20.09.2038			1,351,280,000.00	12,312,863.36
FIXED		0.75	0.75	28.12.1999	20.12.2039	35,350,000,000.00	322,109,200.00	24,277,512,000.00	221,216,689.34
FIXED		0.75	0.75	28.12.1999	20.12.2039	20,529,000,000.00	187,060,248.00	14,134,638,000.00	128,794,821.46
									102,994,393.92

FIXED		0.95	0.95	31.08.2000	20.08.2040	16,450,000,000.00	149,892,400.00	10,247,820,000.00	93,378,135.84
FIXED		0.75	0.75	31.08.2000	20.08.2040			1,055,340,000.00	9,616,258.08
									399,488,322.22

FIXED		0.95	0.95	14.09.2001	20.09.2041	59,037,000,000.00	537,945,144.00	41,307,218,000.00	376,391,370.42
FIXED		0.75	0.75	14.09.2001	20.09.2041			2,534,784,000.00	23,096,951.81

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 31 DECEMBER 2018

	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2018
INTEREST RATE BASIS	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
									221,846,219.20

FIXED		1.40	1.40	30.09.2008	20.09.2038	24,846,000,000.00	226,396,752.00	7,414,600,000.00	67,561,835.20
FIXED		0.65	0.65	30.09.2008	20.09.2048			16,721,280,000.00	152,364,303.36
FIXED		0.01	0.01	30.09.2008	20.09.2048			210,720,000.00	1,920,080.64
									95,720,256.31

FIXED		1.40	1.40	25.12.2009	20.11.2039	14,608,000,000.00	133,108,096.00	3,218,637,746.00	29,328,227.14
FIXED		0.65	0.65	25.12.2009	20.11.2049			7,070,583,022.00	64,427,152.50
FIXED		0.01	0.01	25.12.2009	20.11.2049			215,636,158.00	1,964,876.67
									176,765,403.09

FIXED		1.40	1.40	09.11.2009	20.11.2039	30,380,000,000.00	276,822,560.00	19,314,804,017.00	175,996,494.20
FIXED		0.01	0.01	09.11.2009	20.11.2039			84,384,206.00	768,908.89
INTEREST FREE				12.01.2017		4,928,000,000.00	44,903,936.00	2,615,000.00	23,827.88
FIXED		2.39	2.39	20.12.2007	30.12.2022	5,593,500,000.00	50,967,972.00	865,609,965.28	7,887,438.00
KOREAN WON							29,836,911.00		23,119,537.15

FIXED		2.50	2.50	07.05.2004	20.05.2034	33,189,000,000.00	29,836,911.00	25,716,949,000.00	23,119,537.15
SPECIAL DRAWING RIGHT							6,953,950.00		632,778.30

FIXED		0.75	0.75	28.12.1998	15.07.2038	5,000,000.00	6,953,950.00	454,977.60	632,778.30
UNITED STATES DOLLAR							732,322,000.00		337,795,490.83

LIBOR BASED		6.28	6.28	27.11.1995	15.07.2020	92,000,000.00	92,000,000.00	17,813,677.94	17,813,677.94
LIBOR BASED		6.28	6.28	03.06.1997	01.09.2021	13,514,394.64	13,514,394.64	2,306,794.64	2,306,794.64
LIBOR BASED	0.00	3.12	3.12	12.12.2002	01.09.2021	36,485,605.36	36,485,605.36	5,019,473.73	5,019,473.73
LIBOR BASED	0.50	2.42	2.92	27.05.2016	15.03.2041	123,300,000.00	123,300,000.00	33,638,776.64	33,638,776.64
LIBOR BASED	0.50	2.32	2.82	19.05.2016	15.03.2041	60,000,000.00	60,000,000.00	197,820.24	197,820.24
FIXED		3.00	3.00	07.01.2010	21.01.2030	116,602,000.00	116,602,000.00	88,419,873.93	88,419,873.93
FIXED		5.62	5.62	07.05.2004	20.05.2020	15,420,000.00	15,420,000.00	2,318,440.19	2,318,440.19
LIBOR BASED	0.50	1.59	2.09	31.05.2012	15.05.2037	275,000,000.00	275,000,000.00	188,080,633.52	188,080,633.52
B. BONDS							3,062,666,000.00		2,979,106,000.00

JAPANESE YEN							562,666,000.00		562,666,000.00

FIXED		3.20	3.20	10.12.2002	13.12.2020	24,750,000,000.00	225,522,000.00	24,750,000,000.00	225,522,000.00
FIXED		3.50	3.50	10.12.2002	13.12.2022	37,000,000,000.00	337,144,000.00	37,000,000,000.00	337,144,000.00

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 31 DECEMBER 2018

	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2018
INTEREST RATE BASIS	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
UNITED STATES DOLLAR							2,500,000,000.00		2,416,440,000.00

FIXED		9.63	9.63	05.05.1998	15.05.2028	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
FIXED		7.25	7.25	23.04.2009	29.05.2019	1,000,000,000.00	1,000,000,000.00	958,500,000.00	958,500,000.00
FIXED		7.25	7.25	02.12.2009	02.12.2019	20,986,000.00	20,986,000.00	20,986,000.00	20,986,000.00
FIXED		7.39	7.39	02.12.2009	02.12.2024	579,014,000.00	579,014,000.00	579,014,000.00	579,014,000.00
FIXED		7.39	7.39	23.11.2009	02.12.2024	600,000,000.00	600,000,000.00	557,940,000.00	557,940,000.00
II. GFI GUARANTEE ASSUMED BY NATIONAL GOVERNMENT							85,522,670.62		85,522,670.62

CANADIAN DOLLAR							196,353.95		196,353.95

INTEREST FREE				30.06.1986	31.12.2018	267,807.00	196,353.95	267,807.00	196,353.95
EURO							371,678.32		371,678.32

INTEREST FREE				30.06.1986	31.12.2018	325,234.79	371,678.32	325,234.79	371,678.32
BRITISH POUND							344.52		344.52

INTEREST FREE				30.06.1986	31.12.2019	270.00	344.52	270.00	344.52
JAPANESE YEN							24,977.81		24,977.81

INTEREST FREE				30.06.1986	31.12.2018	2,741,200.00	24,977.81	2,741,200.00	24,977.81
SAUDI RIYAL							7,287,746.04		7,287,746.04

INTEREST FREE				30.06.1986	31.12.2018	5,918,966.00	1,578,014.09	5,918,966.00	1,578,014.09
INTEREST FREE				30.06.1986	31.12.2018	18,456,608.00	4,920,587.06	18,456,608.00	4,920,587.06
INTEREST FREE				30.06.1986	31.12.2018	2,960,000.00	789,144.88	2,960,000.00	789,144.88
UNITED STATES DOLLAR							77,641,569.98		77,641,569.98

INTEREST FREE				30.06.1986	31.12.2018	8,333,333.32	8,333,333.32	8,333,333.32	8,333,333.32
INTEREST FREE				30.06.1986	31.12.2018	5,215,433.52	5,215,433.52	5,215,433.52	5,215,433.52
INTEREST FREE				30.06.1986	31.12.2018	33,088,000.00	33,088,000.00	33,088,000.00	33,088,000.00
INTEREST FREE				30.06.1986	31.12.2018	7,511,546.63	7,511,546.63	7,511,546.63	7,511,546.63
INTEREST FREE				30.06.1986	31.12.2018	18,598,000.00	18,598,000.00	18,598,000.00	18,598,000.00
INTEREST FREE				30.06.1986	31.12.2018	509,091.00	509,091.00	509,091.00	509,091.00
INTEREST FREE				30.06.1986	31.12.2018	514,525.51	514,525.51	514,525.51	514,525.51
INTEREST FREE				30.06.1986	31.12.2018	2,180,000.00	2,180,000.00	2,180,000.00	2,180,000.00
INTEREST FREE				30.06.1986	31.12.2018	717,440.00	717,440.00	717,440.00	717,440.00
INTEREST FREE				30.06.1986	31.12.2018	974,200.00	974,200.00	974,200.00	974,200.00

(1)	Original currencies converted using BSP reference rate prevailing on 2 January 2019

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 31 DECEMBER 2018

		INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2018
	INTEREST RATE BASIS	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
GRAND TOTAL								71,896,672,762.91		47,859,531,061.60

I. DIRECT DEBT OF THE REPUBLIC								36,313,178,091.21		18,021,430,389.90

A. AVAILED BY GOVERNMENT AGENCIES								35,075,673,003.92		17,556,445,292.30

CANADIAN DOLLAR								4,641,105.36		427,418.60

	INTEREST FREE				12.11.1974	30.09.2024	6,330,000.00	4,641,105.36	582,955.90	427,418.60
CHINA YUAN								174,596,400.00		91,120,876.21

	FIXED			2.00	11.05.2006	21.03.2026	400,000,000.00	58,198,800.00	199,606,563.85	29,042,156.22
	FIXED			2.00	15.01.2007	21.09.2026	800,000,000.00	116,397,600.00	426,666,666.62	62,078,719.99
EURO								1,219,001,115.72		676,584,796.78

	FIXED			2.00	12.10.1990	31.12.2020	3,374,526.44	3,856,408.82	337,452.68	385,640.92
	FIXED			0.75	14.02.2002	30.06.2042	6,828,167.68	7,803,230.02	5,264,167.68	6,015,890.82
	FIXED			0.75	26.06.2002	30.06.2042	7,464,861.47	8,530,843.69	5,785,861.47	6,612,082.49
	FIXED			0.75	20.12.2007	30.12.2047	10,000,000.00	11,428,000.00	9,494,536.60	10,850,356.43
	FIXED			0.75	24.12.2008	30.12.2048	4,000,000.00	4,571,200.00	4,000,000.00	4,571,200.00
	LIBOR BASED	0.00	0.97	0.97	14.10.2015	01.11.2038	22,800,000.00	26,055,840.00	7,101,462.48	8,115,551.32
	LIBOR BASED	0.00	0.97	0.97	26.10.2015	01.11.2038	27,310,000.00	31,209,868.00	10,084,068.78	11,524,073.80
	FIXED			4.50	27.03.1998	31.12.2019	15,062,389.63	17,213,298.87	1,158,645.31	1,324,099.86
	FIXED			4.50	23.07.1999	31.12.2022	72,672,834.17	83,050,514.89	22,358,044.77	25,550,773.56
	FIXED			4.00	16.11.2000	30.06.2023	31,249,318.69	35,711,721.40	11,718,494.44	13,391,895.45
	FIXED			4.40	11.12.2001	18.10.2024	23,986,986.00	27,412,327.60	11,993,493.00	13,706,163.80
	FIXED			3.65	28.02.2002	31.10.2024	36,279,013.93	41,459,657.12	12,093,004.57	13,819,885.62
	FIXED			3.45	28.02.2002	15.05.2025	18,168,208.54	20,762,628.72	9,841,112.94	11,246,423.87

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 31 DECEMBER 2018

	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2018
INTEREST RATE BASIS	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
									623,147.78

FIXED			3.00	08.04.1988	31.03.2020	4,344,796.99	4,965,234.00	95,081.38	108,659.00
FIXED			3.00	08.04.1988	31.12.2020			26,332.68	30,092.99
FIXED			3.00	08.04.1988	31.03.2021			87,525.58	100,024.23
FIXED			3.00	08.04.1988	30.09.2021			108,558.53	124,060.69
FIXED			3.00	08.04.1988	31.12.2021			30,312.97	34,641.66
FIXED			3.00	08.04.1988	31.03.2022			32,288.55	36,899.35
FIXED			3.00	08.04.1988	30.06.2022			106,733.39	121,974.92
FIXED			3.00	08.04.1988	30.06.2023			39,023.74	44,596.33
FIXED			3.00	08.04.1988	30.09.2023			15,520.94	17,737.33
FIXED			3.00	08.04.1988	31.12.2024			3,903.81	4,461.27
									140,821.24

FIXED			3.00	08.04.1988	30.09.2019	1,448,265.66	1,655,078.00	21,593.25	24,676.77
FIXED			3.00	08.04.1988	30.09.2020			101,631.50	116,144.48
									915,761.51

FIXED			2.50	09.02.1990	31.12.2021	4,431,330.44	5,064,124.43	254,802.78	291,188.62
FIXED			2.50	09.02.1990	31.12.2022			546,528.61	624,572.90
									911,125.29

FIXED			2.50	09.02.1990	31.12.2021	4,153,865.01	4,747,036.93	156,349.68	178,676.41
FIXED			2.50	09.02.1990	31.12.2022			547,821.25	626,050.12
FIXED			2.50	09.02.1990	31.12.2023			93,103.56	106,398.75
									568,316.25

FIXED			2.50	09.02.1990	31.12.2021	2,652,595.39	3,031,386.01	99,648.63	113,878.45
FIXED			2.50	09.02.1990	31.12.2022			397,652.95	454,437.79
									285,634.63

FIXED			2.50	22.01.1992	31.12.2022	1,017,361.58	1,162,640.81	52,557.04	60,062.19
FIXED			2.50	22.01.1992	31.12.2023			123,912.04	141,606.68
FIXED			2.50	22.01.1992	31.12.2024			73,473.72	83,965.77

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 31 DECEMBER 2018

	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2018
INTEREST RATE BASIS	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
									2,756,899.70

FIXED			2.00	07.12.1990	31.12.2022	10,518,982.19	12,021,092.85	969,179.47	1,107,578.30
FIXED			2.00	07.12.1990	31.12.2023			1,193,239.80	1,363,634.44
FIXED			2.00	07.12.1990	31.12.2024			182,150.25	208,161.31
FIXED			2.00	07.12.1990	31.12.2025			67,838.34	77,525.65
									191,375.72

FIXED			2.00	07.12.1990	31.12.2022	729,010.47	833,113.17	59,156.31	67,603.83
FIXED			2.00	07.12.1990	31.12.2023			108,305.82	123,771.89
									751,106.03

FIXED			2.00	07.12.1990	31.12.2022	2,881,286.42	3,292,734.12	261,751.40	299,129.50
FIXED			2.00	07.12.1990	30.12.2023			381,290.34	435,738.60
FIXED			2.00	07.12.1990	31.12.2024			14,208.90	16,237.93
FIXED			2.00	07.12.1990	31.12.2022	759,194.79	867,607.81	151,838.00	173,520.47
									588,607.71

FIXED			2.00	07.12.1990	31.12.2022	2,167,469.20	2,476,983.80	107,229.05	122,541.36
FIXED			2.00	07.12.1990	31.12.2023			407,828.45	466,066.35
									688,629.34

FIXED			1.40	13.09.1994	30.06.2022	2,689,415.88	3,073,464.47	129,593.82	148,099.82
FIXED			1.40	13.09.1994	31.12.2022			53,566.80	61,216.14
FIXED			1.40	13.09.1994	31.03.2023			208,063.21	237,774.64
FIXED			1.40	13.09.1994	30.06.2023			123,468.74	141,100.08
FIXED			1.40	13.09.1994	30.09.2023			81,101.23	92,682.49
FIXED			1.40	13.09.1994	31.03.2024			6,787.00	7,756.18

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 31 DECEMBER 2018

	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2018
INTEREST RATE BASIS	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
									4,243,138.80

FIXED			1.40	13.09.1994	31.12.2021	15,568,940.42	17,792,185.11	522,365.33	596,959.10
FIXED			1.40	13.09.1994	31.03.2023			2,367,438.48	2,705,508.69
FIXED			1.40	13.09.1994	30.09.2023			89,344.20	102,102.55
FIXED			1.40	13.09.1994	31.12.2025			406,084.12	464,072.93
FIXED			1.40	13.09.1994	31.12.2028			327,699.97	374,495.53
									448,139.39

FIXED			1.50	18.12.1995	30.06.2022	1,920,857.62	2,195,156.09	85,738.66	97,982.14
FIXED			1.50	18.12.1995	30.09.2022			306,402.91	350,157.25
									209,687.25

FIXED			1.50	18.12.1995	31.03.2023	743,803.27	850,018.38	43,093.03	49,246.71
FIXED			1.50	18.12.1995	30.06.2023			82,288.16	94,038.91
FIXED			1.50	18.12.1995	30.09.2023			39,525.34	45,169.56
FIXED			1.50	18.12.1995	30.06.2024			18,578.99	21,232.07
									943,082.21

FIXED			1.50	18.12.1995	30.09.2022	3,658,776.41	4,181,249.68	186,787.90	213,461.21
FIXED			1.50	18.12.1995	31.12.2022			454,274.97	519,145.44
FIXED			1.50	18.12.1995	31.03.2023			11,254.84	12,862.03
FIXED			1.50	18.12.1995	30.06.2023			4,273.87	4,884.18
FIXED			1.50	18.12.1995	30.09.2023			15,218.95	17,392.22
FIXED			1.50	18.12.1995	31.12.2023			24,431.64	27,920.48
FIXED			1.50	18.12.1995	31.03.2024			26,609.01	30,408.78
FIXED			1.50	18.12.1995	30.09.2024			15,300.00	17,484.84
FIXED			1.50	18.12.1995	31.03.2025			11,973.00	13,682.74
FIXED			1.50	18.12.1995	30.06.2025			75,114.02	85,840.30

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 31 DECEMBER 2018

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2018
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
									1,398,573.20

FIXED			1.50	18.12.1995	31.12.2022	3,099,676.12	3,542,309.87	156,218.69	178,526.72
FIXED			1.50	18.12.1995	30.06.2024			75,900.03	86,738.55
FIXED			1.50	18.12.1995	31.12.2024			24,660.01	28,181.46
FIXED			1.50	18.12.1995	30.09.2025			2,814.00	3,215.84
FIXED			1.50	18.12.1995	31.12.2025			2,814.00	3,215.84
FIXED			1.50	18.12.1995	31.03.2026			371,640.00	424,710.19
FIXED			1.50	18.12.1995	31.12.2026			36,400.01	41,597.93
FIXED			1.50	18.12.1995	30.06.2027			7,310.00	8,353.87
FIXED			1.50	18.12.1995	30.09.2027			19,422.00	22,195.46
FIXED			1.50	18.12.1995	31.12.2027			9,282.00	10,607.47
FIXED			1.50	18.12.1995	30.09.2029			60,500.00	69,139.40
FIXED			1.50	18.12.1995	31.12.2029			456,852.00	522,090.47
									1,871,680.51

FIXED			1.50	15.01.1997	30.09.2023	5,497,311.79	6,282,327.91	353,869.32	404,401.86
FIXED			1.50	15.01.1997	31.03.2024			519,772.01	593,995.45
FIXED			1.50	15.01.1997	30.06.2024			242,528.02	277,161.02
FIXED			1.50	15.01.1997	30.09.2024			249,539.97	285,174.28
FIXED			1.50	15.01.1997	31.12.2024			10,668.00	12,191.39
FIXED			1.50	15.01.1997	31.03.2025			15,652.01	17,887.12
FIXED			1.50	15.01.1997	30.06.2025			55,003.00	62,857.43
FIXED			1.50	15.01.1997	30.09.2025			13,327.99	15,231.23
FIXED			1.50	15.01.1997	31.12.2025			15,232.01	17,407.14
FIXED			1.50	15.01.1997	31.03.2026			20,265.01	23,158.85
FIXED			1.50	15.01.1997	30.06.2026			141,945.00	162,214.75
									2,563,544.72

FIXED			1.50	15.01.1997	30.09.2023	9,144,059.29	10,449,830.96	594,281.42	679,144.81
FIXED			1.50	15.01.1997	30.09.2024			556,728.17	636,228.95
FIXED			1.50	15.01.1997	31.12.2024			9,179.99	10,490.89
FIXED			1.50	15.01.1997	31.03.2025			44,369.04	50,704.94
FIXED			1.50	15.01.1997	30.06.2025			843,089.11	963,482.23
FIXED			1.50	15.01.1997	30.09.2025			195,566.06	223,492.89

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 31 DECEMBER 2018

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2018
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
									2,311,631.53

FIXED			0.47	22.01.1998	31.12.2029	3,298,662.49	3,769,711.49	526,666.19	601,874.12
FIXED			0.47	22.01.1998	30.06.2030			38,804.33	44,345.59
FIXED			0.47	22.01.1998	30.09.2030			2,248.80	2,569.93
FIXED			0.47	22.01.1998	31.12.2031			1,071,928.00	1,224,999.32
FIXED			0.47	22.01.1998	31.03.2032			40,851.00	46,684.52
FIXED			0.47	22.01.1998	30.06.2032			247,584.41	282,939.46
FIXED			0.47	22.01.1998	30.09.2032			94,696.00	108,218.59
									498,504.30

FIXED			0.47	22.01.1998	31.12.2029	741,169.01	847,007.94	122,289.81	139,752.79
FIXED			0.47	22.01.1998	31.03.2030			61,778.00	70,599.90
FIXED			0.47	22.01.1998	30.06.2030			45,490.67	51,986.74
FIXED			0.47	22.01.1998	30.09.2030			37,399.20	42,739.81
FIXED			0.47	22.01.1998	31.12.2030			70,224.00	80,251.99
FIXED			0.47	22.01.1998	31.03.2031			13,050.00	14,913.54
FIXED			0.47	22.01.1998	30.06.2031			25,700.00	29,369.96
FIXED			0.47	22.01.1998	30.09.2031			25,844.00	29,534.52
FIXED			0.47	22.01.1998	30.06.2032			34,437.39	39,355.05
INTEREST FREE				27.11.2007	15.05.2024	5,387,110.80	6,156,390.22	2,469,092.45	2,821,678.85
LIBOR BASED	0.30	0.03	0.33	18.04.2008	07.07.2021	12,512,000.00	14,298,713.60	3,629,906.91	4,148,257.62
INTEREST FREE				07.11.2008	31.10.2022	11,351,426.36	12,972,410.04	3,632,453.07	4,151,167.37
									5,172,307.94

FIXED			5.14	11.11.2008	07.01.2020	30,173,488.79	34,482,262.99	2,246,944.22	2,567,807.85
FIXED			5.14	11.11.2008	04.02.2020			2,279,051.53	2,604,500.09
									7,989,876.61

FIXED			5.14	11.11.2008	15.06.2020	38,159,370.00	43,608,528.04	1,907,965.73	2,180,423.24
FIXED			5.14	11.11.2008	30.09.2020			2,543,956.53	2,907,233.52
FIXED			5.14	11.11.2008	15.12.2020			2,539,569.35	2,902,219.85

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 31 DECEMBER 2018

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2018
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
FIXED			0.30	06.11.2009	10.02.2040	15,708,268.88	17,951,409.68	15,708,015.38	17,951,119.98
FIXED			4.74	06.11.2009	15.09.2022	15,708,268.88	17,951,409.68	3,575,719.95	4,086,332.76
LIBOR BASED	0.00	0.85	0.85	15.02.2010	30.11.2029	150,000,000.00	171,420,000.00	110,000,000.00	125,708,000.00
FIXED			1.00	12.01.2012	28.01.2031	20,493,740.00	23,420,246.07	18,297,982.16	20,910,934.01
FIXED			0.15	10.02.2011	11.04.2034	26,190,016.00	29,929,950.28	6,593,820.00	7,535,417.50
LIBOR BASED	0.00	2.21	2.21	16.04.2014	31.03.2034	110,269,793.43	126,016,319.93	110,269,793.43	126,016,319.93
FIXED			1.44	26.02.2015	31.03.2041	50,893,963.00	58,161,620.92	3,000,000.00	3,428,400.00
INTEREST FREE				01.04.2016	30.06.2039	20,493,740.00	23,420,246.07	19,469,024.20	22,249,200.86
LIBOR BASED	0.00	0.94	0.94	04.04.2016	30.09.2035	50,000,000.00	57,140,000.00	50,000,000.00	57,140,000.00
LIBOR BASED	0.50	1.32	1.82	27.10.2017	01.09.2037	100,000,000.00	114,280,000.00	100,000,000.00	114,280,000.00
FIXED			2.00	10.07.1989	31.12.2019	32,109,130.14	36,694,313.92	1,636,134.07	1,869,774.02
FIXED			2.00	10.07.1989	31.12.2019	9,203,253.86	10,517,478.51	449,425.44	513,603.39
FIXED			2.00	10.07.1989	31.12.2019	7,362,603.09	8,413,982.81	363,528.54	415,440.42
JAPANESE YEN							14,384,800,674.70		4,773,077,580.68

LIBOR BASED	0.00	0.11	0.11	25.10.1990	15.09.2020	3,173,239,665.00	28,914,559.83	694,939,565.00	6,332,289.32
LIBOR BASED	0.00	0.35	0.35	22.02.2008	01.11.2022	34,253,100,000.00	312,114,247.20	16,040,726,730.00	146,163,101.96
FIXED			2.70	26.05.1989	20.05.2019	2,063,000,000.00	18,798,056.00	49,444,000.00	450,533.73
FIXED			2.70	26.05.1989	20.05.2019	4,776,000,000.00	43,518,912.00	80,394,000.00	732,550.13
FIXED			2.70	26.05.1989	20.05.2019	2,633,000,000.00	23,991,896.00	47,662,000.00	434,296.14
FIXED			2.70	26.05.1989	20.05.2019	5,500,000,000.00	50,116,000.00	122,950,000.00	1,120,320.40
FIXED			2.70	26.05.1989	20.05.2019	2,169,000,000.00	19,763,928.00	51,960,000.00	473,459.52
FIXED			2.70	09.02.1990	20.02.2020	2,304,000,000.00	20,994,048.00	166,518,000.00	1,517,312.02
FIXED			2.70	09.02.1990	20.02.2020	4,238,000,000.00	38,616,656.00	267,405,000.00	2,436,594.36
FIXED			2.70	09.02.1990	20.02.2020	2,079,000,000.00	18,943,848.00	147,816,000.00	1,346,899.39
FIXED			2.70	09.02.1990	20.02.2020	5,708,000,000.00	52,011,296.00	393,528,000.00	3,585,827.14
FIXED			2.70	09.02.1990	20.02.2020	8,634,000,000.00	78,673,008.00	542,820,000.00	4,946,175.84
FIXED			2.70	09.02.1990	20.02.2020	454,000,000.00	4,136,848.00	23,139,000.00	210,842.57
FIXED			2.70	09.02.1990	20.02.2020	4,986,000,000.00	45,432,432.00	363,738,000.00	3,314,380.66
FIXED			2.70	09.02.1990	20.02.2020	5,080,000,000.00	46,288,960.00	232,371,000.00	2,117,364.55
FIXED			2.70	09.02.1990	20.02.2020	21,752,000,000.00	198,204,224.00	1,196,040,000.00	10,898,316.48
FIXED			2.70	09.02.1990	20.02.2020	4,301,000,000.00	39,190,712.00	314,670,000.00	2,867,273.04
FIXED			2.70	16.07.1991	20.06.2021	2,065,000,000.00	18,816,280.00	221,390,000.00	2,017,305.68
FIXED			2.70	16.07.1991	20.06.2021	1,663,000,000.00	15,153,256.00	184,390,000.00	1,680,161.68

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 31 DECEMBER 2018

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2018
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
FIXED			2.70	16.07.1991	20.06.2021	1,795,000,000.00	16,356,040.00	153,440,000.00	1,398,145.28
FIXED			2.70	16.07.1991	20.06.2021	5,266,000,000.00	47,983,792.00	588,635,000.00	5,363,642.12
FIXED			2.70	16.07.1991	20.06.2021	10,790,000,000.00	98,318,480.00	1,290,010,000.00	11,754,571.12
FIXED			2.70	16.07.1991	20.06.2021	20,020,000,000.00	182,422,240.00	2,441,455,000.00	22,246,537.96
FIXED			2.70	21.12.1990	20.12.2020	28,200,000,000.00	256,958,400.00	2,751,216,000.00	25,069,080.19
FIXED			2.70	20.03.1992	20.03.2022	7,655,000,000.00	69,752,360.00	795,550,000.00	7,249,051.60
FIXED			3.00	19.08.1993	20.08.2023	6,872,000,000.00	62,617,664.00	1,625,810,000.00	14,814,380.72
FIXED			3.00	19.08.1993	20.08.2023	4,633,000,000.00	42,215,896.00	967,740,000.00	8,818,046.88
FIXED			3.00	19.08.1993	20.08.2023	3,803,000,000.00	34,652,936.00	867,610,000.00	7,905,662.32
FIXED			3.00	19.08.1993	20.08.2023	3,055,000,000.00	27,837,160.00	745,110,000.00	6,789,442.32
FIXED			3.00	19.08.1993	20.08.2023	9,294,000,000.00	84,686,928.00	1,399,740,000.00	12,754,430.88
FIXED			3.00	20.12.1994	20.12.2024	9,620,000,000.00	87,657,440.00	2,797,236,000.00	25,488,414.43
FIXED			3.00	20.12.1994	20.12.2024	4,616,000,000.00	42,060,992.00	1,265,400,000.00	11,530,324.80
FIXED			3.00	20.12.1994	20.12.2024	11,754,000,000.00	107,102,448.00	3,440,148,000.00	31,346,628.58
									18,096,031.07

FIXED			2.70	30.08.1995	20.08.2025	6,151,000,000.00	56,047,912.00	1,717,590,000.00	15,650,680.08
FIXED			2.30	30.08.1995	20.08.2025			268,366,000.00	2,445,350.99
									12,109,137.26

FIXED			2.70	30.08.1995	20.08.2025	4,040,000,000.00	36,812,480.00	1,129,744,000.00	10,294,227.33
FIXED			2.30	30.08.1995	20.08.2025			199,178,000.00	1,814,909.94
									25,787,998.77

FIXED			2.50	30.08.1995	20.08.2025	8,312,000,000.00	75,738,944.00	2,545,774,000.00	23,197,092.69
FIXED			2.10	30.08.1995	20.08.2025			284,340,000.00	2,590,906.08
									57,177,125.71

FIXED			2.70	30.08.1995	20.08.2025	18,391,000,000.00	167,578,792.00	5,462,786,000.00	49,776,906.03
FIXED			2.30	30.08.1995	20.08.2025			812,140,000.00	7,400,219.68
									16,373,735.50

FIXED			2.70	30.08.1995	20.08.2025	5,579,000,000.00	50,835,848.00	1,602,706,000.00	14,603,857.07
FIXED			2.30	30.08.1995	20.08.2025			194,236,000.00	1,769,878.43
									19,300,272.99

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 31 DECEMBER 2018

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2018
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
FIXED			2.70	30.08.1995	20.08.2025	6,386,000,000.00	58,189,232.00	1,796,662,000.00	16,371,184.14
FIXED			2.30	30.08.1995	20.08.2025			321,454,000.00	2,929,088.85
									38,874,562.05

FIXED			2.70	30.08.1995	20.08.2025	12,895,000,000.00	117,499,240.00	3,583,790,000.00	32,655,494.48
FIXED			2.30	30.08.1995	20.08.2025			682,514,000.00	6,219,067.57
									11,958,862.16

FIXED			2.70	30.08.1995	20.08.2025	4,765,000,000.00	43,418,680.00	1,156,918,000.00	10,541,836.82
FIXED			2.30	30.08.1995	20.08.2025			155,512,000.00	1,417,025.34
									27,784,310.40

FIXED			2.70	30.08.1995	20.08.2025	9,551,000,000.00	87,028,712.00	2,219,070,000.00	20,220,165.84
FIXED			2.30	30.08.1995	20.08.2025			830,130,000.00	7,564,144.56
									5,649,348.88

FIXED			2.70	30.08.1995	20.08.2025	2,872,000,000.00	26,169,664.00	429,100,000.00	3,909,959.20
FIXED			2.30	30.08.1995	20.08.2025			190,890,000.00	1,739,389.68
									23,037,960.72

FIXED			2.50	29.03.1996	20.03.2026	6,911,000,000.00	62,973,032.00	2,179,020,000.00	19,855,230.24
FIXED			2.10	29.03.1996	20.03.2026			349,290,000.00	3,182,730.48
FIXED			2.30	29.03.1996	20.03.2026	305,000,000.00	2,779,160.00	83,115,000.00	757,343.88
									15,598,213.18

FIXED			2.70	18.03.1997	20.03.2027	5,746,000,000.00	52,357,552.00	1,404,897,000.00	12,801,421.46
FIXED			2.30	18.03.1997	20.03.2027			306,935,000.00	2,796,791.72
									28,186,331.84

FIXED			2.70	18.03.1997	20.03.2027	7,683,000,000.00	70,007,496.00	2,582,997,000.00	23,536,268.66
FIXED			2.30	18.03.1997	20.03.2027			510,323,000.00	4,650,063.18
									23,952,650.62

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 31 DECEMBER 2018

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2018
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
FIXED			2.70	18.03.1997	20.03.2027	6,339,868,462.00	57,768,881.43	2,391,475,000.00	21,791,120.20
FIXED			2.30	18.03.1997	20.03.2027			237,218,000.00	2,161,530.42
									33,712,067.33

FIXED			2.50	18.03.1997	20.03.2027	9,411,000,000.00	85,753,032.00	3,325,710,000.00	30,303,869.52
FIXED			2.10	18.03.1997	20.03.2027			374,034,000.00	3,408,197.81
									27,582,980.76

FIXED			2.50	18.03.1997	20.03.2027	7,979,000,000.00	72,704,648.00	2,577,234,000.00	23,483,756.21
FIXED			2.10	18.03.1997	20.03.2027			449,871,000.00	4,099,224.55
									36,122,838.28

FIXED			2.70	18.03.1997	20.03.2027	11,122,000,000.00	101,343,664.00	2,887,008,000.00	26,306,416.90
FIXED			2.30	18.03.1997	20.03.2027			1,077,307,000.00	9,816,421.38
									24,003,923.84

FIXED			2.20	10.09.1998	20.09.2028	5,849,000,000.00	53,296,088.00	2,054,720,000.00	18,722,608.64
FIXED			0.75	10.09.1998	20.09.2038			579,600,000.00	5,281,315.20
									55,368,521.28

FIXED			2.20	10.09.1998	20.09.2028	13,564,000,000.00	123,595,168.00	4,771,120,000.00	43,474,445.44
FIXED			0.75	10.09.1998	20.09.2038			1,305,320,000.00	11,894,075.84
									11,106,981.28

FIXED			2.20	10.09.1998	20.09.2028	5,728,000,000.00	52,193,536.00	905,940,000.00	8,254,925.28
FIXED			0.75	10.09.1998	20.09.2038			313,000,000.00	2,852,056.00
									14,182,645.76

FIXED			2.20	10.09.1998	20.09.2028	4,328,000,000.00	39,436,736.00	1,151,360,000.00	10,491,192.32
FIXED			0.75	10.09.1998	20.09.2038			405,120,000.00	3,691,453.44

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 31 DECEMBER 2018

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2018
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
									1,983,317.92

FIXED			1.70	10.09.1998	20.09.2028	458,000,000.00	4,173,296.00	12,780,000.00	116,451.36
FIXED			0.75	10.09.1998	20.09.2038			204,880,000.00	1,866,866.56
									29,878,430.24

FIXED			1.70	10.09.1998	20.09.2028	6,734,000,000.00	61,360,208.00	2,416,100,000.00	22,015,503.20
FIXED			0.75	10.09.1998	20.09.2038			862,920,000.00	7,862,927.04
									13,060,776.32

FIXED			1.70	10.09.1998	20.09.2028	3,201,000,000.00	29,167,512.00	17,680,000.00	161,100.16
FIXED			0.75	10.09.1998	20.09.2038			1,415,680,000.00	12,899,676.16
									53,454,636.80

FIXED			2.20	10.09.1998	20.09.2028	14,136,000,000.00	128,807,232.00	4,927,560,000.00	44,899,926.72
FIXED			0.75	10.09.1998	20.09.2038			938,840,000.00	8,554,710.08
									7,226,909.44

FIXED			1.70	10.09.1998	20.09.2028	2,428,000,000.00	22,123,936.00	543,640,000.00	4,953,647.68
FIXED			0.75	10.09.1998	20.09.2038			249,480,000.00	2,273,261.76
FIXED			0.75	10.03.1999	20.03.2039	36,300,000,000.00	330,765,600.00	24,398,321,000.00	222,317,500.95
									33,787,478.24

FIXED			1.80	28.12.1999	20.12.2029	7,210,000,000.00	65,697,520.00	2,650,670,000.00	24,152,905.04
FIXED			0.75	28.12.1999	20.12.2039			1,057,350,000.00	9,634,573.20
									2,632,985.30

FIXED			1.30	28.12.1999	20.12.2029	951,000,000.00	8,665,512.00	56,320,000.00	513,187.84
FIXED			0.75	28.12.1999	20.12.2039			232,638,000.00	2,119,797.46
									30,208,357.54

FIXED			1.80	28.12.1999	20.12.2029	6,078,000,000.00	55,382,736.00	2,914,758,000.00	26,559,274.90
FIXED			0.75	28.12.1999	20.12.2039			400,470,000.00	3,649,082.64

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 31 DECEMBER 2018

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2018
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
									62,199,605.44

FIXED			1.80	28.12.1999	20.12.2029	16,990,000,000.00	154,812,880.00	5,767,168,000.00	52,550,434.82
FIXED			1.30	28.12.1999	20.12.2029			116,094,000.00	1,057,848.53
FIXED			0.75	28.12.1999	20.12.2039			942,858,000.00	8,591,322.10
									77,477,750.51

FIXED			1.80	28.12.1999	20.12.2029	15,384,000,000.00	140,179,008.00	7,055,422,000.00	64,289,005.26
FIXED			0.75	28.12.1999	20.12.2039			1,447,404,000.00	13,188,745.25
									28,196,227.47

FIXED			1.80	28.12.1999	20.12.2029	5,852,000,000.00	53,323,424.00	2,498,342,000.00	22,764,892.30
FIXED			0.75	28.12.1999	20.12.2039			596,064,000.00	5,431,335.17
									37,512,573.18

FIXED			1.80	28.12.1999	20.12.2029	7,434,000,000.00	67,738,608.00	3,535,048,000.00	32,211,357.38
FIXED			0.75	28.12.1999	20.12.2039			581,784,000.00	5,301,215.81
									19,405,625.94

FIXED			1.80	28.12.1999	20.12.2029	5,068,000,000.00	46,179,616.00	1,683,638,000.00	15,341,309.46
FIXED			0.75	28.12.1999	20.12.2039			446,040,000.00	4,064,316.48
FIXED			0.75	28.12.1999	20.12.2039	4,714,000,000.00	42,953,968.00	172,998,000.00	1,576,357.78
									38,562,020.45

FIXED			1.30	28.12.1999	20.12.2029	9,013,000,000.00	82,126,456.00	3,614,226,000.00	32,932,827.31
FIXED			0.75	28.12.1999	20.12.2039			617,778,000.00	5,629,193.14
FIXED			0.75	28.12.1999	20.12.2039	1,167,000,000.00	10,633,704.00	664,566,000.00	6,055,525.39
									56,434,042.11

FIXED			1.00	07.04.2000	20.04.2040	8,929,000,000.00	81,361,048.00	5,403,552,000.00	49,237,165.82
FIXED			0.75	07.04.2000	20.04.2040			789,824,000.00	7,196,876.29

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 31 DECEMBER 2018

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2018
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
									94,133,083.26

FIXED			0.95	31.08.2000	20.08.2040	14,724,000,000.00	134,165,088.00	9,289,984,000.00	84,650,334.21
FIXED			0.75	31.08.2000	20.08.2040			1,040,688,000.00	9,482,749.06
									23,044,539.58

FIXED			0.95	31.08.2000	20.08.2040	3,549,000,000.00	32,338,488.00	2,125,640,000.00	19,368,831.68
FIXED			0.75	31.08.2000	20.08.2040			403,392,000.00	3,675,707.90
									44,947,764.72

FIXED			2.20	30.05.2001	20.05.2031	8,294,000,000.00	75,574,928.00	3,818,025,000.00	34,789,843.80
FIXED			0.75	30.05.2001	20.05.2041			1,114,785,000.00	10,157,920.92
FIXED			0.75	30.05.2001	20.05.2041	5,543,000,000.00	50,507,816.00	211,860,000.00	1,930,468.32
									35,649,287.64

FIXED			2.20	30.05.2001	20.05.2031	11,743,000,000.00	107,002,216.00	3,464,775,000.00	31,571,029.80
FIXED			0.75	30.05.2001	20.05.2041			447,570,000.00	4,078,257.84
									25,961,682.60

FIXED			2.20	30.05.2001	20.05.2031	6,205,000,000.00	56,539,960.00	2,084,625,000.00	18,995,103.00
FIXED			0.75	30.05.2001	20.05.2041			764,550,000.00	6,966,579.60
									22,112,956.04

FIXED			2.20	30.05.2001	20.05.2031	5,210,000,000.00	47,473,520.00	1,767,725,000.00	16,107,510.20
FIXED			0.75	30.05.2001	20.05.2041			659,070,000.00	6,005,445.84
									32,362,133.64

FIXED			2.20	30.05.2001	20.05.2031	6,515,000,000.00	59,364,680.00	2,824,350,000.00	25,735,477.20
FIXED			0.75	30.05.2001	20.05.2041			727,245,000.00	6,626,656.44
									15,598,103.84

FIXED			1.70	30.05.2001	20.05.2031	2,789,000,000.00	25,413,368.00	1,602,875,000.00	14,605,397.00
FIXED			0.75	30.05.2001	20.05.2041			108,945,000.00	992,706.84
									36,288,585.56

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 31 DECEMBER 2018

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2018
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
FIXED			1.70	30.05.2001	20.05.2031	6,309,000,000.00	57,487,608.00	3,154,775,000.00	28,746,309.80
FIXED			0.75	30.05.2001	20.05.2041			827,730,000.00	7,542,275.76
FIXED			0.75	30.05.2001	20.05.2041	2,034,000,000.00	18,533,808.00	1,442,655,000.00	13,145,472.36
									40,562,241.13

FIXED			2.20	28.03.2002	20.03.2032	6,723,000,000.00	61,259,976.00	3,836,430,000.00	34,957,550.16
FIXED			0.75	28.03.2002	20.03.2042			615,089,000.00	5,604,690.97
									41,745,862.59

FIXED			1.70	28.03.2002	20.03.2032	6,790,000,000.00	61,870,480.00	3,546,288,000.00	32,313,776.26
FIXED			0.75	28.03.2002	20.03.2042			1,035,128,000.00	9,432,086.34
									128,704,895.13

FIXED			0.95	28.03.2002	20.03.2042	18,488,000,000.00	168,462,656.00	12,562,395,000.00	114,468,543.24
FIXED			0.75	28.03.2002	20.03.2042			1,562,374,000.00	14,236,351.89
									87,690,887.26

FIXED			2.20	28.03.2002	20.03.2032	22,049,000,000.00	200,910,488.00	7,932,678,199.00	72,282,563.75
FIXED			1.80	28.03.2002	20.03.2032			1,690,992,484.00	15,408,323.51
									18,641,220.26

FIXED			2.20	28.03.2002	20.03.2032	3,224,000,000.00	29,377,088.00	1,516,239,000.00	13,815,969.77
FIXED			0.75	28.03.2002	20.03.2042			529,549,000.00	4,825,250.49
FIXED			2.20	11.12.2003	20.12.2033	2,365,097,269.00	21,550,766.32	1,729,320,000.00	15,757,563.84
FIXED			2.20	30.03.2004	20.03.2034	6,223,000,000.00	56,703,976.00	3,122,537,000.00	28,452,557.14
FIXED			2.20	16.12.2003	20.12.2033	3,717,000,000.00	33,869,304.00	2,316,360,000.00	21,106,672.32
FIXED			0.75	27.02.2007	20.02.2047	8,529,000,000.00	77,716,248.00	8,517,291,727.00	77,609,562.22
									62,932,028.00

FIXED			1.50	18.12.2007	20.12.2037	7,604,000,000.00	69,287,648.00	5,902,464,000.00	53,783,251.97
FIXED			0.01	18.12.2007	20.12.2037			1,004,036,000.00	9,148,776.03
									98,643,249.90

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 31 DECEMBER 2018

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2018
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
FIXED			1.50	18.12.2007	20.12.2037	11,802,000,000.00	107,539,824.00	9,333,674,000.00	85,048,437.49
FIXED			0.75	18.12.2007	20.12.2047			294,930,000.00	2,687,402.16
FIXED			0.01	18.12.2007	20.12.2037			1,197,038,000.00	10,907,410.26
FIXED			1.40	20.03.2009	20.03.2039	9,293,000,000.00	84,677,816.00	9,293,000,000.00	84,677,816.00
FIXED			1.40	15.03.2010	20.03.2040	9,220,000,000.00	84,012,640.00	9,220,000,000.00	84,012,640.00
LIBOR BASED	0.00	0.02	0.02	15.03.2010	20.01.2025	13,830,000,000.00	126,018,960.00	7,191,600,000.00	65,529,859.20
FIXED			0.01	26.05.2010	20.05.2050	9,912,000,000.00	90,318,144.00	8,134,031,009.00	74,117,290.55
									236,498,773.50

FIXED			1.40	31.03.2011	20.03.2036	40,847,000,000.00	372,197,864.00	24,273,862,144.00	221,183,431.86
FIXED			0.01	31.03.2011	20.03.2036			1,680,788,152.00	15,315,341.64
									20,953,218.50

FIXED			0.30	30.03.2012	20.03.2052	9,244,000,000.00	84,231,328.00	2,288,128,961.00	20,849,431.09
FIXED			0.01	30.03.2012	20.03.2052			11,390,190.00	103,787.41
									86,523,849.25

FIXED			1.40	30.03.2012	20.03.2042	22,796,000,000.00	207,717,152.00	8,861,174,377.00	80,743,020.92
FIXED			0.01	30.03.2012	20.03.2042			634,419,263.00	5,780,828.32
									36,613,503.44

FIXED			1.40	30.03.2012	20.03.2042	4,591,000,000.00	41,833,192.00	3,666,225,616.00	33,406,647.81
FIXED			0.01	30.03.2012	20.03.2042			351,937,624.00	3,206,855.63
									45,996,581.99

FIXED			1.40	30.03.2012	20.03.2042	6,063,000,000.00	55,246,056.00	4,450,707,527.00	40,554,846.99
FIXED			0.01	30.03.2012	20.03.2042			597,205,334.00	5,441,735.00
									106,240,418.30

FIXED			0.20	30.03.2012	20.03.2052	11,836,000,000.00	107,849,632.00	10,762,585,550.00	98,068,679.53
FIXED			0.01	30.03.2012	20.03.2052			896,810,664.00	8,171,738.77
									54,960,792.23

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 31 DECEMBER 2018

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2018
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
FIXED			1.40	30.03.2012	20.03.2042	7,546,000,000.00	68,759,152.00	4,965,658,645.00	45,247,081.57
FIXED			0.01	30.03.2012	20.03.2042			1,066,034,971.00	9,713,710.66
									23,408,536.94

FIXED			1.40	30.03.2012	20.03.2042	6,187,000,000.00	56,375,944.00	1,934,287,004.00	17,625,223.18
FIXED			0.01	30.03.2012	20.03.2042			634,692,028.00	5,783,313.76
FIXED			1.40	10.10.2012	20.10.2042	7,775,000,000.00	70,845,800.00	7,775,000,000.00	70,845,800.00
									50,510,900.73

FIXED			0.20	27.03.2013	20.03.2053	43,252,000,000.00	394,112,224.00	4,045,934,167.00	36,866,552.13
FIXED			0.01	27.03.2013	20.03.2053			1,497,404,368.00	13,644,348.60
									74,988,297.60

FIXED			0.20	27.03.2013	20.03.2053	10,782,000,000.00	98,245,584.00	7,249,092,788.00	66,053,733.48
FIXED			0.01	27.03.2013	20.03.2053			980,527,230.00	8,934,564.12
									116,106,008.18

FIXED			0.10	14.12.2013	20.12.2053	18,732,000,000.00	170,685,984.00	12,548,844,000.00	114,345,066.53
FIXED			0.01	14.12.2013	20.12.2053			193,255,230.00	1,760,941.66
									455,600,000.00

FIXED			0.01	31.01.2014	20.03.2054	50,000,000,000.00	455,600,000.00	15,000,000,000.00	136,680,000.00
FIXED			0.01	31.01.2014	20.08.2054			10,000,000,000.00	91,120,000.00
FIXED			0.01	31.01.2014	20.02.2055			25,000,000,000.00	227,800,000.00
FIXED			0.01	26.03.2015	20.03.2055	7,929,000,000.00	72,249,048.00	69,103,014.00	629,666.66
FIXED			0.01	26.03.2015	20.03.2055	11,576,000,000.00	105,480,512.00	403,170,787.00	3,673,692.21
FIXED			0.01	25.08.2015	20.08.2055	9,783,000,000.00	89,142,696.00	198,537,476.00	1,809,073.48
FIXED			0.01	25.08.2015	20.08.2055	23,906,000,000.00	217,831,472.00	203,450,223.00	1,853,838.43
FIXED			0.01	27.11.2015	20.11.2055	241,991,000,000.00	2,205,021,992.00	1,640,127,810.00	14,944,844.60
									19,606,890.68

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 31 DECEMBER 2018

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2018
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
FIXED			2.00	23.06.1997	15.05.2021	20,800,000,000.00	189,529,600.00	223,719,079.00	2,038,528.25
FIXED			2.00	23.06.1997	15.05.2021			115,362,029.00	1,051,178.81
FIXED			1.35	23.06.1997	15.05.2021			202,269,451.00	1,843,079.24
FIXED			1.50	23.06.1997	15.05.2021			75,540,524.00	688,325.25
FIXED			1.90	23.06.1997	15.05.2021			119,664,123.00	1,090,379.49
FIXED			1.75	23.06.1997	15.05.2021			98,545,404.00	897,945.72
FIXED			1.45	23.06.1997	15.05.2021			135,297,908.00	1,232,834.54
FIXED			1.30	23.06.1997	15.05.2021			141,006,437.00	1,284,850.65
FIXED			1.30	23.06.1997	15.05.2021			115,311,710.00	1,050,720.30
FIXED			1.50	23.06.1997	15.05.2021			94,473,468.00	860,842.24
FIXED			1.50	23.06.1997	15.05.2021			94,383,311.00	860,020.73
FIXED			1.80	23.06.1997	15.05.2021			127,292,024.00	1,159,884.92
FIXED			1.50	23.06.1997	15.05.2021			142,942,949.00	1,302,496.15
FIXED			1.50	23.06.1997	15.05.2021			103,971,707.00	947,390.19
FIXED			1.60	23.06.1997	15.05.2021			178,806,293.00	1,629,282.94
FIXED			2.30	23.06.1997	15.05.2021			183,179,461.00	1,669,131.25
FIXED			2.16	23.02.2007	15.11.2021	39,000,000,000.00	355,368,000.00	8,700,000,000.00	79,274,400.00
FIXED			2.69	01.09.2006	15.07.2020	19,113,663,656.00	174,163,703.23	700,793,470.00	6,385,630.10
FIXED			2.49	04.09.2008	10.04.2022	23,407,764,508.00	213,291,550.20	5,267,503,224.00	47,997,489.38
FIXED			2.35	26.12.2008	19.09.2027	33,963,312,331.00	309,473,701.96	9,106,393,117.00	82,977,454.08
									97,417,352.00

FIXED			3.03	26.08.2009	24.06.2022	23,554,524,203.00	214,628,824.54	1,647,614,588.00	15,013,064.13
FIXED			1.43	26.08.2009	22.03.2031			9,043,490,768.00	82,404,287.88
FIXED			2.70	26.05.1989	20.05.2019	2,500,000,000.00	22,780,000.00	60,975,000.00	555,604.20
FIXED			2.70	26.05.1989	20.05.2019	6,300,000,000.00	57,405,600.00	121,170,000.00	1,104,101.04
FIXED			2.70	09.02.1990	20.02.2020	10,560,000,000.00	96,222,720.00	459,504,000.00	4,187,000.45
FIXED			2.70	09.02.1990	20.02.2020	4,867,000,000.00	44,348,104.00	329,157,000.00	2,999,278.58
FIXED			3.00	31.03.1993	20.03.2023	6,112,000,000.00	55,692,544.00	655,686,000.00	5,974,610.83
FIXED			2.70	28.06.1990	20.06.2020	5,066,000,000.00	46,161,392.00	362,058,000.00	3,299,072.50
FIXED			2.70	16.07.1991	20.06.2021	3,516,000,000.00	32,037,792.00	425,190,000.00	3,874,331.28

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 31 DECEMBER 2018

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2018
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
FIXED			2.70	16.07.1991	20.06.2021	9,427,000,000.00	85,898,824.00	1,133,265,000.00	10,326,310.68
FIXED			2.70	16.07.1991	20.06.2021	8,283,000,000.00	75,474,696.00	904,145,000.00	8,238,569.24
FIXED			2.70	16.07.1991	20.06.2021	4,028,000,000.00	36,703,136.00	407,930,000.00	3,717,058.16
FIXED			3.00	29.01.1993	20.01.2023	3,653,000,000.00	33,286,136.00	692,721,000.00	6,312,073.75
FIXED			2.70	26.05.1992	20.05.2022	1,094,000,000.00	9,968,528.00	134,638,000.00	1,226,821.46
FIXED			3.00	12.08.1994	20.08.2024	11,433,000,000.00	104,177,496.00	2,850,660,000.00	25,975,213.92
FIXED			3.00	07.12.1994	20.12.2024	7,056,000,000.00	64,294,272.00	1,860,444,000.00	16,952,365.73
FIXED			3.00	07.12.1994	20.12.2024	6,630,000,000.00	60,412,560.00	1,629,228,000.00	14,845,525.54
FIXED			3.00	20.12.1994	20.12.2024	5,513,000,000.00	50,234,456.00	1,511,412,000.00	13,771,986.14
FIXED			3.00	20.12.1994	20.12.2024	10,756,000,000.00	98,008,672.00	93,684,000.00	853,648.61
FIXED			3.00	20.12.1994	20.12.2024	2,896,000,000.00	26,388,352.00	356,772,000.00	3,250,906.46
FIXED			3.00	20.12.1994	20.12.2024	457,000,000.00	4,164,184.00	62,592,000.00	570,338.30
KOREAN WON							474,212,991.52		179,351,895.16

FIXED			2.50	24.02.1998	20.06.2036	21,172,000,000.00	19,033,628.00	13,829,570,410.00	12,432,783.80
FIXED			1.50	15.12.2005	20.12.2035	23,041,000,000.00	20,713,859.00	19,221,764,000.00	17,280,365.84
									11,062,783.65

INTEREST FREE				13.07.2009	20.07.2049	14,953,000,000.00	13,442,747.00	1,395,542,480.00	1,254,592.69
FIXED			0.10	13.07.2009	20.07.2049			10,910,112,300.00	9,808,190.96
									19,546,500.06

INTEREST FREE				13.07.2009	20.07.2049	32,274,000,000.00	29,014,326.00	3,633,832,290.00	3,266,815.23
FIXED			0.10	13.07.2009	20.07.2049			18,108,659,430.00	16,279,684.83
FIXED			0.15	13.10.2011	20.10.2051	14,323,000,000.00	12,876,377.00	10,777,472,280.00	9,688,947.58
									69,147,814.85

INTEREST FREE				23.08.2012	20.08.2052	77,117,000,000.00	69,328,183.00	5,375,522,450.00	4,832,594.68
FIXED			0.10	23.08.2012	20.08.2052			71,540,845,570.00	64,315,220.17
									18,871,366.73

INTEREST FREE				09.08.2012	20.08.2052	227,940,000,000.00	204,918,060.00	6,252,100,060.00	5,620,637.95
FIXED			0.15	09.08.2012	20.01.2053			14,739,409,100.00	13,250,728.78

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 31 DECEMBER 2018

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2018
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
									3,370,193.17

INTEREST FREE				19.08.2013	20.08.2053	23,077,181,208.00	20,746,385.91	916,093,100.00	823,567.70
FIXED			0.15	19.08.2013	20.08.2053			2,832,731,340.00	2,546,625.47
									16,789,694.36

INTEREST FREE				17.10.2013	20.10.2053	89,144,000,000.00	80,140,456.00	2,927,084,950.00	2,631,449.37
FIXED			0.15	17.10.2013	20.10.2053			15,748,882,080.00	14,158,244.99
INTEREST FREE				28.04.2016	20.04.2056	4,448,242,062.00	3,998,969.61	1,291,930,060.00	1,161,445.12
SPECIAL DRAWING RIGHT							864,677,918.43		236,939,114.27

FIXED			1.00	22.10.1980	15.09.2020	5,325,024.15	7,405,990.34	926,524.15	1,288,600.52
FIXED			1.00	12.10.1981	01.09.2021	5,838,315.31	8,119,870.55	1,401,815.31	1,949,630.71
FIXED			1.00	24.04.1986	15.05.2026	39,807,621.26	55,364,041.57	17,059,621.26	23,726,350.65
FIXED			1.00	25.10.1990	15.03.2019	14,631,693.85	20,349,613.49	929,093.85	1,292,174.44
FIXED			1.00	22.11.1990	15.02.2019	62,729,735.75	87,243,889.18	3,983,435.75	5,540,122.61
FIXED			1.00	25.01.1991	15.02.2019	22,500,954.06	31,294,101.90	1,428,954.06	1,987,375.02
FIXED			1.00	09.11.1990	15.05.2019	36,695,070.66	51,035,137.32	2,293,870.66	3,190,292.38
FIXED			1.00	22.11.1990	15.05.2019	10,913,251.50	15,178,041.05	683,251.50	950,259.35
FIXED			1.00	22.11.1990	15.02.2019	10,464,284.19	14,553,621.81	664,384.19	924,018.89
FIXED			1.00	28.11.1991	15.11.2019	25,889,218.53	36,006,466.24	3,138,418.53	4,364,881.11
FIXED			1.00	28.11.1991	15.11.2019	19,451,677.18	27,053,198.11	2,359,077.18	3,280,980.95
FIXED			1.00	24.06.1992	15.11.2019	20,251,067.61	28,164,982.32	2,454,067.61	3,413,092.69
FIXED			1.00	24.12.1992	01.04.2020	11,091,906.32	15,426,512.39	1,958,306.32	2,723,592.85
FIXED			1.00	05.11.1993	15.12.2020	13,477,483.51	18,744,349.29	2,929,083.51	4,073,740.05
FIXED			1.00	20.01.1995	15.10.2021	20,379,474.61	28,343,569.49	6,793,874.61	9,448,852.87
FIXED			1.00	20.01.1995	15.10.2021	6,487,928.05	9,023,345.45	2,163,128.05	3,008,456.86
FIXED			1.00	08.05.1996	15.09.2022	4,762,904.84	6,624,200.42	1,958,104.84	2,723,312.63
FIXED			1.00	27.11.1995	15.05.2022	8,512,850.57	11,839,587.44	3,149,250.57	4,379,946.20
FIXED			1.00	27.11.1995	15.04.2022	12,123,651.16	16,861,452.80	4,483,051.16	6,234,982.72
FIXED			1.00	03.06.1997	15.03.2023	6,765,191.11	9,408,960.14	3,017,791.11	4,197,113.70
FIXED			1.00	03.06.1997	15.05.2023	1,966,544.74	2,735,050.76	866,144.74	1,204,625.44
FIXED			1.00	21.01.1998	01.03.2024	9,269,975.84	12,892,589.70	5,055,975.84	7,031,800.64

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 31 DECEMBER 2018

			INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2018
INTEREST RATE BASIS	INTEREST			YEAR CONTRACTED	YEAR OF MATURITY
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
FIXED			1.00	15.04.1998	15.05.2024	5,618,668.14	7,814,387.46	3,026,268.14	4,208,903.47
INTEREST FREE				11.07.1991	15.02.2021	50,000,000.00	69,539,500.00	12,500,000.00	17,384,875.00
INTEREST FREE				06.07.1992	01.12.2021	26,400,000.00	36,716,856.00	7,318,952.96	10,179,126.59
INTEREST FREE				22.11.1993	01.06.2022	50,500,000.00	70,234,895.00	8,847,359.05	12,304,818.49
FIXED			0.75	06.03.1996	15.09.2035	6,150,000.00	8,553,358.50	2,230,008.96	3,101,474.16
FIXED			0.75	29.04.1998	15.03.2038	11,000,000.00	15,298,690.00	6,389,238.91	8,886,089.58
FIXED			0.75	08.04.2002	01.10.2041	11,600,000.00	16,133,164.00	7,112,291.68	9,891,704.15
FIXED			0.75	04.06.2008	15.04.2048	16,150,000.00	22,461,258.50	15,577,022.85	21,664,367.61
LIBOR BASED	0.00	1.27	1.27	02.09.2009	15.10.2028	10,685,000.00	14,860,591.15	5,727,984.65	7,966,423.77
LIBOR BASED	0.00	1.27	1.27	12.04.2013	01.11.2032	13,250,000.00	18,427,967.50	1,692,907.60	2,354,478.96
FIXED			0.75	25.09.2000	15.01.2040	6,000,000.00	8,344,740.00	4,172,117.84	5,802,539.77
FIXED			0.75	29.11.2000	15.01.2040	4,500,000.00	6,258,555.00	3,579,015.61	4,977,659.12
FIXED			1.00	27.08.1979	01.02.2019	5,149,103.15	7,161,321.17	256,603.15	356,881.09
FIXED			1.00	08.05.1996	01.01.2023	12,878,498.82	17,911,287.37	5,743,498.82	7,988,000.72
FIXED			0.75	08.05.1996	01.01.2036	10,150,000.00	14,116,518.50	5,743,905.53	7,988,566.37
FIXED			0.75	11.11.2005	15.04.2045	12,350,000.00	17,176,256.50	10,748,568.89	14,949,002.13
UNITED STATES DOLLAR							17,953,742,798.19		11,598,943,610.60

LIBOR BASED	0.00	3.06	3.06	27.11.1995	15.04.2020	30,000,000.00	30,000,000.00	473,307.70	473,307.70
LIBOR BASED	0.00	2.88	2.88	08.05.1996	15.09.2022	9,500,000.00	9,500,000.00	1,059,058.21	1,059,058.21
LIBOR BASED	0.00	3.10	3.10	27.11.1995	15.05.2022	15,000,000.00	15,000,000.00	1,820,121.04	1,820,121.04
LIBOR BASED	0.00	2.88	2.88	03.06.1997	15.03.2021	18,500,000.00	18,500,000.00	358,481.09	358,481.09
LIBOR BASED	0.00	3.10	3.10	23.06.1997	15.05.2021	167,000,000.00	167,000,000.00	21,299,919.58	21,299,919.58
LIBOR BASED	0.00	2.79	2.79	21.01.1998	01.09.2022	93,000,000.00	93,000,000.00	764,687.99	764,687.99
LIBOR BASED	0.00	2.79	2.79	21.01.1998	01.09.2022	20,222,000.00	20,222,000.00	1,211,837.91	1,211,837.91
LIBOR BASED	0.00	3.10	3.10	15.04.1998	15.11.2022	15,700,000.00	15,700,000.00	3,552,411.52	3,552,411.52
LIBOR BASED	0.00	3.12	3.12	21.12.1998	01.08.2022	71,000,000.00	71,000,000.00	8,550,074.82	8,550,074.82
LIBOR BASED	0.00	3.02	3.02	01.03.1999	01.10.2025	53,000,000.00	53,000,000.00	16,981,314.63	16,981,314.63
LIBOR BASED	0.00	3.05	3.05	01.03.1999	01.12.2023	24,300,000.00	24,300,000.00	573,438.04	573,438.04
LIBOR BASED	0.00	3.08	3.08	01.03.1999	15.12.2023	93,162,000.00	93,162,000.00	25,620,303.10	25,620,303.10
LIBOR BASED	0.00	2.64	2.64	01.03.1999	15.08.2023	60,000,000.00	60,000,000.00	20,159,038.39	20,159,038.39
LIBOR BASED	0.00	2.64	2.64	18.07.2000	15.08.2024	75,000,000.00	75,000,000.00	909,295.00	909,295.00
LIBOR BASED	0.00	2.64	2.64	21.07.2000	15.02.2025	75,000,000.00	75,000,000.00	34,942,836.10	34,942,836.10
LIBOR BASED	0.00	2.64	2.64	16.11.2000	15.08.2025	25,000,000.00	25,000,000.00	10,149,941.25	10,149,941.25

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 31 DECEMBER 2018

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2018
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
LIBOR BASED	0.60	2.28	2.88	22.10.2001	15.09.2025	75,000,000.00	75,000,000.00	35,314,690.98	35,314,690.98
LIBOR BASED	0.00	3.10	3.10	10.01.2005	15.11.2019	200,000,000.00	200,000,000.00	26,920,000.00	26,920,000.00
LIBOR BASED	0.00	3.10	3.10	10.01.2005	15.11.2030	13,000,000.00	13,000,000.00	10,200,923.65	10,200,923.65
LIBOR BASED	0.00	3.06	3.06	22.11.2005	15.10.2020	150,000,000.00	150,000,000.00	42,675,000.00	42,675,000.00
LIBOR BASED	0.00	3.10	3.10	11.12.2006	15.11.2021	200,000,000.00	200,000,000.00	73,540,000.00	73,540,000.00
LIBOR BASED	0.00	3.10	3.10	11.12.2006	15.11.2021	450,000,000.00	450,000,000.00	165,465,000.00	165,465,000.00
LIBOR BASED	0.00	3.09	3.09	13.02.2007	01.01.2022	250,000,000.00	250,000,000.00	104,800,000.00	104,800,000.00
LIBOR BASED	0.00	3.10	3.10	28.03.2007	15.11.2031	33,800,000.00	33,800,000.00	17,705,190.01	17,705,190.01
LIBOR BASED	0.00	2.48	2.48	07.10.2008	15.09.2023	250,000,000.00	250,000,000.00	170,972,210.00	170,972,210.00
LIBOR BASED	0.00	2.70	2.70	08.12.2008	15.11.2033	70,000,000.00	70,000,000.00	43,629,883.91	43,629,883.91
LIBOR BASED	0.00	2.68	2.68	18.12.2008	15.12.2023	300,000,000.00	300,000,000.00	167,880,327.00	167,880,327.00
LIBOR BASED	0.00	2.24	2.24	02.03.2009	15.08.2033	31,100,000.00	31,100,000.00	21,995,235.40	21,995,235.40
LIBOR BASED	0.00	2.39	2.39	16.09.2009	01.09.2024	250,000,000.00	250,000,000.00	160,581,957.50	160,581,957.50
LIBOR BASED	0.00	2.70	2.70	08.12.2009	15.11.2024	225,000,000.00	225,000,000.00	144,523,761.75	144,523,761.75
LIBOR BASED	0.00	2.49	2.49	14.09.2010	01.09.2035	400,000,000.00	400,000,000.00	377,543,115.44	377,543,115.44
LIBOR BASED	0.30	2.45	2.75	22.02.2011	01.12.2025	200,000,000.00	200,000,000.00	143,472,684.00	143,472,684.00
LIBOR BASED	0.40	2.45	2.85	13.01.2012	01.12.2026	300,000,000.00	300,000,000.00	235,626,873.00	235,626,873.00
LIBOR BASED	0.40	2.45	2.85	12.03.2012	01.12.2036	62,000,000.00	62,000,000.00	44,289,265.07	44,289,265.07
LIBOR BASED	0.00	2.86	2.86	04.07.2012	15.04.2027	350,000,000.00	350,000,000.00	285,964,602.00	285,964,602.00
LIBOR BASED	0.00	2.54	2.54	22.03.2013	15.08.2032	100,000,000.00	100,000,000.00	21,173,781.28	21,173,781.28
LIBOR BASED	0.40	2.45	2.85	27.09.2013	01.12.2032	300,000,000.00	300,000,000.00	11,985,279.60	11,985,279.60
LIBOR BASED	0.40	2.65	3.05	23.12.2013	01.12.2045	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
FIXED			0.25	27.09.2013	01.12.2052	100,000,000.00	100,000,000.00	3,861,964.29	3,861,964.29
LIBOR BASED	0.40	2.68	3.08	26.03.2014	15.12.2045	372,103,895.00	372,103,895.00	354,079,520.95	354,079,520.95
LIBOR BASED	0.40	2.52	2.92	14.02.2014	01.02.2029	250,000,000.00	250,000,000.00	245,286,227.50	245,286,227.50
LIBOR BASED	0.50	2.45	2.95	12.02.2015	01.12.2029	350,000,000.00	350,000,000.00	345,914,051.00	345,914,051.00
LIBOR BASED	0.50	2.45	2.95	10.02.2015	01.06.2040	300,000,000.00	300,000,000.00	253,000,000.00	253,000,000.00
LIBOR BASED	0.50	2.28	2.78	07.12.2015	15.09.2030	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR BASED	0.50	2.28	2.78	07.12.2015	15.09.2030	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR BASED	0.50	2.65	3.15	29.04.2016	01.12.2040	400,000,000.00	400,000,000.00	200,000,000.00	200,000,000.00
LIBOR BASED	0.50	2.45	2.95	15.12.2016	01.12.2031	250,000,000.00	250,000,000.00	250,000,000.00	250,000,000.00
LIBOR BASED	0.50	2.50	3.00	06.11.2017	15.05.2032	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR BASED	0.50	2.50	3.00	06.12.2017	01.11.2032	300,000,000.00	300,000,000.00	200,000,000.00	200,000,000.00
LIBOR BASED	0.50	2.56	3.06	08.11.2017	15.10.2042	100,000,000.00	100,000,000.00	6,511,820.09	6,511,820.09

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 31 DECEMBER 2018

			INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2018
INTEREST RATE BASIS	INTEREST			YEAR CONTRACTED	YEAR OF MATURITY
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
LIBOR BASED	0.50	2.70	3.20	10.01.2018	15.11.2047	380,000,000.00	380,000,000.00	387,876.13	387,876.13
LIBOR BASED	0.50	0.33	0.83	14.12.1999	15.12.2019	27,500,000.00	27,500,000.00	1,919,715.09	1,919,715.09
LIBOR BASED	0.50	2.73	3.23	08.09.1999	15.05.2019	100,000,000.00	100,000,000.00	2,827,457.04	2,827,457.04
LIBOR BASED	0.50	2.69	3.19	25.02.2000	15.04.2020	100,000,000.00	100,000,000.00	14,685,123.18	14,685,123.18
LIBOR BASED	0.50	2.56	3.06	10.04.2000	15.02.2020	150,000,000.00	150,000,000.00	16,586,400.33	16,586,400.33
LIBOR BASED	0.50	2.26	2.76	20.10.2000	01.09.2020	4,790,000.00	4,790,000.00	581,571.71	581,571.71
LIBOR BASED	0.50	1.57	3.07	08.08.2001	01.05.2021	60,000,000.00	60,000,000.00	10,275,310.60	10,275,310.60
LIBOR BASED	0.50	2.41	2.91	07.01.2010	01.10.2034	405,000,000.00	405,000,000.00	405,000,000.00	405,000,000.00
FIXED			5.79	23.01.2007	15.11.2026	250,000,000.00	250,000,000.00	166,600,000.00	166,600,000.00
									35,404,896.84

FIXED			4.91	29.08.2007	15.05.2027	50,000,000.00	50,000,000.00	1,770,250.00	1,770,250.00
FIXED			4.44	29.08.2007	15.05.2027			1,062,150.00	1,062,150.00
FIXED			3.73	29.08.2007	15.05.2027			708,100.00	708,100.00
FIXED			4.16	29.08.2007	15.05.2027			3,790,611.85	3,790,611.85
FIXED			4.10	29.08.2007	15.05.2027			1,775,026.66	1,775,026.66
FIXED			3.35	29.08.2007	15.05.2027			1,705,045.35	1,705,045.35
FIXED			3.60	29.08.2007	15.05.2027			3,538,400.77	3,538,400.77
FIXED			2.58	29.08.2007	15.11.2026			525,779.24	525,779.24
FIXED			2.35	29.08.2007	15.05.2027			3,010,109.69	3,010,109.69
FIXED			1.94	29.08.2007	15.05.2027			10,073,268.94	10,073,268.94
FIXED			2.28	29.08.2007	15.05.2027			5,294,651.33	5,294,651.33
FIXED			2.90	29.08.2007	15.05.2027			2,038,464.15	2,038,464.15
FIXED			2.75	29.08.2007	15.05.2027			113,038.86	113,038.86
LIBOR BASED	0.50	2.32	2.82	16.12.2008	15.11.2033	200,000,000.00	200,000,000.00	200,000,000.00	200,000,000.00
									174,020,661.10

FIXED			3.67	24.10.2008	15.11.2032	232,000,000.00	232,000,000.00	541,372.00	541,372.00
FIXED			4.17	24.10.2008	15.11.2032			2,800,200.00	2,800,200.00
FIXED			4.14	24.10.2008	15.11.2032			33,982.29	33,982.29
FIXED			3.51	24.10.2008	15.11.2032			1,848,554.94	1,848,554.94
FIXED			3.73	24.10.2008	15.11.2032			6,379,838.72	6,379,838.72
FIXED			2.66	24.10.2008	15.11.2032			5,660,324.99	5,660,324.99

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 31 DECEMBER 2018

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER, 2018
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
FIXED			2.47	24.10.2008	15.11.2032			8,682,778.53	8,682,778.53
FIXED			2.09	24.10.2008	15.11.2032			11,937,400.70	11,937,400.70
FIXED			2.53	24.10.2008	15.11.2032			21,771,261.10	21,771,261.10
FIXED			3.23	24.10.2008	15.11.2032			13,440,804.76	13,440,804.76
FIXED			2.98	24.10.2008	15.11.2032			16,544,747.68	16,544,747.68
FIXED			2.71	24.10.2008	15.11.2032			14,914,599.01	14,914,599.01
FIXED			2.52	24.10.2008	15.11.2032			11,204,341.83	11,204,341.83
FIXED			2.41	24.10.2008	15.11.2032			14,140,664.49	14,140,664.49
FIXED			1.88	24.10.2008	15.11.2032			12,641,790.93	12,641,790.93
LIBOR BASED	0.50	1.79	2.29	24.10.2008	15.11.2032			14,104,124.99	14,104,124.99
FIXED			2.55	24.10.2008	15.11.2032			14,250,528.65	14,250,528.65
FIXED			2.60	24.10.2008	15.11.2032			3,123,345.49	3,123,345.49
LIBOR BASED	0.50	3.25	3.75	12.05.2009	15.09.2033	10,000,000.00	10,000,000.00	8,965,553.15	8,965,553.15
									5,840,812.67

FIXED			5.81	30.06.2005	15.04.2025	16,000,000.00	16,000,000.00	205,694.00	205,694.00
FIXED			5.64	30.06.2005	15.04.2025			24,223.68	24,223.68
FIXED			5.60	30.06.2005	15.04.2025			3,198.92	3,198.92
FIXED			5.63	30.06.2005	15.04.2025			50,421.30	50,421.30
FIXED			4.48	30.06.2005	15.04.2025			115,805.40	115,805.40
FIXED			4.77	30.06.2005	15.04.2025			74,528.73	74,528.73
FIXED			3.59	30.06.2005	15.04.2025			215,463.83	215,463.83
FIXED			3.82	30.06.2005	15.04.2025			362,407.81	362,407.81
FIXED			4.13	30.06.2005	15.04.2025			201,294.28	201,294.28
FIXED			2.77	30.06.2005	15.04.2025			282,819.50	282,819.50
FIXED			3.68	30.06.2005	15.04.2025			802,807.63	802,807.63
FIXED			2.46	30.06.2005	15.04.2025			479,820.20	479,820.20
FIXED			2.27	30.06.2005	15.04.2025			941,887.41	941,887.41
FIXED			1.85	30.06.2005	15.04.2025			549,509.82	549,509.82
FIXED			1.94	30.06.2005	15.04.2025			331,741.25	331,741.25
FIXED			2.60	30.06.2005	15.04.2025			197,578.17	197,578.17
FIXED			2.54	30.06.2005	15.04.2025			1,001,610.74	1,001,610.74

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 31 DECEMBER 2018

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER, 2018
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
									1,802,445.16

FIXED			5.56	26.01.2004	15.10.2023	5,000,000.00	5,000,000.00	20,810.00	20,810.00
FIXED			5.87	26.01.2004	15.10.2023			117,081.85	117,081.85
FIXED			5.83	26.01.2004	15.10.2023			91,097.55	91,097.55
FIXED			5.84	26.01.2004	15.10.2023			17,598.30	17,598.30
FIXED			4.62	26.01.2004	15.10.2023			209,447.99	209,447.99
FIXED			4.98	26.01.2004	15.10.2023			299,313.93	299,313.93
FIXED			3.74	26.01.2004	15.10.2023			191,930.44	191,930.44
FIXED			3.92	26.01.2004	15.10.2023			151,237.09	151,237.09
FIXED			3.92	26.01.2004	15.10.2023			188,415.93	188,415.93
FIXED			2.82	26.01.2004	15.10.2023			216,690.87	216,690.87
FIXED			3.46	26.01.2004	15.10.2023			215,713.41	215,713.41
FIXED			2.31	26.01.2004	15.10.2023			83,107.80	83,107.80
									12,619,999.85

FIXED			5.33	12.09.2002	15.04.2019	100,000,000.00	100,000,000.00	1,269,557.18	1,269,557.18
FIXED			5.52	12.09.2002	15.04.2019			1,832,668.49	1,832,668.49
FIXED			5.51	12.09.2002	15.04.2019			1,553,708.40	1,553,708.40
FIXED			5.29	12.09.2002	15.04.2019			1,486,385.32	1,486,385.32
FIXED			5.45	12.09.2002	15.04.2019			1,221,524.91	1,221,524.91
FIXED			5.57	12.09.2002	15.04.2019			1,662,285.36	1,662,285.36
FIXED			6.07	12.09.2002	15.04.2019			735,583.77	735,583.77
FIXED			5.90	12.09.2002	15.04.2019			1,976,174.75	1,976,174.75
FIXED			5.83	12.09.2002	15.04.2019			262,731.31	262,731.31
FIXED			5.84	12.09.2002	15.04.2019			619,380.36	619,380.36
									4,467,087.00

FIXED			5.38	30.03.2007	15.11.2026	11,000,000.00	11,000,000.00	66,640.00	66,640.00
FIXED			4.89	30.03.2007	15.11.2026			163,353.00	163,353.00
FIXED			4.43	30.03.2007	15.11.2026			34,111.71	34,111.71
FIXED			3.71	30.03.2007	15.11.2026			24,315.59	24,315.59
FIXED			4.12	30.03.2007	15.11.2026			77,711.65	77,711.65
FIXED			4.06	30.03.2007	15.11.2026			333,987.13	333,987.13
FIXED			3.29	30.03.2007	15.11.2026			421,821.58	421,821.58

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 31 DECEMBER 2018

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER, 2018
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
FIXED			3.54	30.03.2007	15.11.2026			209,677.38	209,677.38
FIXED			2.53	30.03.2007	15.11.2026			760,334.70	760,334.70
FIXED			2.30	30.03.2007	15.11.2026			259,442.73	259,442.73
FIXED			1.89	30.03.2007	15.11.2026			735,360.38	735,360.38
FIXED			2.22	30.03.2007	15.11.2026			905,457.63	905,457.63
FIXED			2.82	30.03.2007	15.11.2026			474,873.52	474,873.52
									53,075,346.21

FIXED			5.38	03.05.2007	15.11.2026	83,752,000.00	83,752,000.00	333,200.00	333,200.00
FIXED			4.89	03.05.2007	15.11.2026			1,332,800.00	1,332,800.00
FIXED			4.43	03.05.2007	15.11.2026			233,240.00	233,240.00
FIXED			3.71	03.05.2007	15.11.2026			1,126,216.00	1,126,216.00
FIXED			4.12	03.05.2007	15.11.2026			1,912,216.87	1,912,216.87
FIXED			4.06	03.05.2007	15.11.2026			1,625,024.82	1,625,024.82
FIXED			3.29	03.05.2007	15.11.2026			1,394,348.72	1,394,348.72
FIXED			3.54	03.05.2007	15.11.2026			3,041,293.82	3,041,293.82
FIXED			2.53	03.05.2007	15.11.2026			3,068,982.75	3,068,982.75
FIXED			2.30	03.05.2007	15.11.2026			5,761,670.17	5,761,670.17
FIXED			1.89	03.05.2007	15.11.2026			6,216,993.24	6,216,993.24
FIXED			2.22	03.05.2007	15.11.2026			7,858,119.52	7,858,119.52
FIXED			2.82	03.05.2007	15.11.2026			6,312,862.91	6,312,862.91
FIXED			2.69	03.05.2007	15.11.2026			4,349,869.00	4,349,869.00
FIXED			2.53	03.05.2007	15.11.2026			4,585,970.40	4,585,970.40
FIXED			2.37	03.05.2007	15.11.2026			3,922,537.99	3,922,537.99
									28,508,242.08

FIXED			5.30	07.10.2002	15.04.2022	100,000,000.00	100,000,000.00	873,300.00	873,300.00
FIXED			5.50	07.10.2002	15.04.2022			432,328.89	432,328.89
FIXED			5.50	07.10.2002	15.04.2022			883,560.81	883,560.81
FIXED			5.27	07.10.2002	15.04.2022			1,389,036.75	1,389,036.75
FIXED			5.45	07.10.2002	15.04.2022			631,916.54	631,916.54
FIXED			5.57	07.10.2002	15.04.2022			1,786,513.69	1,786,513.69
FIXED			6.07	07.10.2002	15.04.2022			2,519,364.29	2,519,364.29
FIXED			5.90	07.10.2002	15.04.2022			1,458,650.79	1,458,650.79

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 31 DECEMBER 2018

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER, 2018
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
FIXED			5.85	07.10.2002	15.04.2022			3,865,299.10	3,865,299.10
FIXED			5.85	07.10.2002	15.04.2022			1,787,768.56	1,787,768.56
FIXED			4.54	07.10.2002	15.04.2022			2,298,231.82	2,298,231.82
FIXED			4.97	07.10.2002	15.04.2022			2,302,809.41	2,302,809.41
FIXED			3.67	07.10.2002	15.04.2022			3,969,165.39	3,969,165.39
FIXED			3.81	07.10.2002	15.04.2022			2,105,025.09	2,105,025.09
FIXED			2.69	07.10.2002	15.04.2022			100,350.50	100,350.50
FIXED			3.57	07.10.2002	15.04.2022			1,250,807.91	1,250,807.91
FIXED			2.46	07.10.2002	15.04.2022			854,112.54	854,112.54
									16,567,009.13

FIXED			5.49	22.01.2003	15.10.2022	50,000,000.00	50,000,000.00	499,200.00	499,200.00
FIXED			5.49	22.01.2003	15.10.2022			87,126.50	87,126.50
FIXED			5.25	22.01.2003	15.10.2022			187,967.54	187,967.54
FIXED			5.42	22.01.2003	15.10.2022			850,660.32	850,660.32
FIXED			5.53	22.01.2003	15.10.2022			837,109.86	837,109.86
FIXED			6.03	22.01.2003	15.10.2022			1,090,289.48	1,090,289.48
FIXED			5.86	22.01.2003	15.10.2022			1,679,154.44	1,679,154.44
FIXED			5.81	22.01.2003	15.10.2022			2,778,028.27	2,778,028.27
FIXED			5.81	22.01.2003	15.10.2022			2,266,451.37	2,266,451.37
FIXED			4.53	22.01.2003	15.10.2022			2,116,926.56	2,116,926.56
FIXED			4.94	22.01.2003	15.10.2022			1,367,083.42	1,367,083.42
FIXED			3.66	22.01.2003	15.10.2022			1,467,080.90	1,467,080.90
FIXED			3.81	22.01.2003	15.10.2022			1,152,304.00	1,152,304.00
FIXED			4.04	22.01.2003	15.10.2022			133,273.38	133,273.38
FIXED			3.58	22.01.2003	15.10.2022			54,353.10	54,353.10
									10,528,642.24

FIXED			5.49	20.01.2003	15.10.2022	33,600,000.00	33,600,000.00	444,620.80	444,620.80
FIXED			5.49	20.01.2003	15.10.2022			249,657.68	249,657.68
FIXED			5.25	20.01.2003	15.10.2022			287,443.54	287,443.54
FIXED			5.42	20.01.2003	15.10.2022			300,904.81	300,904.81
FIXED			5.53	20.01.2003	15.10.2022			1,179,611.35	1,179,611.35
FIXED			6.03	20.01.2003	15.10.2022			1,259,904.94	1,259,904.94

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 31 DECEMBER 2018

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER, 2018
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
FIXED			5.86	20.01.2003	15.10.2022			942,861.43	942,861.43
FIXED			5.81	20.01.2003	15.10.2022			2,331,350.98	2,331,350.98
FIXED			5.81	20.01.2003	15.10.2022			809,127.64	809,127.64
FIXED			4.53	20.01.2003	15.10.2022			1,144,341.76	1,144,341.76
FIXED			4.94	20.01.2003	15.10.2022			847,430.89	847,430.89
FIXED			3.66	20.01.2003	15.10.2022			545,964.05	545,964.05
FIXED			3.81	20.01.2003	15.10.2022			185,422.36	185,422.36
									7,906,306.79

FIXED			5.52	19.08.2003	15.04.2023	21,900,000.00	21,900,000.00	100,740.50	100,740.50
FIXED			5.28	19.08.2003	15.04.2023			158,092.04	158,092.04
FIXED			5.44	19.08.2003	15.04.2023			190,971.21	190,971.21
FIXED			5.54	19.08.2003	15.04.2023			62,385.43	62,385.43
FIXED			6.04	19.08.2003	15.04.2023			364,964.30	364,964.30
FIXED			5.87	19.08.2003	15.04.2023			511,238.49	511,238.49
FIXED			5.82	19.08.2003	15.04.2023			983,080.53	983,080.53
FIXED			5.83	19.08.2003	15.04.2023			724,788.11	724,788.11
FIXED			4.57	19.08.2003	15.04.2023			394,362.27	394,362.27
FIXED			4.96	19.08.2003	15.04.2023			110,500.81	110,500.81
FIXED			3.70	19.08.2003	15.04.2023			442,525.95	442,525.95
FIXED			3.86	19.08.2003	15.04.2023			268,274.42	268,274.42
FIXED			4.11	19.08.2003	15.04.2023			264,542.16	264,542.16
FIXED			2.76	19.08.2003	15.04.2023			47,999.29	47,999.29
FIXED			3.65	19.08.2003	15.04.2023			298,576.55	298,576.55
FIXED			2.51	19.08.2003	15.04.2023			852,676.28	852,676.28
FIXED			2.32	19.08.2003	15.04.2023			848,720.49	848,720.49
FIXED			1.89	19.08.2003	15.04.2023			1,137,767.61	1,137,767.61
FIXED			1.95	19.08.2003	15.04.2023			144,100.35	144,100.35

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 31 DECEMBER 2018

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER, 2018
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
									11,408,866.62

FIXED			5.47	24.08.2004	15.04.2024	60,000,000.00	60,000,000.00	345,026.95	345,026.95
FIXED			5.56	24.08.2004	15.04.2024			228,135.61	228,135.61
FIXED			6.05	24.08.2004	15.04.2024			355,723.01	355,723.01
FIXED			5.88	24.08.2004	15.04.2024			1,010,397.50	1,010,397.50
FIXED			5.84	24.08.2004	15.04.2024			407,356.91	407,356.91
FIXED			5.86	24.08.2004	15.04.2024			51,162.03	51,162.03
FIXED			4.66	24.08.2004	15.04.2024			4,754,520.22	4,754,520.22
FIXED			4.99	24.08.2004	15.04.2024			4,256,544.39	4,256,544.39
									7,643,233.11

FIXED			5.43	11.10.2005	15.12.2024	18,995,000.00	18,995,000.00	47,449.48	47,449.48
FIXED			5.84	11.10.2005	15.12.2024			374,700.00	374,700.00
FIXED			5.35	11.10.2005	15.12.2024			183,117.95	183,117.95
FIXED			6.16	11.10.2005	15.12.2024			233,858.39	233,858.39
FIXED			5.14	11.10.2005	15.12.2024			479,642.10	479,642.10
FIXED			5.18	11.10.2005	15.12.2024			555,131.20	555,131.20
FIXED			3.22	11.10.2005	15.12.2024			473,103.27	473,103.27
FIXED			4.64	11.10.2005	15.12.2024			689,573.49	689,573.49
FIXED			4.00	11.10.2005	15.12.2024			998,013.83	998,013.83
FIXED			3.64	11.10.2005	15.12.2024			808,469.93	808,469.93
FIXED			3.52	11.10.2005	15.12.2024			1,498,783.79	1,498,783.79
FIXED			3.09	11.10.2005	15.12.2024			838,714.93	838,714.93
FIXED			2.32	11.10.2005	15.12.2024			396,162.21	396,162.21
FIXED			1.98	11.10.2005	15.12.2024			66,512.54	66,512.54
									124,940,000.18

FIXED			6.18	03.10.2006	15.06.2026	200,000,000.00	200,000,000.00	1,580,749.29	1,580,749.29
FIXED			5.20	03.10.2006	15.06.2026			5,672,633.46	5,672,633.46
FIXED			5.24	03.10.2006	15.06.2026			22,564,545.19	22,564,545.19
FIXED			3.24	03.10.2006	15.06.2026			15,197,309.69	15,197,309.69
FIXED			4.75	03.10.2006	15.06.2026			5,502,548.18	5,502,548.18
FIXED			4.17	03.10.2006	15.06.2026			17,809,590.89	17,809,590.89
FIXED			3.80	03.10.2006	15.06.2026			16,643,299.38	16,643,299.38

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 31 DECEMBER 2018

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER, 2018
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
FIXED			3.73	03.10.2006	15.12.2026			11,530,945.06	11,530,945.06
FIXED			3.31	03.10.2006	15.06.2026			1,888,109.31	1,888,109.31
FIXED			2.46	03.10.2006	15.06.2026			18,071,155.41	18,071,155.41
FIXED			2.11	03.10.2006	15.06.2026			492,957.71	492,957.71
FIXED			1.95	03.10.2006	15.06.2026			5,837,315.49	5,837,315.49
FIXED			2.44	03.10.2006	15.06.2026			2,148,841.12	2,148,841.12
									65,417,338.02

FIXED			6.18	03.10.2006	15.06.2026	110,000,000.00	110,000,000.00	171,792.50	171,792.50
FIXED			5.20	03.10.2006	15.06.2026			4,004,116.86	4,004,116.86
FIXED			3.24	03.10.2006	15.12.2026			7,270,018.68	7,270,018.68
FIXED			4.17	03.10.2006	15.06.2026			12,276,831.85	12,276,831.85
FIXED			3.73	03.10.2006	15.06.2026			241,863.06	241,863.06
FIXED			3.31	03.10.2006	15.06.2026			19,875,851.82	19,875,851.82
FIXED			2.11	03.10.2006	15.06.2026			19,313,513.46	19,313,513.46
FIXED			1.95	03.10.2006	15.06.2026			2,263,349.79	2,263,349.79
LIBOR BASED	0.50	2.49	2.99	28.06.2010	15.05.2035	250,000,000.00	250,000,000.00	250,000,000.00	250,000,000.00
LIBOR BASED	0.50	2.49	2.99	31.08.2010	01.05.2035	30,000,000.00	30,000,000.00	29,332,845.90	29,332,845.90
LIBOR BASED	0.50	3.22	3.72	07.08.2009	01.05.2034	70,360,000.00	70,360,000.00	59,578,766.56	59,578,766.56
LIBOR BASED	0.50	2.69	3.19	03.12.2010	01.05.2035	59,124,000.00	59,124,000.00	57,293,091.79	57,293,091.79
LIBOR BASED	0.50	2.68	3.18	12.05.2011	01.01.2036	10,000,000.00	10,000,000.00	2,472,674.50	2,472,674.50
LIBOR BASED	0.50	2.61	3.11	15.06.2011	01.10.2036	250,000,000.00	250,000,000.00	250,000,000.00	250,000,000.00
									500,000,000.00

LIBOR BASED	0.50	2.65	3.15	23.09.2011	15.04.2037	500,000,000.00	500,000,000.00	2,500,000.00	2,500,000.00
LIBOR BASED	0.50	2.65	3.15	23.09.2011	15.04.2037			497,500,000.00	497,500,000.00
LIBOR BASED	0.50	2.70	3.20	30.01.2013	15.07.2037	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00
LIBOR BASED	0.50	2.69	3.19	02.04.2014	15.02.2039	479,000,000.00	479,000,000.00	399,218,163.98	399,218,163.98
LIBOR BASED	0.50	2.69	3.19	20.04.2013	15.11.2037	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR BASED	0.50	2.64	3.14	23.12.2013	01.12.2038	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
LIBOR BASED	0.50	2.46	2.96	10.04.2014	15.03.2039	300,000,000.00	300,000,000.00	280,400,000.00	280,400,000.00
LIBOR BASED	0.50	2.65	3.15	08.09.2014	15.04.2044	501,250,000.00	501,250,000.00	270,024,887.46	270,024,887.46

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 31 DECEMBER 2018

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER, 2018
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
LIBOR BASED	0.50	2.69	3.19	14.10.2014	15.05.2039	116,000,000.00	116,000,000.00	12,267,450.57	12,267,450.57
LIBOR BASED	0.50	2.69	3.19	14.10.2014	15.05.2039	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR BASED	0.50	2.68	3.18	20.01.2016	15.10.2041	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
LIBOR BASED	0.50	2.90	3.40	29.04.2016	15.01.2041	450,000,000.00	450,000,000.00	321,125,000.00	321,125,000.00
INTEREST FREE				02.03.2018		170,000,000.00	170,000,000.00	7,052,322.07	7,052,322.07
FIXED			3.45	19.12.2017	15.04.2042	207,603,205.00	207,603,205.00	4,769,008.01	4,769,008.01
FIXED			3.00	24.12.1980	01.10.2021	5,700,000.00	5,700,000.00	697,100.49	697,100.49
FIXED			3.00	23.07.1982	15.04.2023	9,900,000.00	9,900,000.00	1,152,863.69	1,152,863.69
FIXED			3.00	03.04.1984	19.08.2021	3,200,000.00	3,200,000.00	6,061.33	6,061.33
FIXED			3.00	13.01.1978	18.05.2019	5,000,000.00	5,000,000.00	35,094.24	35,094.24
FIXED			3.00	13.01.1978	09.11.2018	2,250,000.00	2,250,000.00	-0.02	-0.02
FIXED			3.00	18.08.1978	14.10.2018	750,000.00	750,000.00	0.05	0.05
FIXED			3.00	23.02.1979	08.04.2020	10,617,000.00	10,617,000.00	776,763.78	776,763.78
FIXED			3.00	28.03.1980	05.03.2021	6,383,000.00	6,383,000.00	764,890.21	764,890.21
FIXED			3.00	15.02.1979	28.04.2021	4,400,000.00	4,400,000.00	496,369.67	496,369.67
FIXED			3.00	16.07.1979	15.09.2020	5,000,000.00	5,000,000.00	351,643.61	351,643.61
FIXED			3.00	06.11.1981	06.11.2021	10,117,000.00	10,117,000.00	1,381,436.57	1,381,436.57
FIXED			3.00	28.05.1981	26.08.2022	1,000,000.00	1,000,000.00	170,538.07	170,538.07
FIXED			3.00	29.08.1980	01.06.2021	2,300,000.00	2,300,000.00	251,065.53	251,065.53
FIXED			3.00	04.12.1980	06.04.2021	2,700,000.00	2,700,000.00	282,823.73	282,823.73
FIXED			3.00	30.09.1981	17.08.2022	1,600,000.00	1,600,000.00	153,828.61	153,828.61
FIXED			3.00	31.08.1982	14.06.2023	4,500,000.00	4,500,000.00	170,993.53	170,993.53
FIXED			3.00	29.09.1982	28.04.2023	8,300,000.00	8,300,000.00	44,554.14	44,554.14
FIXED			3.00	23.05.1984	02.06.2023	7,000,000.00	7,000,000.00	9,060.02	9,060.02
FIXED			3.00	31.08.1983	16.11.2024	13,500,000.00	13,500,000.00	49,850.36	49,850.36
FIXED			3.00	24.08.1979	20.02.2021	2,500,000.00	2,500,000.00	125,976.70	125,976.70
FIXED			3.00	28.10.1980	16.12.2023	7,500,000.00	7,500,000.00	867,622.59	867,622.59
FIXED			3.00	04.12.1980	28.10.2023	9,200,000.00	9,200,000.00	119,687.12	119,687.12
FIXED			3.00	21.07.1982	12.09.2023	2,900,000.00	2,900,000.00	69,712.59	69,712.59
FIXED			3.00	30.07.1983	16.04.2025	7,800,000.00	7,800,000.00	290,265.15	290,265.15
FIXED			3.00	29.07.1983	01.10.2024	1,000,000.00	1,000,000.00	17,392.67	17,392.67
FIXED			3.00	26.03.1984	10.10.2024	2,300,000.00	2,300,000.00	97,129.07	97,129.07
FIXED			3.00	15.02.1979	22.11.2022	1,600,000.00	1,600,000.00	138,573.25	138,573.25
FIXED			3.00	30.06.1980	14.02.2023	3,300,000.00	3,300,000.00	482,891.29	482,891.29

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 31 DECEMBER 2018

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER, 2018
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
FIXED			3.00	31.07.1990	25.10.2020	21,000,000.00	21,000,000.00	1,615,335.53	1,615,335.53
FIXED			4.00	17.05.1991	01.10.2021	15,000,000.00	15,000,000.00	1,874,996.14	1,874,996.14
FIXED			4.00	03.02.1992	05.04.2022	20,000,000.00	20,000,000.00	3,333,238.26	3,333,238.26
FIXED			3.00	30.04.1993	26.11.2023	20,000,000.00	20,000,000.00	4,166,567.48	4,166,567.48
FIXED			3.00	01.06.1994	23.11.2019	15,000,000.00	15,000,000.00	712,922.56	712,922.56
									2,804,090.48

FIXED			2.00	11.08.1999	30.12.2019	30,000,000.00	30,000,000.00	945,902.21	945,902.21
FIXED			2.00	11.08.1999	11.02.2020			1,858,188.27	1,858,188.27
									6,040,261.80

FIXED			2.00	12.07.2000	28.12.2020	40,000,000.00	40,000,000.00	2,919,367.27	2,919,367.27
FIXED			2.00	12.07.2000	19.01.2021			3,120,894.53	3,120,894.53
									20,482,645.92

FIXED			1.00	09.08.2001	31.12.2031	40,000,000.00	40,000,000.00	11,809,755.58	11,809,755.58
FIXED			1.00	09.08.2001	27.01.2032			8,672,890.34	8,672,890.34
									10,969,087.72

FIXED			1.00	11.07.2002	27.12.2032	20,000,000.00	20,000,000.00	7,835,276.99	7,835,276.99
FIXED			1.00	11.07.2002	13.02.2033			3,133,810.73	3,133,810.73
									23,158,361.35

FIXED			1.00	17.07.2003	31.12.2033	40,000,000.00	40,000,000.00	21,853,902.62	21,853,902.62
FIXED			1.00	17.07.2003	14.01.2034			1,304,458.73	1,304,458.73
									12,819,573.43

FIXED			1.00	09.08.2004	31.12.2034	20,000,000.00	20,000,000.00	4,067,558.18	4,067,558.18
FIXED			1.00	09.08.2004	03.03.2035			8,752,015.25	8,752,015.25
FIXED			1.00	10.08.2005	21.03.2036	20,000,000.00	20,000,000.00	13,448,044.36	13,448,044.36
									14,940,486.00

FIXED			1.00	14.07.2006	31.12.2037	20,000,000.00	20,000,000.00	6,952,174.98	6,952,174.98

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 31 DECEMBER 2018

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER, 2018
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
FIXED			1.00	14.07.2006	14.01.2038			7,988,311.02	7,988,311.02
INTEREST FREE				05.01.1973	01.09.2022	12,700,000.00	12,700,000.00	1,524,000.00	1,524,000.00
INTEREST FREE				21.04.1978	15.12.2027	28,000,000.00	28,000,000.00	5,810,188.37	5,810,188.37
INTEREST FREE				27.06.1979	01.06.2029	40,000,000.00	40,000,000.00	10,150,309.91	10,150,309.91
LIBOR BASED	0.00	2.80	2.80	11.10.2017	15.10.2035	10,333,000.00	10,333,000.00	6,752,923.77	6,752,923.77
FIXED			3.00	10.10.2001	15.04.2021	7,000,000.00	7,000,000.00	894,300.65	894,300.65
FIXED			4.00	17.12.2008	15.07.2028	30,000,000.00	30,000,000.00	3,244,172.67	3,244,172.67
FIXED			4.00	17.12.2008	15.07.2028	10,000,000.00	10,000,000.00	6,666,700.00	6,666,700.00
FIXED			4.20	20.07.2012	15.01.2032	30,000,000.00	30,000,000.00	22,634,010.02	22,634,010.02
LIBOR BASED	0.00	1.97	1.97	05.02.1992	01.02.2022	20,000,000.00	20,000,000.00	3,500,000.00	3,500,000.00
									4,125,000.00

LIBOR BASED	0.00	2.52	2.52	03.06.1994	01.06.2024	15,000,000.00	15,000,000.00	1,375,000.00	1,375,000.00
LIBOR BASED	0.00	2.52	2.52	03.06.1994	01.06.2024			2,750,000.00	2,750,000.00
FIXED			1.50	05.07.1996	17.03.2027	25,753,878.00	25,753,878.00	10,678,437.36	10,678,437.36
									21,000,836.68

LIBOR BASED	2.00	2.50	4.50	28.12.2007	20.06.2022	62,750,000.00	62,750,000.00	5,597,425.98	5,597,425.98
LIBOR BASED	2.00	2.50	4.50	28.12.2007	20.06.2022			2,294,372.63	2,294,372.63
LIBOR BASED	2.00	2.50	4.50	28.12.2007	20.06.2022			837,418.69	837,418.69
LIBOR BASED	2.00	2.50	4.50	28.12.2007	20.06.2022			1,199,575.23	1,199,575.23
LIBOR BASED	2.00	2.50	4.50	28.12.2007	20.06.2022			835,600.93	835,600.93
LIBOR BASED	2.00	2.50	4.50	28.12.2007	20.06.2022			1,018,385.55	1,018,385.55
LIBOR BASED	2.00	2.50	4.50	28.12.2007	20.06.2022			337,389.63	337,389.63
LIBOR BASED	2.00	2.50	4.50	28.12.2007	20.06.2022			338,269.37	338,269.37
LIBOR BASED	2.00	2.50	4.50	28.12.2007	20.06.2022			561,485.38	561,485.38
LIBOR BASED	2.00	2.50	4.50	28.12.2007	20.06.2022			215,131.75	215,131.75
LIBOR BASED	2.00	2.50	4.50	28.12.2007	20.06.2022			3,001,239.32	3,001,239.32
LIBOR BASED	2.00	2.50	4.50	28.12.2007	20.06.2022			635,815.89	635,815.89
LIBOR BASED	2.00	2.50	4.50	28.12.2007	20.06.2022			178,615.42	178,615.42
LIBOR BASED	2.00	2.50	4.50	28.12.2007	20.06.2022			1,183,086.53	1,183,086.53
LIBOR BASED	2.00	2.50	4.50	28.12.2007	20.06.2022			2,767,024.38	2,767,024.38

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 31 DECEMBER 2018

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER, 2018
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
FIXED			1.00	22.09.2000	26.02.2031	7,014,271.00	7,014,271.00	4,276,994.52	4,276,994.52
FIXED			0.30	28.05.2002	10.09.2032	4,398,146.88	4,398,146.88	3,003,612.57	3,003,612.57
FIXED			0.30	28.05.2002	10.09.2032	6,779,174.50	6,779,174.50	4,629,680.27	4,629,680.27
FIXED			0.30	28.05.2002	10.09.2032	18,558,684.00	18,558,684.00	12,674,223.34	12,674,223.34
FIXED			0.30	12.12.2002	10.03.2033	12,937,310.99	12,937,310.99	9,150,780.95	9,150,780.95
FIXED			0.20	31.05.2006	15.09.2042	13,495,424.00	13,495,424.00	12,955,607.04	12,955,607.04
FIXED			3.00	09.11.2009	21.01.2030	89,153,766.00	89,153,766.00	68,112,986.47	68,112,986.47
LIBOR BASED	1.40	2.48	3.88	19.12.2017	15.04.2042	207,603,205.00	207,603,205.00	4,769,008.00	4,769,008.00
FIXED			2.00	10.04.2018	21.07.2038	62,086,837.82	62,086,837.82	9,313,025.67	9,313,025.67
FIXED			3.00	15.02.1978	15.05.2021	5,000,000.00	5,000,000.00	478,630.85	478,630.85
FIXED			3.00	01.08.1979	11.01.2022	2,617,000.00	2,617,000.00	137,261.07	137,261.07
FIXED			3.00	01.08.1978	06.01.2024	883,000.00	883,000.00	110,274.15	110,274.15
FIXED			3.00	29.08.1980	13.10.2021	1,500,000.00	1,500,000.00	56,229.60	56,229.60
FIXED			3.00	25.09.1981	15.03.2022	7,100,000.00	7,100,000.00	503,581.74	503,581.74
FIXED				05.04.1974	15.04.2024	9,500,000.00	9,500,000.00	1,567,500.00	1,567,500.00
B. RELENT TO GOCCs/GFIs							1,237,505,087.30		464,985,097.60

EURO							15,194,323.56		8,158,671.89

INTEREST FREE				30.10.1992	31.12.2022	3,718,402.88	4,249,390.81	743,681.62	849,879.36
INTEREST FREE				11.03.1996	31.12.2025	3,264,014.04	3,730,115.24	1,153,200.66	1,317,877.71
INTEREST FREE				04.08.2004	31.12.2038	6,313,280.98	7,214,817.50	5,242,312.58	5,990,914.82

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 31 DECEMBER 2018

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER, 2018
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
JAPANESE YEN							1,178,349,260.80		448,963,922.82

FIXED			2.70	26.05.1989	20.05.2019	5,054,000,000.00	46,052,048.00	122,845,000.00	1,119,363.64
FIXED			2.70	16.07.1991	20.06.2021	2,005,000,000.00	18,269,560.00	226,175,000.00	2,060,906.60
FIXED			2.70	16.07.1991	20.06.2021	5,788,000,000.00	52,740,256.00	670,365,000.00	6,108,365.88
FIXED			3.00	19.08.1993	20.08.2023	18,120,000,000.00	165,109,440.00	4,393,690,000.00	40,035,303.28
FIXED			3.00	19.08.1993	20.08.2023	1,259,000,000.00	11,472,008.00	291,660,000.00	2,657,605.92
FIXED			3.00	20.12.1994	20.12.2024	9,795,000,000.00	89,252,040.00	2,729,256,000.00	24,868,980.67
FIXED			3.00	20.12.1994	20.12.2024	6,212,000,000.00	56,603,744.00	681,228,000.00	6,207,349.54
									98,636,516.14

FIXED			2.70	18.03.1997	20.03.2027	26,344,000,000.00	240,046,528.00	10,660,207,000.00	97,135,806.18
FIXED			2.30	18.03.1997	20.03.2027			164,696,000.00	1,500,709.95
FIXED			0.75	10.09.1998	20.09.2038	23,668,000,000.00	215,662,816.00	8,836,880,000.00	80,521,650.56
									131,934,242.60

FIXED			1.00	07.04.2000	20.04.2040	22,262,000,000.00	202,851,344.00	13,187,541,000.00	120,164,873.59
FIXED			0.75	07.04.2000	20.04.2040			1,291,634,000.00	11,769,369.01
									53,087,149.84

FIXED			1.00	07.04.2000	20.04.2040	8,266,000,000.00	75,319,792.00	5,240,883,000.00	47,754,925.90
FIXED			0.75	07.04.2000	20.04.2040			585,187,000.00	5,332,223.94
FIXED			3.00	16.08.1995	31.07.2025	545,400,000.00	4,969,684.80	189,474,117.00	1,726,488.15
SPECIAL DRAWING RIGHT							11,945,573.63		757,363.47

FIXED			1.00	04.06.1991	15.02.2019	8,589,056.31	11,945,573.63	544,556.31	757,363.47
UNITED STATES DOLLAR							32,015,929.31		7,105,139.43

INTEREST FREE				03.04.1972	01.03.2022	10,015,929.31	10,015,929.31	1,051,674.49	1,051,674.49
INTEREST FREE				27.06.1979	15.02.2029	22,000,000.00	22,000,000.00	6,053,464.94	6,053,464.94

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 31 DECEMBER 2018

INTEREST RATE BASIS	INTEREST	INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER, 2018
SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
II. NG ISSUED DEBT SECURITIES					35,583,494,671.69		29,838,100,671.69

CHINA YUAN						212,425,620.00		212,425,620.00

FIXED		4.65	23.03.2018	23.03.2021	1,460,000,000.00	212,425,620.00	1,460,000,000.00	212,425,620.00
JAPANESE YEN						2,316,270,400.00		2,316,270,400.00

FIXED		2.32	23.02.2010	02.03.2020	100,000,000,000.00	911,200,000.00	100,000,000,000.00	911,200,000.00
FIXED		0.38	15.08.2018	15.08.2021	107,200,000,000.00	976,806,400.00	107,200,000,000.00	976,806,400.00
FIXED		0.54	15.08.2018	15.08.2023	6,200,000,000.00	56,494,400.00	6,200,000,000.00	56,494,400.00
FIXED		0.99	15.08.2018	15.08.2028	40,800,000,000.00	371,769,600.00	40,800,000,000.00	371,769,600.00
PHILIPPINE PESO						2,467,115,651.69		2,467,115,651.69

FIXED		4.95	17.09.2010	15.01.2021	44,109,000,000.00	839,164,431.25	44,109,000,000.00	839,164,431.25
FIXED		6.25	14.01.2011	14.01.2036	54,770,000,000.00	1,041,987,709.99	54,770,000,000.00	1,041,987,709.99
FIXED		3.90	26.11.2012	26.11.2022	30,800,000,000.00	585,963,510.45	30,800,000,000.00	585,963,510.45
UNITED STATES DOLLAR						30,587,683,000.00		24,842,289,000.00

FIXED		3.70	02.02.2017	02.02.2042	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00
FIXED		9.88	08.02.1999	15.01.2019	200,000,000.00	200,000,000.00	188,773,000.00	188,773,000.00
FIXED		9.50	21.10.1999	21.10.2024	1,006,294,000.00	1,006,294,000.00	347,796,000.00	347,796,000.00
FIXED		9.88	22.12.1999	15.01.2019	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
FIXED		10.63	16.03.2000	16.03.2025	1,000,000,000.00	1,000,000,000.00	480,463,000.00	480,463,000.00
FIXED		10.63	24.09.2003	16.03.2025	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
FIXED		10.63	16.09.2004	16.03.2025	700,000,000.00	700,000,000.00	700,000,000.00	700,000,000.00
FIXED		9.50	02.02.2005	02.02.2030	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00
FIXED		9.50	16.05.2005	02.02.2030	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
FIXED		7.75	11.01.2006	14.01.2031	1,500,000,000.00	1,500,000,000.00	859,940,000.00	859,940,000.00
FIXED		7.75	14.07.2006	14.01.2031	450,000,000.00	450,000,000.00	450,000,000.00	450,000,000.00
FIXED		7.75	25.09.2006	14.01.2031	434,506,000.00	434,506,000.00	434,506,000.00	434,506,000.00
FIXED		7.50	25.09.2006	25.09.2024	774,204,000.00	774,204,000.00	577,589,000.00	577,589,000.00
FIXED		6.38	15.01.2007	15.01.2032	1,000,000,000.00	1,000,000,000.00	522,248,000.00	522,248,000.00
FIXED		6.38	05.02.2008	15.01.2032	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
FIXED		8.38	14.01.2009	17.06.2019	1,500,000,000.00	1,500,000,000.00	930,028,000.00	930,028,000.00
FIXED		6.50	20.07.2009	20.01.2020	750,000,000.00	750,000,000.00	112,735,000.00	112,735,000.00

EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES(1)

AS OF 31 DECEMBER 2018

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER, 2018
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR)(1)	(IN ORIG. CURR)	(IN US DOLLAR)(1)
FIXED			6.38	23.10.2009	23.10.2034	1,000,000,000.00	1,000,000,000.00	53,324,000.00	53,324,000.00
FIXED			6.50	13.01.2010	20.01.2020	650,000,000.00	650,000,000.00	650,000,000.00	650,000,000.00
FIXED			6.38	13.01.2010	23.10.2034	850,000,000.00	850,000,000.00	850,000,000.00	850,000,000.00
FIXED			4.00	06.10.2010	15.01.2021	2,075,872,000.00	2,075,872,000.00	1,607,443,000.00	1,607,443,000.00
FIXED			6.38	06.10.2010	23.10.2034	946,807,000.00	946,807,000.00	946,807,000.00	946,807,000.00
FIXED			5.50	30.03.2011	30.03.2026	1,500,000,000.00	1,500,000,000.00	1,049,678,000.00	1,049,678,000.00
FIXED			6.38	23.10.2011	23.10.2034	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00
FIXED			5.00	13.01.2012	13.01.2037	1,500,000,000.00	1,500,000,000.00	1,330,959,000.00	1,330,959,000.00
FIXED			4.20	21.01.2014	21.01.2024	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00
FIXED			3.95	20.01.2015	20.01.2040	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00
FIXED			3.70	01.03.2016	01.03.2041	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00
FIXED			3.00	01.02.2018	01.02.2028	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00

(1)	Original currencies converted using BSP reference rate prevailing on 2 January 2019

Outstanding Government Securities Issuances

As of December 31, 2018

In Pesos

Particulars	Issues	Maturities	Outstanding As Of 31-Dec-18
TOTAL OUTSTANDING DEBT I & II	189,978,674,833.95	121,192,800,790.26	4,775,910,815,560.11	*

I. NATIONAL GOVERNMENT ISSUES	189,978,674,833.95	121,192,800,790.26	4,775,910,815,560.11	*

A. TREASURY BILLS	84,000,000,000.00	70,934,000,000.00	494,306,300,000.00

AUCTION	34,000,000,000.00	20,934,000,000.00	319,738,000,000.00

91-Day	12,000,000,000.00	6,470,000,000.00	36,000,000,000.00
182-Day	10,000,000,000.00	14,464,000,000.00	106,864,000,000.00
364-Day	12,000,000,000.00	0.00	176,874,000,000.00
CB-BOL	50,000,000,000.00	50,000,000,000.00	174,568,300,000.00

91-Day	20,000,000,000.00	20,000,000,000.00	65,000,000,000.00
182-Day	30,000,000,000.00	30,000,000,000.00	60,000,000,000.00
364-Day	0.00	0.00	49,568,300,000.00
B. TREASURY BONDS	105,978,674,833.95	50,258,800,790.26	4,281,604,515,560.11	(a)

B1. Regular Issues	55,610,000,000.00	0.00	1,951,424,270,831.28

3-Year	0.00	0.00	94,891,000,000.00
5-Year	0.00	0.00	261,511,000,000.00
7-Year	17,474,000,000.00	0.00	584,319,541,571.85
10-Year	38,136,000,000.00	0.00	438,157,399,943.24
20-Year	0.00	0.00	336,562,918,232.77
25-Year	0.00	0.00	235,982,411,083.42
B2. SPECIAL ISSUES	50,368,674,833.95	50,258,800,790.26	2,330,180,244,728.83

1. Retail Treasury Bonds	0.00	0.00	1,335,536,777,273.56

3-Year	0.00	0.00	303,696,025,000.00
5-Year	0.00	0.00	255,359,340,000.00
10-Year	0.00	0.00	368,862,506,725.40
15-Year	0.00	0.00	95,805,237,911.00
20-Year	0.00	0.00	132,682,043,594.00
25-Year	0.00	0.00	179,131,624,043.16
2. Benchmark Bonds	0.00	0.00	909,298,021,025.73

10-Year	0.00	0.00	289,778,439,419.34
10.5-Year	0.00	0.00	57,907,886,856.39
20-Year	0.00	0.00	255,837,153,968.00
25-Year	0.00	0.00	305,774,540,782.00
3. 25-Year T - Bonds issued to CB-BOL	50,000,000,000.00	50,000,000,000.00	50,000,000,000.00
4. $6.582M Phil. Par Bonds Redenominated into 28.5 Year FXTBs	0.00	0.00	97,050,000.00
5. 10-Year AR Bonds	368,674,833.95	258,800,790.26	8,966,896,429.54	(b)

6. Onshore Dollar Bonds	0.00	0.00	26,281,500,000.00

10.5 -Year	0.00	0.00	26,281,500,000.00	(c)
II. GUARANTEED CORPORATE ISSUES	0.00	0.00	0.00

Outstanding Government Securities Issuances

As of December 31, 2018

In Pesos

Particulars	Issues	Maturities	Outstanding As Of 31-Dec-18
1. Land Bank Bonds	0.00	0.00	0.00	(d)

*	Excludes matured but unclaimed certificated government securities amounting to P33,561,682.00 and book-entry registered securities at RoSS of P7,655,500.00 as of December 31, 2018.
(a)	Includes BSF holdings of GS amounting to P431,718,075,348.24 and SSF holdings of GS amounting to P1,954,400,000.00 as of December 31, 2018.
(b)	Excludes matured but unclaimed AR Bonds amounting to P1,699,955,690.04 as of December 31, 2018.
(c)	Onshore Dollar Bonds converted to Pesos using BSP reference rate as of 02 January 2019.
1 USD/P - P52.563

Amount in Original Currency (In Millions)

10.5-yr. - USD 500.000
(d)	Excludes matured but unclaimed guaranteed Land Bank Bonds amounting to P31,257,084.96 as of December 31, 2018.

DOMESTIC DEBT OF THE REPUBLIC (OTHER THAN SECURITIES)(1)

AS OF 31 December 2018

IN MILLIONS

				ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 DECEMBER 2018
INTEREST RATE BASIS	INTEREST RATE SPREAD	YEAR CONTRACTED	YEAR OF MATURITY	IN ORIGINAL CURR	IN PHILIPPINE PESO	IN ORIGINAL CURR	IN PHILIPPINE PESO
T O T AL					792		948

DIRECT LOANS					0		156

AGENCIES					0	156	156

PHILIPPINE PESOS						156	156
INTEREST FREE	0.0000%	1953				79	79
INTEREST FREE	0.0000%	1953				48	48
INTEREST FREE	0.0000%	1953				29	29
ASSUMED LOANS (REAL)				792	792	792	792

PHILIPPINE PESOS				792	792	792	792

INTEREST FREE	0.0000%	1986	Upon Demand	120	120	120	120
INTEREST FREE	0.0000%	1986	Upon Demand	72	72	72	72
INTEREST FREE	0.0000%	1986	Upon Demand	50	50	50	50
INTEREST FREE	0.0000%	1986	Upon Demand	200	200	200	200
INTEREST FREE	0.0000%	1986	Upon Demand	350	350	350	350

(1)	Excludes government securities and debt guaranteed by the Republic

GUARANTEED DOMESTIC DEBT OF THE REPUBLIC (OTHER THAN SECURITIES)(1)

AS OF 31 DECEMBER 2018

IN MILLIONS

INTEREST RATE BASIS	INTEREST RATE SPREAD	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED (IN PESOS)	OUTSTANDING BALANCE AS OF DECEMBER 2018
TOTAL				210,705	194,106

GFI GUARANTEE ASSUMED BY THE GOVERNMENT PER PROC. 50.				220	136

INTEREST FREE	0.00%	1986	Upon Demand	7	7
INTEREST FREE	0.00%	1986	Upon Demand	30	30
INTEREST FREE	0.00%	1986	Upon Demand	12	12
INTEREST FREE	0.00%	1986	Upon Demand	17	17
INTEREST FREE	0.00%	1986	Upon Demand	35	15
INTEREST FREE	0.00%	1986	Upon Demand	7	7
INTEREST FREE	0.00%	1986	Upon Demand	6	6
INTEREST FREE	0.00%	1986	Upon Demand	5	5
INTEREST FREE	0.00%	1986	Upon Demand	3	3
INTEREST FREE	0.00%	1986	Upon Demand	1	1
INTEREST FREE	0.00%	1986	Upon Demand	19	19
INTEREST FREE	0.00%	1986	Upon Demand	32	1
INTEREST FREE	0.00%	1986	Upon Demand	32	5
INTEREST FREE	0.00%	1986	Upon Demand	8	3
INTEREST FREE	0.00%	1986	Upon Demand	4	4
NG DIRECT GUARANTEE ON GOCC LOANS				210,485	193,970

FIXED	4.00%	2012	2019	371	352
FLOATING	0.25%	2011	2021	75,000	43,538
FLOATING	0.50%	2017	2020	30,000	30,000
FLOATING	0.40%	2018	2025	30,000	8,000
FLOATING	3 MONTHS PDST-F + 1.00%	2009	2021	75,000	99,187
FIXED	4.00%				11,185
FIXED	4.00%	2012	2022	114	1,709

(1)	Excludes securities issued by GOCCs